                                                Filed pursuant to Rule 424(b)(1)
                                                Registration No. 333-71833

PROSPECTUS SUPPLEMENT

(To Prospectus dated February 16, 1999)

                                  $543,566,000

                                [ATLAS AIR LOGO]
                           1999-1 Pass Through Trusts
                    PASS THROUGH CERTIFICATES, SERIES 1999-1
                           -------------------------

Atlas Air, Inc. is issuing, through four separate trusts, Class A-1, Class A-2, Class B and Class C Certificates, Series 1999-1. The proceeds from the sale of Certificates initially will be held in escrow. The trusts will use the escrowed funds to acquire equipment notes. The equipment notes will be issued to finance the acquisition by Atlas of five new Boeing aircraft scheduled for delivery from April 1999 to February 2000. Payments on the equipment notes held in each trust will be passed through to the holders of Certificates of such trust. The Certificates represent interests in the assets of the pass-through trusts and do not represent interests in or obligations of Atlas Air, Inc. or any of its affiliates.

The equipment notes issued for each aircraft will be secured by a security interest in the aircraft acquired with the proceeds of such notes. Interest on the equipment notes will be payable semiannually on each January 2 and July 2, beginning January 2, 2000. Principal payments on the equipment notes held for the Class A-1, Class B and Class C Certificates are scheduled on January 2 and July 2 in certain years, beginning on January 2, 2000. The entire principal of the equipment notes held for the Class A-2 Certificates will be scheduled for payment on July 2, 2009.

The Class A-1 and Class A-2 Certificates will rank equally in right to payment and will rank senior in right to payment to the other Certificates. The Class B Certificates will rank junior in right to payment to the Class A-1 and Class A-2 Certificates and will rank senior in right to payment to the Class C Certificates. The Class C Certificates will rank junior in right to payment to the other Certificates.

ABN AMRO Bank, N.V., acting through its Chicago branch, will provide a liquidity facility for each of the Class A-1 and Class A-2 Certificates, and Morgan Stanley Capital Services, Inc. will provide a liquidity facility for each of the Class B and Class C Certificates, in each case in an amount sufficient to make three semiannual interest payments.
                           -------------------------

 INVESTING IN THE CERTIFICATES INVOLVES RISKS. SEE "RISK FACTORS" BEGINNING ON
                                   PAGE S-20.
                           -------------------------

                                                                               PUBLIC
  PASS THROUGH                                            FINAL EXPECTED      OFFERING
  CERTIFICATES    PRINCIPAL AMOUNT     INTEREST RATE    DISTRIBUTION DATE     PRICE(1)
  ------------   -------------------   -------------   --------------------   --------
  Class A-1         $268,208,000           7.20%        January 2, 2019         100%
  Class A-2           43,544,000            6.88          July 2, 2009           100
   Class B           111,910,000            7.63        January 2, 2015          100
   Class C           119,904,000            8.77        January 2, 2011          100

-------------------------
(1) Plus accrued interest, if any, from April 13, 1999.

                           -------------------------

The Securities and Exchange Commission and state securities regulators have not approved or disapproved these securities or determined if this prospectus supplement or the accompanying prospectus is truthful or complete. Any representation to the contrary is a criminal offense.
                           -------------------------

The underwriters will purchase all of the Certificates if any are purchased, subject to satisfaction of certain conditions. The aggregate proceeds from the sale of Certificates will be $543,566,000. Atlas will pay the underwriters a commission of $4,892,094. Morgan Stanley & Co. Incorporated expects to deliver the Certificates to purchasers on April 13, 1999. The Certificates will not be listed on any national securities exchange.

MORGAN STANLEY DEAN WITTER                                        BT ALEX. BROWN
ING BARINGS                                                     CIBC OPPENHEIMER

April 5, 1999

                               TABLE OF CONTENTS

                             PROSPECTUS SUPPLEMENT

                                                                 PAGE
                                                              ----------
Prospectus Supplement Summary...............................         S-5
Risk Factors................................................        S-20
Use of Proceeds.............................................        S-28
The Company.................................................        S-29
Description of the Certificates.............................        S-39
Description of the Deposit Agreements.......................        S-59
Description of the Escrow Agreements........................        S-61
Description of the Liquidity Facilities.....................        S-62
Description of the Intercreditor Agreement..................        S-68
Description of the Aircraft and the Appraisals..............        S-74
Description of the Equipment Notes..........................        S-77
Certain U.S. Federal Income Tax Consequences................        S-98
Certain Delaware Taxes......................................       S-101
ERISA Considerations........................................       S-102
Underwriting................................................       S-105
Legal Matters...............................................       S-106
Experts.....................................................       S-107
Index of Terms..............................................  Appendix A
Appraisal Letters...........................................  Appendix B

                                   PROSPECTUS

Where You Can Find More Information.........................           1
Incorporation of Certain Documents by Reference.............           1
Risk Factors................................................           4
The Company.................................................           2
General Outline of Trust Structure..........................           2
Use of Proceeds.............................................           3
Ratios of Earnings to Fixed Charges.........................           5
Description of the Certificates.............................           6
Description of the Equipment Notes..........................          18
Certain United States Federal Income Tax Consequences.......          23
ERISA Considerations........................................          27
Plan of Distribution........................................          27
Validity of the Certificates................................          28
Experts.....................................................          29

     We have not authorized anyone to provide you with information concerning this offering other than the information contained in this prospectus supplement and the related prospectus. We are offering to sell certificates and seeking offers to buy certificates only in jurisdictions where offers and sales are permitted. The information contained in this prospectus supplement and the related prospectus is accurate only as of the date of this prospectus supplement, regardless of the time of delivery of this prospectus supplement and the related prospectus or any sale of certificates.

                          PRESENTATION OF INFORMATION

     These offering materials consist of two documents: (a) this prospectus supplement, which describes the terms of the certificates that we are currently offering, and (b) the accompanying prospectus, which provides general information about our pass through certificates, some of which may not apply to the certificates that we are currently offering. The information in this prospectus supplement replaces any inconsistent information included in the accompanying prospectus.

     We have given certain capitalized terms specific meanings for purposes of this prospectus supplement. The "Index of Terms" attached as Appendix A to this prospectus supplement lists the page in this prospectus supplement on which we have defined each such term.

     At varying places in this prospectus supplement and the prospectus, we refer you to other sections of such documents for additional information by indicating the caption heading of such other sections. The page on which each principal caption included in this prospectus supplement and the prospectus can be found is listed in the Table of Contents. All such cross references in this prospectus supplement are to captions contained in this prospectus supplement and not in the prospectus, unless otherwise stated.

               SPECIAL NOTE REGARDING FORWARD-LOOKING INFORMATION

     Certain statements included or incorporated by reference in this prospectus supplement constitute "forward-looking statements" within the meaning of Section 27A of the Securities Act of 1933, as amended (the "Securities Act"), and
Section 21E of the Securities Exchange Act of 1934 (the "Exchange Act"). Such forward-looking statements involve known and unknown risks, uncertainties and other factors which may cause our actual results, levels of activity, performance or achievements or industry results, to be materially different from any future results, levels of activity, performance or achievements expressed or implied by such forward-looking statements. In addition, forward-looking statements generally can be identified by the use of forward-looking terminology such as "may," "will," "expect," "intend," "estimate," "anticipate," "believe" or "continue" or the negative thereof or variations thereon or similar terminology. Although we believe that the expectations reflected in such forward-looking statements are reasonable, we can give no assurance that such expectations will prove to have been correct. Important factors that could cause actual results to differ materially from our expectations are disclosed under "Risk Factors" and elsewhere in this prospectus supplement.

     To the extent that any of the statements contained herein relating to our expectations, assumptions and other Company matters are forward-looking, they are made in reliance upon the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. Such statements are based on current expectations that involve a number of uncertainties and risks that could cause actual results to differ materially from those projected in the forward-looking statements, including, but not limited to, risks associated with:

     - worldwide business and economic conditions;

     - product demand and the rate of growth in the air cargo industry;

     - the impact of competitors and competitive aircraft and aircraft financing availability;

     - the ability to attract and retain new and existing customers;

     - normalized aircraft operating costs and reliability;

     - management of growth and complying with FAA policies;

     - the continued productivity of our workforce;

     - dependence on key personnel; and

     - other regulatory requirements.

     As a result of the foregoing and other factors, no assurance can be given as to our future results and achievements. Neither we nor any other person assumes responsibility for the accuracy and completeness of these statements.

                         PROSPECTUS SUPPLEMENT SUMMARY

     This summary highlights selected information from this prospectus supplement and the accompanying prospectus and may not contain all of the information that is important to you. For more complete information about the Certificates and Atlas, you should read this entire prospectus supplement and the accompanying prospectus, as well as the materials filed with the Securities and Exchange Commission that are considered to be part of such prospectus. See "Incorporation of Certain Documents by Reference" in the prospectus. Unless otherwise indicated, "we," "us," "our" and similar terms, as well as references to the "Company" and "Atlas", refer to Atlas Air, Inc. and its subsidiaries. The term "you" refers to prospective investors in the Certificates.

                        SUMMARY OF TERMS OF CERTIFICATES

                              CLASS A-1        CLASS A-2         CLASS B         CLASS C-1
                            CERTIFICATES     CERTIFICATES     CERTIFICATES     CERTIFICATES
                           ---------------  ---------------  ---------------  ---------------
Aggregate Face Amount....   $268,208,000      $43,544,000     $111,910,000     $119,904,000
Ratings:
  Standard & Poor's......        AA-              AA-              A-              BBB-
  Fitch..................        AA-              AA-              A-              BBB-
  Duff & Phelps..........        AA-              AA-              A-              BBB-
  Moody's................        A3               A3              Baa3              Ba3
Initial Loan to Aircraft
  Value
  (cumulative)(1)........       39.0%            39.0%            52.8%            66.9%
Expected Principal
  Distribution Window (in
  years).................    0.7 - 19.7          10.2          0.7 - 15.7       0.7 - 11.7
Initial Average Life (in
  years).................       13.2             10.2             10.9              6.4
Regular Distribution
  Dates..................     January 2        January 2        January 2        January 2
                                 and              and              and              and
                               July 2           July 2           July 2           July 2
Final Expected Regular
  Distribution Date......  January 2, 2019   July 2, 2009    January 2, 2015  January 2, 2011
Final Maturity Date......   July 2, 2020    January 2, 2011   July 2, 2016     July 2, 2012
Minimum Denomination.....      $1,000           $1,000           $1,000           $1,000
Section 1110
  Protection.............        Yes              Yes              Yes              Yes
Liquidity Facility
  Coverage...............   3 semiannual     3 semiannual     3 semiannual     3 semiannual
                              interest         interest         interest         interest
                              payments         payments         payments         payments

-------------------------

(1) These percentages are calculated as of July 2, 2000, the first Regular Distribution Date after all the Aircraft are scheduled to have been delivered. In making such calculations, we have assumed that all Aircraft are delivered prior to such date, the maximum amount of Equipment Notes is issued, the aggregate appraised base value for the Aircraft is $780,239,667 as of such date and that all principal payments through such date have been made on the Equipment Notes. The appraised base value is only an estimate and reflects certain assumptions, which may not reflect current market conditions. See "Description of the Aircraft and the Appraisals -- The Appraisals".

(2) See "Prospectus Supplement Summary -- Loan to Aircraft Value Ratios."

EQUIPMENT NOTES AND THE AIRCRAFT

     Set forth below is certain information about the Equipment Notes expected to be held in the Trusts and the Aircraft expected to secure such Equipment
Notes:

                                                 SCHEDULED         MAXIMUM
                                  EXPECTED       AIRCRAFT      PRINCIPAL AMOUNT    APPRAISED
               MANUFACTURER'S   REGISTRATION     DELIVERY        OF EQUIPMENT         BASE
AIRCRAFT TYPE  SERIAL NUMBER       NUMBER        MONTH(1)          NOTES(2)         VALUE(3)
-------------  --------------   ------------   -------------   ----------------   ------------
  B747-400F        29256           N495MC         April 1999     $108,235,600     $159,170,000
  B747-400F        29257           N496MC          June 1999      108,389,734      159,396,667
  B747-400F        29258           N497MC          July 1999      108,460,000      159,500,000
  B747-400F        29259           N498MC        August 1999      108,460,000      159,500,000
  B747-400F        29260           N499MC      February 2000      110,024,000      161,800,000

-------------------------
(1) The delivery date for any Aircraft may be delayed or accelerated. See "Description of the Aircraft and the Appraisals -- Deliveries of Aircraft". The delivery deadline for purposes of this offering is May 31, 2000 or later under certain circumstances (the "Delivery Period Termination Date"). Atlas has the option to substitute other Boeing 747-400F aircraft if the delivery of any Aircraft is expected to be delayed for more than 30 days after the month scheduled for delivery or beyond the delivery deadline. See "Description of the Aircraft and the Appraisals -- Substitute Aircraft".

(2) The actual principal amount may be less depending on the circumstances of the financing of such Aircraft. The aggregate principal amount of all of the Equipment Notes will not exceed the aggregate face amount of the Certificates.

(3) The appraised base value of each Aircraft set forth above is the lesser of the average and median values of such Aircraft as appraised by three independent appraisal and consulting firms, projected as of the scheduled delivery month of each Aircraft. Such appraisals are based upon varying assumptions (which may not reflect current market conditions) and upon varying methodologies. An appraisal is only an estimate of value and should not be relied upon as a measure of realizable value. See "Risk Factors -- Risk Factors Relating to the Certificates and the Offering -- Appraisals and Realizable Value of Aircraft".

LOAN TO AIRCRAFT VALUE RATIOS

     The following table sets forth loan to Aircraft value ratios ("LTVs") for each Class of Certificates as of July 2, 2000 (the first Regular Distribution Date that occurs after all Aircraft are scheduled to be delivered) and each July 2 Regular Distribution Date thereafter. The LTVs for any Class of Certificates as of dates prior to July 2, 2000, are not meaningful, since during such period all of the Equipment Notes expected to be acquired by the Trusts and the related Aircraft will not be included in the calculation. The table should not be considered a forecast or prediction of expected or likely LTVs but simply a mathematical calculation based on one set of assumptions. See "Risk
Factors -- Risk Factors Relating to the Certificates and the Offering -- Appraisals and Realizable Value of the Aircraft".

                    ASSUMED                       OUTSTANDING BALANCE (2)                              LTV(3)
                   AGGREGATE     ---------------------------------------------------------   ---------------------------
                    AIRCRAFT      CLASS A-1      CLASS A-2       CLASS B        CLASS C       CLASS A-1      CLASS A-2
      DATE          VALUE(1)     CERTIFICATES   CERTIFICATES   CERTIFICATES   CERTIFICATES   CERTIFICATES   CERTIFICATES
      ----        ------------   ------------   ------------   ------------   ------------   ------------   ------------
July 2, 2000      $780,239,667   $260,700,612   $43,544,000    $107,793,754   $110,158,634       39.0%          39.0%
July 2, 2001       756,258,667    251,397,380    43,544,000     105,776,214    105,292,315       39.0           39.0
July 2, 2002       732,277,667    242,044,790    43,544,000     102,408,875     99,266,035       39.0           39.0
July 2, 2003       708,296,667    232,692,200    43,544,000      98,051,536     91,108,581       39.0           39.0
July 2, 2004       684,315,667    223,339,610    43,544,000      93,694,197     80,146,865       39.0           39.0
July 2, 2005       660,334,667    213,987,020    43,544,000      89,336,858     66,815,886       39.0           39.0
July 2, 2006       636,353,667    204,634,430    43,544,000      84,979,519     51,948,769       39.0           39.0
July 2, 2007       612,372,667    195,281,840    43,544,000      80,622,180     35,405,235       39.0           39.0
July 2, 2008       588,391,667    185,929,250    43,544,000      76,264,841     21,952,957       39.0           39.0
July 2, 2009       564,410,667    176,576,660             0      71,907,502     10,988,116       31.3             NA
July 2, 2010       540,429,667    169,090,220             0      67,550,163      3,226,233       31.3             NA
July 2, 2011       516,448,667    161,603,780             0      58,223,495              0       31.3             NA
July 2, 2012       492,467,667    154,117,340             0      49,995,915              0       31.3             NA
July 2, 2013       468,486,667    146,630,900             0      35,494,804              0       31.3             NA
July 2, 2014       444,505,667    139,144,460             0      13,885,604              0       31.3             NA
July 2, 2015       337,584,667    130,694,351             0               0              0       38.7             NA
July 2, 2016       318,388,667    115,601,987             0               0              0       36.3             NA
July 2, 2017       299,192,667     85,751,959             0               0              0       28.7             NA
July 2, 2018       279,996,667     40,987,654             0               0              0       14.6             NA

                            LTV(3)
                  ---------------------------
                    CLASS B        CLASS C
      DATE        CERTIFICATES   CERTIFICATES
      ----        ------------   ------------
July 2, 2000          52.8%          66.9%
July 2, 2001          53.0           66.9
July 2, 2002          53.0           66.5
July 2, 2003          52.8           65.7
July 2, 2004          52.7           64.4
July 2, 2005          52.5           62.6
July 2, 2006          52.4           60.5
July 2, 2007          52.2           57.9
July 2, 2008          52.0           55.7
July 2, 2009          44.0           46.0
July 2, 2010          43.8           44.4
July 2, 2011          42.6             NA
July 2, 2012          41.4             NA
July 2, 2013          38.9             NA
July 2, 2014          34.4             NA
July 2, 2015            NA             NA
July 2, 2016            NA             NA
July 2, 2017            NA             NA
July 2, 2018            NA             NA

-------------------------

(1) We have assumed that the initial appraised value of each Aircraft, determined as described under "-- Equipment Notes and the Aircraft", declines by 3% per year for the first 20 years after the year of delivery of such Aircraft and by 4% per year thereafter. Different depreciation assumptions would result in material differences in the LTVs.

(2) In calculating the outstanding balances, we have assumed that the Trusts will acquire the maximum principal amount of Equipment Notes for all Aircraft.

(3) The LTVs for each Class of Certificates were obtained for each Regular Distribution Date by dividing (i) the expected outstanding balance of such Class together with the expected outstanding balance of all other Classes equal or senior in right of payment to such Class after giving effect to the distributions expected to be made on such date, by (ii) the assumed value of all of the Aircraft on such date based on the assumptions described above. The outstanding balances and LTVs may change if, among other things, the aggregate principal amount of the Equipment Notes acquired by the Trusts is less than the maximum permitted under the terms of this Offering or the amortization of the Equipment Notes differs from the assumed amortization schedule calculated for purposes of this prospectus supplement.

     The above table was compiled on an aggregate basis. However, the Equipment Notes for an Aircraft will not have a security interest in any other Aircraft. This means that any excess proceeds realized from the sale of an Aircraft or other exercise of remedies will not be available to cover any shortfalls on the Equipment Notes relating to any other Aircraft. See "Description of the Equipment Notes -- Loan to Value Ratios of Equipment Notes" for an example of LTVs for the Equipment Notes issued in respect of individual Aircraft, which may be more relevant in a default situation than the aggregate values shown above.

CASH FLOW STRUCTURE

     Set forth below is a diagram illustrating the structure for the offering of the Certificates and certain cash flows:
                          [Atlas Air, Inc. Flow Chart]
-------------------------

(1) Each Aircraft leased to Atlas will be subject to a separate Lease and a related Indenture. Each Aircraft owned by Atlas will be subject to a separate Indenture. Atlas will have the ability to enter into a sale/leaseback transaction with respect to any Aircraft that it initially owns.

(2) The proceeds of the Offering of each Class of Certificates initially will be held in escrow and deposited with the Depositary. The Depositary will hold such funds as interest-bearing Deposits. Each Trust will withdraw funds from the Deposits relating to such Trust to purchase Equipment Notes from time to time as each Aircraft is financed. The scheduled payments of interest on the Equipment Notes and on the Deposits relating to a Trust, taken together, will be sufficient to pay accrued interest on the outstanding Certificates of such Trust. The Liquidity Facilities will not cover interest on the Deposits.

                                  THE OFFERING

Trusts..........................    The Class A-1 Trust, the Class A-2 Trust
                                    (together, the "Class A Trusts"), the Class
                                    B Trust and the Class C Trust will each be formed pursuant to a separate trust supplement to a basic pass-through trust agreement between Atlas and Wilmington Trust
                                    Company, as trustee under each trust.

Certificates Offered............    - Class A-1 Certificates

                                    - Class A-2 Certificates

                                    - Class B Certificates

                                    - Class C Certificates

                                    Each Class of Certificates will represent a fractional undivided interest in a related Trust.

Use of Proceeds.................    The proceeds from the sale of the
                                    Certificates of each Trust initially will be held in escrow and deposited with the Depositary. Each Trust will withdraw funds from the escrow relating to such Trust to acquire Equipment Notes. The Equipment Notes will be issued to finance the acquisition by Atlas of five new Boeing aircraft (the
                                    "Aircraft") scheduled for delivery from
                                    April 1999 to February 2000.

Subordination Agent, Trustee,
  Paying Agent and Loan
  Trustee.......................    Wilmington Trust Company

Escrow Agent....................    First Security Bank, National Association

Depositary......................    Credit Suisse First Boston, New York branch
                                    ("CSFB"), will act as Depositary under each Deposit Agreement.

Liquidity Providers.............    ABN AMRO Bank N.V., acting through its
                                    Chicago branch, will provide a separate
                                    liquidity facility for the benefit of each of the Class A-1 Trust and Class A-2 Trust.
                                    Morgan Stanley Capital Services, Inc.
                                    ("MSCS") will provide a separate liquidity facility for the benefit of each of the Class B Trust and the Class C Trust. The obligations of MSCS under its liquidity facilities will be fully and unconditionally guaranteed by Morgan Stanley Dean Witter &
                                    Co. ("MSDW").

Trust Property..................    The property of each Trust will include:

                                    - Equipment Notes acquired by such Trust.

                                    - All monies receivable under the liquidity
                                      facility for such Trust.

                                    - Funds from time to time deposited with the
                                      Trust in accounts relating to such Trust.

Regular Distribution Dates......    January 2 and July 2, commencing on January
                                    2, 2000.

Record Dates....................    The fifteenth day preceding the related
                                    Distribution Date.

Distributions...................    The Trustee will distribute all payments of
                                    principal, premium (if any) and interest received on the Equipment Notes held in each Trust to the holders of the Certificates of such Trust, subject to the subordination provisions applicable to the Certificates.

                                    Scheduled payments of principal and interest made on the Equipment Notes will be distributed on the applicable Regular Distribution Dates.

                                    Payments of principal, premium (if any) and interest made on the Equipment Notes resulting from any early redemption or purchase of such Equipment Notes will be distributed on a special distribution date after not less than 15 days' notice to Certificateholders. Under certain circumstances, such special distribution date may be postponed up to 10 business days. See "Description of the Equipment Notes -- the Leases and Certain Provisions of the Owned Aircraft Indentures -- Lease Termination."

Possible Issuance of Series D
  Equipment Notes...............    Series D Equipment Notes may be issued in
                                    connection with the financing of Owned
                                    Aircraft. Series D Equipment Notes will not be purchased by any of the Trusts and will be funded from sources other than this offering.

Subordination...................    Distributions on the Certificates will be
                                    made in the following order:

                                    - First, to holders of the Class A-1 and
                                      Class A-2 Certificates.

                                    - Second, to the holders of the Class B
                                      Certificates.

                                    - Third, to the holders of the Class C
                                    Certificates.

                                    If Atlas is in bankruptcy or certain other specified events have occurred but Atlas is continuing to meet certain of its obligations, the subordination provisions applicable to the Certificates permit distributions to be made to junior Certificates prior to making distributions in full on the senior Certificates.

Control of Loan Trustee.........    The holders of at least a majority of the
                                    outstanding principal amount of Equipment
                                    Notes issued under each Indenture will be entitled to direct the Loan

                                    Trustee under such Indenture in taking
                                    action as long as no Indenture Event of
                                    Default is continuing thereunder. If an
                                    Indenture Event of Default is continuing, subject to certain conditions, the "Controlling Party" will direct the Loan Trustee (including in exercising remedies, such as accelerating such Equipment Notes or foreclosing the lien on the Aircraft securing such Equipment Notes).

                                    The Controlling Party will be:

                                    - The Class A-1 Trustee or Class A-2
                                      Trustee, whichever represents the Class
                                      with the larger principal amount of
                                      Certificates outstanding at the time that the Indenture Event of Default occurs.

                                    - Upon payment of final distributions to the
                                      holders of such larger Class, the other of the Class A-1 Trustee or Class A-2 Trustee.

                                    - Upon payment of final distributions to the
                                      holders of Class A-1 and Class A-2
                                      Certificates, the Class B Trustee.

                                    - Upon payment of final distributions to the
                                      holders of Class B Certificates, the Class
                                      C Trustee.

                                    - Under certain circumstances, the Liquidity
                                      Provider.

                                    In exercising remedies during the nine
                                    months after the earlier of (a) the
                                    acceleration of the Equipment Notes issued pursuant to any Indenture or (b) the bankruptcy of Atlas, the Controlling Party may not sell such Equipment Notes or the Aircraft subject to the lien of such Indenture for less than certain specified minimums or modify lease rental payments for such Aircraft below a specified threshold.

Right to Buy Other Classes of
  Certificates..................    If Atlas is in bankruptcy or certain other
                                    specified events have occurred, the
                                    Certificateholders may have the right to buy certain other Classes of Certificates on the following basis:

                                    - If the Class A-1 or Class A-2
                                      Certificateholders are then represented by the Controlling Party, the
                                      Certificateholders of such other Class
                                      will have the right to purchase all of
                                      such Class of Certificates represented by the Controlling Party.

                                    - The Class B Certificateholders will have
                                      the right to purchase all of the Class A-1 and Class A-2 Certificates.

                                    - The Class C Certificateholders will have
                                      the right to purchase all of the Class
                                      A-1, Class A-2 and Class B Certificates.

                                    The purchase price in each case described above will be the outstanding balance of the applicable Class or Classes of Certificates plus accrued and unpaid interest.

Liquidity Facilities............    Under the Liquidity Facility for each Trust,
                                    the Liquidity Provider will, if necessary, make advances in an aggregate amount sufficient to pay interest on the applicable
                                    Certificates on up to three successive
                                    semiannual Regular Distribution Dates at the applicable interest rate for such
                                    Certificates. The Liquidity Facilities
                                    cannot be used to pay any other amount in respect of the Certificates and will not cover interest payable on amounts held in escrow as Deposits with the Depositaries.

                                    Notwithstanding the subordination provisions applicable to the Certificates, the holders of the Certificates to be issued by each Trust will be entitled to receive and retain the proceeds of drawings under the Liquidity Facility for such Trust.

                                    Upon each drawing under any Liquidity
                                    Facility to pay interest on the
                                    Certificates, the Subordination Agent will reimburse the applicable Liquidity Provider for the amount of such drawing. Such reimbursement obligation and all interest, fees and other amounts owing to the applicable Liquidity Provider will rank senior to the Certificates in right of payment.

Escrowed Funds..................    Funds in escrow for the Certificateholders
                                    of each Trust will be held by the Depositary as Deposits relating to such Trust. Funds may be withdrawn by the Trustees from time to time to purchase Equipment Notes prior to the deadline established for purposes of this Offering. On each Regular Distribution
                                    Date, the Depositary will pay interest
                                    accrued on the Deposits relating to such Trust at a rate per annum equal to the interest rate applicable to the Certificates issued by such Trust. The Deposits relating to each Trust and interest paid thereon will not be subject to the subordination provisions applicable to the Certificates.
                                    The Deposits cannot be used to pay any other amount in respect of the Certificates.

Unused Escrowed Funds...........    All of the Deposits held in escrow may not
                                    be used to purchase Equipment Notes by the deadline established for purposes of this Offering. This may occur because of delays in the delivery of Aircraft, variations in the terms of each Aircraft financing or other reasons. See
                                    "Description of the
                                    Certificates -- Obligation to Purchase
                                    Equipment Notes". If any funds remain as Deposits with respect to any Trust at the Delivery Period Termination Date (or earlier under certain circumstances), such funds will be withdrawn at such time by the Escrow
                                    Agent for such Trust and distributed, with accrued and unpaid interest, to the Certificateholders of such Trust after at least 15 days' prior written notice. If unused Deposits distributed with respect to all of the Trusts exceed $10 million (the
                                    "Par Redemption Amount") such distribution will include a premium payable by Atlas equal to the Deposit Make-Whole Premium, provided that no premium shall be paid with respect to Deposits relating to Aircraft that are not or will not be delivered by the manufacturer prior to the Delivery Period
                                    Termination Date due to any reason not
                                    occasioned by Atlas' fault or negligence
                                    (such Deposits, in the aggregate, the
                                    "Non-Delivery Redemption Amount"). See
                                    "Description of the Deposit
                                    Agreements -- Unused Deposits; Prepayment of
                                    Deposits". If all of the Aircraft are
                                    acquired and unused Deposits remain, it is more likely that a distribution of such unused Deposits will be made with respect to Class C Certificates, which bear interest at a higher rate than the Class A-1, Class A-2 and Class B Certificates.

Obligation to Purchase Equipment
  Notes.........................    Pursuant to the Note Purchase Agreement, the
                                    Class A-1, Class A-2, Class B and Class C
                                    Trustees, respectively, will be obligated to purchase any Series A-1, Series A-2, Series
                                    B and Series C Equipment Notes issued with respect to each Aircraft. The Series A-2
                                    Equipment Notes will be issued with respect to one Aircraft selected by Atlas. That
                                    Aircraft will be an Owned Aircraft and will be financed by a secured debt financing.
                                    Atlas may enter into a leveraged lease
                                    financing or a secured debt financing with respect to each of the other four Aircraft.
                                    Each financing will be made pursuant to
                                    forms of financing agreements attached to the Note Purchase Agreement. Except for the
                                    Owned Aircraft securing the Series A-2
                                    Equipment Notes, Atlas may elect to convert an Owned Aircraft to a Leased Aircraft at any time by entering into a sale/leaseback transaction. In the case of a Leased
                                    Aircraft, the terms of the financing
                                    agreements entered into may differ from the forms of such agree-ments described in this prospectus supplement because a third party -- the Owner Participant -- will provide a portion of the financing of the Aircraft and may request changes. However, under the Note
                                    Purchase Agreement, the terms of such
                                    financing agreements must (a) contain the Mandatory Document Terms set forth in the Note Purchase Agreement and (b) not vary the Mandatory Economic Terms set forth in the Note Purchase Agreement. In addition, Atlas must (a) certify to the Trustees that any such modifications do not materially and adversely affect the Certificateholders and
                                    (b) obtain written confirmation from Moody's and Standard & Poor's (together, the "Rating
                                    Agencies") that the use of versions of such agreements modified in any material respect will not result in a withdrawal, suspension or downgrading of the rating of any Class of Certificates. The Trustees will not be obligated to purchase Equipment Notes if, at the time of issuance, Atlas is in bankruptcy or certain other specified events have occurred. See "Description of the
                                    Certificates -- Obligation to Purchase
                                    Equipment Notes".

PTC Events of Default...........    PTC Events of Default under each Pass
                                    Through Trust Agreement are the failure to pay within 10 business days after it is due:

                                    - the outstanding balance of any Class of
                                      Certificates on the Final Maturity Date
                                      therefor; or

                                    - interest due on any Class of Certificates.

Equipment Notes

(a) Issuer......................    LEASED AIRCRAFT.  If Atlas leases an
                                    Aircraft, the related Equipment Notes will be issued by First Security Bank, National
                                    Association, or another financial
                                    institution acting as Owner Trustee. The
                                    Owner Trustee will not be individually
                                    liable for such Equipment Notes. However, Atlas' scheduled rental obligations under the related Lease will be in amounts sufficient to pay scheduled payments on such Equipment Notes.

                                    OWNED AIRCRAFT.  If Atlas purchases an
                                    Aircraft, the related Equipment Notes will be issued by Atlas.

(b) Interest....................    The Equipment Notes held in each Trust will
                                    accrue interest at the rate per annum for the Certificates issued by such Trust set forth on the cover page of this prospectus supplement. Interest will be payable on January 2 and July 2 of each year, commencing on January 2, 2000. Interest is calculated on the basis of a 360-day year consisting of twelve
                                    30-day months.

(c) Principal...................    AMORTIZING NOTES.  Principal payments on the
                                    Series A-1, Series B and Series C Equipment
                                    Notes are scheduled to begin on January 2 and July 2 in certain years, commencing on January 2, 2000.

                                    BULLET MATURITY NOTES. The entire principal amount of the Series A-2 Equipment Notes is scheduled to be paid on July 2, 2009.

(d) Redemption and Purchase.....    AIRCRAFT EVENT OF LOSS.  If an Event of Loss
                                    occurs with respect to an Aircraft, all of the Equipment Notes issued with respect to such Aircraft will be redeemed, unless such Aircraft is replaced by Atlas under the related financing agreements. The redemption price in such case will be the unpaid principal amount of such Equipment Notes, together with accrued interest, but without any premium.

                                    OPTIONAL REDEMPTION.  The issuer of the
                                    Equipment Notes with respect to an Aircraft may elect to redeem them prior to maturity. The redemption price in such case will be the unpaid principal amount of such Equipment Notes, together with accrued interest plus a Make-Whole Premium. See "Description of the Equipment Notes -- Redemption".

                                    PURCHASE BY OWNER.  In the case of a Leased
                                    Aircraft, if a Lease Event of Default is continuing, the applicable Owner Trustee or Owner Participant may elect to purchase all of the Equipment Notes with respect to such Aircraft, subject to the terms of the applicable Leased Aircraft Indenture. The purchase price in such case will be the unpaid principal amount of such Equipment Notes, together with accrued interest, but without any premium (provided that a Make-Whole Premium will be payable under certain circumstances specified in the Leased Aircraft Indenture). In the case of an Owned Aircraft, Atlas will have no comparable right to purchase the Equipment Notes under such circumstances.

(e) Security....................    The Equipment Notes issued with respect to
                                    each Aircraft will be secured by a security interest in such Aircraft and, in the case of each Leased Aircraft, in the related
                                    Owner Trustee's rights under the Lease with respect to such Aircraft (with certain exceptions).

                                    The Equipment Notes will not be not
                                    cross-collateralized (except in certain
                                    cases, if any, where the related Owner
                                    Participant and Atlas shall agree
                                    otherwise). This means that the Equipment
                                    Notes issued in respect of an Aircraft will not be secured by any other Aircraft or Leases and that any excess proceeds from the sale of an Aircraft or other exercise of remedies with respect to such Aircraft will not be available to cover any shortfall with respect to any other Aircraft.

                                    By virtue of the Intercreditor Agreement, the Equipment Notes are cross-subordinated. This means that payments received on a junior class of Equipment Notes issued in respect of one Aircraft may be applied in accordance with the priority of payment provisions set forth in the Intercreditor Agreement to make payments in respect of a more senior Class of Certificates.

                                    There will not be cross-default provisions in the Indentures or in the Leases. This means that if the Equipment Notes issued with respect to one or more Aircraft are in default and the Equipment Notes issued with respect to the remaining Aircraft are not in default, no remedies will be exercisable with respect to the remaining Aircraft.

Section 1110 Protection.........    As a condition of the acquisition of
                                    Aircraft with the proceeds of Equipment
                                    Notes, Atlas' outside counsel will provide its opinion to the Trustees that the benefits of Section 1110 of the U.S.
                                    Bankruptcy Code are available with respect to the remedies of the Loan Trustees against such Aircraft.

Certain Federal Income Tax
  Consequences..................    Each Trust will not itself be subject to
                                    U.S. federal income tax. Each
                                    Certificateholder generally should report on its federal income tax return its pro rata share of income from the relevant Deposits and income from the Equipment Notes and other property held by the relevant Trust.
                                    See "Certain U.S. Federal Income Tax
                                    Consequences".

Certain ERISA Considerations....    Each person who acquires a Certificate will
                                    be deemed to have represented that either
                                    (i) no employee benefit plan assets have been used to purchase such Certificate or
                                    (ii) the purchase and holding of such
                                    Certificate are exempt from the prohibited transaction restrictions of the Employee
                                    Retirement Income Security Act of 1974 and the Internal Revenue Code of 1986 pursuant to one or more prohibited transaction statutory or administrative exemptions. See "ERISA
                                    Considerations".

Ratings of the Certificates.....    It is a condition to the issuance of the
                                    Certificates that the Certificates be rated by Moody's Investors Service, Inc.
                                    ("Moody's"), Standard & Poor's Ratings
                                    Services ("Standard & Poor's"), Fitch IBCA,
                                    Inc. ("Fitch") and Duff & Phelps Credit
                                    Rating Co. ("Duff & Phelps") not less than the rating set forth below:

                                                               STANDARD &           DUFF &
                                                 CERTIFICATES    POOR'S     FITCH   PHELPS   MOODY'S
                                                 ------------  ----------   -----   ------   -------
                                                 Class A-1
                                                                 AA-        AA-      AA-      A3
                                                 Class A-2
                                                                 AA-        AA-      AA-      A3
                                                 Class B
                                                                 A-          A-      A-      Baa3
                                                 Class C
                                                                BBB-        BBB-    BBB-      Ba3

                                    A rating is not a recommendation to
                                    purchase, hold or sell Certificates, since such rating does not address market price or suitability for a particular investor. There can be no assurance that such ratings will not be lowered or withdrawn by a rating agency. See "Risk Factors -- Ratings of Certificates" and "Description of the Equipment Notes -- Remedies."

                                                                                   STANDARD
                                                                          MOODY'S  & POOR'S
                                                                          -------  --------
Ratings of the Depositary.................  Short Term..................    P-1      A-1+
Threshold Ratings for the Liquidity
  Providers...............................  Short Term
                                            Class A-1...................    P-1      A-1+
                                            Class A-2...................    P-1      A-1+
                                            Class B.....................    P-1      A-1
                                            Class C.....................    P-1      A-1

Liquidity Providers
  Ratings.......................    ABN AMRO Bank, N.V., the Liquidity Provider
                                    for the Class A-1 and Class A-2 Trusts, and
                                    MSDW, the guarantor of MSCS's obligations as the Liquidity Provider for the Class B and Class C Trusts, each meet the applicable threshold rating requirements for the relevant Classes of Certificates.

               SUMMARY CONSOLIDATED FINANCIAL AND OPERATING DATA

     The summary financial data presented below have been derived from our consolidated financial statements. The data for the years ended December 31, 1998, 1997, 1996, 1995 and 1994 were derived from our audited consolidated financial statements and related notes, and other financial information incorporated herein. The following information should be read in conjunction with "Management's Discussion and Analysis of Financial Condition and Results of Operations" and our consolidated financial statements and notes thereto, which are incorporated herein.

                                                  YEAR ENDED DECEMBER 31,
                                 ---------------------------------------------------------
                                   1994        1995        1996        1997        1998
                                 ---------   ---------   ---------   ---------   ---------
                                 (DOLLARS IN THOUSANDS, EXCEPT RATIOS AND OPERATING DATA)
STATEMENT OF OPERATIONS DATA:
Total operating revenues.......  $102,979    $171,267    $315,659    $401,041    $422,238
Operating expenses:
Flight crew salaries and
  benefits.....................     8,887      14,584      25,020      30,153      35,549
Other flight-related
  expenses.....................     9,270      12,361      27,404      28,784      34,712
Maintenance....................    24,517      42,574      84,305     123,820      96,636
Aircraft and engine rentals....    14,044      22,902      27,341      31,644      14,616
Fuel and ground handling.......     9,747       5,027      10,554      10,816       8,714
Depreciation and
  amortization.................     7,451      14,793      25,515      42,945      59,082
Other..........................    15,169      16,352      27,457      49,777      37,080
Write-off of capital investment
  and other....................        --          --          --      27,100          --
                                 --------    --------    --------    --------    --------
Total operating expenses.......    89,085     128,593     227,596     345,039     286,389
                                 --------    --------    --------    --------    --------
Operating income...............    13,894      42,674      88,063      56,002     135,849
Other income (expense):
Interest income................       490       2,025       7,102       7,365      12,603
Interest expense...............   (10,784)    (18,460)    (35,577)    (52,834)    (74,901)
                                 --------    --------    --------    --------    --------
                                  (10,294)    (16,435)    (28,475)    (45,469)    (62,298)
                                 --------    --------    --------    --------    --------
Income before income taxes.....     3,600      26,239      59,588      10,533      73,551
Provision for income taxes.....       (14)     (8,408)    (21,750)     (3,844)    (27,334)
                                 --------    --------    --------    --------    --------
Income before extraordinary item .    3,586    17,831      37,838       6,689      46,217
Extraordinary item: Gain from
  extinguishment of debt, net
  of applicable taxes of
  $9,622(1)....................        --          --          --      16,740          --
                                 --------    --------    --------    --------    --------
Net income.....................  $  3,586    $ 17,831    $ 37,838    $ 23,429    $ 46,217
                                 ========    ========    ========    ========    ========
OTHER DATA:
Ratio of earnings to fixed
  charges(2)...................      1.21x       1.86x       2.11x       1.30x       1.34x

                                                  YEAR ENDED DECEMBER 31,
                                 ---------------------------------------------------------
                                   1994        1995        1996        1997        1998
                                 ---------   ---------   ---------   ---------   ---------
                                 (DOLLARS IN THOUSANDS, EXCEPT RATIOS AND OPERATING DATA)
OPERATING DATA:
Total block hours flown(3).....    19,049      33,265      59,445      75,254      76,276
Revenue per block hour.........  $  5,406    $  5,149    $  5,310    $  5,329    $  5,536
Average aircraft operated(4)...       5.2         7.7        14.7        19.5        19.6
Total aircraft (at end of
  period)......................         6          10          17          17          27

                                                                DECEMBER 31,
                                                                    1998
                                                              ----------------
                                                               (IN THOUSANDS)
BALANCE SHEET DATA:
Cash, cash equivalents and short-term investments...........     $  471,814
Working capital.............................................        294,511
Total assets................................................      1,988,869
Long-term debt, net of current portion(5)...................      1,166,460
Other liabilities...........................................        235,308
Stockholders' equity........................................        283,890

---------------
     (1) In May 1997, we recognized an extraordinary gain, net of applicable taxes of $9,622, as a result of the extinguishment of a portion of our debt.

     (2) In calculating the ratio of earnings to fixed charges, earnings consists of income (loss) prior to income tax benefit (expense), as adjusted to exclude the "Write-off of capital investment and other" in the second quarter of 1997, and fixed charges (excluding capitalized interest for the period). Fixed charges consist of interest expense (including amounts capitalized), amortization of debt issuance costs and one-third of rental payments on operating leases (such one-third portion having been deemed by us to represent the interest portion of such payments).

     (3) Total block hours flown for an aircraft represents the elapsed time from the moment the aircraft first moves at the point of origin to the time it comes to rest at its destination.

     (4) Average aircraft operated represents the total number of aircraft operated during each day of a given period divided by the number of days in such period.

     (5) In February 1998, we completed an offering of $538.9 million of enhanced equipment trust certificates (the "1998 EETCs"). The 1998 EETCs are not direct obligations of, or guaranteed by, us and therefore are not included in our consolidated financial statements. We entered into leveraged lease transactions with respect to four of the five 747-400 aircraft delivered in 1998. We took ownership of one such aircraft and the corresponding 1998 EETCs reverted to a direct obligation of the Company.

                                  RISK FACTORS

     You should consider the following risk factors as well as other information contained in this prospectus supplement before making a decision to invest in the Certificates being sold in this Offering.

RISK FACTORS RELATING TO THE COMPANY

     SUBSTANTIAL LEVERAGE; ABILITY TO SERVICE DEBT

     We are highly leveraged. As of December 31, 1998, our total long term debt outstanding, net of current portion, was approximately $1.17 billion. Our high degree of leverage could have important consequences to prospective investors, including the following:

     - our ability to obtain additional financing for working capital, capital expenditures, acquisitions or general corporate purposes may be diminished in the future;

     - a substantial portion of our cash flow from operations will be required for the payment of principal and interest on our indebtedness, thereby reducing the funds available to us for our operations and other purposes;

     - we may be substantially more leveraged than some of our competitors, which may place us at a competitive disadvantage; and

     - our substantial degree of leverage may hinder our ability to adjust rapidly to changing market conditions and could make us more vulnerable in the event of a downturn in our business or general economic conditions.

     Our ability to make scheduled payments of the principal of, or to pay interest on, or to refinance, our indebtedness and to make scheduled payments under our lease obligations depends on our future performance, which to a certain extent is subject to economic, financial, competitive and other factors beyond our control. There can be no assurance, however, that our business will continue to generate sufficient cash flow from operations in the future to service our debt. If unable to do so, we may be required to refinance all or a portion of our existing debt, to sell assets or to obtain additional financing. There can be no assurance that any such refinancing or that any such sale of assets or additional financing would be possible on reasonably favorable terms.

     AVAILABILITY OF 747-400 AIRCRAFT FINANCING; DELIVERY DELAYS

     On June 9, 1997, we entered into an agreement (the "Boeing Purchase Agreement") with The Boeing Company ("Boeing") to purchase 10 new 747-400 freighter aircraft to be powered by engines acquired from General Electric ("GE"), with options to purchase up to 10 additional 747-400 aircraft. In February 1999, we exercised options for two additional aircraft for delivery in 2000. The aggregate value of the 12 747-400 aircraft, four installed engines per aircraft and five spare engines, based on list prices, is approximately $2.0 billion. The proceeds of the 1998 EETCs were used to finance a portion of the acquisition cost of the first five 747-400 aircraft, which were delivered during the period July 1998 through December 1998. While we currently anticipate that we will be able to obtain the necessary financing on a timely basis to pay the total purchase price for the remaining 747-400 freighter aircraft to be acquired, there can be no assurance that we will be able to obtain sufficient financing or, if such financing is available, that it will be available on commercially reasonable terms. A recent decision of the United States District Court for the District of Colorado (the state in which our headquarters are located) raises questions concerning the ability of lenders and lessors under certain types of aircraft equipment financing arrangements to exercise special remedies under bankruptcy law against a bankrupt air carrier, which decision if not reversed or modified could increase the cost of our future aircraft financing arrangements. If we are unable to obtain sufficient financing, we could be required to modify our expansion plans, incur higher than anticipated financing costs or incur various penalty payments under the Boeing Purchase Agreement, which could have a material adverse effect on our financial position and results of operations.

     Due to production problems at Boeing, some of the 1998 delivery positions of the 747-400 aircraft were delayed, resulting in compensation to us. In addition, Boeing has agreed to compensate us for future delays, if any, in deliveries of the 747-400 aircraft pursuant to the Boeing Purchase Agreement. Any delays in future deliveries of the 747-400 aircraft could adversely impact our ability to initiate service with existing and prospective customers in a timely fashion.

     RESTRICTIONS IMPOSED BY TERMS OF THE COMPANY'S INDEBTEDNESS

     Certain of our debt instruments limit our ability to undertake certain transactions. These debt instruments restrict our ability to:

     - incur additional indebtedness;

     - incur liens, pay dividends or make other restricted payments;

     - consummate asset sales;

     - enter into certain transactions with affiliates;

     - impose restrictions on the ability of a subsidiary to pay dividends or make certain payments to us;

     - merge or consolidate with any other person; or

     - sell, assign, transfer, lease, convey or otherwise dispose of all or substantially all of our assets.

     In addition, certain of our other debt instruments contain other more restrictive financial and operating covenants. Our ability to meet such financial ratios and tests may be affected by events beyond our control. There can be no assurance that we will meet such tests. A breach of any of these covenants could result in a default under certain debt instruments. Upon the occurrence of an event of default under the various debt instruments, the lenders thereunder could elect to declare all amounts outstanding thereunder, together with accrued interest, to be immediately due and payable. If we are unable to repay those amounts, such lenders could proceed against the collateral granted to them to secure that indebtedness. If such lenders accelerate the payment of such indebtedness, there can be no assurance that our assets would be sufficient to repay in full such indebtedness and our other indebtedness.

     OUR MARKET IS HIGHLY COMPETITIVE

     The market for air cargo services is highly competitive. A number of airlines, including Lufthansa Cargo AG, currently provide services for themselves and for others, similar to the services we offer and new airlines may be formed that would also compete with us. Such airlines may have substantially greater financial resources than we do. In addition, certain retail air freight companies, such as Evergreen International and Kitty Hawk, compete with us on a limited, indirect basis, generally outside of the ACMI Contract operating structure. We believe that the most important elements for competition in the air cargo business are the range, payload and cubic capacities of the aircraft and the price, flexibility, quality and reliability of the cargo transportation service. Our ability to achieve our strategic plan depends upon our success in convincing major international airlines that outsourcing some portion of their air cargo business remains more cost-effective than undertaking cargo operations with their own incremental capacity and resources and upon our ability to continue to obtain higher ACMI Contract rates in connection with the 747-400 aircraft compared to those currently obtained in connection with existing 747-200 aircraft.

     DEPENDENCE ON SIGNIFICANT CUSTOMERS; GEOGRAPHIC CONCENTRATION

     In 1998, China Airlines, LAS and Fast Air accounted for approximately 33%, 10% and 9%, respectively, of our total operating revenues. We believe that our relationships with our customers are mutually satisfactory, as evidenced by the fact that we have renewed and, in certain cases, added a significant number of ACMI Contracts with our existing customers. However, there can be no assurance that any of our ACMI Contracts will be renewed upon their expiration. The scheduled termination dates for the current ACMI Contracts range from 1999 to 2003. See "Business -- ACMI Contracts." The failure to renew any of our ACMI Contracts, or the renewal of any of our ACMI Contracts on less favorable terms, could have a material adverse effect on the Company. Additionally, we have concentrated a significant percentage of our resources in routes between the United States and Asia and the Pacific Rim and between Europe and Asia and the Pacific Rim. Any economic decline or any military or political disturbance in these areas of the world might prevent or interfere with our ability to provide service to our Asian and Pacific Rim destinations and could have a material adverse effect on the Company. We have not experienced any adverse impact on our business as a result of the current economic and political turmoil in Asia; however, there can be no assurance that continuation of the economic and political turmoil in Asia will not have an adverse impact on air cargo market growth generally, which could adversely affect our ability to obtain new ACMI Contracts or to renew existing ACMI Contracts.

     OPERATIONS DEPENDENT UPON LIMITED FLEET

     Each of our aircraft is typically dedicated to the service of one or more ACMI Contracts. Although we utilize spare aircraft, in the event one or more of our aircraft were to be lost or out of service for an extended period of time, we may have difficulty fulfilling our obligations under one or more of our ACMI Contracts. While we believe that our insurance coverage is sufficient to cover the replacement cost of an aircraft, there can be no assurance that suitable replacement aircraft could be located or that, if located, we could contract for the services of such an aircraft without undertaking substantial costs. While we carry aircraft hull physical damage and third party liability insurance, any extended interruption of our operations due to the loss of an aircraft could have a material adverse effect on the Company.

     UTILIZATION OF FUTURE AIRCRAFT

     We have not yet finalized long-term ACMI Contracts for the seven 747-400 aircraft scheduled to be delivered in 1999 and 2000. See "-- Availability of 747-400 Aircraft Financing; Delivery Delays." The failure to generate adequate revenue from new aircraft pending the commencement of and service under ACMI Contracts, or the failure to secure ACMI Contracts for such aircraft as well as the aircraft currently in service in our fleet, could have a material adverse effect on the Company. See "Business -- Aircraft."

     AGING AIRCRAFT

     Our fleet currently includes 23 Boeing 747-200 aircraft in service, all of which were manufactured between 1974 and 1986. Manufacturer Service Bulletins and the Federal

Aviation Administration's ("FAA") Airworthiness Directives issued under its "Aging Aircraft" program cause Boeing 747-200 aircraft operators to be subject to extensive aircraft examinations and require Boeing 747-200 aircraft to undergo structural inspections and modifications to address problems of corrosion and structural fatigue at specified times. For instance, in November 1994, Boeing issued Nacelle Strut Modification Service Bulletins which have been converted into Directives by the FAA. Seven of our Boeing 747-200 aircraft will have to be brought into compliance with such Directives by March 2000 at an estimated aggregate cost of approximately $3.5 million. Other Directives have been issued that require inspections and minor modifications to Boeing 747-200 aircraft. It is possible that additional service bulletins ("Service Bulletins") or directives ("Directives") applicable to the types of aircraft or engines included in our fleet could be issued in the future. The cost of compliance with Directives and of following Service Bulletins cannot currently be estimated, but could be substantial.

     EMPLOYEE RELATIONS

     We believe we operate with competitive or lower incremental personnel costs than many established international airlines and cargo carriers, principally due to the flexibility and high productivity of our workforce, arising in part as a result of providing financial incentives to our personnel that are focused on our financial performance rather than on base wages. Our employees are not currently subject to a collective bargaining agreement; however, many airline industry employees are subject to such agreements and our employees have been solicited from time to time by union representatives seeking to organize them. The most recent solicitation having resulted in our pilots rejecting representation by the Air Line Pilots Association ("ALPA") on January 27, 1998. On February 2, 1999, we were notified by the National Mediation Board ("NMB") that an application has been filed by the International Brotherhood of Teamsters ("IBT") and ALPA requesting authority to ballot Atlas' crew members to determine if they wish to be represented by a third party. The NMB verified the authenticity of the union authorization cards presented by both IBT and ALPA. Ballots for a representation election were mailed in March 1999. There can be no assurance that our flight crew employees will not become subject to a collective bargaining agreement and the extent to which, if any, such collective bargaining agreement may adversely impact our operations or cost structure.

     REGULATORY MATTERS

     Under the Federal Aviation Act of 1958, as amended and recodified at 49 U.S.C. Subtitle VII (the "Aviation Act"), the Department of Transportation ("DOT") and the FAA exercise regulatory authority over the Company. We have obtained the necessary authority to conduct flight operations, including a Certificate of Public Convenience and Necessity (a "CPCN") from the DOT and an Air Carrier Operating Certificate from the FAA; however, the continuation of such authority is subject to our continued compliance with applicable statutes, rules and regulations pertaining to the airline industry, including any new rules and regulations that may be adopted in the future. All air carriers are subject to the strict scrutiny and inspection by FAA officials and to the imposition of new regulatory requirements that can negatively affect their operations. We are considered to be a high-growth carrier by the FAA and, therefore, receive heightened attention by the FAA and DOT. FAA approval is required for each of our long-term ACMI Contracts and DOT approval is required for each of our long-term ACMI Contracts with foreign air carriers. In addition, FAA approval is required for each of our short-term seasonal ACMI Contracts. In order to provide service to foreign points, we must also obtain permission for such operations from the applicable foreign governments and certain airport authorities. See "Business -- Governmental Regulation." In addition, DOT regulates the transportation of hazardous materials by air cargo carriers. Although customers are required to label shipments that contain hazardous materials, customers may not inform us when their cargo includes hazardous materials. Although we have never had such an incident, the transportation of unmanifested hazardous materials could result in fines, penalties, banning hazardous materials from our aircraft for a period of time, possible damage to our aircraft or other liability. On December 3, 1998, the FAA issued a Directive ordering Boeing 747 operators to change fuel pump procedures to prevent dry operation that could result in ignition of the center or horizontal stabilizer fuel tanks. Compliance with this Directive may adversely impact our customers' operating costs and schedules.

     CONTROL BY PRINCIPAL STOCKHOLDER

     As of December 31, 1998 Michael A. Chowdry, the founder, Chief Executive Officer, President and Chairman of the Board of Directors of the Company, beneficially owned approximately 59.2% of our outstanding common stock. As a result, Mr. Chowdry is able to direct and control our policies, including the election of directors, mergers, sales of assets and other such transactions.

     DEPENDENCE UPON KEY MANAGEMENT PERSONNEL

     We believe that our success in acquiring ACMI Contracts and managing our operations will depend substantially upon the continued services of many of our present executive officers. The loss of the services of any of such persons could have a material adverse effect on the Company. We have employment agreements with such officers, which are generally terminable at any time by either party.

     SEASONALITY OF CUSTOMERS' CARGO OPERATIONS

     The cargo operations of our airline customers are seasonal in nature, with peak activity traditionally in the second half of the year, and with a significant decline occurring in the first quarter. As a result, our revenues typically decline in the first quarter of the year as our minimum contractual aircraft utilization level temporarily decreases. Our ACMI Contracts typically allow our customers to cancel a maximum of 5% of the guaranteed hours of aircraft utilization over the course of a year. Our customers most often exercise such cancellation options early in the first quarter of the year, when the demand for air cargo capacity has been historically low or following the seasonal holiday peak in the latter part of the fourth quarter.

     YEAR 2000

     We have performed a review of our internal information systems for Year 2000 ("Y2K") automation problems through a company-wide effort, assisted by Y2K experienced consultants, to address internal Y2K system issues and, jointly with industry trade groups, issues related to key business partners which are common to other air carriers. As a result, we do not anticipate that Y2K compliance will have a material financial impact. We have completed the first phase of this project, which included an inventory of our computer network environment and an assessment of the effort involved to bring our internal computer system environment to full Y2K compliance. Due to our relatively young systems, our advanced client server, development and data base architecture, and our partial reliance on vendor representations regarding Y2K compliant third-party systems, related remediation efforts are minimal and achievable. Third-party hardware and software used by us are, for the most part, Y2K compliant; those that are not compliant have broad customer bases and available software upgrades. A limited number of systems remain to be reviewed for compliance, but are not of material significance. Initial review of our 747-200 and 747-400 aircraft computer systems indicate that most all of the systems are compliant, and those not compliant are being addressed by Boeing sub-contractors. A limited number of systems need further analysis.

     We have begun an ongoing program to review the status of key supplier/business partner Y2K compliance efforts. While we believe we are taking all appropriate steps to assure our Y2K compliance, we are dependent on key business partner compliance to some extent. We plan to have all company-controllable systems Y2K tested and compliant by mid-1999. We anticipate that third-party and supplier/business partner systems will be fully addressed by mid-1999 in the form of compliance remediation, plans for timely remediation or contingency plans. The Y2K problem is pervasive and complex, as virtually every global computer operation will be affected in some way. Consequently, no assurance can be given that all company-used third-party systems and suppliers/business partners can achieve Y2K compliance. We expect that the costs incurred to become Y2K compliant will not exceed $300,000.

RISK FACTORS RELATING TO THE CERTIFICATES AND THE OFFERING

     APPRAISALS AND REALIZABLE VALUE OF AIRCRAFT

     Three independent appraisal and consulting firms have prepared appraisals of the Aircraft. Letters summarizing such appraisals are annexed to this prospectus supplement as Appendix B. Such appraisals, which are based on the base value of the Aircraft, rely on certain varying assumptions and methodologies and may not reflect current market conditions that could affect the fair market value of the Aircraft or the actual purchase price to be paid by Atlas. Appraisals that are based on different assumptions and methodologies may result in valuations that are materially different from those contained in the appraisals. See "Description of the Aircraft and the Appraisals -- The Appraisals".

     An appraisal is only an estimate of value. The proceeds realized upon a sale of any Aircraft may be less than the appraised value. The value of an Aircraft if the remedies are exercised under the applicable Indenture will depend on market and economic conditions, the supply of similar aircraft, the availability of buyers, the condition of the Aircraft and other factors. Accordingly, there can be no assurance that the proceeds realized upon any such exercise of remedies would be sufficient to satisfy in full payments due on the Certificates.

     PRIORITY OF DISTRIBUTIONS; SUBORDINATION

     Certain Classes of Certificates are subordinated to other Classes in rights to distributions. See "Description of the Certificates -- Subordination". Consequently, a payment default under any Equipment Note or a Triggering Event may cause the distribution to more senior Classes of Certificates of payments received from payment on one or more junior series of Equipment Notes. If this should occur, the interest accruing on the remaining Equipment Notes would be less than the interest accruing on the remaining Certificates. This is because the remaining Certificates of the junior Classes accrue interest at a higher rate than the remaining Equipment Notes, which include series applicable to the senior Classes bearing interest at a lower rate. As a result of this possible interest shortfall, the holders of one or more junior Classes of Certificates may not receive the full amount due to them after a payment default under any Equipment Note even if all Equipment Notes are eventually paid in full.

     CONTROL OVER COLLATERAL; SALE OF COLLATERAL

     If an Indenture Event of Default is continuing, subject to certain conditions, the Loan Trustee under such Indenture will be directed by the "Controlling Party" in exercising remedies under the Indenture including accelerating the applicable Equipment Notes, or foreclosing the lien on the Aircraft securing such Equipment Notes. See "Description of the
Certificates -- Indenture Event of Defaults and Certain Rights Upon an Indenture Event of Default".

     The Controlling Party will be:

     - the Trustee of the Class A-1 Trust (the "Class A-1 Trustee") or the Trustee of the Class A-2 Trust (the "Class A-2 Trustee"), whichever represents the Class with the larger principal amount of certificates outstanding at the time the Indenture Default occurs;

     - upon payment of final distributions to the holders of such larger Class, the other of the Class A-1 Trustee or Class A-2 Trustee;

     - upon payment of final distribution to the holders of Class A Certificates, the Trustee of the Class B Trust ("Class B Trustee");

     - upon payment of final distributions to the holders of Class B Certificates, the Trustee of the Class C Certificates ("Class C Trustee"); and

     - under certain circumstances, the Liquidity Provider.

     During the continuation of any Indenture Event of Default, the Controlling Party may accelerate and sell the Equipment Notes issued under such Indenture, subject to certain limitations. See "Description of the Intercreditor
Agreement -- Intercreditor Rights -- Sale of Equipment Notes or Aircraft". The market for Equipment Notes during any Indenture Event of Default may be very limited, and there can be no assurance as to the price at which they could be sold. If the Controlling Party sells any Equipment Notes for less than their outstanding principal amount, certain Certificateholders will receive a smaller amount of principal distributions than anticipated and will not have any claim for the shortfall against Atlas, any Owner Trustee, any Owner Participant or any Trustee.

     OWNER PARTICIPANT; REVISIONS TO AGREEMENTS

     Atlas plans to seek commitments of one or more companies to act as the Owner Participant with respect to leveraged leases for up to four of the Aircraft. Such Owner Participants may request revisions to the forms of the Participation Agreement, the Lease and the Leased Aircraft Indenture attached to the Note Purchase Agreement. As a result, the actual Participation Agreement, Lease and Leased Aircraft Indenture may differ from the description of such agreements contained in this prospectus supplement. The degree to which such agreements may change is limited because: (i) such agreements are required to contain the Mandatory Document Terms and the Mandatory Economic Terms; (ii) Atlas is obligated to certify that any changes to the form agreements do not materially and adversely affect the Certificateholders; and (iii) Atlas is obligated to obtain written confirmation from each Rating Agency that the use of versions of such agreements modified in any material respect will not result in a withdrawal, suspension or downgrading of the rating of any Class of Certificates.

     RATINGS OF THE CERTIFICATES

     It is a condition to the issuance of the Certificates that (i) the Class A-1 and Class A-2 Certificates be rated not lower than A3 by Moody's, AA- by Standard & Poor's, AA- by Fitch and AA- by Duff & Phelps; (ii) the Class B Certificates be rated not lower than Baa3 by Moody's, A- by Standard & Poor's, A- by Fitch and A- by Duff & Phelps; and (iii) the Class C Certificates be rated not lower than Ba3 by Moody's, BBB- by Standard & Poor's, BBB- by Fitch and BBB-by Duff & Phelps. A rating is not a recommendation to purchase, hold or sell Certificates, since such rating does not address market price or suitability for a particular investor. A rating may not remain for any given period of time and may be lowered or withdrawn entirely by a rating agency if in its judgment circumstances in the future (including the downgrading of Atlas, the Depositary or the applicable Liquidity Provider) so warrant. See "Description of the Equipment Notes -- Remedies."

     The rating of the Certificates is based primarily on the default risk of the Equipment Notes and the Depositary, the availability of the Liquidity Facility for the benefit of holders of the Certificates, the collateral value provided by the Aircraft relating to the Equipment Notes and the subordination provisions applicable to the Certificates. Standard & Poor's has indicated that its rating applies to a unit consisting of Certificates representing the Trust Property and Escrow Receipts initially representing undivided interests in certain rights to the Deposits. Amounts deposited under the Escrow Agreements are not property of Atlas and are not entitled to the benefits of Section 1110 of the U.S. Bankruptcy Code. Neither the Certificates nor the Escrow Receipts may be separately assigned or transferred.

     Atlas' ability to pay any Deposit Make-Whole Premium has not been rated by any of the rating agencies.

     UNUSED ESCROW FUNDS

     Under certain circumstances, less than all funds held in escrow as Deposits may be used to purchase Equipment Notes by the Delivery Period Termination Date. If any funds remain as Deposits with respect to any Trust at the Delivery Period Termination Date, (or earlier under certain circumstances), such funds will be withdrawn at such time by the Escrow Agent for such Trust and distributed, with accrued and unpaid interest thereon, to the Certificateholders of such Trust. If unused Deposits distributed with respect to all of the Trusts exceed the Par Redemption Amount such distribution will include a premium payable by Atlas equal to the Deposit Make-Whole Premium, provided that no premium shall be paid with respect to the Non-Delivery Redemption Amount. See "Description of the Deposit Agreements -- Unused Deposits; Prepayment of Deposits." If all of the Aircraft are acquired by Atlas and unused Deposits remain, it is more likely that a distribution of such unused Deposits will be made with respect to Class C Certificates, which bear interest at a higher rate than the Class A and Class B Certificates.

     LIMITED MARKET FOR RESALES OF THE CERTIFICATES

     Prior to the Offering of the Certificates, there has been no public market for the Certificates. Neither Atlas nor any Trust intends to apply for listing of the Certificates on any securities exchange or otherwise. The Underwriters may assist in resales of the Certificates, but they are not required to do so. A secondary market may not develop. If a secondary market does develop, it might not continue or it might not be sufficiently liquid to allow you to resell any of your Certificates. If an active public market does not develop, the market price and liquidity of the Certificates may be adversely affected.

                                USE OF PROCEEDS

     The proceeds from the sale of the Certificates offered hereby will be used to purchase Equipment Notes during the Delivery Period issued, at Atlas' election, either (i) by each Owner Trustee to finance a portion of its purchase price of the Leased Aircraft or (ii) by Atlas to finance all or a portion of its purchase price of the Owned Aircraft, including reimbursement of amounts paid by Atlas. Prior to utilization of such proceeds to purchase Equipment Notes, such proceeds from the sale of the Certificates of each Trust will be deposited with the Depositary on behalf of the Escrow Agent for the benefit of the Certificateholders of such Trust.

                                  THE COMPANY

OVERVIEW

     We are the world's largest air cargo outsourcer, with an all Boeing fleet of 747 freighter aircraft that comply with Stage 3 FAA noise regulations. We provide reliable airport-to-airport cargo transportation services throughout the world to major international air carriers generally under three- to five-year fixed-rate U.S. dollar denominated contracts which typically require that we supply aircraft, crew, maintenance and insurance ("ACMI Contracts"). Our customers currently include some of the world's leading air carriers, including Alitalia, British Airways and China Airlines Ltd. We provide efficient, cost effective service to our customers primarily as a result of our productive work force, the outsourcing of a significant part of our regular maintenance work on a long-term, fixed-cost contractual basis and the advantageous cost economies realized in the operation of our fleet, comprised solely of Boeing 747 aircraft which are configured for service in long-haul cargo operations.

747-400 AIRCRAFT ACQUISITION

     In June 1997, we entered into the Boeing Purchase Agreement to purchase 10 new 747-400 freighter aircraft with options for 10 additional aircraft, all to be powered by GE engines. We acquired and placed into service five of the 747-400 aircraft in the second half of 1998. Due to production problems at Boeing, some of the 1998 delivery positions of the 747-400 aircraft were delayed, resulting in compensation to us. In addition, Boeing has agreed to compensate us for future delays, if any, in deliveries of the 747-400 aircraft pursuant to the Boeing Purchase Agreement. Any delays in future deliveries of the 747-400 aircraft could adversely impact our ability to initiate service with existing and prospective customers in a timely fashion. In February 1999, we exercised options for two additional aircraft for delivery in 2000. As a result of our being the largest purchaser of 747-400 freighter aircraft to date, we were able to negotiate from Boeing and GE a significant discount off the aggregate list price of $2.0 billion for the 12 747-400 freighter aircraft, four installed engines per aircraft and five spare engines. In addition, we obtained certain ancillary products and services at advantageous prices.

ACMI CONTRACTS

     The Company's ACMI Contracts, which accounted for approximately 94% of our total operating revenues in 1998, typically require our customers to guarantee monthly minimum aircraft utilization levels at fixed hourly rates and are typically in force for periods of three to five years, subject in certain limited cases to early termination provisions. These contracts typically require us to supply aircraft, crew, maintenance and insurance, while our customers generally bear all other operating expenses, including:

     - fuel and fuel servicing;

     - marketing costs associated with obtaining cargo;

     - airport cargo handling;

     - landing fees;

     - ground handling, aircraft push-back and de-icing services; and

     - specific cargo and mail insurance.

These contracts, therefore, eliminate the load factor and yield risk traditionally associated with the air cargo business. The ACMI Contracts typically require minimum air freight capacity to be provided to our customers. All of our revenues, and most of our costs, are in U.S. dollars, thus avoiding currency risks normally associated with doing business primarily overseas.

     At December 31, 1998, the Company operated under twenty-seven ACMI Contracts with twelve customers. In most cases, one aircraft is dedicated under each contract. China Airlines, LAS and Fast Air accounted for approximately 33%, 10% and 9% of the our total revenues, respectively, for the year ended December 31, 1998. In addition, we have also operated short-term, seasonal ACMI Contracts with Kitty Hawk, among others, and anticipate doing so in the future.

     Some of our ACMI Contracts allow our customers to cancel up to a maximum of approximately 5% of the guaranteed hours of aircraft utilization over the course of a year. Our customers most often exercise such cancellation options early in the first quarter or late in the fourth quarter of the year, when the demand for air cargo capacity has been historically lower. We have found that such cancellations provide a timely opportunity for the scheduling of maintenance on our aircraft, to the extent possible. See "-- Maintenance." We believe that our relationships with our customers are mutually satisfactory, as evidenced by the fact that we have renewed and, in certain cases, added a significant number of ACMI Contracts with our existing customers, although there can be no assurance that in the future such contracts will not be canceled in accordance with their terms.

     All of the ACMI Contracts provide that each of our aircraft be deemed to be at all times under our exclusive operating control, possession and direction. They also provide that, in order to service the routes designated by the contract, we obtain the authority from the governments having jurisdiction over the route. See "-- Governmental Regulation." Additionally, if we are required to use the customer's "call sign" in identifying ourself throughout our route, the customer must also have obtained underlying authority from the governments having jurisdiction over the route. Therefore, our route structure is limited to areas in which we can gain access from the appropriate governments.

OTHER FLIGHT OPERATIONS

     To the extent we have available excess aircraft capacity at any time, we will seek to obtain ad hoc charter service contracts, which we believe are generally readily available. In addition, in the past we have provided service to Kitty Hawk, among others, pursuant to short-term, seasonal ACMI Contracts during periods of excess aircraft capacity.

AIRCRAFT

     Our utilization of Boeing 747 aircraft provides significant marketing advantages because these aircraft, relative to most other cargo aircraft that are commercially available, have higher maximum payload and cubic capacities, and longer range. The uniformity of our current Boeing 747-200 aircraft fleet allows for standardization in maintenance and crew training, resulting in substantial cost savings in these areas. The new 747-400 aircraft have greater operational capabilities than the 747-200 aircraft and will allow us to maintain our low cost structure despite their higher acquisition cost. The new aircraft's lower maintenance requirements will provide a higher level of operational reliability with lower maintenance costs during the early years of operation, typically for at least five years. In addition, the acquisition of 12 747-400 freighter aircraft will make Atlas the largest operator of this aircraft type to date and will enable us to capitalize on economies of scale from the standardization in maintenance and crew training.

     The following table describes, as of February 28, 1999, our existing fleet and the 747-400 aircraft subject to the Boeing Purchase Agreement.

                                 FLEET PROFILE

                                 NUMBER       AIRCRAFT                       YEAR OF
                               OF AIRCRAFT      TYPE      OWNED/LEASED     MANUFACTURE
                               -----------    --------    ------------     -----------
Existing fleet:..............      22         747-200         Owned(1)      1974-1986(2)
                                    1         747-200        Leased(3)           1976
                                    1         747-400         Owned              1998
                                    4         747-400        Leased(4)           1998
747-400 aircraft on
  order(5):..................       4         747-400                            1999
                                    3         747-400                            2000

-------------------------

(1) Two aircraft are powered by Pratt & Whitney engines and 20 are powered by GE engines. See "-- Maintenance."

(2) The years of manufacture for these 22 aircraft are as follows: six aircraft in 1979, four aircraft in 1980, two aircraft each in 1976, 1978 and 1981 and one aircraft each in 1974, 1975, 1977, 1984, 1985 and 1986.

(3) The aircraft is leased from a third party under a lease expiring in March 2010 and is powered by GE engines.

(4) These aircraft are leased from third parties under three leases expiring in 2019, and one lease expiring in 2020.

(5) We have agreed to purchase 10 new Boeing 747-400 freighter aircraft and have exercised options for two additional aircraft. The first five aircraft were delivered in July, August, October and December 1998; seven aircraft are scheduled to be delivered as follows: four in 1999 and three in 2000. See "-- 747-400 Aircraft Acquisition." These aircraft will be powered by GE engines. A portion of the financing for the first five aircraft has been secured through the 1998 EETCs and lease equity.

     We have been successful in obtaining new customers, or establishing additional arrangements with existing customers, coincident with the delivery of aircraft into the fleet or soon thereafter. However, from time to time, we accept delivery of aircraft that have not been committed to a particular ACMI Contract. These aircraft have been utilized temporarily as replacement aircraft during scheduled and unscheduled maintenance of other aircraft, as well as for ad hoc charter arrangements. Although we intend to have new ACMI Contracts in place upon delivery of aircraft, including the 747-400 aircraft, there can be no assurance that such arrangements will have been made.

     From time to time, we engage in discussions with third parties regarding possible acquisitions of aircraft that could expand our operations. We are in discussions with third parties for the possible acquisition of additional aircraft for delivery in 1999 and beyond.

SALES AND MARKETING

     From our primary offices in Golden, CO, New York, NY and Miami, FL, we service our air cargo customers and solicit ACMI Contract business. Our efforts to obtain new ACMI Contract business focus principally on international airlines with established air cargo customers, high operating costs and hub and spoke systems which gather cargo at a particular location and which have the need for long-distance capacity to move such cargo to another distribution point. On occasion, we may utilize independent cargo brokers to obtain new

ACMI Contracts. We market our services by guaranteeing our customers a reliable, low-cost dedicated aircraft with the capacity to ensure the efficient linkage of such customers' distribution points without the customers having to purchase and maintain additional aircraft, schedule additional flights and add other resources. We have placed the first five 747-400 aircraft into service and expect to place the remaining 747-400 aircraft into service with both existing and prospective customers whom we believe will benefit from the unique performance capabilities of the 747-400 aircraft such as its longer range, greater payload and increased fuel efficiency.

MAINTENANCE

     Due to the average age of our Boeing 747-200 fleet, it is likely that the aircraft will require greater maintenance than newer aircraft such as the 747-400 aircraft. See "-- Aircraft." Aircraft maintenance includes, among other things, routine daily maintenance, maintenance every six weeks (an "A Check"), significant maintenance work every 18 months (a "C Check") and major maintenance events every five years or 25,000 flight hours, whichever comes later if the aircraft is over the age of 18 years, or every six years or 25,000 flight hours, whichever comes later for aircraft with an age of 18 years or less, with a maximum interval in either case of nine years (a "D Check"). We attempt to schedule major maintenance on our aircraft in the first quarter of the calendar year, when the demand for air cargo capacity has historically been lower, taking advantage of cancellations of flights by our customers that generally occur most frequently during this period.

     Pursuant to a maintenance contract with KLM (the "Maintenance Contract") in effect until January 2005, a significant part of the regular maintenance (principally C Checks and engine overhauls, excluding D Checks) for the 747-200 freighter aircraft and certain of their GE engines is undertaken by KLM, primarily at its maintenance base located at Schiphol International Airport in Amsterdam, The Netherlands. KLM supplies engineering and diagnostic testing for each aircraft and its components in compliance with the FAA and other applicable regulations. The Maintenance Contract provides that KLM, subject to certain terms and conditions, will perform repairs and maintenance of our aircraft on the same basis and order of priority as repairs to its own fleet. Such service is provided to us at a cost, for which a large part is a fixed rate per flight hour, subject to a 3.5% annual escalation factor for the first five years. Pratt & Whitney ("P&W") engines have historically been serviced elsewhere, each at a cost based upon the actual time and material necessary for such service. We have entered into a contract with Boeing to re-engine the only two P&W powered aircraft in the Company's fleet from P&W engines to GE engines, in order to improve the performance of the aircraft and to improve the standardization of our fleet. We have contracted with a third-party to acquire, among other things, the GE engines and parts required for such re-engineing. In addition, we believe that the recent sale of the P&W engines, coupled with the value derived from the unused parts associated with the acquisition of the GE engines, will result in no material financial impact as a result of these re-engineing efforts. On a prospective basis, we expect to incur lower maintenance costs related to these two aircraft compared to the costs we have experienced to date. Under the terms of the Maintenance Contract, in the event that we wish to maintain more than 12 of our aircraft under such contract, the terms of the contract are subject to adjustment by KLM. More than twelve of our aircraft are currently subject to the Maintenance Contract.

     In June 1996, we entered into a ten year engine maintenance agreement with GE for the engine maintenance of up to 15 aircraft powered by CF6-50E2 engines at a fixed rate per flight hour, subject to an annual formula increase. The agreement commenced in the third quarter of 1996 with the acceptance of engines associated with aircraft acquired in the third and fourth quarter of 1996. Effective in the year 2000, we have an option to add not less than 40 engines to the program.

     During the initial 36 month operating period, the 747-400 aircraft's airframe will be covered under manufacturer's warranties. As a result, we do not expect to incur significant maintenance expense in connection with the 747-400 airframe during the warranty period. In addition, the 747-400 airframe limited maintenance requirements will provide a higher operational reliability with lower maintenance costs during the early years of operation, typically for at least five years. We will incur expenses associated with routine daily maintenance of both the airframe and the engines. In July 1998, we entered into an agreement with Lufthansa Technik pursuant to which Lufthansa Technik will provide all required maintenance for our initial order of ten 747-400 aircraft, plus any additional 747-400 aircraft that we purchase pursuant to our option in the Boeing Purchase Contract, on a fixed cost per flight hour basis for ten years, subject to an annual escalation adjustment. The Company may terminate the agreement in June 2003. In connection with the GE engine purchase agreement, we have also entered into two agreements with GE to provide ongoing maintenance on the 747-400 aircraft engines at a fixed cost per flight hour, subject to an annual escalation adjustment.

     We believe that fixed cost contracts provide the most efficient means of ensuring the continued service of our aircraft fleet and the most reliable way by which to predict our maintenance costs. Certain other low-level routine maintenance is performed on a time and material basis.

GOVERNMENTAL REGULATION

     Under the Aviation Act, the DOT and the FAA exercise regulatory authority over the Company. The DOT's jurisdiction extends primarily to economic issues related to the air transportation industry, including, among other things:

     - air carrier certification and fitness;

     - insurance;

     - certain leasing arrangements;

     - the authorization of proposed schedule and charter operations;

     - tariffs;

     - consumer protection;

     - unfair methods of competition;

     - unjust discrimination; and

     - deceptive practices.

The FAA's regulatory authority relates primarily to air safety, including aircraft certification and operations, crew and maintenance personnel licensing/training and maintenance standards.

     To provide air cargo transportation services under long-term contracts with major international airlines, we rely primarily on our worldwide charter authorities. FAA approval is required for each of our long-term ACMI Contracts and DOT approval is required for each of our long-term ACMI Contracts with foreign air carriers. In addition, FAA approval is required for each of our short-term, seasonal ACMI Contracts.

     In order to engage in the air transportation business, we are required to maintain a CPCN from the DOT. Prior to issuing a CPCN, the DOT examines a company's managerial competence, financial resources and plans and compliance disposition in order to determine whether a carrier is fit, willing and able to engage in the transportation services it has proposed to undertake. The DOT also examines whether a carrier conforms with the Aviation Act requirement that the transportation services proposed are consistent with the public convenience and necessity. Among other things, a company holding a CPCN must qualify as a United States citizen, which requires that it be organized under the laws of the United States or a State, Territory or Possession thereof; that its Chief Executive Officer and at least two-thirds of its Board of Directors and other managing officers be United States citizens; that not more than 25% of its voting stock be owned or controlled, directly or indirectly, by foreign nationals; and that it not otherwise be subject to foreign control. The DOT may impose conditions or restrictions on such a CPCN.

     The DOT has issued the Company a CPCN to engage in interstate and overseas air transportation of property and mail, and a CPCN to engage in foreign air transportation of property and mail between the U.S. and Taiwan. Both CPCNs are subject to standard terms, conditions and limitations. By virtue of holding those CPCNs, we possess worldwide charter authorities. We also hold limited-term DOT exemption authority to engage in scheduled air transportation of property and mail between certain points in the U.S., on the one hand, and Hong Kong, Colombia and The Netherlands, on the other hand.

     International air services are generally governed by a network of bilateral civil air transport agreements in which rights are exchanged between governments, which then select and designate air carriers authorized to exercise such rights. These bilateral agreements may be open skies agreements which contain no restrictions or limitations, or they may specify the city-pair markets that may be served; restrict the number of carriers that may be designated; provide for prior approval by one or both governments of the prices the carriers may charge; limit frequencies or the amount of capacity to be offered in the market; and, in various other ways, impose limitations on the operations of air carriers. To obtain authority under a restrictive bilateral agreement, it is often necessary to compete against other carriers in a DOT proceeding. At the conclusion of the proceeding, the DOT awards all route authorizations. The provisions of bilateral agreements pertaining to charter services vary considerably from country to country. Some agreements limit the number of charter flights that carriers of each country may operate. We are subject to various international bilateral air services agreements between the U.S. and the countries to which we provide service. We also operate on behalf of foreign flag air carriers between various foreign points without serving the U.S. These services are subject to the bilateral agreements of the respective governments. Furthermore, these services require FAA approval but not DOT approval. We must obtain permission from the applicable foreign governments to provide service to foreign points.

     We have obtained an operating certificate issued by the FAA pursuant to
Part 121 of the Federal Aviation Regulations. The FAA has jurisdiction over the regulation of flight operations generally, including:

     - the licensing of pilots and maintenance personnel;

     - the establishment of minimum standards for training and retraining;

     - maintenance of technical standards for flight, communications and ground equipment;

     - security programs; and

     - other matters affecting air safety.

In addition, the FAA mandates certain recordkeeping procedures. We must obtain and maintain FAA certificates of airworthiness for all of our aircraft. Our aircraft, flight personnel and flight and emergency procedures are subject to periodic inspections and tests by the FAA. All air carriers operating to, from or within the United States are subject to the strict scrutiny of the FAA to ensure proper compliance with FAA regulations. The Company is considered to be a high-growth carrier by the FAA and, therefore, receives heightened attention by the FAA and DOT.

     The DOT and the FAA have authority under the Aviation Safety and Noise Abatement Act of 1979, as amended and recodified, and under the Airport Noise and Capacity Act of 1990, to monitor and regulate aircraft engine noise. All of our existing fleet of aircraft comply with Stage 3 Standards -- the highest standard issued by the FAA.

     Under the FAA's Directives issued under its "Aging Aircraft" program, we are subject to extensive aircraft examinations and will be required to undertake structural modifications to our fleet to address the problem of corrosion and structural fatigue. In November 1994, Boeing issued Nacelle Strut Modification Service Bulletins which have been converted into Directives by the FAA. Seven of our Boeing 747-200 aircraft will have to be brought into compliance with such Directives by March 2000 at an estimated total cost of approximately $3.5 million. As part of the FAA's overall aging aircraft program, it has issued Directives requiring certain additional aircraft modifications to be accomplished. We estimate that the modification costs per aircraft will range between $2 million and $3 million. Twelve aircraft in our fleet have already undergone the major portion of such modifications. The remaining eleven aircraft in service will require modification prior to the year 2009. Other Directives have been issued that require inspections and minor modifications to Boeing 747-200 aircraft. The newly manufactured 747-400 freighter aircraft were delivered in compliance with all existing FAA Directives at their respective delivery dates. On December 3, 1998, the FAA issued a Directive ordering Boeing 747 operators to change fuel pump procedures to prevent dry tank operation that could result in ignition of the center or horizontal stabilizer fuel tanks. Compliance with this Directive may adversely impact our customers' operating costs and schedules. It is possible that additional Directives applicable to the types of aircraft or engines included in our fleet could be issued in the future, the cost of which could be substantial.

     We are also subject to the regulations of the Environmental Protection Agency regarding air quality in the U.S. The aircraft that we operate meet the fuel venting requirements and smoke emissions standards established by the Environmental Protection Agency.

COMPETITION

     The market for air cargo services is highly competitive. A number of airlines, including Lufthansa, currently provide services for themselves and for others similar to our services, and new airlines may be formed that would also compete with us. Such airlines may have substantially greater financial resources than we do. In addition, certain retail air freight companies, such as Evergreen International and Kitty Hawk, compete with us on a limited, indirect basis, generally outside of the ACMI operating structure. We believe that the most important elements for competition in the air cargo business are the range, payload and cubic capacities of the aircraft and the price, flexibility, quality and reliability of the cargo transportation service. Our ability to achieve our strategic plan depends in part upon our success in convincing major international airlines that outsourcing some portion of their air cargo business remains more cost-effective than undertaking cargo operations with their own incremental capacity and resources and upon our ability to continue to obtain higher ACMI Contract rates in connection with the 747-400 aircraft compared to those currently obtained with existing Boeing 747-200 aircraft. We believe that such higher rates have been and will continue to be obtainable as a result of the unique operating benefits associated with the 747-400 aircraft. These operational benefits include a longer range, greater payload capability and increased fuel efficiency relative to the Boeing 747-200 aircraft.

FUEL

     Although fuel costs are typically the largest operating expense for airlines, we have limited exposure to the fluctuation of fuel costs and disruptions in supply as a result of our ACMI Contracts, which require the customers to provide fuel for the aircraft. However, an increase in fuel costs could reduce our cost advantages because of our older Boeing 747-200 aircraft fleet, which are not as fuel-efficient as newer cargo aircraft such as the 747-400 aircraft. In addition, to the extent we operate scheduled cargo or ad hoc charter services, or position our aircraft, we are responsible for fuel and other costs that are normally borne by the customers under the ACMI Contracts. In 1998, approximately 3% of our block hours represented scheduled cargo, ad hoc charter services or positioning our aircraft for our own account. We may, at times, have excess capacity in which case we may deploy such aircraft in scheduled cargo or ad hoc charter services.

EMPLOYEES

     As of December 31, 1998, we had 890 employees, 507 of whom were air crew members. We have hired and expect to hire additional pilots in 1999 associated with the delivery of additional aircraft, including the 747-400 aircraft. We maintain a comprehensive training program for our pilots in compliance with FAA requirements in which each pilot regularly attends update programs. We believe that our current training program has been sufficiently modified to provide training required for pilots for the 747-400 aircraft. In addition, as part of the Boeing Purchase Agreement, to defray a portion of the costs, Boeing has trained and will train a limited number of our pilots and crew assigned to the 747-400 aircraft. However, we have incurred and will incur incremental costs associated with ongoing training with regard to the 747-400 aircraft.

     We believe that our employees' participation in the growth and profitability of our business is essential to maintain our productivity and low cost structure, and we have therefore established programs for that purpose such as a profit sharing plan, a stock purchase plan, and a matching contribution of the employees' contribution to a retirement plan (Internal Revenue Code of 1986, as amended, Section 401(k) plan). Such programs are designed to allow employees to share financially in our success and to augment base salary levels and retirement income. We consider our relations with our employees to be good.

     Our labor relations are covered under Title II of the Railway Labor Act of 1926, as amended, and are subject to the jurisdiction of the NMB. None of our employees is subject to a collective bargaining agreement; however, many airline industry employees are subject to such agreements and our employees have been and are routinely solicited by union representatives seeking to organize them. In January 1998, our pilots rejected union representation by ALPA. On February 2, 1999, we were notified by the NMB that an application has been filed by the IBT and ALPA requesting authority to ballot Atlas' crew members to determine if they wish to be represented by a third party. The NMB verified the authenticity of the union authorization cards presented by both IBT and ALPA. Ballots for a representation election were mailed in March 1999.

INSURANCE

     We may incur potential losses which could result in the event of an aircraft accident. Any such accident could involve not only repair or replacement of a damaged aircraft and its consequent temporary or permanent loss from service, but also potential claims involving injury to persons or property. We are required by the DOT to carry liability insurance on each of our aircraft, and each of our aircraft leases and ACMI Contracts also require us to carry such insurance. While we carry this insurance, any extended interruption of our operations due to the loss of an aircraft could have a material adverse effect on our financial position and results of operations. We currently maintain public liability and property damage insurance and aircraft hull and liability insurance for each of the aircraft in the fleet in amounts consistent with industry standards. We maintain baggage and cargo liability insurance if not provided by our customers under ACMI Contracts. Although we believe that our insurance coverage is adequate, there can be no assurance that the amount of such coverage will not be changed upon renewal or that we will not be forced to bear substantial losses from accidents. Substantial claims resulting from an accident could have a material adverse effect on our financial condition and could affect our ability to obtain insurance in the future. We believe that we have good relations with our insurance providers.

FACILITIES

     Our principal executive offices are located in a 7,000 square foot office building owned by the Company at 538 Commons Drive, Golden, Colorado. We also rent 5,300 square feet of office space in two adjacent buildings.

     We presently occupy a 22,000 square foot facility located at JFK International Airport in New York ("JFK"). This facility includes administrative offices, maintenance work areas and hangar and parts storage facilities, as well as flight dispatch operations. We occupy this facility pursuant to a lease agreement with Japan Airlines ("JAL") for a five-year period with two five-year renewal rights from JAL, which began on June 1, 1995, at a monthly rate of approximately $55,000. Additionally, in the third quarter of 1998, we leased an additional 8,000 square feet with a monthly rate increase to approximately $88,000. We believe the JAL facility is adequate to support the near term growth in operations that will result from the anticipated acquisition of additional aircraft. In addition, we lease 7,750 square feet of warehouse space at JFK for the storage of aircraft components, tires and other aircraft related equipment at a monthly lease rate of $5,000. The initial lease term expires at the end of August 1999 and provides for two one-year renewal option periods beginning September 1, 1999. The Company is evaluating location alternatives to JFK to handle its long-term growth plans.

     Due to increased operations at Miami International Airport ("MIA"), we entered into a month-to-month office lease and a month-to-month warehouse lease with Dade County, Florida in March 1997 that currently provide for a combined monthly lease rate of approximately $19,000. The leased warehouse space is used to store aviation equipment and aircraft components used to maintain aircraft operated by us. In the third quarter of 1998, we entered into a sublease and ramp use agreement with American Airlines, Inc. for 145,000 square feet of hangar, office and parking space at MIA in support of our increased operations. The lease is for a period in excess of four years and commenced July 1, 1998, at a monthly rate of approximately $105,000, subject to an annual escalation factor.

LEGAL PROCEEDINGS

     In March 1997, Air Support International, Inc. ("ASI") filed a complaint against us in the U.S. District Court, Eastern District of New York alleging actual and punitive damages of approximately $13.5 million arising from our refusal to pay commissions which ASI claims it is owed for allegedly arranging certain ACMI Contracts. We intend to vigorously defend against all of ASI's claims.

     While we are from time to time involved in litigation in the ordinary course of our business, there are no other material legal proceedings pending against us or to which any of our property is subject.

                        DESCRIPTION OF THE CERTIFICATES

     The following summary describes material terms of the Certificates and supplements (or, to the extent inconsistent therewith, replaces) the description of the general terms and provisions of the Certificates set forth in the prospectus accompanying this prospectus supplement. The summary does not purport to be complete and is qualified in its entirety by reference to all of the provisions of the Basic Agreement which was filed with the Securities and Exchange Commission (the "Commission") as an exhibit to the Company's Registration Statement on Form S-3 (Reg. No. 333-71833) and to all of the provisions of the Certificates, the Trust Supplements, the Deposit Agreements, the Escrow Agreements, the Liquidity Facilities and the Intercreditor Agreement, each of which has been or will be filed as an exhibit to an Annual Report on Form 10-K, a Quarterly Report on Form 10-Q, or to a Current Report on Form 8-K to be filed by Atlas with the Commission.

     Except as otherwise indicated, the following summary relates to each of the Trusts and the Certificates issued by each Trust. The terms and conditions governing each of the Trusts will be substantially the same, except as described under "-- Subordination" below and except that the principal amount and scheduled principal repayments of the Equipment Notes held by each Trust and the interest rate and maturity date of the Equipment Notes held by each Trust will differ. The references to Sections in parentheses in the following summary are to the relevant Sections of the Basic Agreement unless otherwise indicated.

GENERAL

     Each Pass Through Certificate (collectively, the "Certificates") will represent a fractional undivided interest in one of the four classes (each, a "Class") of Atlas Air, Inc. 1999-1 Pass Through Trusts (the "Class A-1 Trust", the "Class A-2 Trust", the "Class B Trust", and the "Class C Trust", and, collectively, the "Trusts"). The Trusts will be formed pursuant to a pass through trust agreement between Atlas and Wilmington Trust Company, as trustee (the "Trustee"), dated as of April 1, 1999 (the "Basic Agreement"), and four separate supplements thereto (each, a "Trust Supplement" and, together with the Basic Agreement, collectively, the "Pass Through Trust Agreements"). The Certificates to be issued by the Class A-1 Trust, the Class A-2 Trust, the Class B Trust, and the Class C Trust are referred to herein as the "Class A-1 Certificates", the "Class A-2 Certificates", the "Class B Certificates" and the "Class C Certificates".

     Each Certificate will represent a fractional undivided interest in the Trust created by the Pass Through Trust Agreement pursuant to which such Certificate is issued. (Section 2.01) The Trust Property of each Trust (the "Trust Property") will consist of:

     - subject to the Intercreditor Agreement, Equipment Notes acquired under the Note Purchase Agreement and issued at Atlas' election in connection with the delivery of each Aircraft during the Delivery Period either (a) on a nonrecourse basis by an Owner Trustee in each separate leveraged lease transaction with respect to each Leased Aircraft to finance a portion of the purchase price of such Leased Aircraft by the Owner Trustee, in which case the applicable Leased Aircraft will be leased to Atlas or (b) on a recourse basis by Atlas in connection with each separate secured loan transaction with respect to each Owned Aircraft to finance a portion of the purchase price of such Owned Aircraft by Atlas;

     - the rights of such Trust under the Intercreditor Agreement (including all monies receivable in respect of such rights);

     - all monies receivable under the Liquidity Facility for such Trust; and

     - funds from time to time deposited with the Trustee in accounts relating to such Trust.

     The Certificates of each Trust will be issued in fully registered form only and will be subject to the provisions described below under "-- Book Entry; Delivery and Form". Certificates will be issued only in minimum denominations of $1,000 or integral multiples thereof, except that one Certificate of each Trust may be issued in a different denomination. (Section 3.01)

     The Certificates represent interests in the respective Trusts, and all payments and distributions thereon will be made only from the Trust Property of the related Trust. (Section 3.09) The Certificates do not represent an interest in or obligation of Atlas, the Trustees, any of the Loan Trustees or Owner Trustees in their individual capacities, any Owner Participant or any affiliate of any thereof.

     Pursuant to the Escrow Agreement applicable to each Trust, the holders of Certificates of such Trust (each a "Certificateholder") as holders of the Escrow Receipts affixed to each Certificate are entitled to certain rights with respect to the Deposits relating to such Trust. Accordingly, any transfer of a Certificate will have the effect of transferring the corresponding rights with respect to the Deposits, and rights with respect to the Deposits may not be separately transferred by Certificateholders. Rights with respect to the Deposits and the Escrow Agreement relating to a Trust, except for the right to request withdrawals for the purchase of Equipment Notes, will not constitute Trust Property of such Trust.

SUBORDINATION

     The subordination terms of the Certificates vary depending upon whether a "Triggering Event" has occurred. "Triggering Event" means (x) the occurrence of an Indenture Event of Default under all Indentures resulting in a PTC Event of Default with respect to the most senior Class of Certificates then outstanding,
(y) the acceleration of all of the outstanding Equipment Notes (provided that during the Delivery Period the aggregate principal amount thereof exceeds $300 million) or (z) certain bankruptcy or insolvency events involving Atlas.

     BEFORE A TRIGGERING EVENT

     On each Regular Distribution Date or Special Distribution Date (each, a "Distribution Date"), so long as no Triggering Event shall have occurred (whether or not continuing), all payments received by the Subordination Agent in respect of Equipment Notes and certain other payments under the related Indenture will be distributed under the Intercreditor Agreement in the order specified under "Description of the Intercreditor Agreement -- Priority of Distributions -- Before a Triggering Event".

     AFTER A TRIGGERING EVENT

     Upon the occurrence of a Triggering Event and at all times thereafter, all payments received by the Subordination Agent in respect of the Equipment Notes and certain other payments will be distributed under the Intercreditor Agreement in the order specified under "Description of the Intercreditor
Agreement -- Priority of Distributions -- After a Triggering Event".

     Payments in respect of the Deposits relating to a Trust will not be subject to the subordination provisions of the Intercreditor Agreement.

PAYMENTS AND DISTRIBUTIONS

     Payments of interest on the Deposits with respect to each Trust and payments of principal, premium (if any) and interest on the Equipment Notes or with respect to other Trust Property held in each Trust will be distributed by the Paying Agent (in the case of the Deposits) or by the Trustee (in the case of Trust Property of such Trust) to Certificateholders of such Trust on the date receipt of such payment is confirmed, except in the case of certain types of Special Payments.

     The Deposits held with respect to each Trust and the Equipment Notes held in each Trust will accrue interest at the applicable rate per annum for Certificates to be issued by such Trust set forth on the cover page of this prospectus supplement, payable on January 2 and July 2 of each year, commencing on January 2, 2000 (or, in the case of Equipment Notes issued after such date, commencing with the first such date to occur after initial issuance thereof). Such interest payments will be distributed to Certificateholders of such Trust on each such date until the final Distribution Date for such Trust, subject in the case of payments on the Equipment Notes to the Intercreditor Agreement. Interest is calculated on the basis of a 360-day year consisting of twelve 30-day months.

     Payments of interest applicable to the Certificates to be issued by each of the Trusts will be supported by a separate Liquidity Facility to be provided by the applicable Liquidity Provider for the benefit of the holders of such Certificates in an aggregate amount sufficient to pay interest thereon at the Stated Interest Rate for such Trust on up to three successive Regular Distribution Dates (without regard to any future payments of principal on such Certificates), except that the Liquidity Facility with respect to such Trust will not cover interest payable by the Depositary on the Deposits relating to such Trust. The Liquidity Facility for any Class of Certificates does not provide for drawings thereunder to pay for principal of or premium on the Certificates of such Class, any interest on the Certificates of such Class in excess of the Stated Interest Rate, or, notwithstanding the subordination provisions of the Intercreditor Agreement, principal of or interest or premium on the Certificates of any other Class. Therefore, only the holders of the Certificates to be issued by a particular Trust will be entitled to receive and retain the proceeds of drawings under the Liquidity Facility for such Trust. See "Description of the Liquidity Facilities".

     Payments of principal of the Series A-1, Series B and Series C Equipment Notes are scheduled to be received by the Trustee on January 2 and July 2 in certain years depending upon the terms of the Equipment Notes held in such Trust commencing on January 2, 2000 (or, in the case of Equipment Notes issued after such date, commencing with the first such date to occur after initial issuance thereof). The entire principal amount of the Series A-2 Equipment Notes is scheduled for payment on July 2, 2009.

     Scheduled payments of interest on the Deposits and of interest or principal on the Equipment Notes are herein referred to as "Scheduled Payments", and January 2 and July 2 of each year are herein referred to as "Regular Distribution Dates". See "Description of the Equipment Notes -- Principal and Interest Payments". The "Final Maturity Date" for the Class A-1 Certificates is July 2, 2020, for the Class A-2 Certificates is January 2, 2011, for the Class B Certificates is July 2, 2016 and for the Class C Certificates is July 2, 2012.

     The Paying Agent with respect to each Escrow Agreement will distribute on each Regular Distribution Date to the Certificateholders of the Trust to which such Escrow Agreement relates all Scheduled Payments received in respect of the related Deposits, the receipt of which is confirmed by the Paying Agent on such Regular Distribution Date. The Trustee of each Trust will distribute, subject to the Intercreditor Agreement, on each Regular

Distribution Date to the Certificateholders of such Trust all Scheduled Payments received in respect of Equipment Notes held on behalf of such Trust, the receipt of which is confirmed by the Trustee on such Regular Distribution Date. Each Certificateholder of each Trust will be entitled to receive its proportionate share, based upon its fractional interest in such Trust, of any distribution in respect of Scheduled Payments of interest on the Deposits relating to such Trust and, subject to the Intercreditor Agreement, of principal or interest on Equipment Notes held on behalf of such Trust. Each such distribution of Scheduled Payments will be made by the applicable Paying Agent or Trustee to the Certificateholders of record of the relevant Trust on the record date applicable to such Scheduled Payment subject to certain exceptions. (Sections 4.01 and 4.02; Escrow Agreement, Section 2.03) If a Scheduled Payment is not received by the applicable Paying Agent or Trustee on a Regular Distribution Date but is received within five days thereafter, it will be distributed on the date received to such holders of record. If it is received after such five-day period, it will be treated as a Special Payment and distributed as described below.

     Any payment in respect of, or any proceeds of, any Equipment Note or the Trust Indenture Estate under (and as defined in) each Leased Aircraft Indenture or Collateral under (and as defined in) any Owned Aircraft Indenture other than a Scheduled Payment (each, a "Special Payment") will be distributed on, in the case of an early redemption or a purchase of any Equipment Note, the date of such early redemption or purchase (which shall be a Business Day), and otherwise on the Business Day specified for distribution of such Special Payment pursuant to a notice delivered by each Trustee as soon as practicable after the Trustee has received funds for such Special Payment (each a "Special Distribution Date"). Any such distribution will be subject to the Intercreditor Agreement. Any unused Deposits to be distributed after the Delivery Period Termination Date or the occurrence of a Triggering Event, together with accrued and unpaid interest thereon and any premium payable by Atlas (each, also a "Special Payment"), will be distributed on a date 15 days after the Paying Agent has received notice of the event requiring such distribution (also a "Special Distribution Date"). However, if such date is within 10 days before a Regular Distribution Date, the Special Payment shall be made on such Regular Distribution Date.

     Each Paying Agent, in the case of the Deposits, and each Trustee, in the case of Trust Property, will mail a notice to the Certificateholders of the applicable Trust stating the scheduled Special Distribution Date, the related record date, the amount of the Special Payment and the reason for the Special Payment. In the case of a redemption or purchase of the Equipment Notes held in the related Trust or any distribution of unused Deposits after the Delivery Period Termination Date or the occurrence of a Triggering Event, such notice will be mailed not less than 15 days prior to the date such Special Payment is scheduled to be distributed, and in the case of any other Special Payment, such notice will be mailed as soon as practicable after the Trustee has confirmed that it has received funds for such Special Payment. (Section 4.02(c); Escrow Agreement, Section 2.03) Each distribution of a Special Payment, other than a final distribution, on a Special Distribution Date for any Trust will be made by the Paying Agent or the Trustee, as applicable, to the Certificateholders of record of such Trust on the record date applicable to such Special Payment. (Section 4.02(b); Escrow Agreement, Section 2.03) See "-- Indenture Defaults and Certain Rights Upon an Indenture Default" and "Description of the Equipment Notes -- Redemption".

     Each Pass Through Trust Agreement will require that the Trustee establish and maintain, for the related Trust and for the benefit of the Certificateholders of such Trust, one or more non-interest bearing accounts (the "Certificate Account") for the deposit of payments representing Scheduled Payments received by such Trustee. Each Pass Through Trust Agreement will require that the Trustee establish and maintain, for the related Trust and for the benefit of the Certificateholders of such Trust, one or more accounts (the "Special Payments Account") for the deposit of payments representing Special Payments received by such Trustee, which shall be non-interest bearing except in certain circumstances where the Trustee may invest amounts in such account in certain permitted investments. Pursuant to the terms of each Pass Through Trust Agreement, the Trustee will be required to deposit any Scheduled Payments relating to the applicable Trust received by it in the Certificate Account of such Trust and to deposit any Special Payments so received by it in the Special Payments Account of such Trust. (Section 4.01) All amounts so deposited will be distributed by the Trustee on a Regular Distribution Date or a Special Distribution Date, as appropriate. (Section 4.02)

     Each Escrow Agreement requires that the Paying Agent establish and maintain, for the benefit of the Receiptholders, one or more accounts (the "Paying Agent Account"), which shall be non-interest bearing. Pursuant to the terms of the Escrow Agreement, the Paying Agent is required to deposit interest on Deposits relating to such Trust and any unused Deposits withdrawn by the Escrow Agent in the Paying Agent Account. All amounts so deposited will be distributed by the Paying Agent on a Regular Distribution Date or Special Distribution Date, as appropriate.

     The final distribution for each Trust will be made only upon presentation and surrender of the Certificates for such Trust at the office or agency of the Trustee specified in the notice given by the Trustee of such final distribution. The Trustee will mail such notice of the final distribution to the Certificateholders of such Trust, specifying the date set for such final distribution and the amount of such distribution. (Section 11.01) See
"-- Termination of the Trusts" below. Distributions in respect of Certificates issued in global form will be made as described in "-- Book-Entry; Delivery and Form" below.

     If any Distribution Date is a Saturday, Sunday or other day on which commercial banks are authorized or required to close in New York, New York, Chicago, Illinois, Wilmington, Delaware, Denver, Colorado, or Salt Lake City, Utah (any other day being a "Business Day"), distributions scheduled to be made on such Regular Distribution Date or Special Distribution Date will be made on the next succeeding Business Day without additional interest.

POOL FACTORS

     The "Pool Balance" for each Trust or for the Certificates issued by any Trust indicates, as of any date, the original aggregate face amount of the Certificates of such Trust less the aggregate amount of all payments made in respect of the Certificates of such Trust or in respect of Deposits relating to such Trust other than payments made in respect of interest or premium or reimbursement of any costs and expenses in connection therewith. The Pool Balance for each Trust or for the Certificates issued by any Trust as of any Distribution Date will be computed after giving effect to any special distribution with respect to unused Deposits, payment of principal of the Equipment Notes or payment with respect to other Trust Property held in such Trust and the distribution thereof to be made on that date. (Section 1.01)

     The "Pool Factor" for each Trust as of any Distribution Date will be the quotient (rounded to the seventh decimal place) computed by dividing (i) the Pool Balance by (ii) the original aggregate face amount of the Certificates of such Trust. The Pool Factor for each Trust or for the Certificates issued by any Trust as of any Distribution Date will be computed after giving effect to any special distribution with respect to unused Deposits, payment of principal of the Equipment Notes or payment with respect to other Trust Property held in such Trust and the distribution thereof to be made on that date. (Section 1.01) The Pool Factor for each Trust will be 1.0000000 on the date of issuance of the Certificates; thereafter, the Pool Factor for each Trust will decline as described herein to reflect reductions in the Pool Balance of such Trust. The amount of a Certificateholder's pro rata share of the Pool Balance of a Trust can be determined by multiplying the par value of the holder's Certificate of such Trust by the Pool Factor for such Trust as of the applicable Distribution Date. Notice of the Pool Factor and the Pool Balance for each Trust will be mailed to Certificateholders of such Trust on each Regular Distribution Date and Special Distribution Date. (Section 4.03)

     The following table sets forth an illustrative aggregate principal amortization schedule for the Equipment Notes held in each Trust (the "Assumed Amortization Schedule") and resulting Pool Factors with respect to such Trust. The actual aggregate principal amortization schedule applicable to the Class A-1, Class B or Class C Trust and the resulting Pool Factors with respect to each such Trust may differ from those set forth below, since the amortization schedule for the Series A-1, Series B or Series C Equipment Notes issued with respect to an Aircraft may vary from such illustrative amortization schedule so long as it complies with the Mandatory Economic Terms. In the case of the Class A-2 Trust, the scheduled date for payment of principal of the applicable Equipment Notes may not be changed under the Mandatory Economic Terms. However, the scheduled distribution of principal payments for any Trust would be affected if any Equipment Notes held in such Trust are redeemed or purchased or if a default in payment on such Equipment Notes occurred. In addition, the table set forth below assumes that each Aircraft is delivered in the month scheduled for its delivery (see "Description of the Aircraft and the Appraisals -- The Appraisals" for the delivery schedule) and that Equipment Notes in the maximum principal amount in respect of all of the Aircraft are purchased by the Trusts. Actual circumstances may vary from these assumptions, which would result in differences in the aggregate principal amortization schedule applicable to a Trust and in the resulting Pool Factors.

                         CLASS A-1                    CLASS A-2                     CLASS B                      CLASS C
                 --------------------------   --------------------------   --------------------------   -------------------------
                   SCHEDULED      EXPECTED      SCHEDULED      EXPECTED      SCHEDULED      EXPECTED      SCHEDULED     EXPECTED
                   PRINCIPAL        POOL        PRINCIPAL        POOL        PRINCIPAL        POOL        PRINCIPAL       POOL
     DATE           PAYMENTS       FACTOR        PAYMENTS       FACTOR        PAYMENTS       FACTOR       PAYMENTS       FACTOR
---------------  --------------   ---------   --------------   ---------   --------------   ---------   -------------   ---------
July 2, 1999     $         0.00   1.0000000   $         0.00   1.0000000   $         0.00   1.0000000   $        0.00   1.0000000
January 2, 2000    4,229,890.87   0.9842291             0.00   1.0000000     2,336,646.62   0.9791203    4,560,150.14   0.9619683
July 2, 2000       3,277,497.39   0.9720091             0.00   1.0000000     1,779,599.00   0.9632183    5,185,215.73   0.9187236
January 2, 2001    7,440,942.61   0.9442659             0.00   1.0000000     1,349,026.00   0.9511637    4,866,319.33   0.8781385
July 2, 2001       1,862,289.00   0.9373225             0.00   1.0000000       668,514.00   0.9451900            0.00   0.8781385
January 2, 2002    7,490,301.00   0.9093952             0.00   1.0000000     2,698,825.00   0.9210740    6,026,279.48   0.8278793
July 2, 2002       1,862,289.00   0.9024518             0.00   1.0000000       668,514.00   0.9151003            0.00   0.8278793
January 2, 2003    7,490,301.00   0.8745246             0.00   1.0000000     3,688,825.00   0.8821379    8,157,454.76   0.7598460
July 2, 2003       1,862,289.00   0.8675811             0.00   1.0000000       668,514.00   0.8761642            0.00   0.7598460
January 2, 2004    7,490,301.00   0.8396539             0.00   1.0000000     3,688,825.00   0.8432018   10,961,715.28   0.6684253
July 2, 2004       1,862,289.00   0.8327105             0.00   1.0000000       668,514.00   0.8372281            0.00   0.6684253
January 2, 2005    7,490,301.00   0.8047833             0.00   1.0000000     3,688,825.00   0.8042657   13,330,979.61   0.5572448
July 2, 2005       1,862,289.00   0.7978398             0.00   1.0000000       668,514.00   0.7982920            0.00   0.5572448
January 2, 2006    5,597,241.00   0.7769708             0.00   1.0000000     3,688,825.00   0.7653296   14,867,116.36   0.4332530
July 2, 2006       3,755,349.00   0.7629692             0.00   1.0000000       668,514.00   0.7593559            0.00   0.4332530
January 2, 2007    5,597,241.00   0.7421001             0.00   1.0000000     3,688,825.00   0.7263935   16,543,534.42   0.2952798
July 2, 2007       3,755,349.00   0.7280985             0.00   1.0000000       668,514.00   0.7204198            0.00   0.2952798
January 2, 2008    5,597,241.00   0.7072295             0.00   1.0000000     3,688,825.00   0.6874574   13,452,277.56   0.1830878
July 2, 2008       3,755,349.00   0.6932278             0.00   1.0000000       668,514.00   0.6814837            0.00   0.1830878
January 2, 2009    9,352,589.98   0.6583572             0.00   1.0000000     3,688,825.00   0.6485213   10,964,841.56   0.0916409
July 2, 2009               0.00   0.6583572    43,544,000.00   0.0000000       668,514.00   0.6425476            0.00   0.0916409
January 2, 2010    3,731,091.00   0.6444460             0.00   0.0000000     3,688,825.00   0.6095852    7,761,882.83   0.0269068
July 2, 2010       3,755,349.00   0.6304444             0.00   0.0000000       668,514.00   0.6036115            0.00   0.0269068
January 2, 2011    3,731,091.00   0.6165332             0.00   0.0000000     8,658,154.62   0.5262444    3,226,232.94   0.0000000
July 2, 2011       3,755,349.00   0.6025315             0.00   0.0000000       668,514.00   0.5202707            0.00   0.0000000
January 2, 2012    3,731,091.00   0.5886204             0.00   0.0000000     7,559,066.00   0.4527248            0.00   0.0000000
July 2, 2012       3,755,349.00   0.5746187             0.00   0.0000000       668,514.00   0.4467511            0.00   0.0000000
January 2, 2013    3,731,091.00   0.5607075             0.00   0.0000000    12,610,342.98   0.3340682            0.00   0.0000000
July 2, 2013       3,755,349.00   0.5467059             0.00   0.0000000     1,890,767.56   0.3171728            0.00   0.0000000
January 2, 2014    3,731,091.00   0.5327947             0.00   0.0000000    16,789,515.83   0.1671458            0.00   0.0000000
July 2, 2014       3,755,349.00   0.5187931             0.00   0.0000000     4,819,684.69   0.1240783            0.00   0.0000000
January 2, 2015    6,587,819.93   0.4942307             0.00   0.0000000    13,885,603.70   0.0000000            0.00   0.0000000
July 2, 2015       1,862,289.00   0.4872873             0.00   0.0000000             0.00   0.0000000            0.00   0.0000000
January 2, 2016   13,230,075.55   0.4379596             0.00   0.0000000             0.00   0.0000000            0.00   0.0000000
July 2, 2016       1,862,289.00   0.4310162             0.00   0.0000000             0.00   0.0000000            0.00   0.0000000
January 2, 2017   29,850,027.40   0.3197219             0.00   0.0000000             0.00   0.0000000            0.00   0.0000000
January 2, 2018   37,642,155.52   0.1793750             0.00   0.0000000             0.00   0.0000000            0.00   0.0000000
July 2, 2018       7,122,149.97   0.1528204             0.00   0.0000000             0.00   0.0000000            0.00   0.0000000
January 2, 2019   40,987,653.78   0.0000000             0.00   0.0000000             0.00   0.0000000            0.00   0.0000000

     The final schedule of principal payments and the resulting schedule of Pool Balances and Pool Factors may change from that set forth above as a result of any reoptimization negotiated with an Owner Participant. Such reoptimization may occur at the time of issuance of Equipment Notes and, if Atlas elects to convert an Owned Aircraft to a Leased Aircraft prior to January 1, 2000, at the time of such conversion. In addition, the Pool Factor and Pool Balance of each Trust will be recomputed if there has been an early redemption, purchase, or default in the payment of principal or interest in respect of one or more of the Equipment Notes held in a Trust, as described in "-- Indenture Defaults and Certain Rights Upon an Indenture Default" and "Description of the Equipment Notes -- Redemption", or a special distribution attributable to unused Deposits, as described in "Description of the Deposit Agreements". If (i) any such change in the scheduled repayments or (ii) any such redemption, purchase, default or special distribution occurs, the Pool Factors and the Pool Balances of each Trust so affected will be recomputed after giving effect thereto and notice thereof will be mailed to the Certificateholders of such Trust promptly after any such change in scheduled repayments or after the occurrence of any event described in clause (ii), as the case may be.

REPORTS TO CERTIFICATEHOLDERS

     On each Distribution Date, the applicable Paying Agent and Trustee will include with each distribution by it of a Scheduled Payment or Special Payment to Certificateholders of the related Trust a statement, setting forth the following information (per $1,000 aggregate principal amount of Certificate for such Trust, as to (2), (3), (4) and (5) below):

          (1) the aggregate amount of such funds distributed on such Distribution Date under the Pass Through Trust Agreement and the Escrow Agreement, indicating the amount allocable to each source;

          (2) the amount of such distribution under the Pass Through Trust Agreement allocable to principal and the amount allocable to premium (including any premium paid by Atlas with respect to unused Deposits), if any;

          (3) the amount of such distribution under the Pass Through Trust Agreement allocable to interest;

          (4) the amount of such distribution under the Escrow Agreement allocable to interest;

          (5) the amount of such distribution under the Escrow Agreement allocable to unused Deposits (if any); and

          (6) the Pool Balance and the Pool Factor for such Trust. (Trust Supplement, Section 3.02(a))

     So long as the Certificates are registered in the name of DTC or its nominee, on the record date prior to each Distribution Date, the applicable Trustee will request from DTC a securities position listing setting forth the names of all DTC Participants reflected on DTC's books as holding interests in the Certificates on such record date. On each Distribution Date, the applicable Paying Agent and Trustee will mail to each such DTC Participant the statement described above and will make available additional copies as requested by such DTC Participant for forwarding to Certificate Owners. (Trust Supplement, Section 3.02(a)).

     In addition, after the end of each calendar year, the applicable Trustee and Paying Agent will furnish to each Certificateholder of each Trust at any time during the preceding calendar year a report containing the sum of the amounts determined pursuant to clauses (1), (2), (3), (4) and (5) above with respect to the Trust for such calendar year or, if such person was a Certificateholder during only a portion of such calendar year, for the applicable portion of such calendar year, and such other items as are readily available to such Trustee and which a Certificateholder shall reasonably request as necessary for the purpose of such Certificateholder's preparation of its U.S. federal income tax returns. (Trust Supplement, Section 3.02(b)). Such report and such other items shall be prepared on the basis of information supplied to the applicable Trustee by the DTC Participants and will be delivered by such Trustee to such DTC Participants to be available for forwarding by such DTC Participants to Certificate Owners in the manner described above. (Trust Supplement, Section 3.02(b)). At such time, if any, as the Certificates are issued in the form of definitive certificates, the applicable Paying Agent and Trustee will prepare and deliver the information described above to each Certificateholder of record of each Trust as the name and period of ownership of such Certificateholder appears on the records of the registrar of the Certificates.

INDENTURE DEFAULTS AND CERTAIN RIGHTS UPON AN INDENTURE DEFAULT

     An event of default under an Indenture (an "Indenture Event of Default") will, with respect to the Leased Aircraft Indentures, include an event of default under the related Lease

(a "Lease Event of Default"). See "Description of the Equipment
Notes -- Indenture Event of Defaults, Notice and Waiver". Since the Equipment Notes issued under an Indenture will be held in more than one Trust, a continuing Indenture Event of Default under such Indenture would affect the Equipment Notes held by each Trust. There are no cross-default provisions in the Indentures or in the Leases (unless otherwise agreed between an Owner Participant and Atlas). Consequently, events resulting in an Indenture Event of Default under any particular Indenture may or may not result in an Indenture Event of Default under any other Indenture, and a Lease Event of Default under any particular Lease may or may not constitute a Lease Event of Default under any other Lease. If an Indenture Event of Default occurs in fewer than all of the Indentures, notwithstanding the treatment of Equipment Notes issued under any Indenture under which an Indenture Event of Default has occurred, payments of principal and interest on the Equipment Notes will continue to be distributed to the holders of the Certificates as originally scheduled, subject to the Intercreditor Agreement. See "Description of the Intercreditor
Agreement -- Priority of Distributions".

     With respect to each Leased Aircraft, the applicable Owner Trustee and Owner Participant, under the related Leased Aircraft Indenture, will have the right under certain circumstances to cure Indenture defaults that result from the occurrence of a Lease Event of Default under the related Lease. If the Owner Trustee or the Owner Participant exercises any such cure right, the Indenture default will be deemed to have been cured.

     In the event that the same institution acts as Trustee of multiple Trusts, in the absence of instructions from the Certificateholders of any such Trust, such Trustee could be faced with a potential conflict of interest upon an Indenture Event of Default. In such event, each Trustee has indicated that it would resign as Trustee of one or all such Trusts, and a successor trustee would be appointed in accordance with the terms of the applicable Pass Through Trust Agreement. Wilmington Trust Company will be the initial Trustee under each Trust.

     Upon the occurrence and continuation of an Indenture Event of Default, the Controlling Party will direct the Indenture Trustee under such Indenture in the exercise of remedies thereunder and may accelerate and sell all (but not less than all) of the Equipment Notes issued under such Indenture to any person, subject to certain limitations. See "Description of the Intercreditor
Agreement -- Intercreditor Rights -- Sale of Equipment Notes or Aircraft". The proceeds of such sale will be distributed pursuant to the provisions of the Intercreditor Agreement. Any such proceeds so distributed to any Trustee upon any such sale shall be deposited in the applicable Special Payments Account and shall be distributed to the Certificateholders of the applicable Trust on a Special Distribution Date. (Sections 4.01 and 4.02) The market for Equipment Notes at the time of the existence of an Indenture Event of Default may be very limited and there can be no assurance as to the price at which they could be sold. If any such Equipment Notes are sold for less than their outstanding principal amount, certain Certificateholders will receive a smaller amount of principal distributions than anticipated and will not have any claim for the shortfall against Atlas, any Liquidity Provider, any Owner Trustee, any Owner Participant or any Trustee.

     Any amount, other than Scheduled Payments received on a Regular Distribution Date or within five days thereafter, distributed to the Trustee of any Trust by the Subordination Agent on account of any Equipment Note or Trust Indenture Estate under (and as defined in) any Lease Aircraft Indenture or Collateral under (and as defined in) any Owned Aircraft Indenture held in such Trust following an Indenture Event of Default will be deposited in the Special Payments Account for such Trust and will be distributed to the Certificateholders of such Trust on a Special Distribution Date. (Sections 4.01 and 4.02) In addition, if, following an Indenture Event of Default under any Leased Aircraft Indenture, the applicable Owner

Participant or Owner Trustee exercises its option to redeem or purchase the outstanding Equipment Notes issued under such Leased Aircraft Indenture, the price paid by such Owner Participant or Owner Trustee for the Equipment Notes issued under such Leased Aircraft Indenture and distributed to such Trust by the Subordination Agent will be deposited in the Special Payments Account for such Trust and will be distributed to the Certificateholders of such Trust on a Special Distribution Date. (Sections 4.01 and 4.02)

     Any funds representing payments received with respect to any defaulted Equipment Notes, or the proceeds from the sale of any Equipment Notes, held by the Trustee in the Special Payments Account for such Trust will, to the extent practicable, be invested and reinvested by such Trustee in certain permitted investments pending the distribution of such funds on a Special Distribution Date. (Section 4.04) Such permitted investments will be defined as obligations of the United States or agencies or instrumentalities thereof for the payment of which the full faith and credit of the United States is pledged and which mature in not more than 60 days or such lesser time as is required for the distribution of any such funds on a Special Distribution Date. (Section 1.01)

     Each Pass Through Trust Agreement will provide that the Trustee of the related Trust will, within 90 days after the occurrence of any default known to the Trustee, give to the Certificateholders of such Trust notice, transmitted by mail, of such uncured or unwaived defaults with respect to such Trust known to it, provided that, except in the case of default in a payment of principal, premium, if any, or interest on any of the Equipment Notes held in such Trust, the applicable Trustee will be protected in withholding such notice if it in good faith determines that the withholding of such notice is in the interests of such Certificateholders. (Section 7.02) The term "default" as used in this paragraph only with respect to any Trust means the occurrence of an Indenture Event of Default under any Indenture pursuant to which Equipment Notes held by such Trust were issued, as described above, except that in determining whether any such Indenture Event of Default has occurred, any grace period or notice in connection therewith will be disregarded.

     Each Pass Through Trust Agreement will contain a provision entitling the Trustee of the related Trust, subject to the duty of such Trustee during a default to act with the required standard of care, to be offered reasonable security or indemnity by the holders of the Certificates of such Trust before proceeding to exercise any right or power under such Pass Through Trust Agreement at the request of such Certificateholders. (Section 7.03(e))

     Subject to certain qualifications set forth in each Pass Through Trust Agreement and to the Intercreditor Agreement, the Certificateholders of each Trust holding Certificates evidencing fractional undivided interests aggregating not less than a majority in interest in such Trust will have the right to direct the time, method and place of conducting any proceeding for any remedy available to the Trustee with respect to such Trust or pursuant to the terms of the Intercreditor Agreement, or exercising any trust or power conferred on such Trustee under such Pass Through Trust Agreement or the Intercreditor Agreement, including any right of such Trustee as Controlling Party under the Intercreditor Agreement or as holder of the Equipment Notes. (Section 6.04)

     In certain cases, the holders of the Certificates of a Trust evidencing fractional undivided interests aggregating not less than a majority in interest of such Trust may on behalf of the holders of all the Certificates of such Trust waive any past Indenture Event of Default and its consequences under any Indenture pursuant to which Equipment Notes held by such Trust were issued or, if the Trustee of such Trust is the Controlling Party, may direct the Trustee to instruct the applicable Loan Trustee to waive any past Indenture Default and its consequences, except (i) a default in the deposit of any Scheduled Payment or Special Payment or in the distribution thereof, (ii) a default in payment of the principal, premium, if any, or interest with respect to any of the Equipment Notes and
(iii) a default in respect of any covenant or provision of the Pass Through Trust Agreement that cannot be modified or amended without the consent of each Certificateholder of such Trust affected thereby. (Section 6.05) Each Indenture will provide that, with certain exceptions, the holders of the majority in aggregate unpaid principal amount of the Equipment Notes issued thereunder may on behalf of all such holders waive any past default or Indenture Event of Default thereunder. Notwithstanding such provisions of the Indentures, pursuant to the Intercreditor Agreement only the Controlling Party will be entitled to waive any such past default or Indenture Event of Default.

PURCHASE RIGHTS OF CERTIFICATEHOLDERS

     Upon the occurrence and during the continuation of a Triggering Event, with 10 days' written notice to the Trustee and each Certificateholder of the same
Class:

     - if the Class A-1 or Class A-2 Certificateholders are then represented by the Controlling Party, the Certificateholders of such other Class will have the right to purchase all of such Class of Certificates represented by the Controlling Party;

     - the Class B Certificateholders will have the right to purchase all, but not less than all, of the Class A-1 and Class A-2 Certificates;

     - the Class C Certificateholders will have the right to purchase all, but not less than all, of the Class A-1, Class A-2 and Class B Certificates; and

     - if the Class D Certificates are issued, the Class D Certificateholders shall have the right to purchase all, but not less than all, of the Class A-1, Class A-2, Class B and Class C Certificates.

     In each case the purchase price will be equal to the Pool Balance of the relevant Class or Classes of Certificates plus accrued and unpaid interest thereon to the date of purchase, without premium, but including any other amounts due to the Certificateholders of such Class or Classes. (Trust Supplement, Section 4.01) In each case, if prior to the end of the 10-day period, any other Certificateholder of the same Class notifies the purchasing Certificateholder that the other Certificateholder wants to participate in such purchase, then such other Certificateholder may join with the purchasing Certificateholder to purchase the Certificates pro rata based on the interest in the Trust held by each Certificateholder.

PTC EVENT OF DEFAULT

     A Pass Through Certificate Event of Default (a "PTC Event of Default") is defined under the Pass Through Trust Agreements as the failure to pay:

     - the outstanding Pool Balance of the applicable Class of Certificates within 10 Business Days of the Final Maturity Date for such Class; or

     - interest due on such Class of Certificates within 10 Business Days of any Distribution Date (unless the Subordination Agent shall have made Interest Drawings, or withdrawals from the Cash Collateral Accounts for such Class of Certificates, with respect thereto in an aggregate amount sufficient to pay such interest and shall have distributed such amount to the Trustee entitled thereto).

     Any failure to make expected principal distributions with respect to any Class of Certificates on any Regular Distribution Date (other than the Final Maturity Date) will not constitute a PTC Event of Default with respect to such Certificates. A PTC Event of Default with respect to the most senior outstanding Class of Certificates resulting from an Indenture Event of Default under all Indentures will constitute a Triggering Event. See "Description of the Intercreditor Agreement -- Priority of Distributions" for a discussion of the consequences of the occurrence of a Triggering Event.

MERGER, CONSOLIDATION AND TRANSFER OF ASSETS

     Atlas will be prohibited from consolidating with or merging into any other corporation or transferring substantially all of its assets as an entirety to any other corporation unless:

     - the surviving successor or transferee corporation is validly existing under the laws of the United States or any state thereof;

     - the surviving successor or transferee corporation is a "citizen of the United States" (as defined in Title 49 of the United States Code relating to aviation (the "Transportation Code")) holding an air carrier operating certificate issued by the Secretary of Transportation pursuant to Chapter 447 of Title 49, United States Code, if, and so long as, such status is a condition of entitlement to the benefits of Section 1110 of the Bankruptcy Code;

     - the surviving successor or transferee corporation expressly assumes all of the obligations of Atlas contained in any Pass Through Trust Agreement, the Note Purchase Agreement, the Owned Aircraft Indentures, the Participation Agreements and the Leases, and any other operative documents; and

     - Atlas shall have delivered a certificate and an opinion or opinions of counsel indicating that such transaction, in effect, complies with such conditions.

     In addition, after giving effect to such transaction, no Lease Event of Default, in the case of a Leased Aircraft, or Indenture Default, in the case of an Owned Aircraft, shall have occurred and be continuing. (Section 5.02; Leases, Section 13.02; Owned Aircraft Indentures, Section 4.07)

     The Pass Through Trust Agreements, the Note Purchase Agreement, the Indentures, the Participation Agreements and the Leases will not contain any covenants or provisions which may afford the applicable Trustee or Certificateholders protection in the event of a highly leveraged transaction, including transactions effected by management or affiliates, which may or may not result in a change in control of Atlas.

MODIFICATIONS OF THE PASS THROUGH TRUST AGREEMENTS AND CERTAIN OTHER AGREEMENTS

     Each Pass Through Trust Agreement will contain provisions permitting, at the request of the Company, the execution of amendments or supplements to such Pass Through Trust Agreement or, if applicable, to the Deposit Agreements, the Escrow Agreements, the Intercreditor Agreement, the Note Purchase Agreement or any Liquidity Facility, without the consent of the holders of any of the Certificates of such Trust:

     - to provide for the formation of a Trust to issue additional classes of certificates and to enter into Trust Supplements settings forth the terms of any such class of certificates;

     - to evidence the succession of another corporation to Atlas and the assumption by such corporation of Atlas' obligations under such Pass Through Trust Agreement, Deposit Agreement, Escrow Agreement, Note Purchase Agreement or Liquidity Facility;

     - to add to the covenants of Atlas for the benefit of holders of such Certificates or to surrender any right or power conferred upon Atlas in such Pass Through Trust

Agreement, Deposit Agreement, Escrow Agreement, Intercreditor Agreement, Note Purchase Agreement or Liquidity Facility;

     - to correct or supplement any provision of such Pass Through Trust Agreement, the Deposit Agreement, Escrow Agreement, Intercreditor Agreement, Note Purchase Agreement or Liquidity Facility which may be defective or inconsistent with any other provision in such Pass Through Trust Agreement, Deposit Agreement, Escrow Agreement, Intercreditor Agreement, Note Purchase Agreement or Liquidity Facility, as applicable, or to cure any ambiguity or to modify any other provision with respect to matters or questions arising under such Pass Through Trust Agreement, Deposit Agreement, Escrow Agreement, Intercreditor Agreement, Note Purchase Agreement or Liquidity Facility, provided that such action shall not materially adversely affect the interests of the holders of such Certificates;

     - to correct any mistake in such Pass Through Trust Agreement, Deposit Agreement, Escrow Agreement, Intercreditor Agreement, Note Purchase Agreement or Liquidity Facility; or, as provided in the Intercreditor Agreement, to give effect to or provide for a Replacement Facility;

     - to comply with any requirement of the Commission, any applicable law, rules or regulations of any exchange or quotation system on which the Certificates are listed, or any regulatory body;

     - to modify, eliminate or add to the provisions of such Pass Through Trust Agreement, Deposit Agreement, Escrow Agreement, Intercreditor Agreement, Note Purchase Agreement or Liquidity Facility to such extent as shall be necessary to continue the qualification of such Pass Through Trust Agreement (including any supplemental agreement) under the Trust Indenture Act of 1939, as amended (the "Trust Indenture Act"), or any similar federal statute enacted after the execution of such Pass Through Trust Agreement, and to add to such Pass Through Trust Agreement, Deposit Agreement, Escrow Agreement, Intercreditor Agreement, Note Purchase Agreement or Liquidity Facility such other provisions as may be expressly permitted by the Trust Indenture Act; and

     - to evidence and provide for the acceptance of appointment under such Pass Through Trust Agreement, Deposit Agreement, Escrow Agreement, Intercreditor Agreement, Note Purchase Agreement or Liquidity Facility by a successor Trustee and to add to or change any of the provisions of such Pass Through Trust Agreement, the Deposit Agreement, the Escrow Agreement, Intercreditor Agreement, the Note Purchase Agreement or Liquidity Facility as shall be necessary to provide for or facilitate the administration of the Trusts by more than one Trustee.

     In each case, such modification or supplement may not adversely affect the status of the Trust as a grantor trust under Subpart E, Part I of Subchapter J of Chapter 1 of Subtitle A of the Internal Revenue Code of 1986, as amended (the "Code") for U.S. federal income tax purposes. (Section 9.01)

     Each Pass Through Trust Agreement also contains provisions permitting the execution, with the consent of the holders of the Certificates of the related Trust evidencing fractional undivided interests aggregating not less than a majority in interest of such Trust, and with the consent of the applicable Owner Trustee, of amendments or supplements adding any provisions to or changing or eliminating any of the provisions of such Pass Through Trust Agreement, the Deposit Agreements, the Escrow Agreements, the Intercreditor Agreement, the Note Purchase Agreement or any Liquidity Facility to the extent applicable to such

Certificateholders or of modifying the rights and obligations of such Certificateholders under such Pass Through Trust Agreement, the Deposit Agreements, the Escrow Agreements, the Intercreditor Agreement, the Note Purchase Agreement or any Liquidity Facility. However, no such amendment or supplement may, without the consent of the holder of each Certificate adversely affected thereby:

     - reduce in any manner the amount of, or delay the timing of, any receipt by the Trustee (or, with respect to the Deposits, the Receiptholders) of payments with respect to the Deposits, the Equipment Notes held in such Trust or distributions in respect of any Certificate related to such Trust, or change the date or place of any payment in respect of any Certificate, or make distributions payable in coin or currency other than that provided for in such Certificates, or impair the right of any Certificateholder of such Trust to institute suit for the enforcement of any such payment when due;

     - permit the disposition of any Equipment Note held in such Trust, except as provided in such Pass Through Trust Agreement, or otherwise deprive such Certificateholder of the benefit of the ownership of the applicable Equipment Notes;

     - alter the priority of distributions specified in the Intercreditor Agreement in a manner materially adverse to such Certificateholders;

     - reduce the percentage of the aggregate fractional undivided interests of the Trust provided for in such Pass Through Trust Agreement, the consent of the holders of which is required for any such supplemental trust agreement or for any waiver provided for in such Pass Through Trust Agreement; or

     - modify any of the provisions relating to the rights of the Certificateholders in respect of the waiver of events of default or receipt of payment. (Section 9.02; Trust Supplement, Section 6.02)

     In the event that a Trustee, as holder (or beneficial owner through the Subordination Agent) of any Equipment Note in trust for the benefit of the Certificateholders of the relevant Trust or as Controlling Party under the Intercreditor Agreement, receives (directly or indirectly through the Subordination Agent) a request for a consent to any amendment, modification, waiver or supplement under any Indenture, any Participation Agreement, any Lease, any Equipment Note or any other related document, the Trustee shall forthwith send a notice of such proposed amendment, modification, waiver or supplement to each Certificateholder of the relevant Trust as of the date of such notice. The Trustee shall request from the Certificateholders a direction as to:

     - whether or not to take or refrain from taking (or direct the Subordination Agent to take or refrain from taking) any action which a holder of such Equipment Note or the Controlling Party has the option to take;

     - whether or not to give or execute (or direct the Subordination Agent to give or execute) any waivers, consents, amendments, modifications or supplements as a holder of such Equipment Note or as Controlling Party; and

     - how to vote (or direct the Subordination Agent to vote) any Equipment
       Note if a vote has been called for with respect thereto.

     Provided such a request for Certificateholder direction shall have been made, in directing any action or casting any vote or giving any consent as the holder of any Equipment Note (or in directing the Subordination Agent in any of the foregoing):

     - other than as Controlling Party, the Trustee shall vote for or give consent to any such action with respect to such Equipment Note in the same proportion as that of (x) the aggregate face amount of all Certificates actually voted in favor of or for giving consent to such action by such direction of Certificateholders to (y) the aggregate face amount of all outstanding certificates of the relevant Trust; and

     - as the Controlling Party, the Trustee shall vote as directed in such Certificateholder direction by the Certificateholders evidencing fractional undivided interests aggregating not less than a majority in interest in the relevant Trust.

     For purposes of the immediately preceding sentence, a Certificate shall have been "actually voted" if the Certificateholder has delivered to the Trustee an instrument evidencing such Certificateholder's consent to such direction prior to one Business Day before the Trustee directs such action or casts such vote or gives such consent. Notwithstanding the foregoing, but subject to certain rights of the Certificateholders under the relevant Pass Through Trust Agreement and subject to the Intercreditor Agreement, the Trustee may, in its own discretion and at its own direction, consent and notify the relevant Loan Trustee of such consent (or direct the Subordination Agent to consent and notify the relevant Loan Trustee of such consent) to any amendment, modification, waiver or supplement under the relevant Indenture, Participation Agreement or Lease, any relevant Equipment Note or any other related document, if an Indenture Event of Default under any Indenture shall have occurred and be continuing, or if such amendment, modification, waiver or supplement will not materially adversely affect the interests of the Certificateholders. (Section 10.01)

OBLIGATION TO PURCHASE EQUIPMENT NOTES

     The Class A-1, Class B and Class C Trustees, respectively, will be obligated to purchase the Series A-1, Series B and Series C Equipment Notes issued with respect to each Aircraft and the Class A-2 Trustee will be obligated to purchase the Series A-2 Equipment Note issued with respect to one Aircraft selected by Atlas, subject in each case to the terms and conditions of a note purchase agreement (the "Note Purchase Agreement"). Under the Note Purchase Agreement, Atlas agrees to finance each Aircraft in the manner provided therein. Atlas will enter into a secured debt financing with respect to the Aircraft securing the Series A-2 Equipment Notes. Atlas will have the option of entering into a leveraged lease financing or a secured debt financing with respect to each of the other four Aircraft. Except for the Owned Aircraft securing the Series A-2 Equipment Notes, Atlas may elect to convert an Owned Aircraft to a Leased Aircraft at any time by entering into a sale/leaseback transaction.

     - If Atlas chooses to enter into a leveraged lease financing with respect to an Aircraft (such Aircraft, a "Leased Aircraft"), the Note Purchase Agreement provides for the relevant parties to enter into a participation agreement (each, a "Participation Agreement"), a Lease and an indenture (each, a "Leased Aircraft Indenture") relating to the financing of such Leased Aircraft.

     - If Atlas chooses to enter into a secured debt financing with respect to an Aircraft (such Aircraft, an "Owned Aircraft"), the Note Purchase Agreement provides for the relevant parties to enter into a participation agreement (each, a "Participation Agreement") and an indenture (each an "Owned Aircraft Indenture" and together with the other Owned Aircraft Indentures and the Leased Aircraft Indentures, the "Indentures") relating to the financing of such Owned Aircraft.

     The description of such agreements in this prospectus supplement is based on the forms of such agreements to be utilized pursuant to the Note Purchase Agreement. In the case of a Leased Aircraft, the terms of the agreements actually entered into may differ from the forms of such agreements and, consequently, may differ from the description of such agreements contained in this prospectus supplement. See "Description of the Equipment Notes". However, under the Note Purchase Agreement, the terms of such agreements are required to
(a) contain the Mandatory Document Terms and (b) not vary the Mandatory Economic Terms. In addition, Atlas is obligated (a) to certify to the Trustees that any such modifications do not materially and adversely affect the Certificateholders and (b) to obtain written confirmation from each Rating Agency that the use of versions of such agreements modified in any material respect (other than modifications affecting only the Owner Participant) will not result in a withdrawal, suspension or downgrading of the rating of any Class of Certificates. Further, under the Note Purchase Agreement, it is a condition precedent to the obligation of each Trustee to purchase the Equipment Notes related to the financing of an Aircraft that no Triggering Event shall have occurred. The Trustees will have no right or obligation to purchase Equipment Notes after the Delivery Period Termination Date.

MANDATORY ECONOMIC TERMS AND MANDATORY DOCUMENT TERMS

     The "Mandatory Economic Terms", as defined in the Note Purchase Agreement, require, among other things, that:

     - the aggregate principal amount of all the Equipment Notes issued with respect to an Aircraft not exceed the maximum principal amount of Equipment Notes indicated for each such Aircraft as set forth in "Prospectus Supplement Summary -- Equipment Notes and the Aircraft" under the column "Maximum Principal Amount of Equipment Notes";

     - the initial LTV with respect to an Aircraft (with the value of any Aircraft for these purposes to equal the value (the "Assumed Appraised Value") for such Aircraft set forth in "Prospectus Supplement
       Summary -- Equipment Notes and the Aircraft" under the column "Appraised Base Value"), not exceed 39.0% in the case of Series A-1 Equipment Notes and Series A-2 Equipment Notes, 53.0% in the case of Series B Equipment Notes and 68.0% in the case of Series C Equipment Notes;

     - the LTV for each series of Equipment Notes issued in respect of each Aircraft (computed as of the date of issuance thereof on the basis of the Assumed Appraised Value of such Aircraft and the Depreciation Assumption) not exceed as of any Regular Distribution Date thereafter (assuming no default in the payment of the Equipment Notes) 39.0% in the case of the Series A-1 Equipment Notes and Series A-2 Equipment Notes, 53.0% in the case of the Series B Equipment Notes and 68.0% in the case of the Series C Equipment Notes.

     - the initial average life of the Series A-1, Series B and Series C Equipment Notes for any Aircraft shall not extend beyond 15.0 years, 12.0 years, and 7.5 years, respectively, from the date of initial issuance of the Certificates (the "Issuance Date");

     - as of the Delivery Period Termination Date, the average life of the Class A-1 Certificates, the Class B Certificates and the Class C Certificates shall not be more than 13.5 years, 11.0 years and 6.5 years, respectively, from the Issuance Date (computed without regard to the acceleration of any Equipment Notes and after giving effect to any special distribution on the Certificates thereafter required in respect of unused Deposits);

     - the final expected Distribution Date of each Class of Certificates shall be as set forth on the cover page of this prospectus supplement;

     - the final maturity date of the Series A-2 Equipment Notes shall be July 2, 2009, and there shall be no scheduled amortization of such Equipment Notes;

     - the original aggregate principal amount of all of the Equipment Notes of each Series shall not exceed the original aggregate face amount of the Certificates issued by the corresponding Trust;

     - as of the Delivery Period Termination Date (assuming Equipment Notes are acquired by the Trusts for all of the Aircraft), the aggregate principal amount of the Series A-2 Equipment Note shall equal the original face amount of the Class A-2 Certificates;

     - the interest rate applicable to each Series of Equipment Notes must be equal to the rate applicable to the Certificates issued by the corresponding Trust;

     - the payment dates for the Equipment Notes and basic rent under the Leases must be January 2 and July 2; provided however that rent under a Lease may also be paid at Atlas' election upon the commencement of such Lease and on any other date agreed between Atlas and the Owner Participant that occurs after the latest maturity date of the Equipment Notes issued in connection with the acquisition of the Aircraft to which the Lease relates;

     - rent, stipulated loss values and termination values under the Leases must be sufficient to pay amounts due with respect to the related Equipment Notes;

     - the amounts payable under the all-risk aircraft hull insurance maintained with respect to each Aircraft must be sufficient to pay the applicable stipulated loss value, or, in the case of Owned Aircraft, unpaid principal amount of the related Equipment Notes, subject to certain rights of self-insurance; and

     - (a) the past due rate in the Indentures and the Leases, (b) the Make-Whole Premium payable under the Indentures, (c) the provisions relating to the redemption and purchase of Equipment Notes in the Indentures, (d) the minimum liability insurance amount on Aircraft in the Leases subject to certain rights of self-insurance, (e) the interest rate payable, if any, with respect to stipulated loss value in the Leases, and
       (f) the indemnification of the Loan Trustees, Subordination Agent, Liquidity Providers (including MSDW so long as MSCS is a Liquidity Provider), Trustees, Escrow Agents and registered holders of the Equipment Notes (in such capacity, the "Note Holders") with respect to certain taxes and expenses, in each case be provided as set forth in the form of Participation Agreements, Lease and Indentures (collectively, the "Aircraft Operative Agreements").

     The "Mandatory Document Terms" prohibit modifications in any material adverse respect to certain specified provisions of the Aircraft Operative Agreements annexed to the Note Purchase Agreement, as follows:

     - In the case of the Indentures, the following modifications are prohibited:

         (i) to the Granting Clause of the Indentures so as to deprive the Note Holders of a first priority security interest in the Aircraft, certain of Atlas' rights under its purchase agreement with the Aircraft manufacturer and, in the case of a

             Leased Aircraft, the Lease or to eliminate the obligations intended to be secured thereby;

        (ii) to certain provisions relating to the issuance, redemption, purchase, payments, and ranking of the Equipment Notes (including the obligation to pay the Make-Whole Premium in certain circumstances);

       (iii) to certain provisions regarding Indenture Defaults, remedies relating thereto and rights of the Owner Trustee and Owner Participant in such circumstances;

        (iv) to certain provisions relating to any replaced airframe or engines with respect to an Aircraft; and

         (v) to the provision that New York law will govern the Indentures.

     - In the case of the Lease, the following modifications are prohibited:

         (i) to certain provisions regarding the obligation of Atlas to pay basic rent, stipulated loss value and termination value to the Leased Aircraft Trustee;

        (ii) to certain provisions regarding the obligation of Atlas to record the Leased Aircraft Indenture with the Federal Aviation Administration and to maintain such Indenture as a first-priority perfected mortgage on the related Aircraft;

       (iii) to certain provisions relating to the obligation of Atlas to furnish certain opinions with respect to a replacement airframe;

        (iv) to certain provisions relating to the obligation of Atlas to consent to the assignment of the Lease by the Owner Trustee as collateral under the Leased Aircraft Indenture; and

         (v) modifications which would either alter the provision that New York law will govern the Lease or would deprive the Loan Trustee of rights expressly granted to it under the Leases.

     - In the case of the Participation Agreement, the following modifications are prohibited:

         (i) to certain conditions to the obligations of the Trustees to purchase the Equipment Notes issued with respect to an Aircraft involving good title to such Aircraft, obtaining a certificate of airworthiness with respect to such Aircraft, entitlement to the benefits of Section 1110 with respect to such Aircraft and filings of certain documents with the Federal Aviation Administration;

        (ii) to the provisions restricting the Note Holder's ability to transfer such Equipment Notes;

       (iii) to certain provisions requiring the delivery of legal opinions;
             and

        (iv) to the provision that New York law will govern the Participation Agreement.

     - In the case of all of the Aircraft Operative Agreements, modifications are prohibited in any material adverse respect as regards the interest of the Note Holders, the Subordination Agent, the Liquidity Providers or the Loan Trustees in the definition of Make-Whole Premium.

     Notwithstanding the foregoing, any such Mandatory Document Term may be modified to correct or supplement any such provision which may be defective or to cure any ambiguity or correct any mistake, provided that any such action shall not materially adversely affect the interests of the Note Holders, the Subordination Agent, the Liquidity Providers, the Loan Trustees or the Certificateholders.

POSSIBLE ISSUANCE OF SERIES D EQUIPMENT NOTES

     Atlas may elect to issue Series D Equipment Notes in connection with the financing of Owned Aircraft, which will be funded from sources other than this offering (the "Offering"). Atlas may elect to fund the sale of the Series D Equipment Notes through the sale of Pass Through Certificates (the "Class D Certificates") issued by a Class D Atlas Air 1999-1 Pass Through Trust (the "Class D Trust"). Atlas will not issue any Series D Equipment Notes at any time prior to the consummation of this Offering. The Note Purchase Agreement provides that Atlas' ability to issue any Series D Equipment Notes is contingent upon its obtaining written confirmation from each Rating Agency that the issuance of such Series D Equipment Notes will not result in a withdrawal or downgrading of the rating of any Class of Certificates. If the Class D Certificates are issued, the Class D Trustee will become a party to the Intercreditor Agreement. See "Description of the Intercreditor Agreement".

TERMINATION OF THE TRUSTS

     The obligations of Atlas and the applicable Trustee with respect to a Trust will terminate upon the distribution to Certificateholders of such Trust of all amounts required to be distributed to them pursuant to the applicable Pass Through Trust Agreement and the disposition of all property held in such Trust. The applicable Trustee will send to each Certificateholder of such Trust notice of the termination of such Trust, the amount of the proposed final payment and the proposed date for the distribution of such final payment for such Trust. The final distribution to any Certificateholder of such Trust will be made only upon surrender of such Certificateholder's Certificates at the office or agency of the applicable Trustee specified in such notice of termination. (Section 11.01)

THE TRUSTEES

     The Trustee for each Trust will be Wilmington Trust Company.

BOOK-ENTRY; DELIVERY AND FORM

     Upon issuance, each Class of Certificates will be represented by one or more fully registered global certificates. Each global certificate will be deposited with, or on behalf of, The Depository Trust Company ("DTC") and registered in the name of Cede & Co. ("Cede"), the nominee of DTC. DTC was created to hold securities for its participants ("DTC Participants") and facilitate the clearance and settlement of securities transactions between DTC Participants through electronic book-entry changes in accounts of the DTC Participants, thereby eliminating the need for physical movement of certificates. DTC Participants include securities brokers and dealers, banks, trust companies and clearing corporations and certain other organizations. Indirect access to the DTC system is available to others such as banks, brokers, dealers and trust companies that clear through or maintain a custodial relationship with a DTC Participant, either directly or indirectly. Interests in a global certificate may also be held through the Euroclear System and Cedel Bank societe antonym. See "Description of the Certificates -- Book-Entry Registration" in the prospectus for a discussion of the book-entry procedures applicable to the Certificates and the limited circumstances under which definitive certificates may be issued for the Certificates.

     So long as such book-entry procedures are applicable, no person acquiring an interest in such Certificates (a "Certificate Owner") will be entitled to receive a certificate representing such person's interest in such Certificates. Unless and until definitive certificates are issued under the limited circumstances described in the prospectus, all references to actions by Certificateholders shall refer to actions taken by DTC upon instructions from DTC Participants, and all references herein to distributions, notices, reports and statements to Certificateholders shall refer, as the case may be, to distributions, notices, reports and statements to DTC or Cede, as the registered holder of such Certificates, or to DTC Participants for distribution to Certificateholders in accordance with DTC procedures.

                     DESCRIPTION OF THE DEPOSIT AGREEMENTS

     The following summary describes material terms of the deposit agreements ("Deposit Agreements"). The summary does not purport to be complete and is qualified in its entirety by reference to all of the provisions of the Depository Agreements, each of which will be filed as an exhibit to an Annual Report on Form 10-K, a Quarterly Report on Form 10-Q, or to a current Report on Form 8-K to be filed by Atlas with the Commission. The provisions of the Deposit Agreements are substantially identical except as otherwise indicated.

GENERAL

     Under the Escrow Agreements, the Escrow Agent with respect to each Trust will enter into a separate Deposit Agreement with the Depositary. The Depositary will establish separate accounts into which the proceeds of the Offering attributable to Certificates of the applicable Trust will be deposited (each, a "Deposit") on behalf of such Escrow Agent. On each Regular Distribution Date the Depositary will pay to the Paying Agent on behalf of the applicable Escrow Agent, for distribution to the holders of Escrow Receipts, an amount equal to interest accrued on the Deposits relating to such Trust during the relevant interest period at the rate per annum applicable to the Certificates issued by such Trust.

     Upon each delivery of an Aircraft during the Delivery Period, the Trustee for each Trust will request the Escrow Agent relating to such Trust to withdraw from the Deposits relating to such Trust funds sufficient to enable the Trustee of such Trust to purchase the Equipment Note of the series applicable to such Trust issued with respect to such Aircraft. Accrued but unpaid interest on all such Deposits withdrawn will be paid on the next Regular Distribution Date. Any portion of any Deposit withdrawn which is not used to purchase such Equipment Note will be re-deposited by each Trustee into an account relating to the applicable Trust. The Deposits relating to each Trust and interest paid thereon will not be subject to the subordination provisions of the Intercreditor Agreement and will not be available to pay any amount due in respect of the Certificates.

UNUSED DEPOSITS; PREPAYMENT OF DEPOSITS

     The Trustees' obligations to purchase the Equipment Notes issued with respect to each Aircraft are subject to satisfaction of certain conditions at the time of delivery, as set forth in the Note Purchase Agreement. See "Description of the Certificates -- Obligation to Purchase Equipment Notes". Since the Aircraft are scheduled for delivery from time to time during the Delivery Period, no assurance can be given that all such conditions will be satisfied at the time of delivery for each Aircraft. Moreover, since the Aircraft will be newly manufactured, their delivery is subject to delays in the manufacturing process and to the Aircraft manufacturer's right to postpone deliveries under its agreement with Atlas. See "Description of the Aircraft and the Appraisals -- Deliveries of Aircraft". Depending on the circumstances of the financing of each Aircraft, the maximum aggregate principal amount of Equipment Notes may not be issued.

     If the delivery date for any Aircraft is delayed beyond the Delivery Period Termination Date, deposits in an amount equal to the Non-Delivery Redemption Amount will be withdrawn by the Escrow Agent and distributed with accrued and unpaid interest to the applicable Certificateholders, upon at least 15 days' prior written notice. In addition, if any funds remain as Deposits with respect to any Trust at the Delivery Period Termination Date (or, if earlier, upon the acquisition by the Trusts of the Equipment Notes with respect to all of the Aircraft, scheduled (or rescheduled) for delivery prior to the Delivery Period Termination Date) such funds will be withdrawn by the Escrow Agent and distributed, with accrued and unpaid interest thereon, to the Certificateholders of such Trust after at least 15 days' prior written notice. If unused Deposits distributed with respect to all of the Trusts exceed the Par

Redemption Amount, such distribution will include a premium payable by Atlas equal to the Deposit Make-Whole Premium, provided that no premium shall be paid with respect to the Non-Delivery Redemption Amount.

     "Deposit Make-Whole Premium" means, with respect to the distribution of unused Deposits to holders of any Class of Certificates, as of any date of determination, an amount equal to the excess, if any, of (a) the present value of the excess of (i) the scheduled payment of principal and interest to maturity of the related series of Equipment Notes, assuming that the maximum principal amount thereof (the "Maximum Amount") minus the sum of (x) such Class of Certificates' proportionate share (in the same proportion that the amount of unused Deposits with respect to such Class of Certificates bears to the unused Deposits with respect to all Classes of Certificates, disregarding for the purposes unused Deposits attributable to any Non-Delivery Redemption Amount) of the Par Redemption Amount and (y) the portion of the Non-Delivery Redemption Amount attributable to such Class were issued, on each remaining Regular Distribution Date for such Class under the Assumed Amortization Schedule over
(ii) the scheduled payment of principal and interest to maturity of the Equipment Notes actually acquired by the Trustee for such Class on each such Regular Distribution Date, such present value computed by discounting such excess on a semiannual basis on each Regular Distribution Date (assuming a 360-day year of twelve 30-day months) using a discount rate equal to the Treasury Yield plus 192 basis points in the case of the Class A-1 Certificates, 160 basis points in the case of the Class A-2 Certificates, 235 basis points in the case of the Class B Certificates and 337.5 basis points in the case of the Class C Certificates, over (b) the amount of such unused Deposits to be (and that have been) distributed to the holders of such Certificates, minus the sum of (x) such Class of Certificates' proportionate share of the Par Redemption Amount and (y) the portion of the Non-Delivery Redemption Amount attributable to such Class, plus accrued and unpaid interest on such net amount to but excluding the date of determination from and including the preceding Regular Distribution Date (or if such date of determination precedes the first Regular Distribution Date, the date of issuance of the Certificates).

DISTRIBUTION UPON OCCURRENCE OF TRIGGERING EVENT

     If a Triggering Event shall occur prior to the Delivery Period Termination Date, the Escrow Agent for each Trust will withdraw any funds then held as Deposits with respect to such Trust and cause such funds, with accrued and unpaid interest thereon but without any premium, to be distributed to the Certificateholders of such Trust by the Paying Agent on behalf of the Escrow Agent, after at least 15 days' prior written notice. Accordingly, if a Triggering Event occurs prior to the Delivery Period Termination Date, the Trusts will not acquire Equipment Notes issued with respect to Aircraft delivered after the occurrence of such Triggering Event.

DEPOSITARY

     Credit Suisse First Boston, New York branch, will act as depositary (the "Depositary"). CSFB was founded in 1856 in Zurich. CSFB's registered head office is in Zurich, Switzerland. CSFB has been licensed by the Superintendent of Banks of the State of New York to operate a branch in New York. It is also subject to review and supervision by the Federal Reserve Bank. CSFB is part of Credit Suisse Group, which also includes Credit Suisse, a Swiss bank conducting Swiss domestic banking for individual and corporate clients and global private banking, and Winterthur Group, merged with Credit Suisse Group on December 15, 1997.

     CSFB has long-term unsecured senior debt ratings of A1 from Moody's and AA from Standard & Poor's and short-term unsecured debt ratings of P-1 from Moody's and A-1+ from Standard & Poor's.

     CSFB's New York branch has executive offices at Eleven Madison Avenue, New York, New York 10010, (212) 325-9000. A copy of the Annual Report of CSFB for the year ended December 31, 1998 may be obtained from CSFB by delivery of a written request to its New York branch. Attention: Corporate Affairs.

     Atlas shall have the option to substitute another financial institution acceptable to the Rating Agencies as Depositary under certain circumstances.

                      DESCRIPTION OF THE ESCROW AGREEMENTS

     The following summary describes material terms of the escrow and paying agent agreements (the "Escrow Agreements"). The summary does not purport to be complete and is qualified in its entirety by reference to all of the provisions of the Escrow Agreements, each of which will be filed as an exhibit to an Annual Report on Form 10-K, a Quarterly Report on Form 10-Q or a Current Report on Form 8-K to be filed by Atlas with the Commission. The provisions of the Escrow Agreements are substantially identical except as otherwise indicated.

     First Security Bank, National Association, as escrow agent in respect of each Trust (the "Escrow Agent"), Wilmington Trust Company, as paying agent on behalf of the Escrow Agent in respect of each Trust (the "Paying Agent"), each Trustee and the Underwriters will enter into a separate Escrow Agreement for the benefit of the Certificateholders of each Trust as holders of the Escrow Receipts affixed thereto (in such capacity, a "Receiptholder"). The cash proceeds of the offering of Certificates of each Trust will be deposited on behalf of the Escrow Agent (for the benefit of Receiptholders) with the Depositary as Deposits relating to such Trust. Each Escrow Agent shall permit the Trustee of the related Trust to cause funds to be withdrawn from such Deposits on or prior to the Delivery Period Termination Date to enable such Trustee to purchase the related Equipment Notes pursuant to the Note Purchase Agreement. In addition, the Escrow Agent shall direct the Depositary to pay interest on the Deposits accrued in accordance with the Deposit Agreement to the Paying Agent for distribution to the Receiptholders.

     Each Escrow Agreement requires that the Paying Agent establish and maintain, for the benefit of the related Receiptholders, one or more Paying Agent Account(s), which shall be non-interest-bearing. The Paying Agent shall deposit interest on Deposits and any unused Deposits withdrawn by the Escrow Agent in the related Paying Agent Account. The Paying Agent shall distribute these amounts on a Regular Distribution Date or Special Distribution Date, as appropriate.

     Upon receipt by the Depositary of the cash proceeds from this Offering, the Escrow Agent will issue one or more escrow receipts (the "Escrow Receipts") which will be affixed by the relevant Trustee to each Certificate. Each Escrow Receipt evidences a fractional undivided interest in amounts from time to time deposited into the Paying Agent Account and is limited in recourse to amounts deposited into such account. An Escrow Receipt may not be assigned or transferred except in connection with the assignment or transfer of the Certificate to which it is affixed. Each Escrow Receipt will be registered by the Escrow Agent in the same name and manner as the Certificate to which it is affixed.

                    DESCRIPTION OF THE LIQUIDITY FACILITIES

     The following summary describes material terms of the Liquidity Facilities and certain provisions of the Intercreditor Agreement relating to the Liquidity Facilities. The summary supplements (and, to the extent inconsistent therewith, replaces) the description of the general terms and provisions relating to the Liquidity Facilities and the Intercreditor Agreement set forth in the Prospectus. The summary does not purport to be complete and is qualified in its entirety by reference to all of the provisions of the Liquidity Facilities and the Intercreditor Agreement, each of which will be filed as an exhibit to an Annual Report on Form 10-K, a Quarterly Report on Form 10-Q or a Current Report on Form 8-K to be filed by Atlas with the Commission. The provisions of the Liquidity Facilities are substantially identical except as otherwise indicated.

GENERAL

     The liquidity provider for each trust (the "Liquidity Provider") will enter into a separate revolving credit agreement (each, a "Liquidity Facility") with the Subordination Agent. Under each Liquidity Facility, the Liquidity Provider will, if necessary, make one or more advances ("Interest Drawings") to the Subordination Agent in an aggregate amount (the "Required Amount") sufficient to pay interest on the Certificates on up to three consecutive semiannual Regular Distribution Dates at the respective interest rates shown on the cover page of this prospectus supplement for such Certificates of the related Class (the "Stated Interest Rate"). If interest payment defaults occur which exceed the amount covered by or available under the Liquidity Facility for any Trust, the Certificateholders of such Trust will bear their allocable share of the deficiencies to the extent that there are no other sources of funds. Although ABN AMRO Bank N.V., Chicago Branch, and MSCS are the initial Liquidity Providers, the Liquidity Provider for any Trust under certain circumstances may be replaced by one or more other entities. See "-- Replacement of Liquidity Facilities." The obligations of MSCS to make advances under the Liquidity Facilities for the Class B Trust and the Class C Trust will be fully and unconditionally guaranteed by MSDW.

DRAWINGS

     The initial amount available under the Liquidity Facilities for each Trust at the Closing Date will be as follows:

TRUST                                                    AVAILABLE AMOUNT
-----                                                    ----------------
Class A-1..............................................    $33,204,150
Class A-2..............................................      5,151,158
Class B................................................     14,681,877
Class C................................................     18,080,957

     Except as otherwise provided below, the Liquidity Facility for each Trust will enable the Subordination Agent to make Interest Drawings thereunder on or promptly after any Regular Distribution Date to pay interest then due and payable on the Certificates of such Trust at the Stated Interest Rate for such Trust to the extent that the amount, if any, available to the Subordination Agent on such Regular Distribution Date is not sufficient to pay such interest; provided, however, that the maximum amount available to be drawn under a Liquidity Facility with respect to any Trust on any Regular Distribution Date to fund any shortfall of interest on Certificates of such Trust will not exceed the then Maximum Available Commitment under such Liquidity Facility.

     The "Maximum Available Commitment" at any time under each Liquidity Facility is an amount equal to the then Required Amount of such Liquidity Facility less the aggregate amount of each Interest Drawing outstanding under such Liquidity Facility at such time, provided that following a Downgrade Drawing, a Final Drawing or a Non-Extension Drawing under a Liquidity Facility, the Maximum Available Commitment under such Liquidity Facility shall be zero.

     The Liquidity Facility for any Class of Certificates does not provide for drawings thereunder to pay for principal of or premium on the Certificates of such Class or any interest on the Certificates of such Class in excess of the Stated Interest Rate for such Class or more than three semiannual installments of interest thereon or principal of or interest or premium on the Certificates of any other Class. (Liquidity Facilities, Section 2.02; Intercreditor Agreement, Section 3.6) In addition, the Liquidity Facility with respect to each Trust does not provide for drawings thereunder to pay any amounts payable with respect to the Deposits relating to such Trust.

     Each payment by the Liquidity Provider reduces by the same amount the Maximum Available Commitment under the related Liquidity Facility, subject to reinstatement as hereinafter described. With respect to any Interest Drawings upon reimbursement of the Liquidity Provider in full for the amount of such Interest Drawings plus interest thereon, the Maximum Available Commitment under such Liquidity Facility in respect of interest on the Certificates of such Trust will be reinstated to an amount not to exceed the then Required Amount of such Liquidity Facility. However, such Liquidity Facility will not be so reinstated at any time if (i) a Liquidity Event of Default shall have occurred and be continuing and (ii) less than 65% of the then aggregate outstanding principal amount of all Equipment Notes are Performing Equipment Notes. With respect to any other drawings under such Liquidity Facility, amounts available to be drawn thereunder are not subject to reinstatement. The Required Amount of the Liquidity Facility for any Trust will be automatically reduced from time to time to an amount equal to the next three successive interest payments due on the Certificates of such Trust (without regard to expected future payment of principal of such Certificates) at the Stated Interest Rate for such Trust. (Liquidity Facilities, Section 2.04(a); Intercreditor Agreement, Section 3.6(j))

     "Performing Equipment Note" means an Equipment Note with respect to which no payment default has occurred and is continuing (without giving effect to any acceleration); provided that in the event of a bankruptcy proceeding involving Atlas under the U.S. Bankruptcy Code, (a) any payment default existing during the 60-day period under Section 1110(a)(1)(A) of the U.S. Bankruptcy Code (or such longer period as may apply under Section 1110(b) of the U.S. Bankruptcy
Code) (the "Section 1110 Period") shall not be taken into consideration, unless during the Section 1110 Period the trustee in such proceeding or Atlas refuses to assume or agree to perform its obligations under the Lease related to such Equipment Note (in the case of a Leased Aircraft) or under the Owned Aircraft Indenture related to such Equipment Note (in the case of an Owned Aircraft), and
(b) any payment default occurring after the date of the order of relief in such proceeding will not be taken into consideration if such payment default is cured under Section 1110(a)(1)(B) of the U.S. Bankruptcy Code before the later of 30 days after the date of such default or the expiration of the Section 1110 Period.

REPLACEMENT OF LIQUIDITY FACILITIES

     If at any time (i) the short-term unsecured debt rating of any Liquidity Provider or, if applicable, of any guarantor of the obligations of a Liquidity Provider then issued by any of the Rating Agencies is lower than the Threshold Rating for the relevant Class or (ii) any guarantee of a Liquidity Provider's obligations under the relevant Liquidity Facilities becomes invalid or unenforceable, then the relevant Liquidity Facility may be replaced by a Replacement Facility. In the event that such Liquidity Facility is not replaced with a Replacement Facility, within 10 days after notice of the downgrading or such guarantee becoming invalid or unenforceable and as otherwise provided in the Intercreditor Agreement, such Liquidity Facility will be drawn in full up to the then Maximum Available Commitment under such Liquidity Facility (the "Downgrade Drawing") and the proceeds will be deposited into a cash collateral account (the "Cash Collateral Account") for such Class of Certificates and used for the same purposes and under the same circumstances and subject to the same conditions as cash payments of Interest Drawings under such Liquidity Facility would be used. (Liquidity Facilities, Section 2.02(c); Intercreditor Agreement,
Section 3.6(c))

     A "Replacement Facility" for any Liquidity Facility will mean an irrevocable liquidity facility (or liquidity facilities) in substantially the form of the replaced Liquidity Facility, including reinstatement provisions, or in such other form (which may include a letter of credit) as shall permit the Rating Agencies to confirm in writing their respective ratings then in effect for the Certificates (before downgrading of such ratings, if any, as a result of the downgrading of the applicable Liquidity Provider), in a face amount (or in an aggregate face amount) equal to the applicable Required Amount and issued by a person having unsecured short-term debt ratings issued by the Rating Agencies which are equal to or higher than the Threshold Rating for the relevant Class. (Intercreditor Agreement, Section 1.1) The provider of any Replacement Facility will have the same rights (including, without limitation, priority distribution rights and rights as "Controlling Party") under the Intercreditor Agreement as the initial Liquidity Provider.

     "Threshold Rating" means the short-term unsecured debt rating of P-1 by Moody's and A-1+ by Standard & Poor's, in the case of the Class A-1 and Class A-2 Liquidity Provider, and the short-term unsecured debt rating of P-1 by Moody's and A-1 by Standard & Poor's, in the case of the Class B and Class C Liquidity Provider.

     The Liquidity Facility for each Trust provides that the Liquidity Provider's obligations thereunder will expire on the earliest of:

     - April 11, 2000;

     - the date on which the Subordination Agent delivers to such Liquidity Provider a certification that all of the Certificates of such Trust have been paid in full;

     - the date on which the Subordination Agent delivers to such Liquidity Provider a certification that a Replacement Facility has been substituted for such Liquidity Facility;

     - the fifth Business Day following receipt by the Subordination Agent of a Termination Notice from such Liquidity Provider (see "-- Liquidity Events of Default"); or

     - the date on which no amount is or may (by reason of reinstatement) become available for drawing under such Liquidity Facility.

     Each Liquidity Facility provides that the scheduled expiration date thereof may be extended for additional 364-day periods by mutual agreement of the relevant Liquidity Provider and the Subordination Agent. (Liquidity Facilities,
Section 2.10)

     The Intercreditor Agreement will provide for the replacement of the Liquidity Facility for any Trust if such Liquidity Facility is scheduled to expire earlier than 15 days after the Final Maturity Date for the Certificates of such Trust and such Liquidity Facility is not extended at least 25 days prior to its then scheduled expiration date. (Intercreditor Agreement, Section 3.6(d)) If such Liquidity Facility is not so extended or replaced by the 25th day prior to its then scheduled expiration date, such Liquidity Facility will be drawn in full up to the then Maximum Available Commitment under such Liquidity Facility (the "Non-Extension Drawing"). The proceeds of the Non-Extension Drawing will be deposited in the Cash Collateral Account for the related Class of Certificates as cash collateral to be used for the same purposes and under the same circumstances, and subject to the same conditions, as cash payments of Interest Drawings under such Liquidity Facility would be used. (Liquidity Facilities, Section 2.02(b))

     Subject to certain limitations, Atlas may, at its option, arrange for a Replacement Facility at any time to replace the liquidity facility for any Trust (including without limitation any Replacement Facility described in the following sentence). In addition, if any liquidity provider shall determine not to extend any liquidity facility, then such liquidity provider may, at its option, arrange for a Replacement Facility to replace such liquidity facility during the period no earlier than 40 days and no later than 25 days prior to the then scheduled expiration date of such liquidity facility. If any Replacement Facility is provided at any time after a Downgrade Drawing or a Non-Extension Drawing under any Liquidity Facility, the funds with respect to such liquidity facility on deposit in the Cash Collateral Account for such Trust will be returned to the liquidity provider being replaced. (Intercreditor Agreement, Section 3.6(e))

     Upon receipt by the Subordination Agent of a Termination Notice with respect to any Liquidity Facility from the relevant Liquidity Provider, the Subordination Agent shall request a final drawing (a "Final Drawing") under such Liquidity Facility in an amount equal to the then Maximum Available Commitment thereunder. The Subordination Agent will hold the proceeds of the Final Drawing in the Cash Collateral Account for the related Trust as cash collateral to be used for the same purposes and under the same circumstances, and subject to the same conditions, as cash payments of Interest Drawings under such Liquidity Facility would be used. (Liquidity Facilities, Section 2.02(d); Intercreditor Agreement, Section 3.6(i))

REIMBURSEMENT OF DRAWINGS

     The Subordination Agent must reimburse amounts drawn under any Liquidity Facility by reason of an Interest Drawing, Final Drawing, Downgrade Drawing or Non-Extension Drawing and interest thereon, but only to the extent that the Subordination Agent has funds available therefor.

     INTEREST DRAWINGS AND FINAL DRAWINGS

     Amounts drawn under any Liquidity Facility by reason of an Interest Drawing or the Final Drawing will be immediately due and payable, together with interest on the amount of such drawing. From the date of each such drawing to (but excluding) the third business day following the applicable Liquidity Provider's receipt of the notice of such drawing, interest will accrue at the Base Rate plus 2.25% per annum, in the case of each Class A Trust, and 2.00% per annum in the case of the Class B Trust or the Class C Trust. Thereafter, interest will accrue at LIBOR for the applicable Interest Period plus 2.25% per annum in the case of each Class A Trust and 2.00% per annum in the case of the Class B Trust or the Class C Trust. In the case of a Final Drawing, however, the Subordination Agent may convert the Final Drawing into a drawing bearing interest at the Base Rate plus 2.25% per annum, in the case of each Class A Trust, and 2.00% per annum, in the case of the Class B Trust and the Class C Trust, on the last day of an Interest Period for such Drawing.

     "Base Rate" means a fluctuating interest rate per annum in effect from time to time, which rate per annum shall at all times be equal to (a) the weighted average of the rates on overnight Federal funds transactions with members of the Federal Reserve System arranged by Federal funds brokers, as published for such day (or, if such day is not a business day, for the next preceding business day) by the Federal Reserve Bank of New York, or if such rate is not so published for any day that is a business day, the average of the quotations for such day for such transactions received by the Liquidity Provider from three Federal funds brokers of recognized standing selected by it, plus (b) one-quarter of one percent ( 1/4 of 1%).

     "LIBOR" means, with respect to any interest period, (i) the rate per annum appearing on display page 3750 (British Bankers Association -- LIBOR) of the Dow Jones Markets Service (or any successor or substitute therefor) at approximately 11:00 A.M. (London time) two business days before the first day of such interest period, as the rate for dollar deposits with a maturity comparable to such interest period, or (ii) if the rate calculated pursuant to clause (i) above is not available, the average (rounded upwards, if necessary, to the next 1/16 of 1%) of the rates per annum at which deposits in dollars are offered for the relevant interest period by three banks of recognized standing selected by the applicable Liquidity Provider in the London interbank market at approximately 11:00 A.M. (London time) two business days before the first day of such interest period in an amount approximately equal to the principal amount of the LIBOR Advance to which such interest period is to apply and for a period comparable to such interest period.

     DOWNGRADE DRAWINGS AND NON-EXTENSION DRAWINGS

     The amount drawn under any Liquidity Facility for any Trust by reason of a Downgrade Drawing or a Non-Extension Drawing will be treated as follows:

     - such amount will be released on any Distribution Date to the relevant Liquidity Provider to the extent that such amount exceeds the Required Amount;

     - any portion of such amount withdrawn from the Cash Collateral Account for such Certificate to pay interest on such Certificates will be treated in the same way as Interest Drawings; and

     - the balance of such amount will be invested in Eligible Investments.

     A Downgrade Drawing under any of the Liquidity Facilities, other than any portion thereof applied to the payment of interest on the Certificates, will bear interest (x) subject to clause (y) below, at a rate equal to LIBOR for the applicable Interest Period plus (A)(i) 0.60% per annum for the first year after such drawing and (ii) 1.00% per annum thereafter, in the case of each Class A Trust, or (B) 0.425% per annum, in the case of the Class B Trust or the Class C Trust, on the outstanding amount from time to time of such Downgrade Drawing, and (y) from and after the date, if any, on which it is converted into a Final Drawing as described below under "-- Liquidity Events of Default", at a rate equal to LIBOR for the applicable Interest Period (or, as described in the third preceding paragraph, the Base Rate) plus 2.25% per annum, in the case of each Class A Trust, or 2.00% per annum, in the case of the Class B Trust or the Class C Trust. A Non-Extension Drawing under any Liquidity Facility (other than any portion thereof applied to the payment of interest on the Certificates) will bear interest (1) during the period from the date of its borrowing to (but excluding) the date, if any, on which it is converted into a Final Drawing as described below under "-- Liquidity Events of Default", at a rate equal to LIBOR for the applicable interest period plus 0.60% per annum, in the case of each Class A Trust, or 0.425% per annum, in the case of the Class B and Class C Trusts, on the outstanding amount from time to time of such Non-Extension Drawing, and (2) thereafter, at a rate equal to LIBOR for the applicable interest period (or, as described in the third preceding paragraph, the Base Rate) plus 2.25% per annum, in the case of each Class A Trust, or 2.00% per annum, in the case of the Class B and Class C Trusts. (Liquidity Facilities, Sections 2.06 and 3.07)

LIQUIDITY EVENTS OF DEFAULT

     Events of Default under each Liquidity Facility (each, a "Liquidity Event of Default") will consist of:

     - the acceleration of all the Equipment Notes; and

     - certain bankruptcy or similar events involving Atlas. (Liquidity Facilities, Section 1.01)

     If (i) any Liquidity Event of Default under any Liquidity Facility has occurred and is continuing and (ii) less than 65% of the aggregate outstanding principal amount of all Equipment Notes are Performing Equipment Notes, the applicable Liquidity Provider may, in its discretion, give a notice of termination of the related Liquidity Facility (a "Termination Notice"). The Termination Notice will have the following consequences:

     - the related Liquidity Facility will expire on the fifth Business Day after the date on which such Termination Notice is received by the Subordination Agent;

     - the Subordination Agent will promptly request, and the Liquidity Provider will make, a Final Drawing thereunder in an amount equal to the then Maximum Available Commitment thereunder;

     - any Drawing remaining unreimbursed as of the date of termination will be automatically converted into a Final Drawing under such Liquidity Facility; and

     - all amounts owing to the applicable Liquidity Provider will be automatically accelerated.

     Notwithstanding the foregoing, the Subordination Agent will be obligated to pay amounts owing to the applicable Liquidity Provider only to the extent of funds available therefor after giving effect to the payments in accordance with the provisions set forth under "Description of the Intercreditor
Agreement -- Priority of Distributions". (Liquidity Facilities, Section 6.01) Upon the circumstances described below under "Description of the Intercreditor Agreement -- Intercreditor Rights", a Liquidity Provider may become the Controlling Party with respect to the exercise of remedies under the Indentures. (Intercreditor Agreement, Section 2.6(c))

INITIAL LIQUIDITY PROVIDERS

     The initial Liquidity Provider for the Class A-1 and Class A-2 Trusts will be ABN AMRO Bank N.V., acting through its Chicago branch. ABN AMRO Bank N.V.'s Chicago branch was initially licensed by the Commissioner of Banks and Real Estate for the State of Illinois on October 1, 1973. The Chicago branch is an unincorporated branch of ABN AMRO Bank N.V. and is not a separate subsidiary. The branch is located at 135 South LaSalle Street, Chicago, Illinois 60674-9135.

     ABN AMRO Bank N.V. is a direct subsidiary of ABN AMRO Holding N.V., an international multi-bank holding company. ABN AMRO Bank N.V. has short term unsecured debt ratings of P-1 from Moody's and A-1+ from Standard & Poor's.

     The initial Liquidity Provider for the Class B Trust and the Class C Trust will be MSCS. MSCS, a subsidiary of MSDW, commenced operation in August 1985 and was established to conduct, primarily as principal, an interest rate, currency and equity derivatives products business. MSCS also engages in a variety of other related transactions.

     MSDW, the guarantor of MSCS's obligations under its Liquidity Facilities, is a global financial services firm. MSDW has long-term unsecured debt ratings of Aa3 from Moody's and A+ from Standard & Poor's and short-term unsecured debt ratings of P-1 from Moody's and A-1 from Standard & Poor's. MSDW files reports, proxy statements and other information with the Commission pursuant to the information requirements of the Exchange Act. Such information can be inspected and copied at the public reference facilities of the Commission, or electronically accessed through the Internet, as described in the prospectus under "Where You Can Find More Information."

     The descriptions of MSCS and MSDW above have been provided by the respective parties. None of MSCS or MSDW, however, has been involved in the preparation of or accepts responsibility for the prospectus or this prospectus supplement.

                   DESCRIPTION OF THE INTERCREDITOR AGREEMENT

     The following summary describes material provisions of the intercreditor agreement (the "Intercreditor Agreement") among the Trustees, the Liquidity Providers, Wilmington Trust Company, as subordination agent (the "Subordination Agent") and any holder of Class D Equipment Notes, if issued. The summary supplements (and, to the extent inconsistent therewith, replaces) the description of the general terms and provisions relating to the Intercreditor Agreement set forth in the Prospectus. The summary does not purport to be complete and is qualified in its entirety by reference to all of the provisions of the Intercreditor Agreement, which will be filed as an exhibit to an Annual Report on Form 10-K, a Quarterly Report on Form 10-Q, or a Current Report on Form 8-K to be filed by Atlas with the Commission.

INTERCREDITOR RIGHTS

     CONTROLLING PARTY

     Each Loan Trustee will be directed in taking, or refraining from taking, any action thereunder or with respect to the Equipment Notes issued under the related Indenture, by the holders of at least a majority of the outstanding principal amount of the Equipment Notes issued under such Indenture, so long as no Indenture Event of Default (which, with respect to Leased Aircraft, has not been cured by the applicable Owner Trustee or Owner Participant) shall have occurred and be continuing thereunder. For so long as the Subordination Agent is the registered holder of the Equipment Notes, the Subordination Agent will act with respect to the preceding sentence in accordance with the directions of the Trustees for whom the Equipment Notes issued under such Indenture are held as Trust Property, to the extent constituting, in the aggregate, directions with respect to the required principal amount of Equipment Notes.

     After the occurrence and during the continuance of an Indenture Event of Default under such Indenture (which, with respect to Leased Aircraft, has not been cured by the applicable Owner Trustee or Owner Participant), each Loan Trustee will be directed in taking, or refraining from taking, any action thereunder or with respect to the Equipment Notes issued under the related Indenture, including acceleration of such Equipment Notes or foreclosing the lien on the related Aircraft, by the Controlling Party, subject to the limitations described below. See "Description of the Certificates -- Indenture Event of Defaults and Certain Rights Upon an Indenture Event of Default" for a description of the rights of the Certificateholders of each Trust to direct the respective Trustees.

     The "Controlling Party" will be:

     - the Class A-1 Trustee or Class A-2 Trustee, whichever represents the Class with the larger principal amount of Certificates outstanding at the time that the Indenture Event of Default occurs;

     - upon payment of Final Distributions to the holders of such larger Class, the other of the Class A-1 Trustee or Class A-2 Trustee;

     - upon payment of Final Distributions to the holders of Class A-1 and A-2 Certificates, the Class B Trustee; and

     - upon payment of Final Distributions to the holders of Class B Certificates, the Class C Trustee.

     At any time after 18 months from the earlier to occur of (x) the date on which the entire available amount under any Liquidity Facility shall have been drawn (for any reason other than a Downgrade Drawing or a Non-Extension Drawing) and remain unreimbursed, (y) the date on which the entire amount of any Downgrade Drawing or Non-Extension Drawing has been withdrawn from the relevant Cash Collateral Account to pay interest on the relevant Class of Certificates and remains unreimbursed and (z) the date on which all Equipment Notes shall have been accelerated, the Liquidity Providers with at least a majority of unreimbursed Liquidity Obligations shall have the right to become the Controlling Party with respect to any Indenture.

     For purposes of giving effect to the rights of the Controlling Party, the Trustees (other than the Controlling Party) shall irrevocably agree, and the Certificateholders (other than the Certificateholders represented by the Controlling Party) will be deemed to agree by virtue of their purchase of Certificates, that the Subordination Agent, as record holder of the Equipment Notes, shall exercise its voting rights in respect of the Equipment Notes as directed by the Controlling Party. (Intercreditor Agreement, Section 2.6) For a description of certain limitations on the Controlling Party's rights to exercise remedies, see "Description of the Equipment Notes -- Remedies".

     "Final Distributions" means, with respect to the Certificates of any Trust on any Distribution Date, the sum of (x) the aggregate amount of all accrued and unpaid interest on such Certificates (excluding interest payable on the Deposits relating to such Trust) and (y) the Pool Balance of such Certificates as of the immediately preceding Distribution Date (less the amount of the Deposits for such Class of Certificates as of such preceding Distribution Date other than any portion of such Deposits thereafter used to acquire Equipment Notes pursuant to the Note Purchase Agreement). For purposes of calculating Final Distributions with respect to the Certificates of any Trust, any premium paid on the Equipment Notes held in such Trust which has not been distributed to the Certificateholders of such Trust (other than such premium or a portion thereof applied to the payment of interest on the Certificates of such Trust or the reduction of the Pool Balance of such Trust) shall be added to the amount of such Final Distributions.

     SALE OF EQUIPMENT NOTES OR AIRCRAFT

     Upon the occurrence and during the continuation of any Indenture Event of Default under any Indenture, the Controlling Party may accelerate and, subject to the provisions of the immediately following sentence, direct the Subordination Agent to sell all (but not less than all) of the Equipment Notes issued under such Indenture to any person. So long as any Certificates are outstanding, during nine months after the earlier of (x) the acceleration of the Equipment Notes under any Indenture and (y) the bankruptcy or insolvency of Atlas, without the consent of each Trustee, no Aircraft subject to the lien of such Indenture or such Equipment Notes may be sold, if the net proceeds from such sale would be less than the Minimum Sale Price for such Aircraft or such Equipment Notes. In addition, with respect to any Leased Aircraft, the amount and payment dates of rentals payable by Atlas under the related Lease for such Aircraft may not be adjusted during this nine-month period, if, as a result of such adjustment, the discounted present value of all such rentals would be less than 75% of the discounted present value of the rentals payable by Atlas under such Lease before giving effect to such adjustment. The discounted present value of all rentals shall be determined using the weighted average interest rate of the Equipment Notes outstanding under such Indenture as the discount rate.

     "Minimum Sale Price" means, with respect to any Aircraft or the Equipment Notes issued in respect of such Aircraft, at any time, the lesser of (1) 75% of the Appraised Current Market Value of such Aircraft and (2) the aggregate outstanding principal amount of such Equipment Notes, plus accrued and unpaid interest thereon.

PRIORITY OF DISTRIBUTIONS

     BEFORE A TRIGGERING EVENT

     So long as no Triggering Event shall have occurred (whether or not continuing) all payments in respect of the Equipment Notes and certain other payments received on any Distribution Date will be promptly distributed by the Subordination Agent on such Distribution Date in the following order of priority:

     - to the Liquidity Providers to the extent required to pay the Liquidity Expenses;

     - to the Liquidity Providers to the extent required to pay interest accrued on the Liquidity Obligations;

     - to the Liquidity Providers to the extent required to pay or reimburse the Liquidity Providers for the Liquidity Obligations (other than amounts payable pursuant to the two preceding clauses) and/or, if applicable, to replenish each Cash Collateral Account up to the applicable Required Amounts;

     - to the trustee for the Class A-1 Trust (the "Class A-1 Trustee") and the trustee for the Class A-2 Trust (the "Class A-2 Trustee") to the extent required to pay Expected Distributions on the Class A-1 Certificates and the Class A-2 Certificates. If available funds are insufficient to pay an Expected Distribution to each such Class in full, available funds will be distributed to each of the Class A-1 Trustee and Class A-2 Trustee in the same proportion as such Trustee's proportionate share of the aggregate amount of such Expected Distributions;

     - to the trustee for the Class B Trust (the "Class B Trustee") to the extent required to pay Expected Distributions on the Class B Certificates;

     - to the trustee for the Class C Trust (the "Class C Trustee") to the extent required to pay Expected Distributions on the Class C Certificates;

     - if Class D Certificates have been issued, to the trustee for the Class D Trust (the "Class D Trustee") to the extent required to pay "Expected Distributions" (to be defined in a manner equivalent to the definition below for other Classes of Certificates) on the Class D Certificates; and

     - to the Subordination Agent and each Trustee for the payment of certain fees and expenses.

     "Liquidity Obligations" means the obligations to reimburse or to pay the Liquidity Providers all principal, interest, fees and other amounts owing to them under each Liquidity Facility or certain other agreements.

     "Liquidity Expenses" means the Liquidity Obligations other than any interest accrued thereon or the principal amount of any drawing under the Liquidity Facilities.

     "Expected Distributions" means, with respect to the Certificates of any Trust on any Distribution Date (the "Current Distribution Date"), the sum of (1) accrued and unpaid interest on such Certificates (excluding interest, if any, payable with respect to the Deposits relating to such Trust) and (2) the difference between:

          (A) the Pool Balance of such Certificates as of the immediately preceding Distribution Date (or, if the Current Distribution Date is the first Distribution Date, the original aggregate face amount of the Certificates of such Trust); and

          (B) the Pool Balance of such Certificates as of the Current Distribution Date calculated on the basis that (i) the principal of the Equipment Notes held in such Trust has been paid when due (whether at stated maturity, upon redemption, prepayment, purchase or acceleration or otherwise) and such payments have been distributed to the holders of such Certificates and (ii) the principal of any Equipment Notes formerly held in such Trust that have been sold pursuant to the Intercreditor Agreement has been paid in full and such payments have been distributed to the holders of such Certificates, but without giving effect to any reduction in the Pool Balance as a result of any distribution attributable to Deposits occurring after the immediately preceding Distribution Date (or, if the Current Distribution Date is the first Distribution Date, occurring after the initial issuance of the Certificates of such Trust).

     For purposes of determining the priority of distributions on account of the redemption, purchase or prepayment of all of the Equipment Notes issued pursuant to an Indenture, clause (1) of the definition of Expected Distributions shall be deemed to read as follows: "(1) accrued, due and unpaid interest on such Certificates (excluding interest, if any, payable with respect to the Deposits relating to such Trust) together with (without duplication) accrued and unpaid interest on a portion of such Certificates equal to the outstanding principal amount of the Equipment Notes being redeemed, purchased or prepaid (immediately prior to such redemption, purchase or prepayment)".

     AFTER A TRIGGERING EVENT

     Subject to the terms of the Intercreditor Agreement, upon the occurrence of a Triggering Event and at all times thereafter, all funds received by the Subordination Agent in respect of the Equipment Notes and certain other payments will be promptly distributed by the Subordination Agent in the following order of priority:

     - to the Subordination Agent, any Trustee, any Certificateholder and the Liquidity Providers to the extent required to pay certain out-of-pocket costs and expenses actually incurred by the Subordination Agent or any Trustee or to reimburse any

       Certificateholder or the Liquidity Providers in respect of payments made to the Subordination Agent or any Trustee in connection with the protection or realization of the value of the Equipment Notes, any Trust Indenture Estate under (and as defined in) any Leased Aircraft Indenture or Collateral under (and as defined in) any Owned Aircraft Indenture (collectively, the "Administration Expenses");

     - to the Liquidity Providers to the extent required to pay the Liquidity Expenses;

     - to the Liquidity Providers to the extent required to pay interest accrued on the Liquidity Obligations;

     - to the Liquidity Providers to the extent required to pay the outstanding amount of all Liquidity Obligations and/or, if applicable, with respect to any particular Liquidity Facility, unless (x) less than 65% of the aggregate outstanding principal amount of all Equipment Notes are Performing Equipment Notes and a Liquidity Event of Default shall have occurred and is continuing under such Liquidity Facility or (y) a Final Drawing shall have occurred under such Liquidity Facility, to replenish the Cash Collateral Account with respect to such Liquidity Facility up to the Required Amount for the related Class of Certificates (less the amount of any repayments of Interest Drawings under such Liquidity Facility while sub-clause (x) of this clause is applicable);

     - to the Subordination Agent, any Trustee or any Certificateholder to the extent required to pay certain fees, taxes, charges and other amounts payable;

     - To the Class A-1 Trustee and the Class A-2 Trustee to the extent required to pay Adjusted Expected Distributions on the Class A-1 Certificates and the Class A-2 Certificates. If available funds are insufficient to pay an Adjusted Expected Distribution to each such Class in full, available funds will be distributed to each of the Class A-1 Trustee and Class A-2 Trustee in the same proportion as such Trustee's proportionate share of the aggregate amount of such Adjusted Expected Distributions;

     - to the Class B Trustee to the extent required to pay Adjusted Expected Distributions on the Class B Certificates;

     - to the Class C Trustee to the extent required to pay Adjusted Expected Distributions on the Class C Certificates; and

     - if Class D Certificates have been issued, to the Class D Trustee to the extent required to pay "Adjusted Expected Distributions" (to be defined in a manner equivalent to the definition below for other Classes of Certificates) on the Class D Certificates.

     "Adjusted Expected Distributions" means, with respect to the Certificates of any Trust on any Current Distribution Date, the sum of (1) accrued and unpaid interest on such Certificates (excluding interest, if any, payable with respect to the Deposits relating to such Trust) and (2) the greater of:

          (A) the difference between (x) the Pool Balance of such Certificates as of the immediately preceding Distribution Date (or, if the Current Distribution Date is the first Distribution Date, the original aggregate face amount of the Certificates of such Trust) and (y) the Pool Balance of such Certificates as of the Current Distribution Date calculated on the basis that (i) the principal of the Equipment Notes other than Performing Equipment Notes (the "Non-Performing Equipment Notes") held in such Trust has been paid in full and such payments have been distributed to the holders of such Certificates, (ii) the principal of the Performing Equipment Notes held in such Trust has been paid when due (but without giving effect to any acceleration of

     Performing Equipment Notes) and such payments have been distributed to the holders of such Certificates and (iii) the principal of any Equipment Notes formerly held in such Trust that have been sold pursuant to the Intercreditor Agreement has been paid in full and such payments have been distributed to the holders of such Certificates, but without giving effect to any reduction in the Pool Balance as a result of any distribution attributable to Deposits occurring after the immediately preceding Distribution Date (or, if the Current Distribution Date is the first Distribution Date, occurring after the initial issuance of the Certificates of such Trust), and

          (B) the amount of the excess, if any, of (i) the Pool Balance of such Class of Certificates as of the immediately preceding Distribution Date (or, if the Current Distribution Date is the first Distribution Date, the original aggregate face amount of the Certificates of such Trust), less the amount of the Deposits for such Class of Certificates as of such preceding Distribution Date (or, if the Current Distribution Date is the first Distribution Date, the original aggregate amount of the Deposits for such Class of Certificates) other than any portion of such Deposits thereafter used to acquire Equipment Notes pursuant to the Note Purchase Agreement (the amount described in this clause (i), the "Current Pool Balance"), over
     (ii) the Aggregate LTV Collateral Amount for such Class of Certificates for the Current Distribution Date;

provided that, until the date of the initial LTV Appraisals, clause (B) shall not apply.

     For purposes of calculating Expected Distributions or Adjusted Expected Distributions with respect to the Certificates of any Trust, any premium paid on the Equipment Notes held in such Trust that has not been distributed to the Certificateholders of such Trust (other than such premium or a portion thereof applied to the payment of interest on the Certificates of such Trust or the reduction of the Pool Balance of such Trust) shall be added to the amount of Expected Distributions or Adjusted Expected Distributions.

     "Aggregate LTV Collateral Amount" for any Class of Certificates for any Distribution Date means the product of (a)(i) the sum of the applicable LTV Collateral Amounts for each Aircraft, minus (ii) the Pool Balance for each Class of Certificates, if any, senior to such Class, after giving effect to any distribution of principal on such Distribution Date with respect to such senior Class or Classes, multiplied by (b)(i) in the case of the Class A-1 Certificates or Class A-2 Certificates, a fraction the numerator of which equals the Current Pool Balance for the Class A-1 Certificates or Class A-2 Certificates, as the case may be, and the denominator of which equals the sum of the Current Pool Balances for the Class A-1 Certificates and Class A-2 Certificates and (ii) in the case of the Class B and Class C Certificates, 1.0.

     "LTV Collateral Amount" of any Aircraft for any Class of Certificates means, as of any Distribution Date, the lesser of (i) the LTV Ratio for such Class of Certificates multiplied by the Appraised Current Market Value of such Aircraft (or with respect to any such Aircraft which has suffered an Event of Loss under and as defined in the relevant Lease, in the case of a Leased Aircraft, or relevant Indenture, in the case of an Owned Aircraft, the amount of the insurance proceeds paid to the related Loan Trustee in respect thereof to the extent then held by such Loan Trustee (and/or on deposit in the Special Payments Account) or payable to such Loan Trustee in respect thereof) and (ii) the outstanding principal amount of the Equipment Notes secured by such Aircraft after giving effect to any principal payments of such Equipment Notes on or before such Distribution Date.

     "LTV Ratio" means for the Class A-1 Certificates and Class A-2 Certificates 39.0%, for the Class B Certificates 53.0% and for the Class C Certificates 68.0%.

     "Appraised Current Market Value" of any Aircraft means the lower of the average and the median of the most recent three LTV Appraisals of such Aircraft.

     After a Triggering Event occurs and any Equipment Note becomes a Non-Performing Equipment Note, the Subordination Agent shall obtain LTV Appraisals of the Aircraft securing such Equipment Note as soon as practicable and additional LTV Appraisals on or prior to each anniversary of the date of such initial LTV Appraisals; provided that if the Controlling Party reasonably objects to the appraised value of the Aircraft shown in such LTV Appraisals, the Controlling Party shall have the right to obtain or cause to be obtained substitute LTV Appraisals (including LTV Appraisals based upon physical inspection of such Aircraft).

     "LTV Appraisal" means a current fair market value appraisal (which may be a "desk-top" appraisal) performed by any Appraiser or any other nationally recognized appraiser on the basis of an arm's-length transaction between an informed and willing purchaser under no compulsion to buy and an informed and willing seller under no compulsion to sell and both having knowledge of all relevant facts.

     Interest Drawings under the Liquidity Facility and withdrawals from the Cash Collateral Account, in each case in respect of interest on the Certificates of any Trust, will be distributed to the Trustee for such Trust, notwithstanding the priority of distributions set forth in the Intercreditor Agreement and otherwise described herein.

ADDITION OF TRUSTEE FOR CLASS D CERTIFICATES

     If the Class D Certificates are issued, the Class D Trustee will become a party to the Intercreditor Agreement.

THE SUBORDINATION AGENT

     Wilmington Trust Company will be the Subordination Agent under the Intercreditor Agreement. Atlas and its affiliates may from time to time enter into banking and trustee relationships with the Subordination Agent and its affiliates. The Subordination Agent's address is Wilmington Trust Company, One Rodney Square, 1100 North Market Street, Wilmington, Delaware 19890-0001,
Attention: Corporate Trust Administration.

     The Subordination Agent may resign at any time, in which event a successor Subordination Agent will be appointed as provided in the Intercreditor Agreement. The Controlling Party may remove the Subordination Agent for cause as provided in the Intercreditor Agreement. In such circumstances, a successor Subordination Agent will be appointed as provided in the Intercreditor Agreement. Any resignation or removal of the Subordination Agent and appointment of a successor Subordination Agent does not become effective until acceptance of the appointment by the successor Subordination Agent. (Intercreditor Agreement, Section 8.1)

                 DESCRIPTION OF THE AIRCRAFT AND THE APPRAISALS

THE AIRCRAFT

     The Aircraft consist of five Boeing 747-400F aircraft, all of which will be newly delivered by the manufacturer at the time that the Equipment Notes relating thereto are issued. The Aircraft have been designed to be in compliance with Stage 3 noise level standards. The Boeing 747-400F aircraft is a long-range aircraft with payload capacity of approximately 150 tons. The engine type expected to be utilized on each Aircraft is the General Electric Model CF6-80C2B5FG04.

THE APPRAISALS

     The table below sets forth the appraised base values as determined by AvSolutions, Inc. ("AvS"), Morton Beyer and Agnew, Inc. ("MBA") and Simat Helliesen & Eichner, Inc. ("SH&E"), independent aircraft appraisal and consulting firms (the "Appraisers") and certain additional information regarding the Aircraft.

  AIRCRAFT                        SCHEDULED                APPRAISED BASE VALUE
REGISTRATION   MANUFACTURER'S     DELIVERY      ------------------------------------------
   NUMBER      SERIAL NUMBER      MONTH(1)          AVS            MBA            SH&E
------------   --------------   -------------   ------------   ------------   ------------
N495MC             29256         April 1999     $158,100,000   $159,910,000   $159,500,000
N496MC             29257          June 1999      158,100,000    160,590,000    159,500,000
N497MC             29258          July 1999      159,300,000    160,930,000    159,500,000
N498MC             29259         August 1999     159,300,000    161,270,000    159,500,000
N499MC             29260        February 2000    161,800,000    163,180,000    161,000,000

-------------------------

(1) The actual delivery date for any Aircraft may be subject to delay or acceleration. See "-- Deliveries of Aircraft".

     For purposes of the foregoing chart, each Appraiser was asked to provide its opinion as to the appraised base value of each Aircraft projected as of the scheduled delivery month of each such Aircraft. As part of this process, all three Appraisers performed "desk-top" appraisals without any physical inspection of the Aircraft. The appraisals are based on various assumptions and methodologies, which vary among the appraisals. The Appraisers have delivered letters summarizing their respective appraisals, copies of which are annexed to this prospectus supplement as Appendix B. For a definition of appraised base value and a discussion of the assumptions and methodologies used in each of the appraisals, reference is hereby made to such letters.

     An appraisal is only an estimate of value. It is not indicative of the price at which an aircraft may be purchased from the manufacturer and should not be relied upon as a measure of realizable value. The proceeds realized upon a sale of any Aircraft may be less than its appraised base value. The value of the Aircraft in the event of the exercise of remedies under the applicable Indenture will depend on market and economic conditions, the availability of buyers, the condition of the Aircraft and other similar factors. Accordingly, there can be no assurance that the proceeds realized upon any such exercise with respect to the Equipment Notes and the Aircraft pursuant to the applicable Indenture would equal the appraised value of such Aircraft or be sufficient to satisfy in full payments due on the Equipment Notes issued thereunder or the Certificates.

DELIVERIES OF AIRCRAFT

     The Aircraft are currently scheduled for delivery from April 1999 through February 2000 under the Boeing Purchase Agreement. See the table under "-- The Appraisals" for the scheduled month of delivery of each Aircraft. Under the Boeing Purchase Agreement, delivery of an Aircraft may be delayed due to "Excusable Delay", which is defined to include, among other things, acts of God, war or armed hostilities, government acts or priorities, strikes or labor troubles causing cessation, slowdown or interruption of work, or any other cause beyond Boeing's control or not occasioned by Boeing's fault or negligence. Boeing has indicated that it is experiencing delays in deliveries of aircraft. Atlas cannot predict whether adjustments in such schedule will be required.

     The Note Purchase Agreement provides that the delivery period (the "Delivery Period") will expire on May 31, 2000, subject to extension if a labor strike occurs at Boeing prior to

May 31, 2000, by the number of days that such strike continues in effect (the "Delivery Period Termination Date"). If delivery of any Aircraft is delayed by more than 30 days after the month scheduled for delivery or beyond the Delivery Period Termination Date, Atlas has the right to replace such Aircraft with a Substitute Aircraft, subject to certain conditions. See "-- Substitute Aircraft". If delivery of any Aircraft is delayed beyond the Delivery Period Termination Date due to any reason not occasioned by Atlas' fault or negligence, and Atlas does not exercise its right to replace such Aircraft with a Substitute Aircraft, there will be unused Deposits that will be distributed to Certificateholders together with accrued and unpaid interest thereon from the immediately preceding Regular Distribution Date to the date of such distribution. See "Description of the Deposit Agreements -- Unused Deposits; Prepayment of Deposits".

SUBSTITUTE AIRCRAFT

     If the delivery date for any Aircraft is delayed (i) more than 30 days after the month scheduled for delivery or (ii) beyond the Delivery Period Termination Date, Atlas may identify for delivery a substitute aircraft (each, a "Substitute Aircraft") meeting the following conditions:

     - a Substitute Aircraft must be a Boeing 747-400F aircraft manufactured after 1993 so long as such substitution does not vary the Mandatory Economic Terms; and

     - Atlas will be obligated to obtain written confirmation from each Rating Agency that substituting such Substitute Aircraft for the replaced Aircraft will not result in a withdrawal, suspension or downgrading of the ratings of any of the Certificates.

                       DESCRIPTION OF THE EQUIPMENT NOTES

     The following summary describes material terms of the Equipment Notes and supplements (and, to the extent inconsistent therewith, replaces) the description of the general terms and provisions relating to the Equipment Notes, the Indentures, the Leases, the Participation Agreements, the trust agreements under which the Owner Trustees act on behalf of the Owner Participants (the "Trust Agreements") and the Note Purchase Agreement set forth in the Prospectus. The summaries make use of terms defined in and are qualified in their entirety by reference to all of the provisions of the Equipment Notes, the Indentures, the Leases, the Participation Agreements, the Trust Agreements and the Note Purchase Agreement, forms of each of which have been or will be filed with the Commission by Atlas as an exhibit to an Annual Report on Form 10-K, a Quarterly Report on Form 10-Q or a Current Report on Form 8-K. Except as otherwise indicated, the following summaries relate to the Equipment Notes, the Indenture, the Lease, the Participation Agreement and the Trust Agreement that may be applicable to each Aircraft.

     Under the Note Purchase Agreement, Atlas will enter into a secured debt financing with respect to the Aircraft securing the Series A-2 Equipment Notes and will have the option of entering into a leveraged lease financing or a secured debt financing with respect to each of the other four Aircraft.

     - If Atlas chooses to enter into a leveraged lease financing with respect to an Aircraft, the Note Purchase Agreement provides for the relevant parties to enter into a Participation Agreement, a Lease and a Leased Aircraft Indenture (among other documents) relating to the financing of such Leased Aircraft.

     - If Atlas chooses to enter into a secured debt financing with respect to an Aircraft, the Note Purchase Agreement provides for the relevant parties to enter into a Participation Agreement and an Owned Aircraft Indenture relating to the financing of such Owned Aircraft.

     The description of such agreements in this prospectus supplement is based on the forms of such agreements annexed to the Note Purchase Agreement. In the case of Leased Aircraft, the terms of the agreements actually entered into may differ from the forms of such agreements and, consequently, may differ from the description of such agreements contained in this prospectus supplement. This is because a third party -- the owner participant that will be the beneficial owner of the Leased Aircraft (the "Owner Participant") -- will provide a portion of the financing of such Aircraft and may request changes. However, under the Note Purchase Agreement, the terms of such agreements are required to (i) contain the Mandatory Documents Terms and (ii) not vary the Mandatory Economic Terms. In addition, Atlas will be obligated (i) to certify to the Trustees that any such modifications do not materially and adversely affect the Certificateholders and
(ii) to obtain written confirmation from each Rating Agency that the use of versions of such agreements modified in any material respect would not result in a withdrawal, suspension or downgrading of the ratings of any Class of Certificates. See "Description of the Certificates -- Obligation to Purchase Equipment Notes". Each Owner Participant will be required to satisfy certain requirements, including having a minimum combined capital and surplus or net worth.

GENERAL

     The Equipment Notes will be issued in up to four series with respect to each Aircraft (the "Series A-1 Equipment Notes", the "Series A-2 Equipment Notes", the "Series B Equipment Notes", the "Series C Equipment Notes", and, collectively, the "Equipment

Notes"). Atlas may elect to issue an additional series with respect to Owned Aircraft (the "Series D Equipment Notes"), which will be funded from sources other than this Offering. See "Description of the Certificates -- Possible Issuance of Class D Certificates". The Equipment Notes with respect to each Leased Aircraft will be issued under a separate Leased Aircraft Indenture between First Security Bank, National Association, as owner trustee of a trust for the benefit of the Owner Participant who will be the beneficial owner of such Aircraft (each, an "Owner Trustee"), and Wilmington Trust Company, as an indenture trustee thereunder (each, a "Leased Aircraft Trustee"). The Equipment Notes with respect to each Owned Aircraft will be issued under a separate Owned Aircraft Indenture between Atlas and Wilmington Trust Company, as indenture trustee thereunder (each, an "Owned Aircraft Trustee" and, together with the other Owned Aircraft Trustees and the Leased Aircraft Trustees, the "Loan Trustees"). The Indentures will not provide for defeasance, or discharge upon deposit of cash or certain obligations of the United States.

     The related Owner Trustee will lease each Leased Aircraft to Atlas pursuant to a separate Lease between such Owner Trustee and Atlas with respect to such Leased Aircraft. Under each Lease, Atlas will be obligated to make or cause to be made rental and other payments to the related Leased Aircraft Trustee on behalf of the related Owner Trustee, which rental and other payments will be at least sufficient to pay in full when due all payments required to be made on the Equipment Notes issued with respect to such Leased Aircraft. The Equipment Notes issued with respect to the Leased Aircraft are not, however, direct obligations of, or guaranteed by, Atlas. Atlas' rental obligations under each Lease and Atlas' obligations under the Equipment Notes issued with respect to each Owned Aircraft will be general obligations of Atlas.

SUBORDINATION

     The Indenture provides for the following subordination provisions applicable to the Equipment Notes:

     - Series A-1 and Series A-2 Equipment Notes issued in respect of an Aircraft will rank equally in right of payment and will rank senior in right of payment to other Equipment Notes issued in respect of such Aircraft;

     - Series B Equipment Notes issued in respect of an Aircraft will rank junior in right of payment to the Series A-1 and Series A-2 Equipment Notes issued in respect of such Aircraft and will rank senior to the Series C and, if applicable, Series D Equipment Notes issued in respect of such Aircraft;

     - Series C Equipment Notes issued in respect of such Aircraft will rank junior in right of payment to the Series A-1, Series A-2 and Series B Equipment Notes issued in respect of such Aircraft and, if Series D Equipment Notes are issued with respect to such Aircraft, senior to such Series D Equipment Notes; and

     - If Atlas elects to issue Series D Equipment Notes with respect to an Aircraft, they will be subordinated in right of payment to the Series A-1, Series A-2, Series B, and Series C Equipment Notes issued with respect to such Aircraft.

PRINCIPAL AND INTEREST PAYMENTS

     Subject to the provisions of the Intercreditor Agreement, interest paid on the Equipment Notes held in each Trust will be passed through to the Certificateholders of such Trust on the dates and at the rate per annum set forth on the cover page of this prospectus supplement with respect to Certificates issued by such Trust until the final expected Regular Distribution Date for such Trust. Subject to the provisions of the Intercreditor Agreement, principal paid on the Equipment Notes held in each Trust will be passed through to the Certificateholders of such Trust in scheduled amounts on the dates set forth herein until the final expected Regular Distribution Date for such Trust.

     Interest will be payable on the unpaid principal amount of each Equipment Note at the rate applicable to such Equipment Note on January 2 and July 2 of each year, commencing on January 2, 2000. Such interest will be computed on the basis of a 360-day year of twelve 30-day months.

     Scheduled principal payments on the Equipment Notes (other than the Series A-2 Equipment Notes) will be made on January 2 and July 2 in certain years, commencing on January 2, 2000 (or, in the case of Equipment Notes issued after such date, commencing with the first such date to occur after initial issuance thereof). The entire principal amount of the Series A-2 Equipment Notes is scheduled to be paid on July 2, 2009. See "Description of the Certificates -- Pool Factors" for a discussion of the scheduled payments of principal of the Equipment Notes and possible revisions thereto.

     If any date scheduled for a payment of principal, premium (if any) or interest with respect to the Equipment Notes is not a Business Day, such payment will be made on the next succeeding Business Day without any additional interest.

REDEMPTION

     If an Event of Loss occurs with respect to an Aircraft and such Aircraft is not replaced by Atlas under the related Lease (in the case of a Leased Aircraft) or under the related Owned Aircraft Indenture (in the case of an Owned Aircraft), the Equipment Notes issued with respect to such Aircraft will be redeemed, in whole, in each case at a price equal to the aggregate unpaid principal amount thereof, together with accrued interest thereon to, but not including, the date of redemption, but without premium, on a Special Distribution Date. (Leased Aircraft Indentures, Section 2.10(a)) (Owned Aircraft Indentures, Section 2.10)

     If Atlas exercises its right to terminate a Lease under Section 9 or
Section 17.3.1 of such Lease, the Equipment Notes relating to the applicable Leased Aircraft will be redeemed, in whole, on a Special Distribution Date at a price equal to the aggregate unpaid principal amount thereof, together with accrued and unpaid interest thereon to, but not including, the date of redemption, plus a Make-Whole Premium, if any. (Leased Aircraft Indentures, Section 2.10(b)) See "-- The Leases and Certain Provisions of the Owned Aircraft Indentures -- Lease Termination".

     All (but not less than all) of the Equipment Notes issued with respect to a Leased Aircraft may be redeemed prior to maturity at the option of the issuer with the prior written consent of Atlas and all of the Equipment Notes issued with respect to an Owned Aircraft may be redeemed prior to maturity at the option of Atlas, in each case at a price equal to the aggregate unpaid principal thereof, together with accrued interest thereon to, but not including, the date of redemption, plus a Make-Whole Premium, if any. (Indentures, Section 2.11)

     Notice of redemption shall be given to each Note Holder by the Loan Trustee not less than 15 nor more than 60 days prior to the applicable redemption date. If notice of such a redemption shall have been given (A) in connection with a refinancing of Equipment Notes with respect to an Aircraft, such notice may be revoked not later than three days prior to the proposed redemption date and (B) in connection with the anticipated termination of a Lease as described above, such notice may be revoked, and shall be deemed revoked, in the event the Lease does not in fact terminate. In addition, the redemption date may be postponed for up to 10 Business Days. (Indentures, Section 2.12)

     If, with respect to a Leased Aircraft, (x) one or more Lease Events of Default shall have occurred and are continuing, (y) in the event of a bankruptcy proceeding involving Atlas, (i) during the Section 1110 Period, the trustee in such proceeding or Atlas does not assume or agree to perform its obligations under the related Lease or (ii) at any time after assuming or agreeing to perform such obligations, such trustee or Atlas ceases to perform such obligations such that the stay period applicable under the U.S. Bankruptcy Code comes to an end or (z) the Equipment Notes with respect to such Leased Aircraft have been accelerated or the Leased Aircraft Trustee with respect to such Equipment Notes takes action or notifies the applicable Owner Trustee that it intends to take action to foreclose the lien of the related Leased Aircraft Indenture or otherwise commence the exercise of any significant remedy under such Indenture or the related Lease, then in each case all, but not less than all, of the Equipment Notes issued with respect to such Leased Aircraft may be purchased by the related Owner Trustee or Owner Participant on the applicable purchase date at a price equal to the aggregate unpaid principal thereof, together with accrued and unpaid interest thereon to, but not including, the date of purchase, but without any premium (provided that a Make-Whole Premium shall be payable if such Equipment Notes are to be purchased pursuant to clause
(x) when a Lease Event of Default shall have occurred and been continuing for less than 180 days). (Leased Aircraft Indentures, Section 2.13) Atlas as owner of the Owned Aircraft has no comparable right under the Owned Aircraft Indentures to purchase Equipment Notes under such circumstances.

     "Make-Whole Premium" means, with respect to any Equipment Note, an amount (as determined by an independent investment bank of national standing) equal to the excess, if any, of (a) the present value of the remaining scheduled payments of principal and interest to maturity of such Equipment Note computed by discounting such payments on a semiannual basis on each payment date under the applicable Indenture (assuming a 360-day year of twelve 30-day months) using a discount rate equal to the Treasury Yield over (b) the outstanding principal amount of such Equipment Note plus accrued interest to the date of determination.

     For purposes of determining the Make-Whole Premium and the Deposit Make-Whole Premium, "Treasury Yield" means, at the date of determination with respect to any Equipment Note, the interest rate (expressed as a decimal and, in the case of United States Treasury bills, converted to a bond equivalent yield) determined to be the per annum rate equal to the semiannual yield to maturity for United States Treasury securities maturing on the Average Life Date of such Equipment Note and trading in the public securities markets either as determined by interpolation between the most recent weekly average yield to maturity for two series of United States Treasury securities trading in the public securities markets, (A) one maturing as close as possible to, but earlier than, the Average Life Date of such Equipment Note and (B) the other maturing as close as possible to, but later than, the Average Life Date of such Equipment Note, in each case as published in the most recent H.15(519) or, if a weekly average yield to maturity for United States Treasury securities maturing on the Average Life Date of such Equipment Note is reported in the most recent H.15(519), such weekly average yield to maturity as published in such H.15(519). "H.15(519)" means the weekly statistical release designated as such, or any successor publication, published by the Board of Governors of the Federal Reserve System. The date of determination of a Make-Whole Premium shall be the third Business Day prior to the applicable payment or redemption date and the "most recent H.15(519)" means the H.15(519) published prior to the close of business on the third Business Day prior to the applicable payment or redemption date.

     "Average Life Date" for any Equipment Note shall be the date which follows the time of determination by a period equal to the Remaining Weighted Average Life of such Equipment Note. "Remaining Weighted Average Life" on a given date with respect to any Equipment Note shall be the number of days equal to the quotient obtained by dividing (a) the sum of each of the products obtained by multiplying (i) the amount of each then remaining scheduled payment of principal of such Equipment Note by (ii) the number of days from and including such determination date to but excluding the date on which such payment of principal is scheduled to be made, by (b) the then outstanding principal amount of such Equipment Note.

SECURITY

     LEASED AIRCRAFT

     The Equipment Notes issued with respect to each Leased Aircraft will be secured by:

     - an assignment by the related Owner Trustee to the related Leased Aircraft Trustee of such Owner Trustee's rights, except for certain rights, under the Lease with respect to the related Leased Aircraft, including the right to receive payments of rent thereunder;

     - a mortgage to such Leased Aircraft Trustee of such Aircraft, subject to the rights of Atlas under such Lease; and

     - an assignment to such Leased Aircraft Trustee of certain of such Owner Trustee's rights under the purchase agreement between Atlas and the Leased Aircraft manufacturer.

     Unless and until an Indenture Event of Default with respect to a Leased Aircraft has occurred and is continuing, the Leased Aircraft Trustee may not exercise the rights of the Owner Trustee under the related Lease, except the Owner Trustee's right to receive payments of rent due thereunder. The assignment by the Owner Trustee to the Leased Aircraft Trustee of its rights under the related Lease will exclude certain rights of such Owner Trustee and the related Owner Participant, including the rights of the Owner Trustee and the Owner Participant with respect to indemnification by Atlas for certain matters, insurance proceeds payable to such Owner Trustee in its individual capacity or to such Owner Participant under public liability insurance maintained by Atlas under such Lease or by such Owner Trustee or such Owner Participant, insurance proceeds payable to such Owner Trustee in its individual capacity or to such Owner Participant under certain casualty insurance maintained by such Owner Trustee or such Owner Participant under such Lease and certain reimbursement payments made by Atlas to such Owner Trustee. (Leased Aircraft Indenture, Granting Clause) The Equipment Notes issued in respect of any one Aircraft will not be secured by any of the other Aircraft or Leases (except in certain cases, if any, where the related Owner Participant and Atlas shall agree to cross-collateralization). Accordingly, any excess proceeds from the exercise of remedies with respect to the Equipment Notes relating to an Aircraft will not be available to cover any shortfall with respect to any other Aircraft.

     OWNED AIRCRAFT

     The Equipment Notes issued with respect to each Owned Aircraft will be secured by:

     - a mortgage to the Owned Aircraft Trustee of such Aircraft; and

     - an assignment to the Owned Aircraft Trustee of certain of Atlas' rights under its purchase agreement with the Aircraft manufacturer.

     CASH

     Cash, if any, held from time to time by the Loan Trustee with respect to any Aircraft, including funds held as the result of an Event of Loss to such Aircraft or, in the case of a Leased Aircraft, termination of the Lease, if any, relating thereto, will be invested and reinvested by such Loan Trustee, at the direction of the related Owner Trustee in the case of the Leased Aircraft or Atlas in the case of the Owned Aircraft, in investments described in the related Indenture. (Leased Aircraft Indentures, Section 5.09; Owned Aircraft Indentures,
Section 6.06)

LOAN TO VALUE RATIOS OF EQUIPMENT NOTES

     The following table sets forth illustrative loan to Aircraft value ratios for the Equipment Notes issued in respect of a Leased Aircraft as of each July 2 Regular Distribution Date occurring after the scheduled date of original issuance of such Equipment Notes, assuming that Series A-1, Series B, and Series C Equipment Notes in the maximum principal amount are issued in respect of such Aircraft. This example was utilized by Atlas in preparing the Assumed Amortization Schedule, although the amortization schedule for the Series A-1, Series B and Series C Equipment Notes issued with respect to an Aircraft may vary from such assumed schedule so long as it complies with the Mandatory Economic Terms. Accordingly, the schedule set forth below may not be applicable in the case of any particular Leased Aircraft or in the case of any Owned Aircraft. See "Description of the Certificates -- Pool Factors". The LTV was obtained by dividing (i) the outstanding balance (assuming no payment default) of such Equipment Notes determined immediately after giving effect to the payments scheduled to be made on each such Regular Distribution Date by (ii) the assumed value (the "Assumed Aircraft Value") of the Aircraft securing such Equipment Notes.

     The following table is based on the assumption (the "Depreciation Assumption") that the value of the Aircraft set forth opposite the initial Regular Distribution Date included in the table depreciates by 3% of the initial appraised value per year for the first 20 years after the year of delivery of such Aircraft and by 4% of the initial appraised value per year thereafter. Other rates or methods of depreciation would result in materially different loan to Aircraft value ratios, and no assurance can be given (i) that the depreciation rates and method assumed for the purposes of the table are the ones most likely to occur or (ii) as to the actual future value of any Aircraft. Thus the table should not be considered a forecast or prediction of expected or likely loan to Aircraft value ratios, but simply a mathematical calculation based on one set of assumptions.

                                              INDICATIVE LEASED AIRCRAFT
                             ------------------------------------------------------------
                                                      B747-400F
                             ------------------------------------------------------------
                                                           ASSUMED
                               EQUIPMENT NOTE              AIRCRAFT             LOAN TO
        DATE                 OUTSTANDING BALANCE            VALUE             VALUE RATIO
---------------------        -------------------        --------------        -----------
                                 (MILLIONS)               (MILLIONS)
April 13, 1999                     $108.23                 $159.17                68.0%
July 2, 1999                        108.23                  159.17                68.0
July 2, 2000                        104.99                  154.39                68.0
July 2, 2001                        101.74                  149.62                68.0
July 2, 2002                         98.49                  144.84                68.0
July 2, 2003                         95.25                  140.07                68.0
July 2, 2004                         90.93                  135.29                67.2
July 2, 2005                         85.59                  130.52                65.6
July 2, 2006                         79.87                  125.74                63.5
July 2, 2007                         73.61                  120.97                60.8
July 2, 2008                         68.91                  116.19                59.3
July 2, 2009                         63.89                  111.42                57.3
July 2, 2010                         59.55                  106.64                55.8
July 2, 2011                         53.99                  101.87                53.0
July 2, 2012                         51.46                   97.09                53.0
July 2, 2013                         47.71                   92.32                51.7
July 2, 2014                         38.60                   87.54                44.1
July 2, 2015                         32.28                   82.77                39.0
July 2, 2016                         30.42                   77.99                39.0
July 2, 2017                         27.49                   73.22                37.5
July 2, 2018                         12.42                   68.44                18.1

LIMITATION OF LIABILITY

     The Equipment Notes issued with respect to each Leased Aircraft are not direct obligations of, or guaranteed by, Atlas, any Owner Participant or the Leased Aircraft Trustees or the Owner Trustees in their individual capacities. None of the Owner Trustees, the Owner Participants or the Leased Aircraft Trustees, or any affiliates thereof, will be personally liable to any holder of an Equipment Note or, in the case of the Owner Trustees and the Owner Participants, to the Leased Aircraft Trustees for any amounts payable under the Equipment Notes or, except as provided in each Leased Aircraft Indenture, for any liability under such Leased Aircraft Indenture. All payments of principal of, premium, if any, and interest on the Equipment Notes issued with respect to any Leased Aircraft (other than payments made in connection with an optional redemption or purchase of Equipment Notes issued with respect to a Leased Aircraft by the related Owner Trustee or the related Owner Participant) will be made only from the assets subject to the lien of the Indenture with respect to such Leased Aircraft or the income and proceeds received by the related Leased Aircraft Trustee therefrom (including rent payable by Atlas under the Lease with respect to such Leased Aircraft).

     The Equipment Notes issued with respect to the Owned Aircraft will be direct obligations of Atlas.

     Except as otherwise provided in the Indentures, each Owner Trustee and each Loan Trustee, in its individual capacity, will not be answerable or accountable under the Indentures or under the Equipment Notes under any circumstances except, among other things, for its own willful misconduct or gross negligence. None of the Owner Participants will have any duty or responsibility under any of the Leased Aircraft Indentures or the Equipment Notes to the Leased Aircraft Trustees or to any holder of any Equipment Note. (Owned Aircraft Indenture, Section 7.01; Leased Aircraft Indenture, Section 6.01).

INDENTURE DEFAULTS, NOTICE AND WAIVER

     Indenture Events of Defaults under each Indenture will include:

     - in the case of a Leased Aircraft Indenture, the occurrence of any Lease Event of Default under the related Lease (other than the failure to make certain indemnity payments and other payments to the related Owner Trustee or Owner Participant unless a notice is given by such Owner Participant that such failure shall constitute an Indenture Default);

     - the failure by the related Owner Trustee (other than as a result of a Lease Default or Lease Event of Default), in the case of a Leased Aircraft Indenture, or Atlas, in the case of an Owned Aircraft Indenture, to pay any interest or principal or premium, if any, under such Indenture or under any Equipment Note issued thereunder that continues for more than 10 Business Days, in the case of principal, interest or Make-Whole Premium, and, in all other cases, 10 Business Days after the relevant Owner Trustee or Owner Participant, in the case of a Leased Aircraft Indenture or Atlas, in the case of an Owned Aircraft Indenture, receives written demand from the related Loan Trustee or holder of an Equipment Note;

     - the failure by the related Owner Participant or the related Owner Trustee (in its individual capacity), in the case of a Leased Aircraft Indenture, to discharge certain liens that continue after notice and specified cure periods;

     - any representation or warranty made by the related Owner Trustee or Owner Participant, in the case of a Leased Aircraft Indenture, or Atlas, in the case of an Owned Aircraft Indenture, in such Indenture, the related Participation Agreement, or certain related documents furnished to the Loan Trustee or any holder of an Equipment Note pursuant thereto being false or incorrect in any material respect when made that continues to be material and adverse to the interests of the Loan Trustee or Note Holders and remains unremedied after notice and specified cure periods;

     - failure by Atlas or the related Owner Trustee or Owner Participant to perform or observe covenants or obligations for the benefit of the Loan Trustee or holders of Equipment Notes under such Indenture or certain related documents which continues after notice and specified cure periods and which is material and adverse to the interests of the Loan Trustee or the Note Holders;

     - the registration of the related Aircraft ceasing to be effective as a result of the Owner Participant (in the case of a Leased Aircraft) not being a citizen of the United States, as defined in the Transportation Code (subject to a cure period);

     - with respect to the Owned Aircraft, the lapse or cancellation of insurance required under the Owned Aircraft Indenture; or

     - the occurrence of certain events of bankruptcy, reorganization or insolvency of the related Owner Trustee or Owner Participant (in the case of a Leased Aircraft) or Atlas (in the case of an Owned Aircraft). (Leased Aircraft Indentures, Section 4.02; Owned Aircraft Indentures,
       Section 5.01).

     There will not be cross-default provisions in the Indentures or in the Leases (unless otherwise agreed between an Owner Participant and Atlas). Consequently, events resulting in an Indenture Event of Default under any particular Indenture may or may not result in an Indenture Event of Default occurring under any other Indenture, and a Lease Event of Default under any particular Lease may or may not constitute a Lease Event of Default under any other Lease.

     If Atlas fails to make any semiannual basic rental payment due under any Lease, within a specified period after such failure the applicable Owner Trustee may furnish to the Leased Aircraft Trustee the amount due on the Equipment Notes issued with respect to the related Leased Aircraft, together with any interest thereon on account of the delayed payment thereof, in which event the Leased Aircraft Trustee and the holders of outstanding Equipment Notes issued under such Indenture may not exercise any remedies otherwise available under such Indenture or such Lease as the result of such failure to make such rental payment, unless such Owner Trustee has previously cured three or more immediately preceding semiannual basic rental payment defaults or, in total, six or more previous semiannual basic rental payment defaults. The applicable Owner Trustee also may cure any other default by Atlas in the performance of its obligations under any Lease that can be cured with the payment of money. (Leased Aircraft Indentures, Section 4.03)

     The holders of a majority in principal amount of the outstanding Equipment Notes issued with respect to any Aircraft, by notice to the Loan Trustee, may on behalf of all the holders waive any existing default and its consequences under the Indenture with respect to such Aircraft, except a default in the payment of the principal of, or premium or interest on any such Equipment Notes or a default in respect of any covenant or provision of such Indenture that cannot be modified or amended without the consent of each holder of Equipment Notes. (Leased Aircraft Indentures, Section 4.08; Owned Aircraft Indentures, Section 5.06)

REMEDIES

     If an Indenture Event of Default occurs and is continuing under an Indenture, the related Loan Trustee or the holders of a majority in principal amount of the Equipment Notes outstanding under such Indenture may, subject to the applicable Owner Participant's or Owner Trustee's right to cure, as discussed above, declare the principal of all such Equipment Notes issued thereunder immediately due and payable, together with all accrued but unpaid interest thereon, provided that in the event of a reorganization proceeding involving Atlas instituted under Chapter 11 of the U.S. Bankruptcy Code, if no other Lease Event of Default and no other Indenture Event of Default (other than the failure to pay the outstanding amount of the Equipment Notes which by such declaration shall have become payable) exists at any time after the consummation of such proceeding, such declaration will be automatically rescinded without any further action on the part of any holder of Equipment Notes. The holders of a majority in principal amount of Equipment Notes outstanding under an Indenture may rescind any declaration of acceleration of such Equipment Notes at any time before the judgment or decree for the payment of the money so due shall be entered if (i) there has been paid to the related Loan Trustee an amount sufficient to pay all principal, interest, and premium, if any, on any such Equipment Notes, to the extent such amounts have become due otherwise than by such declaration of acceleration and (ii) all other Indenture Events of Default and incipient Indenture Events of Default with respect to any covenant or provision of such Indenture have been cured. (Leased Aircraft Indentures Section 4.04(b); Owned Aircraft Indentures, Section 5.02(b))

     Each Indenture provides that if an Indenture Event of Default under such Indenture has occurred and is continuing, the related Loan Trustee may exercise certain rights or remedies available to it under such Indenture or under applicable law, including if, in the case of a Leased Aircraft, the corresponding Lease has been declared in default one or more of the remedies under such Lease with respect to the Aircraft subject to such Lease. If an Indenture Event of Default arises solely by reason of one or more events or circumstances which constitutes a Lease Event of Default, the related Leased Aircraft Trustee's right to exercise remedies under a Leased Aircraft Indenture is subject, with certain exceptions, to its having proceeded to exercise one or more of the dispossessory remedies under the Lease with respect to such Leased Aircraft; provided that the requirement to exercise one or more of such remedies under such Lease shall not apply in circumstances where such exercise has been involuntarily stayed or prohibited by applicable law or court order for a continuous period in excess of 60 days or such period as may be specified in Section 1110(a)(1)(A) of the U.S. Bankruptcy Code, plus an additional period, if any, resulting from (i) the trustee or debtor-in-possession in such proceeding agreeing to perform obligations under such Lease with the approval of the applicable court and its continuous performance of such Lease under Section 1110(a)(1) (A-B) of the U.S. Bankruptcy Code or such Leased Aircraft Trustee's consent to an extension of such period,
(ii) such Leased Aircraft Trustee's failure to give any requisite notice, or
(iii) Atlas' assumption of such Lease with the approval of the relevant court and its continuous performance of the Lease as so assumed. See "-- The Leases and Certain Provisions of the Owned Aircraft Indentures -- Events of Default Under the Leases". Such remedies may be exercised by the related Leased Aircraft Trustee to the exclusion of the related Owner Trustee, subject to certain conditions specified in such Indenture and subject to the terms of such Lease. Any Aircraft sold in the exercise of such remedies will be free and clear of any rights of those parties, including the rights of Atlas under the Lease with respect to such Aircraft; provided that no exercise of any remedies by the related Leased Aircraft Trustee may affect the rights of Atlas under any Lease unless a Lease Event of Default has occurred and is continuing. (Leased Aircraft Indentures, Section 4.04; Leases, Section 15) The Owned Aircraft Indentures will not contain such limitations on the Owned Aircraft Trustee's ability to exercise remedies upon an Indenture Event of Default under an Owned Aircraft Indenture.

     If a bankruptcy proceeding involving Atlas under the U.S. Bankruptcy Code occurs, all of the rights of the Owner Trustee as lessor under a particular Lease will be exercised by the Owner Trustee in accordance with the terms thereof unless (i) during the Section 1110 Period the trustee in such proceeding or Atlas does not assume or agree to perform its obligations under such Lease,
(ii) at any time after assuming or agreeing to perform such obligations, such trustee or Atlas ceases to perform such obligations or (iii) the related Loan Trustee takes action, or notifies the Owner Trustee that such Loan Trustee intends to take action, to foreclose the lien of the related Leased Aircraft Indenture or otherwise commence the exercise of any significant remedy in accordance with the Leased Aircraft Indenture in connection with any continuing non-bankruptcy Indenture Event of Default. The Owner Trustee's exercise of such rights shall be subject to certain limitations and may not, in any event, reduce the amount or change the time of any payment in respect of the Equipment Notes or adversely affect the validity or enforceability of the lien under the related Leased Aircraft Indenture.

     If the Equipment Notes issued in respect of one Aircraft are in default, the Equipment Notes issued in respect of the other Aircraft may not be in default, and, if not, no remedies will be exercisable under the applicable Indentures with respect to such other Aircraft.

     Section 1110 of the U.S. Bankruptcy Code ("Section 1110") provides in relevant part that the right of lessors, conditional vendors and holders of security interests with respect to "Equipment" (as defined in Section 1110) to take possession of such Equipment in compliance with the provisions of a lease, conditional sale contract or security agreement, as the case may be, is not affected by:

     - the automatic stay provision of the U.S. Bankruptcy Code, which provision enjoins repossessions by creditors for the duration of the reorganization period;

     - the provision of the U.S. Bankruptcy Code allowing the trustee in reorganization to use property of the debtor during the reorganization period;

     - Section 1129 of the U.S. Bankruptcy Code (which governs the confirmation of plans of reorganization in Chapter 11 cases); and

     - any power of the bankruptcy court to enjoin a repossession.

     Section 1110 provides in relevant part, however, that the right of a lessor, conditional vendor or holder of a security interest to take possession of an aircraft in the event of an event of default may not be exercised for 60 days following the date of commencement of the reorganization proceedings (unless specifically permitted by the bankruptcy court) and may not be exercised at all if, within such 60-day period (or such longer period consented to by the lessor, conditional vendor or holder of a security interest), the trustee in reorganization agrees to perform the debtor's obligations that become due on or after such date and cures all existing defaults (other than defaults resulting solely from the financial condition, bankruptcy, insolvency or reorganization of the debtor).

     "Equipment" is defined in Section 1110, in part, as an aircraft, aircraft engine, propeller, appliance, or spare part (as defined in Section 40102 of Title 49 of the U.S. Code) that is subject to a security interest granted by, leased to, or conditionally sold to a debtor that is a citizen of the United States (as defined in Section 40102 of Title 49 of the U.S. Code) holding an air carrier operating certificate issued by the Secretary of Transportation pursuant to chapter 447 of Title 49 of the U.S. Code for aircraft capable of carrying 10 or more individuals or 6,000 pounds or more of cargo.

     It is a condition to the Trustee's obligation to purchase equipment Notes with respect to each Aircraft that outside counsel to Atlas, Cahill Gordon & Reindel, provide its opinion to the Trustees that (x) if such Aircraft is a Leased Aircraft, the Owner Trustee, as lessor under the Lease for such Aircraft, and the Leased Aircraft Trustee, as assignee of such Owner Trustee's rights under such Lease pursuant to the related Leased Aircraft Indenture, will be entitled to the benefits of Section 1110 with respect to the airframe and engines comprising such Aircraft or (y) if such Aircraft is an Owned Aircraft, the Owned Aircraft Trustee will be entitled to the benefits of Section 1110 with respect to the airframe and engines comprising such Owned Aircraft, in each case, assuming that Atlas is a "citizen of the United States" as defined in
Section 40102 of Title 49 of the U.S. Code holding an air carrier operating certificate issued by the Secretary of Transportation pursuant to chapter 447 of Title 49 of the U.S. Code for aircraft capable of carrying 10 or more individuals or 6,000 pounds or more of cargo and assuming that the Aircraft and Engines constitute "equipment" as defined in Section 1110. For a description of certain limitations on the Loan Trustee's exercise of rights contained in the Indenture, see "-- Indenture Defaults, Notice and Waiver".

     The opinion of Cahill Gordon & Reindel will not address the possible replacement of an Aircraft after an Event of Loss in the future, the consummation of which is conditioned upon the contemporaneous delivery of an opinion of counsel to the effect that the related Loan Trustee will be entitled to Section 1110 benefits with respect to such replacement unless there is a change in law or court interpretation that results in Section 1110 not being available. See "-- The Leases and Certain Provisions of the Owned Aircraft Indentures -- Events of Loss".

The opinion of Cahill Gordon & Reindel will also not address the availability of
Section 1110 with respect to any possible sublessee of a Leased Aircraft subleased by Atlas or to any possible lessee of an Owned Aircraft if it is leased by Atlas.

     The U.S. District Court for the District of Colorado in 1998 issued opinions arising from the bankruptcy proceedings of Western Pacific Airlines, Inc. relating to Section 1110. The decisions held that, once an airline debtor reaffirms its obligations and cures its defaults under an aircraft lease within the prescribed period in accordance with Section 1110, the lessor under such lease is not entitled to repossess the aircraft under Section 1110 if the airline subsequently defaults under such lease. The opinion of Cahill Gordon & Reindel will state that, in such firm's opinion, the District Court cases were incorrectly decided, since they are contrary to the plain language of Section 1110 that requires the cure of any default (other than certain defaults relating to the bankruptcy proceedings) and are not limited to defaults occurring at the commencement of the bankruptcy proceeding. Moreover, such opinion of Cahill Gordon & Reindel will state that, in such firm's opinion, such District Court cases are contrary to the clear intent of Congress in enacting Section 1110, since they would substantially eliminate the benefit of Section 1110 by giving no effect to rights of repossession under Section 1110 after the initial reaffirmance and cure. Certain parties in the Western Pacific case have appealed the decisions.

     As a result of these decisions, in November, 1998, Standard & Poor's placed Atlas' 1998 EETCs on credit watch with negative implications while affirming its corporate credit rating on Atlas' unsecured debt. Standard & Poor's has placed the Certificates offered hereby on credit watch for the same reason. Standard & Poor's has stated that if remedial legislation which favorably resolves the
Section 1110 uncertainty becomes law, or if the issue is favorably resolved in a court decision, ratings on the enhanced equipment certificates would be affirmed.

     If an Indenture Default under any Indenture occurs and is continuing, any sums held or received by the related Loan Trustee may be applied to reimburse such Loan Trustee for any tax, expense or other loss incurred by it and to pay any other amounts due to such Loan Trustee prior to any payments to holders of the Equipment Notes issued under such Indenture. (Indentures, Section 3.03)

     In the event of bankruptcy, insolvency, receivership or like proceedings involving an Owner Participant, it is possible that, notwithstanding that the applicable Leased Aircraft is owned by the related Owner Trustee in trust, such Leased Aircraft and the related Lease and Equipment Notes might become part of such proceeding. In such event, payments under such Lease or on such Equipment Notes might be interrupted and the ability of the related Leased Aircraft Trustee to exercise its remedies under the related Leased Aircraft Indenture might be restricted, although such Leased Aircraft Trustee would retain its status as a secured creditor in respect of the related Lease and the related Leased Aircraft.

MODIFICATION OF INDENTURES AND LEASES

     Without the consent of holders of a majority in principal amount of the Equipment Notes outstanding under any Indenture, the provisions of such Indenture and any related Lease, Participation Agreement or Trust Agreement may not be amended or modified, except to the extent indicated below.

     Subject to certain limitations, certain provisions of any Leased Aircraft Indenture, and of the Lease, the Participation Agreement, and the Trust Agreement related thereto, may be amended or modified by the parties thereto without the consent of any holders of the Equipment Notes outstanding under such Indenture. In the case of each Lease, such provisions include, among others, provisions relating to (i) the return to the related Owner Trustee of the related Leased Aircraft at the end of the term of such Lease (except to the extent that such amendment would affect the rights or exercise of remedies under the Lease) and (ii) the renewal of such Lease and the option of Atlas at the end of the term of such Lease to purchase the related Leased Aircraft so long as the same would not adversely affect the Note Holders. (Leased Aircraft Indentures, Section 9.01(a)) In addition, any Indenture may be amended without the consent of the holders of Equipment Notes to, among other things, cure any defect or inconsistency in such Indenture or the Equipment Notes issued thereunder, provided that such change does not adversely affect the interests of any such holder. (Leased Aircraft Indentures, Section 9.01(c); Owned Aircraft Indentures, Section 10.01)

     Without the consent of each Liquidity Provider and the holder of each Equipment Note outstanding under any Indenture affected thereby, no amendment or modification of such Indenture may among other things (a) reduce the principal amount of, or premium, if any, or interest payable on, any Equipment Notes issued under such Indenture or change the date on which any principal, premium, if any, or interest is due and payable, (b) permit the creation of any security interest with respect to the property subject to the lien of such Indenture, except as provided in such Indenture, or deprive any holder of an Equipment Note issued under such Indenture of the benefit of the lien of such Indenture upon the property subject thereto or (c) reduce the percentage in principal amount of outstanding Equipment Notes issued under such Indenture required to take or approve any action under such Indenture. (Leased Aircraft Indentures, Section
9.01 (b); Owned Aircraft Indentures, Section 10.01(a))

INDEMNIFICATION

     Atlas will be required to indemnify each Loan Trustee, each Owner Participant, each Owner Trustee, each Liquidity Provider, the Subordination Agent, the Escrow Agent and each Trustee, but not the holders of Certificates, for certain losses, claims and other matters. Atlas will be required under certain circumstances to indemnify each Owner Participant against the loss of depreciation deductions and certain other benefits allowable for certain income tax purposes with respect to the related Leased Aircraft.

THE LEASES AND CERTAIN PROVISIONS OF THE OWNED AIRCRAFT INDENTURES

     Each Leased Aircraft will be leased to Atlas by the relevant Owner Trustee under the relevant lease agreement (each, a "Lease"). Each Owned Aircraft will be owned by Atlas.

     LEASE TERM RENTALS AND PAYMENTS

     Each Leased Aircraft will be leased separately by the relevant Owner Trustee to Atlas for a term commencing on the date on which the Aircraft is acquired by the Owner Trustee and expiring on a date not earlier than the latest maturity date of the relevant Equipment Notes, unless terminated prior to the originally scheduled expiration date as permitted by the applicable Lease. The semiannual basic rent payment under each Lease is payable by Atlas on each related Lease Payment Date (or, if such day is not a Business Day, on the next Business Day), and will be assigned by the Owner Trustee under the corresponding Leased Aircraft Indenture to provide the funds necessary to make scheduled payments of principal and interest due from the Owner Trustee on the Equipment Notes issued under such Indenture. In certain cases, the semiannual basic rent payments under the Leases may be adjusted, but each Lease provides that under no circumstances will rent payments by Atlas be less than the scheduled payments on the related Equipment Notes. Any balance of each such semiannual basic rent payment under each Lease, after payment of amounts due on the Equipment Notes issued under the Indenture corresponding to such Lease, will be paid over to the Owner Trustee. (Leases, Section 3; Leased Aircraft Indentures, Section 3.01)

     "Lease Payment Date" means, with respect to each Lease, each January 2 or July 2 during the term of such Lease, the commencement date of such Lease or any other date agreed between Atlas and the Owner Participant that occurs after the latest maturity date of the Equipment Notes issued in connection with the acquisition of the Aircraft to which such Lease relates.

     Semiannual payments of interest on the Equipment Notes issued by Atlas under an Owned Aircraft Indenture are payable January 2 and July 2 of each year, commencing on January 2, 2000. Semiannual payments of principal under the Equipment Notes (other than the Series A-2 Equipment Notes) issued by Atlas under an Owned Aircraft Indenture are payable on January 2 and July 2 in certain years, commencing on January 2, 2000. The entire principal amount of the Series A-2 Equipment Notes is scheduled for payment on July 2, 2009.

     NET LEASE; MAINTENANCE

     Under the terms of each Lease, Atlas' obligations in respect of each Leased Aircraft will be those of a lessee under a "net lease". Accordingly, Atlas is obligated under each Lease, among other things and at its expense, to keep each Aircraft duly registered and insured, to pay all costs of operating the Aircraft and to maintain, service, repair and overhaul the Aircraft so as to keep it in as good operating condition as when delivered to Atlas, ordinary wear and tear excepted, and in such condition as required to maintain the airworthiness certificate for the Aircraft in good standing at all times. (Leases, Sections 7.1, 8.1 and 11.1 and Annexes C and D) The Owned Aircraft Indentures impose comparable registration, insurance, maintenance, service and repair obligations on Atlas with respect to the Owned Aircraft. (Owned Aircraft Indentures, Sections 4.02 and 4.06)

     POSSESSION, SUBLEASE AND TRANSFER

     Each Aircraft may be operated by Atlas or, subject to certain restrictions, by certain other persons. Normal interchange and pooling agreements customary in the commercial airline industry with respect to any Engine are permitted. Subleases, in the case of the Leased Aircraft, and leases, in the case of Owned Aircraft, are also permitted to U.S. air carriers and foreign air carriers that have their principal executive office in certain specified countries, subject to a reasonably satisfactory legal opinion that, among other things, such country would recognize (in the case of the Leased Aircraft) Owner Trustee's title to, and the Loan Trustee's security interest in respect of, the applicable Aircraft. In addition, a sublessee may not be subject to insolvency or similar proceedings at the commencement of such sublease or lease. (Leases, Section 7; Owned Aircraft Indentures, Section 4.02) Permitted foreign air carriers are not limited to those based in a country that is a party to the Convention on the International Recognition of Rights in Aircraft (Geneva 1948) (the "Convention"). It is uncertain to what extent the relevant Loan Trustee's security interest would be recognized if an Aircraft is registered or located in a jurisdiction not a party to the Convention. Moreover, in the case of an Indenture Event of Default, the ability of the related Loan Trustee to realize upon its security interest in an Aircraft could be adversely affected as a legal or practical matter if such Aircraft were registered or located outside the United States.

     REGISTRATION

     Atlas is required to keep each Aircraft duly registered under the Transportation Code with the FAA, except (in the case of the Leased Aircraft) if the relevant Owner Trustee or the relevant Owner Participant fails to meet the applicable citizenship requirements, and to record each Lease (in the case of the Leased Aircraft) and Indenture and certain other documents under the Transportation Code. (Leases, Section 7; Owned Aircraft Indentures, Section 4.02(e)) Such recordation of the Indenture and other documents with respect to each Aircraft will give the relevant Loan Trustee a first-priority, perfected security interest in such Aircraft whenever it is located in the United States or any of its territories and possessions. The Convention provides that such security interest will also be recognized, with certain limited exceptions, in those jurisdictions that have ratified or adhere to the Convention.

     So long as no Lease Event of Default exists, Atlas has the right to register the Leased Aircraft subject to such Lease in a country other than the United States at its own expense in connection with a permitted sublease of the Aircraft to a permitted foreign air carrier, subject to certain conditions set forth in the related Participation Agreement. These conditions include a requirement that the lien of the applicable Indenture continue as a first priority security interest in the applicable Aircraft. (Leases, Section 7.1.2; Participation Agreements, Section 7.6.11) The Owned Aircraft Indentures contain comparable provisions with respect to the registration of the Owned Aircraft in connection with a permitted lease of the Owned Aircraft. (Owned Aircraft Indentures, Section 4.02(e))

     LIENS

     Atlas is required to maintain each Aircraft free of any liens, other than the rights of the relevant Loan Trustee, the holders of the related Equipment Notes, Atlas, and, with respect to a Leased Aircraft, the Owner Participant and Owner Trustee arising under the applicable Indenture, the Lease (in the case of the Leased Aircraft) or the other operative documents related thereto, and other than certain limited liens permitted under such documents, including but not limited to (i) liens for taxes either not yet due or being contested in good faith by appropriate proceedings; (ii) materialmen's, mechanics' and other similar liens arising in the ordinary course of business and securing obligations that either are not yet delinquent for more than 60 days or are being contested in good faith by appropriate proceedings; (iii) judgment liens so long as such judgment is discharged or vacated within 60 days or the execution of such judgment is stayed pending appeal or discharged, vacated or reversed within 60 days after expiration of such stay; and (iv) any other lien as to which Atlas has provided a bond or other security adequate in the reasonable opinion of the Owner Trustee; provided that in the case of each of the liens described in the foregoing clauses (i), (ii) and (iii), such liens and proceedings do not involve any material risk of the sale, forfeiture or loss of such Aircraft or the interest of any Participant therein or impair the lien of the relevant Indenture. (Leases, Section 6; Owned Aircraft Indentures, Section 4.01)

     REPLACEMENT OF PARTS, ALTERATIONS

     Atlas is obligated to replace all parts at its expense that may from time to time be incorporated or installed in or attached to any Aircraft and that may become lost, damaged beyond repair, worn out, stolen, seized, confiscated or rendered permanently unfit for use. Atlas or any permitted sublessee has the right, at its own expense, to make such alterations, modifications and additions with respect to each Aircraft as it deems desirable in the proper conduct of its business and to remove parts which it deems to be obsolete or no longer suitable or appropriate for use, so long as such alteration, modification, addition or removal does not materially diminish the fair market value, utility or useful life of the related Aircraft or Engine or invalidate the Aircraft's airworthiness certificate. (Leases, Section 8.1 and Annex C; Owned Aircraft Indentures, Section 4.04(d))

     INSURANCE

     Atlas is required to maintain, at its expense (or at the expense of a permitted lessee, in the case of the Owned Aircraft, or a permitted sublessee, in the case of the Leased Aircraft), all-risk aircraft hull insurance covering each Aircraft, at all times in an amount not less than the stipulated loss value of such Aircraft (which will exceed the aggregate outstanding principal amount of the Equipment Notes relating to such Aircraft, together with accrued interest thereon). However, after giving effect to self-insurance permitted as described below, the amount payable under such insurance may be less than such amounts payable with respect to the Equipment Notes. In the event of a loss involving insurance proceeds in excess of $7.5 million, to be adjusted for inflation, per occurrence such proceeds up to the stipulated loss value of the relevant Aircraft will be payable to the applicable Loan Trustee, for so long as the relevant Indenture shall be in effect. In the event of a loss involving insurance proceeds of up to $7.5 million, to be adjusted for inflation, per occurrence such proceeds will be payable directly to Atlas so long as an Indenture Event of Default does not exist with respect to the Owned Aircraft or (in the case of the Leased Aircraft) the Owner Trustee has not notified the insurance underwriters that a Lease Event of Default exists. So long as the loss does not constitute an Event of Loss, insurance proceeds will be applied to repair or replace the property. (Leases, Sections 11 and Annex D; Owned Aircraft Indentures, Section 4.06)

     In addition, Atlas is obligated to maintain comprehensive airline liability insurance at its expense (or at the expense of a permitted lessee, in the case of the Owned Aircraft, or a permitted sublessee, in the case of the Leased Aircraft), including without limitation, passenger liability, baggage liability, cargo and mail liability, hangarkeeper's liability and contractual liability insurance with respect to each Aircraft. Such liability insurance must be underwritten by insurers of nationally or internationally recognized responsibility. The amount of such liability insurance coverage per occurrence may not be less than the amount of comprehensive airline liability insurance from time to time applicable to aircraft owned or leased and operated by Atlas of the same type and operating on similar routes as such Aircraft. (Leases, Section 11.1 and Annex D; Owned Aircraft Indentures, Section 4.06)

     Atlas is also required to maintain war-risk, hijacking or allied perils insurance if it (or any permitted sublessee or lessee) operates any Aircraft, Airframe or Engine in any area of recognized hostilities or if Atlas (or any permitted sublessee or lessee) maintains such insurance with respect to other aircraft operated on the same routes or areas on or in which the Aircraft is operated. (Leases, Annex D; Owned Aircraft Indentures, Section 4.06)

     Atlas may self-insure under a program applicable to all aircraft in its fleet, but the amount of such self-insurance in the aggregate may not exceed 50% of the largest replacement value of any single aircraft in Atlas' fleet or 1 1/2% of the average aggregate insurable value (during the preceding policy year) of all aircraft on which Atlas carries insurance, whichever is less, unless an insurance broker of national standing shall certify that the standard among other major U.S. air cargo carriers is a higher level of self-insurance, in which case Atlas may self-insure the Aircraft to such higher level. In addition, Atlas may self-insure to the extent of any applicable deductible per Aircraft that does not exceed industry standards for major U.S. air cargo carriers. (Leases, Section 11.1 and Annex D; Owned Aircraft Indentures, Section
4.06 and Annex B)

     In respect of each Aircraft, Atlas is required to name as additional insured parties the relevant Loan Trustee and holders of the Equipment Notes and (in the case of the Leased Aircraft) the relevant Owner Participant and Owner Trustee, in its individual capacity and as owner of such Aircraft, and the Liquidity Provider under all liability, hull and property and war risk, hijacking and allied perils insurance policies required with respect to such Aircraft. In addition, the insurance policies will be required to provide that, in respect of the interests of such additional insured persons, the insurance shall not be invalidated or impaired by any act or omission of Atlas, any permitted sublessee or any other person. (Leases, Annex D; Owned Aircraft Indentures, Section 4.06 and Annex B)

     LEASE TERMINATION

     Atlas may terminate any Lease on any Lease Payment Date occurring after the fifth anniversary of the date on which such Lease commenced, if it makes a good faith determination that the Leased Aircraft subject to such Lease is economically obsolete or surplus to its requirements or if it is to be disposed pursuant to a program of fleet renewal. Atlas is required to give notice of its intention to exercise its right of termination described in this paragraph at least 90 days prior to the proposed date of termination, which notice may be withdrawn up to 10 Business Days prior to such proposed date; provided that Atlas may with respect to such Lease give only five such termination notices. In such a situation, unless the Owner Trustee elects to retain title to such Aircraft, Atlas is required to use commercially reasonable efforts to sell such Aircraft as an agent for such Owner Trustee. The Owner Trustee will sell such Aircraft to the highest cash bidder on the date of termination specified in Atlas' notice or on any other date within 10 Business Days of such date of termination agreed with the applicable lessor. If such sale occurs, the Equipment Notes related thereto are required to be prepaid. If the net proceeds to be received from such sale are less than the termination value for such Aircraft (which is set forth in a schedule to each Lease), Atlas is required to pay to the applicable Owner Trustee an amount equal to the excess, if any, of the applicable termination value for such Aircraft over such net proceeds. Upon payment of termination value for such Aircraft and an amount equal to the Make-Whole Premium, if any, payable on such date of payment, together with certain additional amounts, the lien of the relevant Indenture will be released, the relevant Lease will terminate, and the obligation of Atlas thereafter to make scheduled rent payments under such Lease will cease. (Leases, Section 9; Leased Aircraft Indentures, Section 2.10(b))

     The Owner Trustee has the option to retain title to the Leased Aircraft if Atlas has given a notice of termination under the Lease. In such event, such Owner Trustee will pay to the applicable Loan Trustee an amount sufficient to prepay the outstanding Equipment Notes issued with respect to such Aircraft (including the Make-Whole Premiums), in which case the lien of the relevant Indenture will be released, the relevant Lease will terminate and the obligation of Atlas thereafter to make scheduled rent payments under such Lease will cease. (Leases, Section 9; Leased Aircraft Indentures, Sections 2.06 and 2.10(b))

     EVENTS OF LOSS

     If an Event of Loss occurs with respect to the Airframe or the Airframe and Engines of an Aircraft, Atlas must elect within 60 days after such occurrence either to make payment with respect to such Event of Loss or to replace such Airframe and any such Engines. If Atlas elects to make payment with respect to such Event of Loss, then such payment shall be made on or before the earlier of
(i) the Business Day next following the 180th day after the date of occurrence of such Event of Loss, and (ii) the Business Day specified as the payment date in an irrevocable notice delivered by Atlas not less than 20 days prior to such payment date. The amount of such payment shall include the outstanding principal amount of the Equipment

Notes (in the case of an Owned Aircraft) or the stipulated loss value of such Aircraft (in the case of a Leased Aircraft), together with certain additional amounts, but shall exclude any Make-Whole Premium. If Atlas elects to replace such Airframe and any such Engines, Atlas must, within 180 days after the date of occurrence of such Event of Loss, substitute an airframe (or airframe and one or more engines, as the case may be) for the Airframe or Airframe and Engines that suffered such Event of Loss. Notwithstanding the foregoing, if an Indenture Event of Default or failure to pay principal or interest under the Owned Aircraft Indenture has occurred and is continuing or certain bankruptcy defaults have occurred and are continuing, Atlas shall be required to make payment with respect to such Event of Loss. (Leases, Sections 10.1.1 and 10.1.2; Leased Aircraft Indentures, Section 2.10(a); Owned Aircraft Indentures, Section 2.10 and 4.05(a))

     If Atlas elects to replace an Airframe (or Airframe and one or more Engines, as the case may be) that suffered such Event of Loss, it shall, in the case of the Leased Aircraft, convey to the related Owner Trustee title to an airframe (or airframe and one or more engines, as the case may be) or, in the case of an Owned Aircraft, subject such an airframe (or airframe and one or more engines) to the lien of the Owned Aircraft Indenture, and such replacement airframe or airframe and engines must be the same model as the Airframe or Airframe and Engines to be replaced or an improved model, with a value, utility and remaining useful life (without regard to hours or cycles remaining until the next regular maintenance check) at least equal to the Airframe or Airframe and Engines to be replaced, assuming that such Airframe and such Engines had been maintained in accordance with the related Lease or Owned Aircraft Indenture, as the case may be. Atlas is also required to provide to the relevant Loan Trustee and (in the case of a Leased Aircraft) the relevant Owner Trustee and Owner Participant reasonably acceptable opinions of counsel to the effect, among other things, that (i) certain specified documents have been duly filed under the Transportation Code and (ii) such Owner Trustee and Leased Aircraft Trustee (as assignee of lessor's rights and interests under the Lease), in the case of a Leased Aircraft, or the Owned Aircraft Trustee, in the case of an Owned Aircraft, will be entitled to receive the benefits of Section 1110 of the U.S. Bankruptcy Code with respect to any such replacement airframe (unless, as a result of a change in law or court interpretation, such benefits are not then available). (Leases, Sections 10.1.3 and 10.3; Owned Aircraft Indentures,
Section 4.05(c))

     If Atlas elects not to replace such Airframe, or Airframe and Engine(s), then upon payment of the outstanding principal amount of the Equipment Notes issued with respect to such Aircraft (in the case of an Owned Aircraft) or the stipulated loss value for such Aircraft (in the case of a Leased Aircraft), together with all additional amounts then due and unpaid with respect to such Aircraft, which must be at least sufficient to pay in full as of the date of payment thereof the aggregate unpaid principal amount under such Equipment Notes together with accrued but unpaid interest thereon and all other amounts due and owing in respect of such Equipment Notes (but without any Make-Whole Premium), the lien of the Indenture and (in the case of a Leased Aircraft) the Lease relating to such Aircraft shall terminate with respect to such Aircraft, the obligation of Atlas thereafter to make the scheduled rent payments (in the case of a Leased Aircraft) or interest and principal payments (in the case of an Owned Aircraft) with respect thereto shall cease and the related Owner Trustee shall transfer all of its right, title and interest in and to the related Aircraft to Atlas. The stipulated loss value and other payments made under the Leases or the Owned Aircraft Indenture, as the case may be, by Atlas shall be deposited with the applicable Loan Trustee. Amounts in excess of the amounts due and owing under the Equipment Notes issued with respect to such Aircraft will be distributed by such Loan Trustee to the applicable Owner Trustee or to Atlas, as the case may be. (Leases, Section 10.1.2; Leased Aircraft Indentures, Sections
2.06 and 3.02; Owned Aircraft Indentures, Section 4.05(a)(i))

     If an Event of Loss occurs with respect to an Engine alone, Atlas will be required to replace such Engine within 90 days after the occurrence of such Event of Loss with another engine, free and clear of all liens (other than certain permitted liens). Such replacement engine shall be the same make and model as the Engine to be replaced, or an improved model, suitable for installation and use on the Airframe, and having a value, utility and remaining useful life (without regard to hours or cycles remaining until overhaul) at least equal to the Engine to be replaced, assuming that such Engine had been maintained in accordance with the relevant Lease or the Owned Aircraft Indenture, as the case may be. (Leases, Section 10.2; Owned Aircraft Indenture,
Section 4.04(e))

     An "Event of Loss" with respect to an Aircraft, Airframe or any Engine means any of the following events with respect to such property:

     - the destruction of such property, damage to such property beyond economic repair or rendition of such property permanently unfit for normal use;

     - the actual or constructive total loss of such property or any damage to such property or requisition of title or use of such property which results in an insurance settlement with respect to such property on the basis of a total loss or a constructive or compromised total loss;

     - any theft, hijacking or disappearance of such property for a period of 180 consecutive days or more;

     - any seizure, condemnation, confiscation, taking or requisition of title to such property by any governmental entity or purported governmental entity (other than a U.S. government entity or an entity of the country of registration of the relevant Aircraft) for a period exceeding 180 consecutive days or, if earlier, at the end of the term of such Lease (in the case of a Leased Aircraft) or the final maturity of the Equipment Notes (in the case of an Owned Aircraft);

     - in the case of any Leased Aircraft, any seizure, condemnation, confiscation, taking or requisition of use of such property by any U.S. government entity (or governmental entity of the country of registration of the relevant Aircraft) that continues until the 30th day after the last day of the term of the relevant Lease (unless the Owner Trustee shall have elected not to treat such event as an Event of Loss);

     - as a result of any law, rule, regulation, order or other action by the FAA or any governmental entity, the use of such property in the normal course of Atlas' business of air cargo transportation is prohibited for 180 consecutive days, unless Atlas, prior to the expiration of such 180-day period, shall have undertaken and shall be diligently carrying forward steps which are necessary or desirable to permit the normal use of such property by Atlas, but in any event if such use shall have been prohibited for a period of two consecutive years, provided that no Event of Loss shall be deemed to have occurred if such prohibition has been applicable to Atlas' entire U.S. registered fleet of similar property and Atlas, prior to the expiration of such two-year period, shall have conformed at least one unit of such property in its fleet to the requirements of any such law, rule, regulation, order or other action and commenced regular commercial use of the same and shall be diligently carrying forward, in a manner which does not discriminate against applicable property in so conforming such property, steps which are necessary or desirable to permit the normal use of such property by Atlas, but in any event if such use shall have been prohibited for a period of three years or, in the case of a Leased Aircraft, such use shall be prohibited at the expiration of the term of the relevant Lease; or

     - with respect to any Engine, any divestiture of title to such Engine shall be treated as an Event of Loss. (Leases, Section 7.2.6 and Annex A; Owned Aircraft Indentures, Annex A)

     RENEWAL AND PURCHASE OPTIONS

     At the end of the term of each Lease after final maturity of the related Equipment Notes and subject to certain conditions, Atlas will have the option to renew such Lease for additional limited periods (each a "Renewal Term"). Each Renewal Term shall be for not less than three months and not more than 2 years, as determined by Atlas. Rent payments during the first Renewal Term shall equal the lesser of fair market rental and a fixed rate rental as specified in the Lease. Rent payments during subsequent Renewal Terms shall equal fair market rental (Leases, Section 17.2).

     In addition, Atlas will have the right (i) at the end of the term of each Lease, (ii) at the end of each Renewal Term, (iii) on specified dates prior to the end of the term of each Lease and (iv) upon certain tax events, to purchase the Aircraft from the applicable Owner Trustee and assume as direct obligations of Atlas, the Equipment Notes with respect to such Aircraft. In such case, the Leased Aircraft Indenture relating to such Equipment Notes will be amended and restated to be substantially the same as an Owned Aircraft Indenture. Such assumption may occur only if, Atlas has (i) provided an opinion of counsel to the effect that holders of such Equipment Notes will not recognize income, gain or loss for U.S. federal income tax purposes as a result of such assumption and will be subject to U.S. federal income tax on the same amount and in the same manner and at the same time as would have been the case if such assumption had not occurred or (ii) indemnified the then existing beneficial owners of Certificates against any incremental U.S. federal income taxes that may be imposed on them as a direct consequence of such assumption (including any taxes that may be imposed as a result of the payment of such indemnification). See "Certain U.S. Federal Income Tax Consequences -- Taxation of Certificateholders Generally" for a discussion of certain tax consequences of such purchase and assumption under current regulations.

     EVENTS OF DEFAULT UNDER THE LEASES

     Lease Events of Default under each Lease include among other things:

     - failure by Atlas to make any payment of basic rent, renewal rent, stipulated loss value or termination value under such Lease within 10 Business Days after the same shall have become due, or failure by Atlas to pay any other amount due under such Lease or under any other related operative document (other than excluded payments (as defined in the Lease)) within 10 Business Days from and after the date of any written notice from the Owner Trustee or Loan Trustee of the failure to make such payment when due;

     - failure by Atlas to make any excluded payment (as defined in the Lease) within 10 Business Days after written notice that such failure constitutes a Lease Event of Default is given by the relevant Owner Participant to Atlas and the relevant Loan Trustee;

     - failure by Atlas to carry and maintain insurance on and in respect of the Aircraft, Airframe and Engines, in accordance with the provisions of such Lease;

     - failure by Atlas to perform or observe in any material respect any other covenant or agreement to be performed or observed by it under such Lease or the related Participation Agreement or any other related operative document (other than the related tax indemnity agreement between Atlas and the Owner Participant), and such failure shall continue unremedied for a period of 30 days after written notice of such failure by the applicable Owner Trustee or Loan Trustee unless such failure is capable of being corrected and Atlas shall be diligently proceeding to correct such failure, in which case there shall be no Lease Event of Default unless and until such failure shall continue unremedied for a period of 180 days after the receipt of such notice;

     - any representation or warranty made by Atlas in such Lease or the related Participation Agreement or in any other related operative document (other than in the related tax indemnity agreement between Atlas and the Owner Participant) shall prove to have been untrue or inaccurate in any material respect at the time made, such representation or warranty is material at the time in question and the same shall remain uncured (to the extent of the adverse impact thereof) for more than 30 days after the date of written notice thereof to Atlas; and

     - the occurrence of certain voluntary events of bankruptcy, reorganization or insolvency of Atlas or the occurrence of involuntary events of bankruptcy, reorganization or insolvency which shall continue undismissed, unvacated or unstayed for a period of 90 days. (Leases, Section 14)

     Indenture Events of Default under the Owned Aircraft Indentures are discussed above under "-- Indenture Defaults, Notice and Waiver".

     REMEDIES EXERCISABLE UPON EVENTS OF DEFAULT UNDER THE LEASES

     If a Lease Event of Default has occurred and is continuing, the applicable Owner Trustee may (or, so long as the Indenture shall be in effect, the applicable Loan Trustee may, subject to the terms of the Indenture) exercise one or more of the remedies provided in such Lease with respect to the related Aircraft. These remedies include the right to repossess and use or operate such Aircraft, to rescind or terminate such Lease, to sell or re-lease such Aircraft free and clear of Atlas' rights, except as set forth in the Lease, and retain the proceeds, and to require Atlas to pay, as liquidated damages any due and unpaid basic rent plus an amount equal to, at such Owner Trustee's (or, subject to the terms of the relevant Leased Aircraft Indenture, the Leased Aircraft Trustee's) option, either (i) the excess of the present value of all unpaid rent during the remainder of the term of such Lease over the present value of the fair market rental value of such Aircraft for the remainder of the term of such Lease or, (ii) the excess of the stipulated loss value of such Aircraft over the fair market sales value of such Aircraft or, if such Aircraft has been sold, the net sales proceeds from the sale of such Aircraft. (Leases, Section 15; Leased Aircraft Indentures, Section 4.04) If the Loan Trustee has validly terminated such Lease, the Loan Trustee may not sell or lease or otherwise afford the use of such Aircraft to Atlas or any of its affiliates. (Leased Aircraft Indentures, Sections 4.03 and 4.04(a))

     Remedies under the Owned Aircraft Indentures are discussed above under "Description of the Equipment Notes-- Remedies".

     TRANSFER OF OWNER PARTICIPANT INTERESTS

     Subject to certain restrictions, each Owner Participant may transfer all or any part of its interest in the related Leased Aircraft. (Participation Agreements, Section 10.1.1)

                  CERTAIN U.S. FEDERAL INCOME TAX CONSEQUENCES

GENERAL

     The following summary describes the material U.S. federal income tax consequences to Certificateholders of the purchase, ownership and disposition of the Certificates offered hereby and in the opinion of Cahill Gordon & Reindel, special tax counsel to Atlas ("Tax Counsel"), is accurate in all material respects with respect to the matters discussed therein. Except as otherwise specified, the summary is addressed to beneficial owners of Certificates ("U.S. Certificateholders") that are citizens or residents of the United States, corporations, partnerships or other entities created or organized in or under the laws of the United States or any state therein, estates the income of which is subject to U.S. federal income taxation regardless of its source, and trusts that meet the following two tests: (a) a U.S. court is able to exercise primary supervision over the administration of the trust and (b) one or more U.S. persons have the authority to control all substantial decisions of the trust ("U.S. Persons") that will hold the Certificates as capital assets. This summary does not address the tax treatment of U.S. Certificateholders that may be subject to special tax rules, such as banks, insurance companies, dealers in securities or commodities, tax-exempt entities, holders that will hold Certificates as part of a straddle or holders that have a "functional currency" other than the U.S. dollar, nor, except as specifically indicated, does it address the tax treatment of U.S. Certificateholders that do not acquire Certificates at the public offering price as part of the initial offering. The summary does not purport to be a comprehensive description of all of the tax considerations that may be relevant to a decision to purchase Certificates. This summary does not describe any tax consequences arising under the laws of any state, locality or taxing jurisdiction other than the United States.

     The summary is based upon the tax laws and practice of the United States as in effect on the date of this prospectus supplement, as well as judicial and administrative interpretations thereof available on or before such date. All of the foregoing are subject to change, which change could apply retroactively. Prospective investors should note that no rulings have been sought from the U.S. Internal Revenue Service (the "IRS") with respect to the tax consequences described below, and no assurance can be given that the IRS will not take contrary positions. The Trusts are not indemnified for any U.S. federal income taxes that may be imposed upon them, and the imposition of any such taxes on a Trust could result in a reduction in the amounts available for distribution to the Certificateholders of such Trust. PROSPECTIVE INVESTORS SHOULD CONSULT THEIR OWN TAX ADVISORS WITH RESPECT TO THE FEDERAL, STATE, LOCAL AND FOREIGN TAX CONSEQUENCES TO THEM OF THE PURCHASE, OWNERSHIP AND DISPOSITION OF THE CERTIFICATES.

TAX STATUS OF THE TRUSTS

     In the opinion of Tax Counsel, while there is no authority addressing the characterization of entities that are similar to the Trusts in all material respects, each Trust will not be classified as an association or a publicly traded partnership taxable as a corporation for U.S. federal income tax purposes and will not be subject to federal income tax. Each Trust will file federal income tax returns and report to investors on the basis that it is a grantor trust under Subpart E, Part I of Subchapter J of the Code. If a Trust were treated as a partnership for U.S. federal income tax purposes rather than as a grantor trust, in the opinion of Tax Counsel, the consequences to U.S. Certificateholders and, to the extent described below, Non-U.S. Certificateholders, would not be materially different. The remainder of this discussion describes the consequences of the treatment as a grantor trust. Certificateholders who are not U.S. Persons should consult their own tax advisors as to the suitability to them of an investment in the Certificates.

TAXATION OF CERTIFICATEHOLDERS GENERALLY

     A U.S. Certificateholder will be treated as owning its pro rata undivided interest in the relevant Deposits and each of the Equipment Notes, the Trust's contractual rights and obligations under the Note Purchase Agreement, and any other property held by the Trust. Accordingly, each U.S. Certificateholder's share of interest paid on Equipment Notes will be taxable as ordinary income, as it is paid or accrued, in accordance with such U.S. Certificateholder's method of accounting for U.S. federal income tax purposes, and a U.S. Certificateholder's share of premium, if any, paid on redemption of an Equipment Note will be treated as capital gain. Any Deposit Make-Whole Premium will be ordinary income. The Deposits will likely be subject to the original issue discount and contingent payment rules, with the result that a U.S. Certificateholder will be required to include interest income from a Deposit using the accrual method of accounting regardless of its normal method and with a possible slight deferral in the timing of income recognition as compared to holding a single debt instrument with terms comparable to a Certificate. Any amounts received by a Trust under a Liquidity Facility in order to make interest payments will be treated for U.S. federal income tax purposes as having the same characteristics as the payments they replace.

     An Owner Participant's conveyance of its interest in an owner trust should not constitute a taxable event to U.S. Certificateholders. However, if Atlas were to assume an Owner Trust's obligations under the related Equipment Notes upon a purchase of a Leased Aircraft by Atlas, such assumption would be treated for federal income tax purposes as a taxable exchange by U.S. Certificateholders of the Equipment Notes for "new" Equipment Notes resulting in the recognition of taxable gain or loss equal to the difference between the U.S. Certificateholder's adjusted basis in its interest in the Equipment Note and the amount realized on such exchange (except to the extent attributable to accrued interest, which would be taxable as interest income if not previously included in income). For this purpose the amount realized (and the issue price of the "new" Equipment Note) likely would be equal to the fair market value of the U.S. Certificateholder's pro rata share of the respective Equipment Note at such time.

     In the case of a subsequent purchaser of a Certificate, the purchase price for the Certificate should be allocated among the relevant Deposits and the assets held by the relevant Trust (including the Equipment Notes and the rights and obligations under the Note Purchase Agreement with respect to Equipment Notes not theretofore issued) in accordance with their relative fair market values at the time of purchase. Any portion of the purchase price allocable to the right and obligation under the Note Purchase Agreement to acquire an Equipment Note should be included in the purchaser's basis in its share of the Equipment Note when issued. Although the matter is not entirely clear, in the case of a purchaser after initial issuance of the Certificates but prior to the Delivery Period Termination Date, if the purchase price reflects a "negative value" associated with the obligation to acquire an Equipment Note pursuant to the Note Purchase Agreement being burdensome under conditions existing at the time of purchase (e.g., as a result of the interest rate on the unissued Equipment Notes being below market at the time of purchase of a Certificate), such negative value probably would be added to such purchaser's basis in its interest in the Deposits and the remaining assets of the Trust and reduce such purchaser's basis in its share of the Equipment Notes when issued. The preceding two sentences do not apply to purchases of Certificates following the Delivery Period Termination Date.

     A U.S. Certificateholder who is treated as purchasing an interest in a Deposit or an Equipment Note at a market discount (generally, at a cost less than its remaining principal amount) that exceeds a statutorily defined de minimis amount will be subject to the "market discount" rules of the Code. These rules provide, in part, that gain on the sale or other disposition of a debt instrument with a term of more than one year and partial principal payments (including partial redemptions) on such a debt instrument are treated as ordinary income to the extent of accrued but unrecognized market discount. The market discount rules also provide for deferral of interest deductions with respect to debt incurred to purchase or carry a debt instrument that has market discount. A U.S. Certificateholder who purchases an interest in a Deposit or an Equipment Note at a premium may elect to amortize the premium as an offset to interest income on the Deposit or Equipment Note under rules prescribed by the Code and Treasury regulations promulgated under the Code.

     Each U.S. Certificateholder will be entitled to deduct, consistent with its method of accounting, its pro rata share of fees and expenses paid or incurred by the corresponding Trust as provided in Section 162 or 212 of the Code. Certain fees and expenses, including fees paid to the Trustee and the Liquidity Provider, will be borne by parties other than the Certificateholders. It is possible that such fees and expenses will be treated as constructively received by the Trust, in which event a U.S. Certificateholder will be required to include in income and will be entitled to deduct its pro rata share of such fees and expenses. If a U.S. Certificateholder is an individual, estate or trust, the deduction for such holder's share of such fees or expenses will be allowed only to the extent that all of such holder's miscellaneous itemized deductions, including such holder's share of such fees and expenses, exceed 2% of such holder's adjusted gross income. In addition, in the case of U.S. Certificateholders who are individuals, certain otherwise allowable itemized deductions will be subject generally to additional limitations on itemized deductions under applicable provisions of the Code.

EFFECT OF SUBORDINATION OF CLASS B AND CLASS C CERTIFICATEHOLDERS

     In the event that the Class B Trust or the Class C Trust (such Trusts being the "Subordinated Trusts" and the related Certificates being the "Subordinated Certificates") receives less than the full amount of the receipts of interest, principal or premium paid with respect to the Equipment Notes held by it (any shortfall in such receipts being the "Shortfall Amounts") because of the subordination of the Equipment Notes held by such Trust under the Intercreditor Agreement, the corresponding owners of beneficial interests in the Subordinated Certificates (the "Subordinated Certificateholders") would probably be treated for federal income tax purposes as if they had (1) received as distributions their full share of such receipts, (2) paid over to the relevant preferred class of Certificateholders an amount equal to their share of such Shortfall Amount, and (3) retained the right to reimbursement of such amounts to the extent of future amounts payable to such Subordinated Certificateholders with respect to such Shortfall Amount.

     Under this analysis, (1) Subordinated Certificateholders incurring a Shortfall Amount would be required to include as current income any interest or other income of the corresponding Subordinated Trust that was a component of the Shortfall Amount, even though such amount was in fact paid to the relevant preferred class of Certificateholders, (2) a loss would only be allowed to such Subordinated Certificateholders when their right to receive reimbursement of such Shortfall Amount becomes worthless (i.e., when it becomes clear that funds will not be available from any source to reimburse such loss), and (3) reimbursement of such Shortfall Amount prior to such a claim of worthlessness would not be taxable income to Subordinated Certificateholders because such amount was previously included in income. These results should not significantly affect the inclusion of income for

Subordinated Certificateholders on the accrual method of accounting, but could accelerate inclusion of income to Subordinated Certificateholders on the cash method of accounting by, in effect, placing them on the accrual method.

SALE OR OTHER DISPOSITION OF THE CERTIFICATES

     Upon the sale, exchange or other disposition of a Certificate, a U.S. Certificateholder generally will recognize capital gain or loss (subject to the possible recognition of ordinary income under the market discount rules) equal to the difference between the amount realized on the disposition (other than any amount attributable to accrued interest which will be taxable as ordinary income) and the U.S. Certificateholder's adjusted tax basis in the Note Purchase Agreement, Equipment Notes and any other property held by the corresponding Trust. Any gain or loss will be long-term capital gain or loss to the extent attributable to property held by the Trust for more than one year. In the case of individuals, estates and trusts, the maximum rate of tax on net long-term capital gains generally is 20%. Any gain with respect to an interest in a Deposit likely will be treated as ordinary income.

FOREIGN CERTIFICATEHOLDERS

     Subject to the discussion of backup withholding below, payments of principal and interest on the Equipment Notes to, or on behalf of, any beneficial owner of a Certificate that is not a U.S. Person (a "Non-U.S. Certificateholder") will not be subject to U.S. federal withholding tax; provided, in the case of interest, that (i) such Non-U.S. Certificateholder does not actually or constructively own 10% or more of the total combined voting power of all classes of Atlas or any Owner Participant or any transferee of such Owner Participant's interest in the relevant owner trust, (ii) such Non-U.S. Certificateholder is not a controlled foreign corporation for U.S. tax purposes that is related to Atlas or any Owner Participant or any transferee of such Owner Participant's interest in the relevant owner trust and (iii) either (A) the Non-U.S. Certificateholder certifies, under penalties of perjury, that it is not a U.S. Person and provides its name and address and certain other information or (B) a securities clearing organization, bank or other financial institution that holds customers' securities in the ordinary course of its trade or business (a "financial institution") and holds the Certificate certifies, under penalties of perjury, that such statement has been received from the Non-U.S. Certificateholder by it or by another financial institution and furnishes the payor with a copy thereof.

     Any capital gain realized upon the sale, exchange, retirement or other disposition of a Certificate or upon receipt of premium paid on an Equipment Note by a Non-U.S. Certificateholder will not be subject to U.S. federal income or withholding taxes if (i) such gain is not effectively connected with a U.S. trade or business of the holder and (ii) in the case of an individual, such holder is not present in the United States for 183 days or more in the taxable year of the sale, exchange, retirement or other disposition or receipt.

BACKUP WITHHOLDING

     Payments made on the Certificates and proceeds from the sale of Certificates will not be subject to a backup withholding tax of 31% unless, in general, the Certificateholder fails to comply with certain reporting procedures or otherwise fails to establish an exemption from such tax under applicable provisions of the Code.

                             CERTAIN DELAWARE TAXES

     The Trustee is a Delaware banking corporation with its corporate trust office in Delaware. In the opinion of Morris, James, Hitchens & Williams, counsel to the Trustee, under currently applicable law, assuming that the Trusts will not be taxable as corporations, but, rather, will be classified as grantor trusts under subpart E, Part I of Subchapter J of the Code or as partnerships under Subchapter K of the Code, and assuming (a) that the assets of the Trusts will be treated as held for investment purposes as provided in each Pass Through Trust Agreement and (b) that the acquisition, management and disposition of the assets of the Trusts (if the assets were held by a Certificateholder directly) would not constitute an integral part of the regular trade or business of such Certificateholder (other than the trade or business of investing), (i) the Trusts will not be subject to any tax (including, without limitation, net or gross income, tangible or intangible property, net worth, capital, franchise or doing business tax), fee or other governmental charge under the laws of the State of Delaware or any political subdivision thereof and (ii) Certificateholders that are not residents of or otherwise subject to tax in Delaware will not be subject to any tax (including, without limitation, net or gross income, tangible or intangible property, net worth, capital, franchise or doing business tax), fee or other governmental charge under the laws of the State of Delaware or any political subdivision thereof as a result of purchasing, holding (including receiving payments with respect to) or selling a Certificate.

                              ERISA CONSIDERATIONS

     The Employee Retirement Income Security Act of 1974, as amended ("ERISA") imposes certain requirements on employee benefit plans subject to Title I of ERISA ("ERISA Plans"), and on those persons who are fiduciaries with respect to ERISA Plans. Investments by ERISA Plans are subject to ERISA's general fiduciary requirements, including, but not limited to, the requirement of investment prudence and diversification and the requirement that an ERISA Plan's investments be made in accordance with the documents governing the Plan.

     Section 406 of ERISA and Section 4975 of the Code prohibit certain transactions involving the assets of an ERISA Plan (as well as those plans that are not subject to ERISA but which are subject to Section 4975 of the Code, such as individual retirement accounts (together with ERISA Plans, "Plans")) and certain persons (referred to as "parties in interest" or "disqualified persons") having certain relationships to such Plans, unless a statutory or administrative exemption is applicable to the transaction. A party in interest or disqualified person who engages in a prohibited transaction may be subject to excise taxes and other penalties and liabilities under ERISA and the Code.

     The Department of Labor has promulgated a regulation, 29 CFR Section 2510.3-101 (the "Plan Asset Regulation"), describing what constitutes the assets of a Plan with respect to the Plan's investment in an entity for purposes of ERISA and Section 4975 of the Code. Under the Plan Asset Regulation, if a Plan invests (directly or indirectly) in a Certificate, the Plan's assets will include both the Certificate and an undivided interest in each of the underlying assets of the corresponding Trust, including the Equipment Notes held by such Trust, unless it is established that equity participation in the Trust by employee benefit plans (including Plans and entities whose underlying assets include Plan assets by reason of an employee benefit plan's investment in the entity) is not "significant" within the meaning of the Plan Asset Regulation. In this regard, the extent to which there is equity participation in a particular Trust by, or on behalf of, employee benefit plans will not be monitored. If the assets of a Trust are deemed to constitute the assets of a Plan, transactions involving the assets of such Trust could be subject to the prohibited transaction provisions of ERISA and Section 4975 of the Code unless a statutory or administrative exemption is applicable to the transaction.

     The fiduciary of a Plan that proposes to purchase and hold any Certificates should consider, among other things, whether such purchase and holding may involve (i) the direct or indirect extension of credit to a party in interest or a disqualified person, (ii) the sale or exchange of any property between a Plan and a party in interest or a disqualified person, and (iii) the transfer to, or use by or for the benefit of, a party in interest or a disqualified person, of any Plan assets. Such parties in interest or disqualified persons could include, without limitation, Atlas and its affiliates, the Owner Participants, the Underwriters, the Trustees, the Escrow Agent, the Depositary, the Owner Trustees and the Liquidity Provider. In addition, whether or not the assets of a Trust are deemed to be Plan assets under the Plan Asset Regulation, if Certificates are purchased by a Plan and Certificates of another Class are held by a party in interest or a disqualified person with respect to such Plan, the exercise by the holder of such other Class of Certificates of its right to purchase another Class of Certificates upon the occurrence and during the continuation of a Triggering Event could be considered to constitute a prohibited transaction unless a statutory or administrative exemption were applicable. Depending on the identity of the Plan fiduciary making the decision to acquire or hold Certificates on behalf of a Plan, Prohibited Transaction Class Exemption ("PTCE") 91-38 (relating to investments by bank collective investment funds), PTCE 84-14 (relating to transactions effected by a "qualified professional asset manager"), PTCE 95-60 (relating to investments by an insurance company general account), PTCE 96-23 (relating to transactions directed by an in-house professional asset manager) or PTCE 90-1 (relating to investments by insurance company pooled separate accounts) (collectively, the "Class Exemptions") could provide an exemption from the prohibited transaction provisions of ERISA and
Section 4975 of the Code. However, there can be no assurance that any of these Class Exemptions or any other exemption will be available with respect to any particular transaction involving the Certificates.

     Governmental plans and certain church plans, while not subject to the fiduciary responsibility provisions of ERISA or the provisions of Section 4975 of the Code, may nevertheless be subject to state or other federal laws that are substantially similar to the foregoing provisions of ERISA and the Code. Fiduciaries of any such plans should consult with their counsel before purchasing any Certificates.

     Any Plan fiduciary which proposes to cause a Plan to purchase any Certificates should consult with its counsel regarding the applicability of the fiduciary responsibility and prohibited transaction provisions of ERISA and
Section 4975 of the Code to such an investment, and to confirm that such purchase and holding will not constitute or result in a non-exempt prohibited transaction or any other violation of an applicable requirement of ERISA.

     In addition to the Class Exemptions referred to above, an individual exemption may apply to the purchase, holding and secondary market sale of Class A-1 and Class A-2 Certificates by Plans, provided that certain specified conditions are met. In particular, the Department of Labor has issued individual administrative exemptions to certain of the Underwriters which are substantially the same as the administrative exemption issued to Morgan Stanley & Co. Incorporated, Prohibited Transaction Exemption 90-24 (55 Fed. Reg. 20,548
(1990)) (the "Underwriter Exemption"). The Underwriter Exemption generally exempts from the application of certain, but not all, of the prohibited transaction provisions of Section 406 of ERISA and Section 4975 of the Code certain transactions relating to the initial purchase, holding and subsequent secondary market sale of pass through certificates which represent an interest in a trust that holds secured credit instruments that bear interest or are purchased at a discount in transactions by or between business entities (including equipment notes secured by leases) and certain other assets, provided that certain conditions set forth in the Underwriter Exemption are satisfied.

     The Underwriter Exemption sets a number of general and specific conditions which must be satisfied for a transaction involving the initial purchase, holding or secondary market sale of Class A-1 and/or Class A-2 Certificates to be eligible for exemptive relief thereunder. In particular, the acquisition of Class A-1 and/or Class A-2 Certificates by a Plan must be on terms that are at least as favorable to the Plan as they would be in an arm's-length transaction with an unrelated party; the rights and interests evidenced by the Certificates must not be subordinated to the rights and interests evidenced by other Certificates of the same trust estate; the Certificates at the time of acquisition by the Plan must be rated in one of the three highest generic rating categories by Moody's, Standard & Poor's, Fitch or Duff & Phelps; and the investing Plan must be an accredited investor as defined in Rule 501(a)(1) of Regulation D of the Commission under the Securities Act.

     In addition, the trust corpus generally must be invested in qualifying receivables, such as the Equipment Notes, but may not in general include a pre-funding account (except for a limited amount of pre-funding which is invested in qualifying receivables within a limited period of time following the closing not to exceed three months).

     With respect to the investment restrictions set forth in the Underwriter Exemption, an investment in a Certificate will evidence both an interest in the respective Trust as well as an interest in the Deposits held in escrow by an Escrow Agent for the benefit of the Certificateholder. Under the terms of the Escrow Agreement, the proceeds from the Offering of the Certificates of each Class will be paid over by the Underwriters to the Depositary on behalf of the Escrow Agent (for the benefit of such Certificateholders as the holders of the Escrow Receipts) and will not constitute property of the Trusts. Under the terms of each Escrow Agreement, the Escrow Agent will be irrevocably instructed to enter into the Deposit Agreements with the Depositary and to effect withdrawals upon the receipt of appropriate notice from the relevant Trustee so as to enable such Trustee to purchase the identified Equipment Notes on the terms and conditions set forth in the Note Purchase Agreement. Interest on the Deposits relating to each Trust will be paid to the Certificateholders of such Trust as Receiptholders through a Paying Agent appointed by the Escrow Agent. Pending satisfaction of such conditions and withdrawal of such Deposits, the Escrow Agent's rights with respect to the Deposits will remain plan assets subject to the fiduciary responsibility and prohibited transaction provisions of ERISA and
Section 4975 of the Code.

     There can be no assurance that the Department of Labor would agree that the Underwriter Exemption will be applicable to Class A-1 and/or Class A-2 Certificates in these circumstances. In particular, the Department of Labor might assert that the escrow arrangement is tantamount to an impermissible pre-funding rendering the Underwriter Exemption inapplicable. In addition, even if all of the conditions of the Underwriter Exemption are satisfied with respect to the Class A-1 and Class A-2 Certificates, no assurance can be given that the Underwriter Exemption would apply with respect to all transactions involving the Class A-1 and Class A-2 Certificates or the assets of the Class A-1 and Class A-2 Trust. In particular, it appears that the Underwriter Exemption would not apply to the purchase by Certificateholders of another Class of Certificates in connection with the exercise of their rights upon the occurrence and during the continuance of a Triggering Event. Therefore, the fiduciary of a Plan considering the purchase of a Class A-1 and Class A-2 Certificate should consider the availability of the exemptive relief provided by the Underwriter Exemption, as well as the availability of any other exemptions that may be applicable.

     The Underwriter Exemption does not apply to the Class B or Class C Certificates.

     Each person who acquires or accepts a Certificate or an interest therein will be deemed by such acquisition or acceptance to have represented and warranted that either: (i) no Plan assets have been used to purchase such Certificate or an interest therein or (ii) the purchase and holding of such Certificate or interest therein are exempt from the prohibited transaction restrictions of ERISA and the Code pursuant to one or more prohibited transaction statutory or administrative exemptions.

     Each Plan fiduciary (and each fiduciary for a governmental or church plan subject to rules similar to those imposed on Plans under ERISA) should consult with its legal advisor concerning an investment in any of the Certificates.

                                  UNDERWRITING

     Subject to the terms and conditions set forth in the Underwriting Agreement (the "Underwriting Agreement") among Atlas and the Underwriters listed below (the "Underwriters") relating to the Certificates, Atlas has agreed to cause each Trust to sell to each of the Underwriters, and each of the Underwriters has severally agreed to purchase the respective aggregate amounts of Certificates set forth after their names below. The Underwriting Agreement provides that the obligations of the Underwriters are subject to certain conditions precedent and that the Underwriters will be obligated to purchase all of the Certificates if any Certificates are purchased thereunder.

                                       PRINCIPAL      PRINCIPAL      PRINCIPAL      PRINCIPAL
                                       AMOUNT OF      AMOUNT OF      AMOUNT OF      AMOUNT OF
                                       CLASS A-1      CLASS A-2       CLASS B        CLASS C
UNDERWRITERS                          CERTIFICATES   CERTIFICATES   CERTIFICATES   CERTIFICATES
------------                          ------------   ------------   ------------   ------------
Morgan Stanley & Co. Incorporated...  $ 67,052,000   $10,886,000    $ 27,979,000   $ 29,976,000
BT Alex. Brown Incorporated.........    67,052,000    10,886,000      27,977,000     29,976,000
ING Baring Furman Selz LLC..........    67,052,000    10,886,000      27,977,000     29,976,000
CIBC Oppenheimer Corp. .............    67,052,000    10,886,000      27,977,000     29,976,000
                                      ------------   -----------    ------------   ------------
                                      $268,208,000   $43,544,000    $111,910,000   $119,904,000
                                      ============   ===========    ============   ============

     The Underwriters have advised Atlas that the Underwriters propose initially to offer the Certificates of each Class to the public at the public offering price for such Class set forth on the cover page of this prospectus supplement, and to certain dealers at such price less a concession not in excess of the amounts for each respective Class set forth below. The Underwriters may allow, and such dealers may reallow, a concession to certain other dealers not in excess of the amounts for the respective Class set forth below. After the initial public offering, the public offering prices and such concessions may be changed.

                                                 CONCESSION    REALLOWANCE
     PASS THROUGH CERTIFICATE DESIGNATION        TO DEALERS    CONCESSION
     ------------------------------------        ----------    -----------
1999-1A-1......................................     0.50%         0.25%
1999-1A-2......................................     0.50          0.25
1999-1B........................................     0.50          0.25
1999-1C........................................     0.50          0.25

     Atlas does not intend to apply for the listing of the Certificates on a national securities exchange, but has been advised by the Underwriters that they presently intend to make a market in the Certificates, as permitted by applicable laws and regulations. No Underwriter is obligated, however, to make a market in the Certificates, and any such market-making may be discontinued at any time at the sole discretion of such Underwriter. Accordingly, no assurance can be given as to the liquidity of, or trading markets for, the Certificates.

     The Underwriting Agreement provides that Atlas will reimburse the Underwriters for certain expenses and will indemnify the Underwriters against certain liabilities, including liabilities under the Securities Act.

     Certain of the Underwriters or their affiliates from time to time perform investment banking, commercial banking and/or advisory services for Atlas. MSCS, an affiliate of Morgan Stanley & Co. Incorporated, will act as the initial Liquidity Provider for the Class B and Class C Trusts.

     It is expected that delivery of the Certificates will be made against payment therefor on or about the date specified in the last paragraph of the cover page of this prospectus supplement, which will be the sixth business day following the date of pricing of the Certificates (such settlement cycle being referred to herein as "T+6"). Under Rule 15c6-1 under the Exchange Act, trades in the secondary market generally are required to settle in three business days, unless the parties to any such trade expressly agree otherwise. Accordingly, purchasers who wish to trade Certificates on the date of pricing or any of the next succeeding two business days will be required, by virtue of the fact that the Certificates initially will settle in T+6, to specify an alternate settlement cycle at the time of any such trade to prevent a failed settlement. Purchasers of Certificates who wish to trade Certificates on the date of pricing or any of the next succeeding two business days should consult their own advisor.

     In order to facilitate the offering of the Certificates, the Underwriters may engage in transactions that stabilize, maintain or otherwise affect the price of the Certificates. Specifically, the Underwriters may overallot in connection with the offering, creating a short position in the Certificates for their own account. In addition, to cover overallotments or to stabilize the price of the Certificates, the Underwriters may bid for, and purchase, Certificates in the open market. Finally, the underwriting syndicate may reclaim selling concessions allowed to the Underwriters or a dealer for distributing Certificates in the Offering, if the syndicate repurchases previously distributed Certificates in transactions to cover syndicate short positions, in stabilization transactions or otherwise. Any of these activities may stabilize or maintain the market price of the Certificates above independent market levels. The Underwriters are not required to engage in these activities, and may end any of these activities at any time.

                                 LEGAL MATTERS

     The validity of the Certificates is being passed upon for Atlas by Cahill Gordon & Reindel (a partnership including a professional corporation), New York, New York and for the Underwriters by Shearman & Sterling, New York, New York. Both Cahill Gordon & Reindel and Shearman & Sterling will rely on the opinion of Morris, James, Hitchens & Williams, counsel for Wilmington Trust Company, as Trustee, as to matters of Delaware law relating to the authorization, execution and delivery of the Certificates under the Pass Through Trust Agreements. Shearman & Sterling has also acted on behalf of CSFB, as Depositary, and MSCS, as a Liquidity Provider.

                                    EXPERTS

     The consolidated financial statements of the Company incorporated by reference in the prospectus accompanying this prospectus supplement have been audited by Arthur Andersen LLP, independent public accountants, as indicated in their report with respect thereto and are incorporated by reference in reliance upon the authority of said firm as experts in giving said report.

     The references to AvS, MBA and SH&E and to their respective appraisal reports, each dated as of March 18, 1999 are included herein in reliance upon the authority of each such firm as an expert with respect to the matters contained in its appraisal report.

                          APPENDIX A -- INDEX OF TERMS

                                     PAGE
                                    ------
1998 EETCs........................    S-19
A Check...........................    S-32
ACMI Contracts....................    S-29
Adjusted Expected Distributions...    S-72
Administration Expenses...........    S-72
Aggregate LTV Collateral Amount...    S-73
Aircraft..........................     S-9
Aircraft Operative Agreements.....    S-55
ALPA..............................    S-23
Appraised Current Market Value....    S-74
Appraisers........................    S-75
ASI...............................    S-37
Assumed Aircraft Value............    S-82
Assumed Amortization Schedule.....    S-44
Assumed Appraised Value...........    S-54
Atlas.............................     S-5
Average Life Date.................    S-81
Aviation Act......................    S-23
AvS...............................    S-75
Base Rate.........................    S-66
Basic Agreement...................    S-39
Boeing............................    S-20
Boeing Purchase Agreement.........    S-20
Business Day......................    S-43
C Check...........................    S-32
Cash Collateral Account...........    S-64
Cede..............................    S-57
Certificate Account...............    S-42
Certificateholder.................    S-40
Certificate Owner.................    S-57
Certificates......................    S-39
Class.............................    S-39
Class A Trusts....................     S-9
Class A-1 Certificates............    S-39
Class A-2 Certificates............    S-39
Class A-1 Trust...................    S-39
Class A-2 Trust...................    S-39
Class A-1 Trustee.................    S-26

                                     PAGE
                                    ------
Class A-2 Trustee.................    S-26
Class B Certificates..............    S-39
Class B Trust.....................    S-39
Class B Trustee...................    S-26
Class C Certificates..............    S-39
Class C Trust.....................    S-39
Class C Trustee...................    S-26
Class D Certificates..............    S-57
Class D Trust.....................    S-57
Class D Trustee...................    S-71
Class Exemptions..................   S-103
Code..............................    S-51
Commission........................    S-39
Company...........................     S-5
Controlling Party.................    S-69
Convention........................    S-90
CPCN..............................    S-23
CSFB..............................     S-9
Current Distribution Date.........    S-71
Current Pool Balance..............    S-73
D Check...........................    S-32
default...........................    S-48
Delivery Period...................    S-75
Delivery Period Termination
  Date............................     S-6
Deposit...........................    S-59
Deposit Agreements................    S-59
Deposit Make-Whole Premium........    S-60
Depositary........................    S-60
Depreciation Assumption...........    S-82
Directives........................    S-23
disqualified persons..............   S-102
Distribution Date.................    S-40
DOT...............................    S-23
Downgrade Drawing.................    S-64
DTC...............................    S-57
DTC Participants..................    S-57
Duff & Phelps.....................    S-17
Equipment.........................    S-87

                                     PAGE
                                    ------
Equipment Notes...................    S-78
ERISA.............................   S-102
ERISA Plans.......................   S-102
Escrow Agent......................    S-61
Escrow Agreements.................    S-61
Escrow Receipts...................    S-61
Event of Loss.....................    S-95
Exchange Act......................     S-3
Excusable Delay...................    S-75
Expected Distributions............    S-71
FAA...............................    S-23
Final Distributions...............    S-69
Final Drawing.....................    S-65
Final Maturity Date...............    S-41
financial institution.............   S-101
Fitch.............................    S-17
GE................................    S-20
IBT...............................    S-23
Indenture Event of Default........    S-46
Indentures........................    S-54
Intercreditor Agreement...........    S-68
Interest Drawings.................    S-62
IRS...............................    S-98
Issuance Date.....................    S-54
JAL...............................    S-37
JFK...............................    S-37
Lease.............................    S-89
Lease Event of Default............    S-47
Lease Payment Date................    S-90
Leased Aircraft...................    S-53
Leased Aircraft Indenture.........    S-53
Leased Aircraft Trustee...........    S-78
LIBOR.............................    S-66
Liquidity Event of Default........    S-67
Liquidity Expenses................    S-71
Liquidity Facility................    S-62
Liquidity Obligations.............    S-71
Liquidity Provider................    S-62
Loan Trustees.....................    S-78
LTV Appraisal.....................    S-74

                                     PAGE
                                    ------
LTV Collateral Amount.............    S-73
LTV Ratio.........................    S-73
LTVs..............................     S-7
Maintenance Contract..............    S-32
Make-Whole Premium................    S-80
Mandatory Document Terms..........    S-55
Mandatory Economic Terms..........    S-54
Maximum Amount....................    S-60
Maximum Available Commitment......    S-63
MBA...............................    S-75
MIA...............................    S-37
Minimum Sale Price................    S-70
Moody's...........................    S-17
MSDW..............................     S-9
MSCS..............................     S-9
NMB...............................    S-23
Non-Delivery Redemption Amount....    S-13
Non-Extension Drawing.............    S-65
Non-Performing Equipment Notes....    S-72
Non-U.S. Certificateholder........   S-101
Note Holders......................    S-55
Note Purchase Agreement...........    S-53
Offering..........................    S-57
Owned Aircraft....................    S-53
Owned Aircraft Indenture..........    S-53
Owned Aircraft Trustee............    S-78
Owner Participant.................    S-77
Owner Trustee.....................    S-78
P&W...............................    S-32
Par Redemption Amount.............    S-13
Participation Agreement...........    S-53
parties in interest...............   S-102
Pass Through Trust Agreements.....    S-39
Paying Agent......................    S-61
Paying Agent Account..............    S-43
Performing Equipment Note.........    S-63
Plan Asset Regulation.............   S-102
Plans.............................   S-102
Pool Balance......................    S-43
Pool Factor.......................    S-43

                                     PAGE
                                    ------
PTC Event of Default..............    S-49
PTCE..............................   S-103
Rating Agencies...................    S-14
Receiptholder.....................    S-61
Record Dates......................    S-10
Regular Distribution Dates........    S-41
Remaining Weighted Average Life...    S-81
Renewal Term......................    S-96
Replacement Facility..............    S-64
Required Amount...................    S-62
Scheduled Payments................    S-41
Section 1110......................    S-86
Section 1110 Period...............    S-63
Securities Act....................     S-3
Series A-1 Equipment Notes........    S-77
Series A-2 Equipment Notes........    S-77
Series B Equipment Notes..........    S-77
Series C Equipment Notes..........    S-77
Series D Equipment Notes..........    S-78
Service Bulletins.................    S-23
SH&E..............................    S-75
Shortfall Amounts.................   S-100
Special Distribution Date.........    S-42
Special Payment...................    S-42
Special Payments Account..........    S-43
Standard & Poor's.................    S-17

                                     PAGE
                                    ------
Stated Interest Rate..............    S-62
Subordinated Certificateholders...   S-100
Subordinated Certificates.........   S-100
Subordinated Trusts...............   S-100
Subordination Agent...............    S-68
Substitute Aircraft...............    S-76
T+6...............................   S-106
Tax Counsel.......................    S-98
Termination Notice................    S-67
Threshold Rating..................    S-64
Transportation Code...............    S-50
Treasury Yield....................    S-80
Triggering Event..................    S-40
Trust Agreements..................    S-77
Trust Indenture Act...............    S-51
Trust Property....................    S-39
Trustee...........................    S-39
Trusts............................    S-39
Trust Supplement..................    S-39
U.S. Certificateholders...........    S-98
U.S. Persons......................    S-98
Underwriters......................   S-105
Underwriter Exemption.............   S-103
Underwriting Agreement............   S-105
Y2K...............................    S-24

                            [AVSOLUTIONS LETTERHEAD]


                                                                  March 18, 1999


Mr. Fred deLeeuw
Atlas Air, Inc.
538 Commons Drive
Golden, Colorado 80401

Dear Mr. deLeeuw:

     AvSOLUTIONS is pleased to provide this opinion on the base value, as of March 1999, of five Boeing 747-400F aircraft (the aircraft). The Boeing 747-400F aircraft are powered by General Electric CF6-80C2B1F engines. The five aircraft will be delivered new to Atlas Air, Inc. between the second quarter of 1999 and the first quarter of 2000. A listing of the aircraft is provided as attachment 1 of this document.

     Set forth below is a summary of the methodology, considerations and assumptions utilized in this appraisal.


BASE VALUE

     Base value is the appraiser's opinion of the underlying economic value of an aircraft in an open, unrestricted, stable market environment with a reasonable balance of supply and demand, and assumes full consideration of its "highest and best use". An aircraft's base value is founded in the historical trend of values and in the projection of future value trends and presumes an arm's length, cash transaction between willing, able and knowledgeable parties, acting prudently, with an absence of duress and with a reasonable period of time available for marketing.


CURRENT FAIR MARKET VALUE

     According to the International Society of Transport Aircraft Trading's (ISTAT) definition of Fair Market Value (FMV), to which AvSOLUTIONS subscribes, the quoted FMV is the appraiser's opinion of the most likely trading price that may be generated for an aircraft under the market circumstances that are perceived to exist at the time in question. The fair market value assumes that the aircraft is valued for its highest and best use, that the parties to the hypothetical sales transaction are willing, able, prudent and knowledgeable, and under no unusual pressure for a prompt sale, and that the transaction would be negotiated in an open and unrestricted market on an arm's length basis, for cash equivalent consideration, and given an adequate amount of time for effective market exposure to perspective buyers, which AvSOLUTIONS considers to be ten to eighteen months.


        10687 Gaskins Way, Suite 200, Manassas, Virginia 20109-2371, USA
                   Telephone: 703-330-0461  Fax: 703-330-0581
                          Email: avsol@avsolutions.com

                                                              [AvSOLUTIONS LOGO]
--------------------------------------------------------------------------------

Page 2
Atlas Air, Inc.

APPRAISAL METHODOLOGY

     The method employed by AvSOLUTIONS to appraise the current and future values of aircraft and the associated equipment addresses the factors that influence the market value of an aircraft, such as its age, condition, configuration, the population of similar aircraft, similar aircraft on the market, operating costs, cost to acquire a new aircraft, and the state of demand for transportation services.

     To achieve this objective, cross-sectional data concerning the values of aircraft in each of several general categories is collected and analyzed. Cross-sectional data is then postulated and compared with reported market values at a specified point in time. Such data reflects the effect of deterioration in aircraft performance due to usage and exposure to the elements, as well as the effect of obsolescence due to evolutionary development and implementation of new designs and materials.

     The product of the analysis identifies the relationship between the value of each aircraft and its characteristics, such as age, model designation, service configuration and engine type. Once the relationship is identified, one can then postulate the effects of the difference between the economic circumstances at the time when the cross-sectional data were collected and the current situation. Therefore, if one can determine the current value of an aircraft in one category, it is possible to estimate the current values of all aircraft in that category.


     The manufacturer and size of the aircraft usually determine the specific category to which it is assigned. Segregating the world airplane fleet in this manner accommodates the potential effects of different size and different design philosophies.

     The variability of the data used by AvSOLUTIONS to determine the current and future market values implies that the actual value realized will fall within a range of values. Therefore, if a contemplated value falls within the specified confidence range, AvSOLUTIONS cannot reject the hypothesis that it is a reasonable representation of the current market situation.

LIMITING CONDITIONS AND ASSUMPTIONS

     In order to conduct this valuation, AvSOLUTIONS is solely relying on information as supplied by Atlas Air, Inc. and from data within AvSOLUTIONS' own database. In determining the base value of the subject Boeing 747-400F aircraft, the following assumptions have been researched and determined.

                                                              [AvSOLUTIONS LOGO]
--------------------------------------------------------------------------------

Page 3
Atlas Air, Inc.

1. AvSOLUTIONS has not inspected these aircraft or their maintenance records, accordingly, AvSOLUTIONS cannot attest to their specific location or condition.

2. The aircraft will be delivered new to Atlas Air, Inc. between the second quarter of 1999 and the first quarter of 2000.

3. The aircraft will be certified, maintained and operated under United States Federal Aviation Regulation (FAR) part 121.

4. All mandatory inspections and Airworthiness Directives have been complied with.

5. The aircraft have no damage history.

6. The aircraft are in good condition.

7. AvSOLUTIONS considers the economic useful life of these aircraft to be at least 37 years.

     Based upon the above methodology, considerations and assumptions, it is AvSOLUTIONS' opinion that the base values of each aircraft are as listed in attachment 1.

                                                                     AvSOLUTIONS
--------------------------------------------------------------------------------

Page 4
Atlas Air, Inc.

STATEMENT OF INDEPENDENCE

     This appraisal report represents the opinion of AvSOLUTIONS, and is intended to be advisory in nature. Therefore, AvSOLUTIONS assumes no responsibility or legal liability for actions taken or not taken by the Client or any other party with regard to the subject aircraft. By accepting this report, the Client agrees that AvSOLUTIONS shall bear no responsibility or legal liability regarding this report. Further, this report is prepared for the exclusive use of the Client and shall not be provided to other parties without the Client's express consent.

     AvSOLUTIONS hereby states that this valuation report has been independently prepared and fairly represents the subject aircraft and AvSOLUTIONS' opinion of their values. AvSOLUTIONS further states that it has no present or contemplated future interest or association with the subject aircraft.

Signed,

/s/ Bryant Lynch

Bryant Lynch
Manager, Commercial Appraisals

                                ATLAS AIR, INC.

                      BOEING 747-400F AIRCRAFT BASE VALUES


                               As of March, 1999

Registration Number      N495MC        N496MC        N497MC        N498MC
Serial Number            29256         29257         29258         29259
Estimated Delivery Date  April 1999    June 1999     July 1999     August 1999
MGTOW (estimated)        875,000 lbs   875,000 lbs   875,000 lbs   875,000 lbs
BASE VALUE               $158,100,000  $158,100,000  $159,300,000  $159,300,000

Registration Number      N499MC
Serial Number            29260
Estimated Delivery Date  February 2000
MGTOW (estimated)        875,000 lbs
BASE VALUE               $161,800,000


                                  ATTACHMENT 1

                              MORTEN BEYER & AGNEW
                              --------------------
                            AVIATION CONSULTING FIRM


                               Appraisal of Five
                           Boeing 747-400F Aircraft,
                     S/N 29256, 29257, 29258, 29259, 29260



                                 PREPARED FOR:

                                   Atlas Air



                                 MARCH 18, 1999


          Washington, D.C                              London

       8180 Greensboro Drive                    Lahinch 62, Lashmere

            Suite 1000                               Copthorne

       McLean, Virginia 22102                       West Sussex

       Phone + 703 847 6598                    Phone + 44 1342 716248

        Fax + 703 847 1911                      Fax + 44 1342 718967




MBA

March 18, 1999


Fred L. deLeeuw
Atlas Air, Inc.
538 Commons Drive
Golden, CO 80401

Dear Mr. deLeeuw:

     Atlas Air has requested that MORTEN BEYER & AGNEW (MBA) set forth its opinion regarding the Base Value (BV) of five new Boeing 747-400F aircraft at each of their scheduled delivery dates from Boeing. The aircraft are further identified in the following table, and we used the scheduled delivery dates to calculate their BV. Since the valuation is requested as of future delivery dates, MBA has not inspected any of the aircraft or examined any of the production records. MBA executives are, however, familiar with the B-747-400F design and production process, having visited Boeing's Everett plant several times, and having inspected comparable aircraft in production.

     MBA subscribes to certain industry terms as promulgated by the International Society of Transport Aircraft Trading (ISTAT), a non-profit association of some 500 members who are mostly management personnel for banks, leasing companies, airlines, manufacturers, appraisers, brokers, and others who have a vested interest in the commercial aviation industry.

     According to the ISTAT definition, Market Value (MV) is the appraiser's opinion of the most likely trading price that may be generated for an aircraft under market conditions that are perceived to exist at the time in question. MV assumes that the aircraft is valued for its highest, best use; that the parties to the hypothetical sale transaction are willing, able, prudent and knowledgeable and under no unusual pressure for a prompt sale; and that the transaction would be negotiated in an open and unrestricted market on an arm's-length basis, for cash or equivalent consideration, and given an adequate amount of time for effective exposure to prospective buyers.

     The ISTAT definition of Base Value (BV) has, essentially, the same elements of MV except that the market circumstances are assumed to be in a reasonable state of equilibrium. Since BV pertains to a somewhat idealized aircraft and market combination, it may not necessarily reflect the actual current price of the aircraft in question, but is a nominal starting point value to which adjustments may be applied to determine an actual value. BV is founded in the historical trend of values and, because it is related to long-term market trends, BV is commonly applied to analyses of historical values and projections of future values.

     The following table sets forth our opinion regarding the Base Values of the subject aircraft at the time of their scheduled delivery. Values are stated in current US dollars at the time of delivery and assume a price escalation rate of 2.5 percent per year.

           Aircraft         Expected          Base
         Registration       Delivery          Value
         ------------     -----------      ------------
         N495MC            April 1999       $159,910,000
         N496MC             June 1999        160,590,000
         N497MC             July 1999        160,930,000
         N498MC            August 1999       161,270,000
         N499MC           February 2000      163,180,000
                                            ------------
                         AIRCRAFT TOTAL:    $805,880,000

     Atlas has advised MBA that certain special Buyer Furnished Equipment (BFE) enhancements will be installed in the aircraft, and provided MBA with a list and cost of these special installations. This equipment and provisions for equipment consist primarily of enhanced communications and navigation equipment which, while BFE, is increasingly common on long-range aircraft, permitting them to take advantage of direct routings and improved landing and approach aids. Total cost of the 17 enhancement packages is $990,600 per aircraft, and MBA has taken them into consideration in our evaluation of the aircraft herewith.

     Because of its outstanding cargo capability - as measured either in terms of range, weight, or cube - the Boeing 747-400F aircraft offers very competitive economics, and by many indices its economics are the best in the industry. Its size makes it possible to carry large pieces of equipment which cannot be accommodated on competing aircraft except for its older sister ship, the Boeing 747-200F.

     The design improvements of the -400F over the converted -200F, coupled with the enhanced production techniques, provide reduction in operating costs and a higher level of fuel efficiency and lower maintenance costs. The introduction of the two-person cockpit crew provides further savings in direct operating costs.

     As world cargo markets expand, even though there may be periods of low or negative growth, the globalization of international markets will require that additional aircraft be dedicated to all-cargo operations. The Boeing 747-400F provides an existing efficient aircraft which can carry heavy and/or large loads or travel distances well beyond any other aircraft currently in existence or on the drawing boards.

     Although the 747-400F is a very efficient aircraft, operators - including Atlas - have also been buying late model 747-200 aircraft and converting them to all-cargo operations, thus competing with the 747-400Fs. Additionally, older aircraft such as the L-1011s and DC-10s are potential competitors to the 747-400F because of their low acquisition costs with reasonable costs for conversion to all-cargo configuration. However, these older aircraft simply do not have the capabilities of the 747-400F in long-haul, high density markets and can not perform the same missions.

     The B-747-400F aircraft being acquired by Atlas have a gross takeoff weight of 875,000 pounds and can carry their maximum payload of 244,000 pounds a distance of 4,554 statute miles non-stop. This is 1,450 miles further than the B-747-200F, which constitutes the backbone of the world's big payload freighters. While cubic payload of the two aircraft is comparable, the -400F has 17 tons greater weight-carrying capacity as well as greater range. Despite its great weight, the fuel consumption of the -400F is 400 gallons per hour or 10.5 percent - less than the older -200F.

     Atlas has been acquiring B-747-200 passenger aircraft that have been surplussed by international carriers and modifying them to freighter configuration at Boeing (Wichita). However, Atlas simply ran out of buying opportunities for used -200s equipped with the General Electric CF6-50C2 engines which it required for reasons of commonality and reliability. Thus, the company decided to acquire the new, improved performance B-747-400s to maintain its fleet plans.

     The added payload/range of the -400F makes it possible to over-fly many intermediate refueling stops, and to fly shorter point-to-point routings. This, in turn, permits the company to obtain a much higher daily utilization. Cargolux was the first cargo airline to acquire the -400F, and reports achieving a 16:00 hour per day average utilization -- approximately 25 to 33 percent higher than the utilization normally achieved by operators of the -200F. These capabilities are particularly valuable to Atlas's ACMI customers who pay fuel costs, en-route charges, refueling stop costs, landing fees, and who directly benefit from the lower costs made possible by the B-747-400 freighter.

     MBA projects a useful economic and technical life of the B-747-400F at 45 years based on the continuation of current trends in aircraft life, economic growth and fuel availability, and cost. The B-707-320Cs and DC-8 freighters, introduced in the early 1960s as the first jet freighters, are approaching 40 years in service and many are still in use worldwide. With the new technology the B-747-400F should experience an even longer useful life.

COVENANTS

     This report has been prepared for the exclusive use of Atlas Air and shall not be provided to other parties by MBA without the express consent of Atlas Air.

     MBA certifies that this report has been independently prepared and that it fully and accurately reflects MBA's opinion, as of the date of this report, of the values set forth herein. MBA further certifies that it does not have, and does not expect to have, any financial interest in the subject or similar aircraft.

     This report represents MBA's opinion as to the subject aircraft, and is intended to be advisory only, in nature. Therefore, MBA assumes no responsibility or legal liability for any actions taken, or not taken, by Atlas Air or any other party with regard to the subject aircraft. By accepting this report, all parties agree that MBA shall bear no such responsibility or legal liability.

     This report has been prepared by:

                                       /s/ Morten S. Beyer
                                       ----------------------------------------
                                       MORTEN S. BEYER
                                       CHAIRMAN & CEO
                                       ISTAT CERTIFIED SENIOR APPRAISER FELLOW
March 18, 1999












[MBA LOGO]

[SH&E LETTERHEAD]


March 18, 1999


Mr. Fred L. deLeeuw
Director
Atlas Air
538 Commons Drive
Golden, CO 80401

RE: VALUE OPINION OF FIVE BOEING AIRCRAFT

Dear Mr. deLeeuw:

Simat, Helliesen & Eichner, Inc., ("SH&E") has been retained by Atlas Air (the "Client") to determine the Base Value ("BV") of five Boeing 747-400 Freighter aircraft (the "Subject Aircraft").

SH&E has determined the following values for the Subject Aircraft:

                      SUBJECT AIRCRAFT BASE VALUES ($MIL)

     Aircraft                    Serial        Date of          Base Value
       Type     Registration     Number     First Delivery      (mill USD)
  -----------------------------------------------------------------------------
1    747-400     N495MC          29256         April 1999           159.5
2    747-400     N496MC          29257          June 1999           159.5
3    747-400     N497MC          29258          July 1999           159.5
4    747-400     N498MC          29259         August 1999          159.5
5    747-400     N499MC          29260        February 2000         161.0

                                  ASSUMPTIONS

SH&E used information supplied by Atlas Air together with in-house data accumulated through other recent studies of aircraft transactions. Specific assumptions included the following:

- The Subject Aircraft will meet all of the specifications and performance standards for 747-400 Freighter aircraft.

- All normally required maintenance will be performed including compliance with all Airworthiness Directives and Service Bulletins.

- All applicable manufacturer's warranties will be fully transferable to any potential purchaser.

[SH&E]

                                                             Mr. Fred L. deLeeuw
                                                                  March 18, 1999
                                                                          Page 2

- The Subject Aircraft will be certified for operations under the U.S. Federal Aviation Administration, a successor agency or a comparable authority.

                           SH&E VALUATION METHODOLOGY

Since SH&E was formed in 1963, the firm has appraised virtually every major commercial jet and turboprop aircraft models and has also appraised many general aviation and corporate aircraft models. SH&E's appraisals are performed according to the International Society of Transport Aircraft Trading (ISTAT) principles of appraisal practice and code of ethics. SH&E's staff includes two appraisers certified by ISTAT.

The SH&E valuation approach starts by determining a half-life value. The term "half-life" represents an aircraft whose major components (e.g. airframe, engines, landing gear and APU) have used 50 percent of the time between scheduled or expected overhauls. This initial appraisal can then be adjusted, positively or negatively, for each individual unit to reflect the aircraft's maintenance status relative to the next overhaul. In most cases, the Base Value of an aircraft assumes its physical condition is average for an aircraft of its type and age and its maintenance time status is at half-life or benefiting from an above-average maintenance status if it is new or nearly new, as the case may be. SH&E half-life values are determined on a semi-annual basis by reviewing recent past sales, aircraft availability trends, technological aspects, environmental constraints and maintenance requirements.

In the case of new aircraft, the above half-life values are automatically adjusted upwards to reflect the fact that the aircraft has the full span of maintenance overhaul intervals available. Consequently, SH&E's initial depreciation of new aircraft is considerably greater than for a used aircraft, thereby accounting for both the change in its maintenance status and its intrinsic depreciation.

                             BASE VALUE DEFINITION

The Base Value ("BV") is the appraiser's opinion of the price at which an aircraft would change hands between a willing buyer and a willing seller, neither being under compulsion to buy or sell, and both having knowledge of all relevant facts. An aircraft's BV is founded in the historical trend of values and in the projection of value trends, and presumes an arm's-length, cash transaction.

Since BV pertains to a somewhat idealized aircraft and market combination, it may not necessarily reflect the actual value of the aircraft in question, but is a nominal starting value to which adjustments may be applied to determine an actual value.

SH&E

                                                             Mr. Fred L. deLeeuw
                                                                  March 18, 1999
                                                                          Page 3

The BV of each aircraft is derived from SH&E's aircraft valuation models. The SH&E BV models provide trend lines derived from known transactions, econometric factors affecting aircraft values and aircraft economic life estimates. Because it is related to long-term market trends, the BV definition is normally applied to analyses of historical values and projections of residual values.

                          SUBJECT AIRCRAFT DESCRIPTION

The Boeing 747 was introduced on April 13, 1966, with Pan American placing an order for 25 aircraft. At an overall length of 231 ft 4 in, the 747-100 offers seating of up to ten-abreast at a typical seating capacity of 400 passengers. Initially, the first 747-100s were powered exclusively by Pratt & Whitney JT9D-3A engines but were later offered with General Electric CF6 and Rolls-Royce RB-211 engines. The 747-100 first entered passenger service on January 19, 1970.

In 1971 Boeing launched the 747-200, realizing that the 747-100 lacked sufficient range to serve the Pacific on a nonstop basis without incurring a significant payload penalty. While similar in appearance to the 747-100, the 747-200 incorporated increased fuel capacity and more powerful engines with increased fuel efficiency. The Maximum Gross Takeoff Weight (MTOW) was increased from 730,000 pounds to 775,000 pounds.

The 747-200 was further refined with the addition of still more powerful engines, which provided for an increase in MTOW to 833,000 pounds and a range extension to 7,000 miles. The later models, powered by the Pratt & Whitney JT9D-7Q, Rolls Royce RB211-524 and General Electric CF6-50, have retained much higher values than other 747-100 and -200 versions, due primarily to the excellent range/payload capabilities of this model. For example, the JT9D-7Q, RB211-524 and CF6-50 powered 747s can operate nonstop flights between New York and Tokyo with a full passenger payload. The only other aircraft with this capability are 747-300s, 747-400s, MD11s, and A340s.

In 1980, Boeing offered the Stretched Upper Deck (SUD) modification for new 747-100 and existing 747-200 aircraft, bridging the standard 747-200 with the 747-300. The SUD modification involved extending the upper deck area by 23 ft 4 in and removing the circular stairway, thereby increasing passenger capacity by approximately 44 seats. The 747-200 SUD and the 747-300 are nearly identical, with the exception of minor doorway and window modifications.

Boeing began development of the 747-400 in May of 1985 and Northwest Airlines took delivery of its first 747-400 aircraft on January 26, 1989. Compared to previous derivatives, the 747-400 represents a major improvement over its predecessors through its enhanced technology, economic efficiencies and performance.

SH&E

                                                             Mr. Fred L. deLeeuw
                                                                  March 18, 1999
                                                                          Page 4

The 747-400's cabin is identical in size to the 747-300, sharing the -300's Stretched Upper Deck. With an increased fuel capacity of 383,800 pounds and a MTOW of 875,000 pounds, the 747-400 has long distance range capability of approximately 7,400 nautical miles, which is most closely matched by the Airbus A340. The 747-400 passenger capacity is 416 in a standard configuration.

Externally, the 747-400 passenger variant looks similar to its -300 passenger variant predecessor. The most noticeable differences are the 6-ft winglets and a 6-ft wing extension of the 400. These winglets are designed to enhance aerodynamic performance and fuel efficiency, extending the range of the 747-400 to 5,120 miles. The most noticeable changes internally are digital avionics and the elimination of the flight engineer position in the cockpit.

Other elements of the 747-400F include a two person crew, upward opening nose cargo door, optional left side rear cargo door, underfloor cargo doors forward and aft of the wing, and a bulk cargo door located aft of the rear underfloor door.

Foreseeing a heightened demand for increased range and capacity, Boeing was developing a new series of 747 aircraft, numbered -500X and -600X, that would have increased the passenger capacity to 550 and the maximum range to approximately 8,700 nm. On January 21, 1997, Boeing, citing limited customer demand, announced that they would not proceed with development of this series.

As of January 1999, 25(1) 747-400 Freighter aircraft were in service and two passenger variants along with 3(2) 747-400s with a side cargo door were reported as available for sale or lease.






_________________________
(1) Commercial Jet Fleets, BACK Information Services, January 1999
(2) Aircraft Transaction and Availability Report, BACK Information Services, January 1999

[SH&E LETTERHEAD]


                                                             Mr. Fred L. deLeeuw
                                                                  March 18, 1999
                                                                          Page 5


                                  LIMITATIONS

SH&E's opinions are based upon historical relationships and expectations that it believes are reasonable. Some of the underlying assumptions, including those described above are detailed explicitly or implicitly elsewhere in this report, and may not materialize because of unanticipated events and circumstances. SH&E'S opinions could, and would, vary materially, should any of the above assumptions prove to be inaccurate.

The opinions expressed herein are not given as an inducement or endorsement for any financial transaction. They are prepared for the exclusive use of the addressee and the addressee may not provide this report to other parties, including third parties, without SH&E's written consent.

SH&E accepts no responsibility for damages, if any, that may result from decisions made or actions taken by third parties that may be based upon this report. In accepting this report the Client agrees to indemnify and hold SH&E harmless against all losses, claims and costs arising as a result of this report except when attributable to SH&E's gross negligence or willful misconduct.

This report reflects SH&E's expert opinion and best judgment based upon the information available to it at the time of its preparation. SH&E does not have, and does not expect to have, any financial interest in the appraised property.


Yours Sincerely,


/s/ Clive G. Medland
------------------------
Clive G. Medland
Vice President
ISTAT Senior Appraiser


Date: 18th March 1999

SH&E

                                                                 ATTACHMENT 1

               Subject Aircraft Specifications from Manufacturer


           Engines                               4 CF6-80C2B1F
       Overall length                         231 feet, 10 inches
           Height                              63 feet, 8 inches
            Span                               211 feet, 5 inches
    Maximum Takeoff Weight                         875,000 lbs.
       Maximum Payload                             284,870 lbs.
        Maximum Range                               5,120 mile
      Total Cargo Volume                      27,467 ft cubic feet
Main-deck 96- by 125-in pallets           30 pallets - 21,347 cubic feet
  Lower-hold LD-1 containers             32 containers - 5,600 cubic feet
      Bulk Cargo Volume                           520 cubic feet

PROSPECTUS
                             [Atlas Air, Inc. Logo]

                           PASS THROUGH CERTIFICATES

                           -------------------------

This Prospectus relates to the issuance of Pass Through Certificates (the "Certificates") by one or more Pass Through Trusts (each, a "Trust") to be formed by Atlas Air, Inc. ("Atlas" or the "Company").

THE CERTIFICATES --

-- Will be issued in one or more series with distribution rates and distribution dates specified in the Prospectus Supplement;
-- Will represent interests in the relevant Pass Through Trust only and will be repaid only from the assets of that Trust, and will not represent obligations of, or be guaranteed by, Atlas;
-- May have one or more forms of liquidity enhancement;
-- Will be issued in registered form;
-- May be issued in accordance with a book-entry system; and -- Will have an aggregate public offering price of up to $650,000,000.

EACH PASS THROUGH TRUST --

-- Will issue one or more series of Certificates;
-- Will use the proceeds of each series of Certificates to purchase Equipment
   Notes of one or more series, each with an interest rate equal to the rate on that series of Certificates and with a maturity date on or prior to the final distribution date for that series of Certificates; and
-- Will pass through principal and interest paid on the Equipment Notes that it owns, subject to any applicable subordination provisions.

THE EQUIPMENT NOTES --

-- Will be issued in series.
-- Will be issued either
   -- on a non-recourse basis in connection with leveraged lease transactions to finance or refinance a portion of the cost of aircraft (such aircraft referred to as "Leased Aircraft") -- in which case the amounts due from Atlas under the relevant Lease will be sufficient to make all payments required under the related Equipment Notes; or
   -- with recourse to Atlas either to finance or refinance all or a portion of the cost of aircraft owned by Atlas ("Owned Aircraft").
-- These two types of Equipment Notes are referred to as Leased Aircraft Notes and Owned Aircraft Notes, respectively. The Leased Aircraft Notes will not be obligations of, or guaranteed by, Atlas. The Owned Aircraft Notes will be general obligations of Atlas.
-- Will be secured by the aircraft specified in the Prospectus Supplement and, in the case of any Leased Aircraft, by the interest of the lessor in that lease.

This Prospectus is accompanied by a Prospectus Supplement which includes additional information as to the particular series of Certificates being sold and the underlying Equipment Notes. Sales of Certificates may not be consummated without both this Prospectus and a Prospectus Supplement.

     Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined that this Prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

                               February 16, 1999

                               TABLE OF CONTENTS

                                  PAGE
                                  ----
Where You Can Find More
  Information...................    1
Incorporation of Certain
  Documents by Reference........    1
The Company.....................    2
General Outline Of Trust
  Structure.....................    2
Use of Proceeds.................    3
Risk Factors....................    4
Ratio of Earnings to Fixed
  Charges.......................    5

                                  PAGE
                                  ----
Description of the
  Certificates..................    6
Description of the Equipment
  Notes.........................   18
Certain United States Federal
  Income Tax Consequences.......   23
ERISA Considerations............   27
Plan of Distribution............   27
Validity of the Certificates....   28
Experts.........................   29

                      WHERE YOU CAN FIND MORE INFORMATION

     We filed with the Securities and Exchange Commission (the "Commission") a registration statement on Form S-3 (herein, together with all amendments and exhibits, referred to as the "Registration Statement") under the Securities Act of 1933, as amended (the "Securities Act") with respect to the Certificates to be offered. This Prospectus, which forms a part of the Registration Statement, does not contain all of the information set forth in the Registration Statement and the exhibits and schedules thereto, certain parts of which are omitted in accordance with the rules and regulations of the Commission. For more information about the Company and the Certificates to be offered by this Prospectus, reference is made to the Registration Statement and its exhibits and schedules. Any statement made in this Prospectus concerning the provisions of certain documents may be incomplete and, in each instance, reference is made to the copy of such document filed as an exhibit to the Registration Statement otherwise filed with the Commission.

     We file annual, quarterly and special reports, proxy statements and other information with the Commission. The Registration Statement, its exhibits and such reports, proxy statements and other information can be inspected and copied at the public reference facilities maintained by the Commission at Judiciary Plaza, 450 Fifth Street, N.W., Washington, D.C. 20549, and at the following Regional Offices of the Commission: New York Regional Office, Seven World Trade Center, 13th Floor, New York, New York 10048; and Chicago Regional Office, Citicorp Center, 500 West Madison Street, 14th Floor, Chicago, Illinois 60601. Copies of such material can be obtained from the Public Reference Section of the Commission, Judiciary Plaza, 450 Fifth Street, N.W., Washington, D.C. 20549 at prescribed rates. The Commission also maintains an Internet Web Site at http://www.sec.gov that contains reports and other information. Our Common Stock is traded on the New York Stock Exchange under the symbol "CGO" and reports, proxy statements and other information concerning the Company can be inspected at the New York Stock Exchange, 20 Broad Street, New York, New York 10005.

                INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

     The following documents have been filed by the Company with the Commission under the Securities Exchange Act of 1934, as amended (the "Exchange Act"), and are incorporated herein by reference:

     1. The Company's Annual Report on Form 10-K for the fiscal year ended December 31, 1997, as amended;

     2.  The Company's Current Report on Form 8-K dated February 4, 1999; and

     3. The Company's Quarterly Reports on Form 10-Q for the quarters ended March 31, 1998, June 30, 1998 and September 30, 1998.

     All documents filed by us pursuant to Section 13(a), 13(c), 14 or 15(d) of the Exchange Act: (1) subsequent to the initial filing of this Prospectus and prior to the date it is declared effective; and (2) subsequent to the date of this Prospectus and prior to the termination of this offering are incorporated by reference and become a part of this Prospectus from their date of filing. Any statement contained in this Prospectus or in a document incorporated by reference is modified or superseded for purposes of this Prospectus to the extent that a statement contained in any such document modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Prospectus.

     On request, we will provide anyone who receives a copy of this Prospectus with a copy of any or all of the documents incorporated in this Prospectus by reference. Written or telephone requests for such copies should be directed to our principal office: Atlas Air, Inc., 538 Commons Drive, Golden, Colorado 80401
Attention: Chief Financial Officer (telephone (303) 526-5050).

     You should rely only on the information incorporated by reference or provided in this Prospectus or any Prospectus Supplement. We have not authorized anyone else to provide you with different information. We are not making an offer of the Securities in any state where the offer is not permitted. You should not assume that the information in this Prospectus or any Prospectus Supplement is accurate as of any date other than the date on the front of those documents.

                                  THE COMPANY

     We are the world's largest air cargo outsourcer, with an all Boeing fleet of 747 freighter aircraft that comply with Stage 3 FAA noise regulations. We provide reliable airport-to-airport cargo transportation services throughout the world to major international air carriers generally under three- to five-year fixed-rate U.S. dollar denominated contracts which typically require that we supply aircraft, crew, maintenance and insurance. Our customers currently include China Airlines Ltd., British Airways World Cargo, Scandinavian Airlines System, The International Airline of the United Arab Emirates, Thai Airways International Public Company Limited, Fast Air Carrier, S.A., Lineas Aereas Suramericanas, S.A., Cargolux Airlines International, S.A., Linee Aeree Italiane S.p.A., Iberia Airlines of Spain, El Al Israel Airlines Ltd. and Federal Express Corporation. We provide efficient, cost effective service to our customers primarily as a result of our productive work force, the outsourcing of a significant part of our regular maintenance work on a long-term fixed-cost contractual basis and the advantageous cost economies realized in the operation of our fleet, comprised solely of Boeing 747 aircraft which are configured for service in long-haul cargo operations.

     Atlas is incorporated under the laws of the State of Delaware. Our principal executive offices are located at 538 Commons Drive, Golden, Colorado 80401, and our telephone number is (303) 526-5050.

                       GENERAL OUTLINE OF TRUST STRUCTURE

     A separate Trust will be formed for each series of Certificates to be offered pursuant to a Pass Through Trust Agreement (the "Basic Agreement") and one or more supplements thereto (each, a "Trust Supplement") between Atlas and the trustee named therein (the "Trustee"), as trustee under each Trust. Concurrently with the execution and delivery of each Trust Supplement, the Trustee, on behalf of the Trust formed thereby, will enter into one or more purchase or refunding agreements (each such agreement being herein referred to as a "Note Purchase Agreement") pursuant to which it will agree to purchase one or more equipment notes ("Equipment Notes") relating to one or more of the Aircraft described in the applicable Prospectus Supplement. Pursuant to the applicable Note Purchase Agreement or Note Purchase Agreements, the Trustee, on behalf of each Trust, will purchase Equipment Notes of one or more series such that the Equipment Notes that constitute the property of such Trust will have identical interest rates (in each case equal to the rate applicable to the Certificates issued by such Trust) and identical priority of payment relative to each of the other Equipment Notes issued under the Related Indentures (as defined below). The maturity dates of the Equipment Notes acquired by each Trust will occur on or before the final distribution date applicable to the Certificates that will be issued by such Trust. The Trustee will distribute the amount of payments of principal, premium, if any, and interest received by it as holder of the Equipment Notes to the registered holders of Certificates of the Trust (the "Certificateholders") in which such Equipment Notes are held, subject to the effect of any cross-subordination provisions described in the Prospectus Supplement for a series of Certificates. To the extent that the proceeds of any offering of Certificates are not used to purchase Equipment Notes on the date of issuance of such Certificates, such proceeds will be held for the benefit of the holders of such Certificates. If any such proceeds are not subsequently utilized to purchase Equipment Notes by the relevant date specified in the applicable Prospectus Supplement, such proceeds will be returned to the holders of such Certificates. See "Description of the Certificates" and "Description of the Equipment Notes".

                                USE OF PROCEEDS

     Except as otherwise provided in the applicable Prospectus Supplement for a specific offering of Certificates, the Certificates will be issued in order to
(a) finance or refinance the debt portion and, in certain cases, refinance some of the equity portion of one or more separate leveraged Lease transactions entered into by Atlas, as lessee, with respect to the Leased Aircraft, as described in the applicable Prospectus Supplement, or (b) finance or refinance the aggregate purchase price in respect of the Owned Aircraft as described in the applicable Prospectus Supplement. Except as otherwise provided in the applicable Prospectus Supplement for a specific offering of Certificates, the proceeds from the sale of the Certificates will be used by the Trustee on behalf of the applicable Trust or Trusts to purchase either (a) Leased Aircraft Notes issued by the respective Owner Trustee or Owner Trustees to finance or refinance (as specified in the applicable Prospectus Supplement) the related Leased Aircraft, or (b) Owned Aircraft Notes issued by Atlas to finance or refinance (as specified in the applicable Prospectus Supplement) the related Owned Aircraft. To the extent that the proceeds of any offering of Certificates are not used to purchase Equipment Notes on the date of issuance of such Certificates, such proceeds will be held for the benefit of the holders of such Certificates. If any such proceeds are not subsequently utilized to purchase Equipment Notes by the relevant date specified in the applicable Prospectus Supplement, such proceeds will be returned to the holders of such Certificates. See "Description of Certificates -- Delayed Purchase of Equipment Notes".

     The Leased Aircraft Notes will be issued under separate trust indentures (the "Leased Aircraft Indentures") between a bank, trust company or other institution specified in the related Prospectus Supplement, as trustee thereunder (in such capacity, herein referred to as the "Loan Trustee"), and an institution specified in the related Prospectus Supplement acting, not in its individual capacity, but solely as owner trustee (an "Owner Trustee") of a separate trust for the benefit of one or more institutional investors (each, an "Owner Participant"). With respect to each Leased Aircraft, the related Owner Participant will have provided or will provide from sources other than the Leased Aircraft Notes a portion of the equipment cost of the related Leased Aircraft. No Owner Participant, however, will be personally liable for any amount payable under the related Leased Aircraft Indenture or the Leased Aircraft Notes issued thereunder. Each Leased Aircraft will have been or will be leased by the related Owner Trustee to Atlas pursuant to a separate lease agreement (each such lease agreement, a "Lease"). The Owned Aircraft Notes will be issued under separate trust indentures (the "Owned Aircraft Indentures" and, together with any Leased Aircraft Indentures, the "Indentures") between the applicable Loan Trustee and Atlas.

                                  RISK FACTORS

     In addition to the information set forth elsewhere in this Prospectus and the applicable Prospectus Supplement, prospective purchasers of the Certificates offered hereby should consider carefully the factors set forth below in connection with an investment in Certificates as well as the risk factors incorporated by reference in this Prospectus.

APPRAISALS AND REALIZABLE VALUE OF AIRCRAFT

     The Prospectus Supplement will contain the appraised value of each Aircraft based upon the lesser of the average and the median value of such Aircraft as appraised by independent appraisers who will be named in the applicable Prospectus Supplement (the "Appraisals") and whose report will be contained therein. The Appraisals will be based on various assumptions and methodologies, which vary among the Appraisals.

     Appraisals based on different assumptions or methodologies may result in valuations that are significantly different from those contained in the Appraisals. An appraisal is only an estimate of value and should not be relied upon as a measure of realizable value. The proceeds realized upon the sale of any Aircraft may be less than the appraised value thereof. In addition, the value of the Aircraft in the event of the exercise of remedies under the related Indenture will depend on market and economic conditions at the time, the availability of buyers, the condition of the Aircraft, whether the Aircraft are sold separately or as a block and other factors. Accordingly, there can be no assurance that the proceeds realized upon any such exercise with respect to the Certificates and the Aircraft pursuant to the related Indenture will be as appraised or sufficient to satisfy in full payments due on the Certificates issued thereunder.

     The Certificates are not cross-collateralized and, consequently, liquidation proceeds from the sale of an Aircraft in excess of the principal amount of the Certificates related to such Aircraft will not be available to cover losses, if any, on any other Certificates.

PRIORITY OF DISTRIBUTIONS; SUBORDINATION

     The Intercreditor Agreement may provide for the subordination of some series of Certificates to other series, which may result in the holders of the subordinated Certificates receiving less than the full amount due to them after the occurrence of a payment default under any Equipment Note.

LACK OF CROSS-COLLATERALIZATION AND CROSS-DEFAULT PROVISIONS

     There will be no cross-collateralization provisions in the Indentures and consequently the Certificates issued in respect of one Aircraft will be secured only by that Aircraft and will not be secured by any other Aircraft or the Leases related to such other Aircraft. There will be no cross-default provisions in the Indentures and consequently events resulting in an Indenture Event of Default under any particular Indenture may not result in an Indenture Event of Default occurring under any other Indenture.

RATINGS OF THE CERTIFICATES

     It is expected that the Certificates will be assigned a rating by one or more Rating Agencies. Such rating or ratings will be set forth in the Prospectus Supplement applicable to the Certificates being sold. A rating is not a recommendation to purchase, hold or sell Certificates, inasmuch as such rating does not address market price or suitability for a particular investor. There is no assurance that a rating will remain for any given period of time or that a rating will not be lowered or withdrawn entirely by a Rating Agency if in its judgment circumstances in the future (including the downgrading of the Company) so warrant. The rating of the Certificates will be based primarily on the default risk of the Certificates and the collateral value provided by the Aircraft. The ratings are expected to address the likelihood of timely payment of interest (at the non-default rate) when due on the Certificates and the ultimate payment of principal of the Certificates on the final expected distribution date. Such ratings are not expected to address the possibility of a Lease Event of Default or Indenture Event of Default or other circumstances (such as an Event of Loss) which may result in the payment of the outstanding principal amount of the Certificates prior to such final expected distribution date.

     Unless specified in the applicable Prospectus Supplement, the reduction, suspension or withdrawal of the ratings of the Certificates will not, in and of itself, constitute an Indenture Event of Default.

HIGHLY LEVERAGED TRANSACTION

     The Indentures contain no debt covenants or provisions that would afford the Holders protection in the event of a highly leveraged transaction involving the Company.

ABSENCE OF A PUBLIC MARKET FOR THE CERTIFICATES

     Prior to their issuance, there will have been no public market for the Certificates of any Series and there can be no assurance that one will develop. Unless otherwise indicated in the applicable Prospectus Supplement, the Company does not intend to apply for the listing of any Certificates on a national securities exchange. There can be no assurance as to the liquidity of the public market for the Certificates or that any active public market for the Certificates will develop or continue. If an active public market does not develop or continue, the market price and liquidity of the Certificates may be adversely affected.

                       RATIO OF EARNINGS TO FIXED CHARGES

     The ratio of earnings to fixed charges represents the number of times that fixed charges were covered by earnings. For purposes of computing the ratio of earnings to fixed charges, "earnings" consists of income (loss) prior to income tax benefit (expense), as adjusted to exclude the "Write-off of capital investment and other" in the second quarter of 1997, and fixed charges (excluding capitalized interest for the period). "Fixed charges" consist of interest expense (including amounts capitalized), amortization of debt issuance costs and one-third of rental payments on operating leases (such one-third portion having been deemed by us to represent the interest portion of such payments). The table below presents the ratio of earnings to fixed charges for the years ended December 31, 1993, 1994, 1995, 1996 and 1997 and the nine months ended September 30, 1997 and 1998.

                                                       NINE MONTHS
                                                          ENDED
              YEAR ENDED DECEMBER 31,                 SEPTEMBER 30,
    --------------------------------------------      --------------
    1993      1994      1995      1996      1997      1997      1998
    ----      ----      ----      ----      ----      ----      ----
    (1)       1.21      1.86      2.11      1.30      1.29      1.21

-------------------------
(1) Earnings were insufficient to cover fixed charges by $9,411,000 for the year ended December 31, 1993.

                        DESCRIPTION OF THE CERTIFICATES

     In connection with each offering of Certificates, one or more separate Trusts will be formed and one or more series of Certificates will be issued pursuant to the Basic Agreement and one or more separate Trust Supplements to be entered into between Atlas and the Trustee. The statements made under this caption are summaries and reference is made to the detailed provisions of the Basic Agreement, the form of which has been filed as an exhibit to the Registration Statement of which this Prospectus is a part. The summaries relate to the Basic Agreement and each of the Trust Supplements, the Trusts to be formed thereby and the Certificates to be issued by each Trust except to the extent, if any, described in the applicable Prospectus Supplement. The Prospectus Supplement that accompanies this Prospectus contains a glossary of the material terms used with respect to the specific series of Certificates being offered thereby. The Trust Supplement relating to each series of Certificates and the forms of the related Note Purchase Agreement, Indenture, Lease, trust agreement, Participation Agreement, intercreditor agreement and liquidity facility arrangement, as applicable, will be filed as exhibits to a post-effective amendment to the Registration Statement of which this Prospectus is a part, a Current Report on Form 8-K, a Quarterly Report on Form 10-Q or an Annual Report on Form 10-K, as applicable, filed by Atlas with the Commission.

     The Certificates offered pursuant to this Prospectus will be limited to $650,000,000 aggregate public offering price.

     To the extent that any provision in any Prospectus Supplement is inconsistent with any provision in this summary, the provision of such Prospectus Supplement will control.

GENERAL

     Each Certificate will represent a fractional undivided interest in the Trust created by the Trust Supplement pursuant to which such Certificate was issued and all payments and distributions shall be made only from the related Trust Property (as defined below). The property of each Trust (the "Trust Property") will include (i) the Equipment Notes held in such Trust and all monies at any time paid thereon and all monies due and to become due thereunder, subject to the effect of any cross-subordination provisions described in the Prospectus Supplement for a series of Certificates, (ii) funds from time to time deposited with the Trustee in accounts relating to such Trust and (iii) if so specified in the Prospectus Supplement related to a series of Certificates, rights under intercreditor agreements relating to cross-subordination arrangements and monies receivable under a liquidity facility. Each Certificate will represent a pro rata share of the outstanding principal amount of the Equipment Notes held in the related Trust and, unless otherwise specified in the applicable Prospectus Supplement, will be issued in minimum denominations of $1,000 or any integral multiple thereof except that one Certificate of each series may be issued in a different denomination. The Certificates do not represent an interest in or obligation of Atlas, the Trustee, any of the Loan Trustees or Owner Trustees in their individual capacities, any Owner Participant, or any affiliate of any thereof. Each Certificateholder by its acceptance of a Certificate agrees to look solely to the income and proceeds from the Trust Property as provided in the Basic Agreement and the applicable Trust Supplement.

     The Equipment Notes issued under an Indenture may be held in more than one Trust and one Trust may hold Equipment Notes issued under more than one Indenture (each Indenture the Equipment Notes of which are held in a Trust, a "Related Indenture"). Unless otherwise provided in a Prospectus Supplement, only Equipment Notes having the same priority of payment (the Equipment Notes of any such priority, a "Class") may be held in the same Trust.

     Interest will be passed through to Certificateholders of each Trust at the rate per annum payable on the Equipment Notes held in such Trust, as set forth for such Trust on the cover page of the applicable Prospectus Supplement, subject to the effect of any cross-subordination provisions described in the Prospectus Supplement for a series of Certificates.

     Reference is made to the Prospectus Supplement that accompanies this Prospectus for a description of the specific series of Certificates being offered thereby, including (1) the specific designation and title of such Certificates; (2) the Regular Distribution Dates (as defined below) and Special Distribution Dates (as defined below) applicable to such Certificates; (3) the currency or currencies (including currency units) in which such Certificates may be denominated; (4) the specific form of such Certificates, including whether or not such Certificates are to be issued in accordance with a book-entry system;
(5) a description of the Equipment Notes to be purchased by such Trust, including (a) the period or periods within which, the price or prices at which, and the terms and conditions upon which such Equipment Notes may or must be redeemed or defeased in whole or in part, by Atlas or, with respect to Leased Aircraft Notes, the Owner Trustee, (b) the payment priority of such Equipment Notes in relation to any other Equipment Notes issued with respect to the related Aircraft, (c) any additional security or liquidity enhancements therefor and (d) any intercreditor or other rights or limitations between or among the holders of Equipment Notes of different priorities issued with respect to the same Aircraft; (6) a description of the related Aircraft; (7) a description of the related Note Purchase Agreement and Related Indentures, including a description of the events of default under the Related Indentures, the remedies exercisable upon the occurrence of such events of default and any limitations on the exercise of such remedies with respect to such Equipment Notes; (8) if such Certificates relate to Leased Aircraft, a description of the related Leases, Trust Agreements and Participation Agreements, including (a) the names of the related Owner Trustees, (b) a description of the events of default under the related Leases, the remedies exercisable upon the occurrence of such events of default and any limitations on the exercise of such remedies with respect to such Leased Aircraft Notes, and (c) the rights of the related Owner Trustee, if any, and/or Owner Participant, if any, to cure failures of Atlas to pay rent under the related Lease; (9) the extent, if any, to which the provisions of the operative documents applicable to such Equipment Notes may be amended by the parties thereto without the consent of the holders of, or only upon the consent of the holders of a specified percentage of aggregate principal amount of, such Equipment Notes; (10) cross-default or cross-collateralization provisions in the Related Indentures, if any; (11) subordination provisions among the holders of Certificates, including any cross-subordination provisions among the holders of Certificates in separate Trusts; and (12) any other special terms pertaining to such Certificates.

     If any Certificates are denominated in one or more foreign currencies or currency units, the restrictions, certain United States federal income tax considerations, specific terms and other information with respect to such Certificates and such foreign currency or currency units will be set forth in the applicable Prospectus Supplement.

                            BOOK-ENTRY REGISTRATION

GENERAL

     If specified in the applicable Prospectus Supplement, the Certificates will be subject to the provisions described below and under the caption
"-- Definitive Certificates". Upon issuance, each series of Certificates will be represented by one or more fully registered global certificates. Unless otherwise provided in a Prospectus Supplement, each global certificate will be deposited with, or on behalf of, The Depository Trust Company ("DTC") and registered in the name of Cede & Co. ("Cede"), the nominee of DTC. No person acquiring an interest in such Certificates ("Certificate Owner") will be entitled to receive a certificate representing such person's interest in such Certificates, except as set forth below under "-- Definitive Certificates". Unless and until Definitive Certificates are issued under the limited circumstances described herein, all references to actions by Certificateholders shall refer to actions taken by DTC upon instructions from DTC Participants (as defined below), and all references herein to distributions, notices, reports and statements to Certificateholders shall refer, as the case may be, to distributions, notices, reports and statements to DTC or Cede, as the registered holder of such Certificates, or to DTC Participants for distribution to Certificate Owners in accordance with DTC procedures.

     DTC is a limited purpose trust company organized under the laws of the State of New York, a member of the Federal Reserve System, a "clearing corporation" within the meaning of the New York Uniform Commercial Code and a "clearing agency" registered pursuant to section 17A of the Exchange Act. DTC was created to hold securities for its participants ("DTC Participants") and to facilitate the clearance and settlement of securities transactions between DTC Participants through electronic book-entries, thereby eliminating the need for physical transfer of certificates. DTC Participants include securities brokers and dealers, banks, trust companies and clearing corporations. Indirect access to the DTC system also is available to others such as banks, brokers, dealers and trust companies that clear through or maintain a custodial relationship with DTC Participant either directly or indirectly ("Indirect Participants").

     Certificate Owners that are not DTC Participants or Indirect Participants but desire to purchase, sell or otherwise transfer ownership of, or other interests in, the Certificates may do so only through DTC Participants and Indirect Participants. In addition, Certificate Owners will receive all distributions of principal and interest from the Trustee through DTC Participants or Indirect Participants, as the case may be. Under a book-entry format, Certificate Owners may experience some delay in their receipt of payments, because such payments will be forwarded by the Trustee to Cede, as nominee for DTC. DTC will forward such payments in same-day funds to DTC Participants who are credited with ownership of the Certificates in amounts proportionate to the principal amount of each such DTC Participant's respective holdings of beneficial interests in the Certificates. DTC Participants will thereafter forward payments to Indirect Participants or Certificate Owners, as the case may be, in accordance with customary industry practices. The forwarding of such distributions to the Certificate Owners will be the responsibility of such DTC Participants. Unless and until the Definitive Certificates are issued under the limited circumstances described herein, the only "Certificateholder" will be Cede, as nominee of DTC. Certificate Owners will not be recognized by the Trustee as Certificateholders, as such term is used in the Basic Agreement, and Certificate Owners will be permitted to exercise the rights of Certificateholders only indirectly through DTC and DTC Participants.

     Under the rules, regulations and procedures creating and affecting DTC and its operations (the "Rules"), DTC is required to make book-entry transfers of the Certificates among DTC Participants on whose behalf it acts with respect to the Certificates and to receive and transmit distributions of principal, premium, if any, and interest with respect to the Certificates. DTC Participants and Indirect Participants with which Certificate Owners have accounts with respect to the Certificates similarly are required to make book-entry transfers and receive and transmit such payments on behalf of their respective customers. Accordingly, although Certificate owners will not possess the Certificates, the Rules provide a mechanism by which Certificate Owners will receive payments and will be able to transfer their interests.

     Because DTC can only act on behalf of DTC Participants, who in turn act on behalf of Indirect Participants, the ability of a Certificate Owner to pledge the Certificates to persons or entities that do not participate in the DTC system, or to otherwise act with respect to such Certificates, may be limited due to the lack of a physical certificate for such Certificates.

     DTC will take any action permitted to be taken by a Certificateholder under the Basic Agreement only at the direction of one or more DTC Participants to whose accounts with DTC the Certificates are credited. Additionally, in the event any action requires approval by Certificateholders of a certain percentage of beneficial interest in each Trust, DTC will take such action only at the direction of and on behalf of DTC Participants whose holdings include undivided interests that satisfy any such percentage. DTC may take conflicting actions with respect to other undivided interests to the extent that such actions are taken on behalf of DTC Participants whose holdings include such undivided interests.

     Neither Atlas nor the Trustee will have any liability for any aspect of the records relating to or payments made on account of beneficial ownership interests in the Certificates held by Cede, as nominee for DTC, or for maintaining, supervising or reviewing any records relating to such beneficial ownership interests.

     The applicable Prospectus Supplement will specify any additional book-entry registration procedures applicable to Certificates denominated in a currency other than United States dollars.

SAME-DAY SETTLEMENT AND PAYMENT

     So long as the Certificates are registered in the name of DTC or its nominee, all payments made by Atlas to the Loan Trustee under any Lease or any Owned Aircraft Indenture will be in immediately available funds. Such payments, including the final distribution of principal with respect to the Certificates of any Trust, will be passed through to DTC in immediately available funds.

     Any Certificates registered in the name of DTC or its nominee, will trade in DTC's Same-Day Funds Settlement System until maturity, and secondary market trading activity in the Certificates will therefrom be required by DTC to settle in immediately available funds. No assurance can be given as to the effect, if any, of settlement in same-day funds on trading activity in the Certificates.

DEFINITIVE CERTIFICATES

     Certificates will be issued in certificated form ("Definitive Certificates") to Certificate Owners or their nominees, rather than to DTC or its nominee, only if (i) Atlas advises the Trustee in writing that DTC is no longer willing or able to discharge properly its responsibilities as depository with respect to such Certificates and Atlas is unable to locate a qualified successor, (ii) Atlas, at its option, elects to terminate the book-entry system through DTC or (iii) after the occurrence of certain events of default or other events specified in the related Prospectus Supplement, Certificate Owners with fractional undivided interests aggregating not less than a majority in interest in such Trust advise the Trustee, Atlas and DTC through DTC Participants in writing that the continuation of a book-entry system through DTC (or a successor thereto) is no longer in the Certificate Owners' best interest. Upon the occurrence of any event described in the immediately preceding sentence, the Trustee will be required to notify all Certificate Owners through DTC Participants of the availability of Definitive

Certificates. Upon surrender by DTC of the certificates representing the Certificates and receipt of instructions for re-registration, the Trustee will reissue the Certificates as Definitive Certificates to Certificate Owners.

     Distributions of principal, premium, if any, and interest with respect to Certificates will thereafter be made by the Trustee directly in accordance with the procedures set forth in the Basic Agreement and the applicable Trust Supplements, to holders in whose names the Definitive Certificates were registered at the close of business on the applicable record date. Such distributions will be made by check mailed to the address of such holder as it appears on the register maintained by the Trustee. The final payment on any Certificate, however, will be made only upon presentation and surrender of such Certificate at the office or agency specified in the notice of final distribution to Certificateholders.

     Definitive Certificates will be freely transferable and exchangeable at the office of the Trustee upon compliance with the requirements set forth in the Basic Agreement and the applicable Trust Supplements. No service charge will be imposed for any registration of transfer or exchange, but payment of a sum sufficient to cover any tax or other governmental charge shall be required.

PAYMENTS AND DISTRIBUTIONS

     Subject to the effect of any cross-subordination provisions set forth in the Prospectus Supplement for a series of Certificates, payments of principal, premium, if any, and interest with respect to the Equipment Notes held in each Trust will be distributed by the Trustee, upon receipt, to Certificateholders of such Trust on the dates specified in the applicable Prospectus Supplement, except in certain cases when some or all of such Equipment Notes are in default as described in the applicable Prospectus Supplement. Payments of principal of, and interest on, the unpaid principal amount of the Equipment Notes held in each Trust will be scheduled to be received by the Trustee on the dates specified in the applicable Prospectus Supplement (such scheduled payments of interest and principal on the Equipment Notes to the Trustee are herein referred to as "Scheduled Payments", and the dates specified in the applicable Prospectus Supplement for distribution of Scheduled Payments to the Trustee are herein referred to as "Regular Distribution Dates"). See "Description of the Equipment Notes -- General". Subject to the effect of any cross-subordination provisions set forth in the Prospectus Supplement for a series of Certificates, each Certificateholder of each Trust will be entitled to receive a pro rata share of any distribution in respect of Scheduled Payments of principal and interest made on the Equipment Notes held in the Trust.

     Payments of principal, premium, if any, and interest received by the Trustee on account of the early redemption or purchase, if any, of the Equipment Notes relating to one or more Aircraft held in a Trust, and payments, other than Scheduled Payments received on a Regular Distribution Date or within five days thereafter ("Special Payments"), received by the Trustee relating to one or more Aircraft will be distributed on the date determined as described in the applicable Prospectus Supplement (a "Special Distribution Date") except that, if specified in the applicable Prospectus Supplement, payments received by the Trustee following default in respect of the Equipment Notes on a Regular Distribution Date as a result of a drawing under any liquidity facility, as described in the applicable Prospectus Supplement (each, a "Liquidity Facility"), provided for the benefit of the specified Certificateholders shall be distributed on such Regular Distribution Date to such Certificateholders. The Trustee will mail notice to the Certificateholders of record of the applicable Trust stating any anticipated Special Distribution Date.

POOL FACTORS

     Unless otherwise described in the applicable Prospectus Supplement, the "Pool Balance" for each Trust or for the Certificates issued by any Trust indicates, as of any date, the original aggregate face amount of the Certificates of such Trust less the aggregate amount of all payments made in respect of the Certificates of such Trust other than payments made in respect of interest or premium thereon or reimbursement of any costs and expenses in connection therewith. The Pool Balance for each Trust as of any Regular Distribution Date or Special Distribution Date shall be computed after giving effect to the payment of principal, if any, on the Equipment Notes or other Trust Property held in such Trust and the distribution thereof to be made on that date.

     Unless otherwise described in the applicable Prospectus Supplement, the "Pool Factor" for each Trust as of any Regular Distribution Date or Special Distribution Date is the quotient (rounded to the seventh decimal place) computed by dividing (i) the Pool Balance by (ii) the aggregate original face amount of the Certificates of such Trust. The Pool Factor for each Trust as of any Regular Distribution Date or Special Distribution Date shall be computed after giving effect to the payment of principal, if any, on the Equipment Notes or other Trust Property held in such Trust and distribution thereof to be made on that date. The Pool Factor for each Trust will initially be 1.0000000; thereafter, the Pool Factor for each Trust will decline as described herein to reflect reductions in the Pool Balance of such Trust. The amount of a Certificateholder's pro rata share of the Pool Balance of a Trust can be determined by multiplying the original denomination of the holder's Certificate of such Trust by the Pool Factor for such Trust as of the applicable Regular Distribution Date or Special Distribution Date. The Pool Factor and the Pool Balance for each Trust will be mailed to Certificateholders of such Trust on each Regular Distribution Date and Special Distribution Date.

     Unless there has been an early redemption, a purchase of an issue of Equipment Notes by the related Owner Trustee after an Indenture Default (as defined below), a default in the payment of principal in respect of one or more issues of the Equipment Notes held in a Trust or certain actions have been taken following a default thereon, as described in the applicable Prospectus Supplement, the Pool Factor for the Trusts will decline in proportion to the scheduled repayments of principal on the Equipment Notes held in such Trust as described in the applicable Prospectus Supplement. In the event of such redemption, purchase or payment default (if such payment is not made within five days of the Regular Distribution Date), the Pool Factor and the Pool Balance of each Trust so affected will be recomputed after giving effect thereto and notice thereof will be mailed to the Certificateholders of such Trust. Each Trust will have a separate Pool Factor.

REPORTS TO CERTIFICATEHOLDERS

     On each Regular Distribution Date and Special Distribution Date, the Trustee will include with each distribution of a Scheduled Payment or Special Payment to Certificateholders of the related Trust a statement, giving effect to such distribution to be made on such Regular Distribution Date or Special Distribution Date, setting forth the following information (per $1,000 aggregate principal amount of Certificate for such Trust, as to (i) and (ii) below):

      (i) the amount of such distribution allocable to principal and the amount allocable to premium, if any;

     (ii) the amount of such distribution allocable to interest; and

     (iii) the Pool Balance and the Pool Factor for such Trust.

     So long as the Certificates are registered in the name of DTC or its nominee, on the record date prior to each Regular Distribution Date and Special Distribution Date, the Trustee will request from DTC a securities position listing setting forth the names of all DTC Participants reflected on DTC's books as holding interests in the Certificates on such record date. On each Regular Distribution Date and Special Distribution Date, the applicable Trustee will mail to each such DTC Participant the statement described above and will make available additional copies as requested by such DTC Participant for forwarding to Certificate Owners.

     In addition, after the end of each calendar year, the Trustee will prepare for each Certificateholder of each Trust at any time during the preceding calendar year a report containing the sum of the amounts determined pursuant to clauses (i) and (ii) above with respect to the Trust for such calendar year or, in the event such person was a Certificateholder during only a portion of such calendar year, for the applicable portion of such calendar year, and such other items as are readily available to the Trustee and which a Certificateholder shall reasonably request as necessary for the purpose of such Certificateholder's preparation of its federal income tax returns. Such report and such other items shall be prepared on the basis of information supplied to the Trustee by the DTC Participants and shall be delivered by the Trustee to such DTC Participants to be available for forwarding by such DTC Participants to Certificate Owners in the manner described above.

     At such time, if any, as the Certificates are issued in the form of Definitive Certificates, the Trustee will prepare and deliver the information described above to each Certificateholder of record of each Trust as the name and period of ownership of such Certificateholder appears on the records of the registrar of the Certificates.

VOTING OF EQUIPMENT NOTES

     Subject to the effect of any cross-subordination provisions set forth in the related Prospectus Supplement, the Trustee, as holder of the Equipment Notes held in each Trust, has the right to vote and give consents and waivers with respect to such Equipment Notes under the Related Indentures. The Basic Agreement and related Trust Supplement set forth (i) the circumstances in which the Trustee may direct any action or cast any vote as the holder of the Equipment Notes held in the applicable Trust at its own discretion, (ii) the circumstances in which the Trustee shall seek instructions from the Certificateholders of such Trust and (iii) the percentage of Certificateholders required to direct the Trustee to take any such action. If specified in the related Prospectus Supplement, the right of a Trustee to vote and give consents and waivers with respect to the Equipment Notes held in the related Trust may, in the circumstances set forth in an intercreditor agreement to be executed by such Trustee and specified in such Prospectus Supplement, be exercisable by another person specified in such Prospectus Supplement.

EVENTS OF DEFAULT AND CERTAIN RIGHTS UPON AN EVENT OF DEFAULT

     The Prospectus Supplement will specify the events of default under the Basic Agreement (an "Event of Default") and the Related Indentures (an "Indenture Default"). The Indenture Defaults in the case of Leased Aircraft Indentures will include events of default under the related Leases (a "Lease Event of Default"). With respect to any Equipment Notes which are supported by a Liquidity Facility, the Indenture Defaults or Events of Default may include events of default under such Liquidity Facility. Unless otherwise provided in a Prospectus Supplement, all of the Equipment Notes issued under the same

Indenture will relate to a specific Aircraft and there will be no cross-collateralization or cross-default provisions in the Indentures; accordingly, events resulting in an Indenture Default under any particular Indenture would not necessarily result in an Indenture Default occurring under any other Indenture. If an Indenture Default occurs in fewer than all of the Indentures, notwithstanding the treatment of Equipment Notes issued under any Indenture under which an Indenture Default has occurred, payments of principal and interest on the Equipment Notes issued pursuant to Indentures with respect to which an Indenture Default has not occurred will continue to be made as originally scheduled. As described below under "-- Cross-Subordination Issues", a Prospectus Supplement may provide the terms of any cross-subordination provisions among Certificateholders of separate Trusts. If such provisions are so provided, payments made pursuant to a Related Indenture under which an Indenture Default has not occurred may be distributed first to the holders of the Certificates issued under the Trust which holds the most senior Equipment Notes issued under all Related Indentures.

     The ability of the applicable Owner Trustee or Owner Participant under a Leased Aircraft Indenture to cure Indenture Defaults, including an Indenture Default that results from the occurrence of a Lease Event of Default under the related Lease, will be described in the Prospectus Supplement. Unless otherwise provided in a Prospectus Supplement, with respect to any Certificates or Equipment Notes entitled to the benefits of a Liquidity Facility, a drawing under any such Liquidity Facility for the purpose of making a payment of interest as a result of the failure by Atlas to have made a corresponding payment will not cure an Indenture Default or any Lease Default related to such failure by Atlas.

     The Prospectus Supplement related to a series of Certificates will describe the circumstances under which the Trustee of the related Trust may vote some or all of the Equipment Notes held in such Trust. Such Prospectus Supplement also will set forth the percentage of Certificateholders of such Trust entitled to direct the Trustee to take any action with respect to such Equipment Notes. If the Equipment Notes outstanding under an Indenture are held by more than one Trust, then the ability of the Certificateholders issued with respect to any one Trust to cause the Loan Trustee with respect to any Equipment Notes held in such Trust to accelerate the Equipment Notes under the applicable Indenture or to direct the exercise of remedies by the Loan Trustee under the applicable Indenture will depend, in part, upon the proportion of the aggregate principal amount of the Equipment Notes outstanding under such Indenture and held in such Trust to the aggregate principal amount of all Equipment Notes outstanding under such Indenture. In addition, if cross-subordination provisions are applicable to any series of Certificates, then the ability of the Certificateholders of any one Trust holding Equipment Notes issued under an Indenture to cause the Loan Trustee with respect to any Equipment Notes held in such Trust to accelerate the Equipment Notes under such Indenture or to direct the exercise of remedies by the Loan Trustee under such Indenture will depend, in part, upon the Class of Equipment Notes held in such Trust. If the Equipment Notes outstanding under an Indenture are held by more than one Trust, then each Trust will hold Equipment Notes with different terms from the Equipment Notes held in the other Trusts and therefore the Certificateholders of each Trust may have divergent or conflicting interests from those of the Certificateholders of the other Trusts holding Equipment Notes issued under the same Indenture. In addition, so long as the same institution acts as Trustee of each Trust, in the absence of instructions from the Certificateholders of any such Trust, the Trustee for such Trust could for the same reason be faced with a potential conflict of interest upon an Indenture Default. In such event, the Trustee has indicated that it would resign as Trustee of one or all such Trusts, and a successor trustee would be appointed in accordance with the terms of the Basic Agreement.

     The Prospectus Supplement for a series of Certificates will specify whether and under what circumstances the Trustee may sell for cash to any person all or part of the Equipment Notes held in the related Trust. Any proceeds received by the Trustee upon any such sale shall be deposited in an account established by the Trustee for the benefit of the Certificateholders of such Trust for the deposit of such Special Payments (the "Special Payments Account") and shall be distributed to the Certificateholders of such Trust on a Special Distribution Date. The market for Equipment Notes in default may be very limited, and there can be no assurance that they could be sold for a reasonable price. Furthermore, so long as the same institution acts as Trustee of multiple Trusts, it may be faced with a conflict in deciding from which Trust to sell Equipment Notes to available buyers. If the Trustee sells any such Equipment Notes with respect to which an Indenture Default exists for less than their outstanding principal amount, the Certificateholders of such Trust will receive a smaller amount of principal distributions than anticipated and will not have any claim for the shortfall against Atlas, any Owner Trustee, Owner Participant or the Trustee. Furthermore, unless otherwise specified in the applicable Prospectus Supplement, neither the Trustee nor the Certificateholders of such Trust could take any action with respect to any remaining Equipment Notes held in such Trust so long as no Indenture Defaults exist with respect thereto.

     Any amount, other than Scheduled Payments received on a Regular Distribution Date or within five days thereafter, distributed to the Trustee of any Trust by the Loan Trustee under any Indenture on account of the Equipment Notes held in such Trust following an Indenture Default under such Indenture shall be deposited in the Special Payments Account for such Trust and shall be distributed to the Certificateholders of such Trust on a Special Distribution Date. In addition, if a Prospectus Supplement provides that the applicable Owner Trustee may, under circumstances specified therein, redeem or purchase the outstanding Equipment Notes issued under the applicable Indenture, the price paid by such Owner Trustee to the Trustee of any Trust for the Equipment Notes issued under such Indenture and held in such Trust shall be deposited in the Special Payments Account for such Trust and shall be distributed to the Certificateholders of such Trust on a Special Distribution Date.

     Any funds representing payments received with respect to any Equipment Notes in default held in a Trust, or the proceeds from the sale by the Trustee of any such Equipment Notes, held by the Trustee in the Special Payments Account for such Trust shall, to the extent practicable, be invested and reinvested by the Trustee in Permitted Investments pending the distribution of such funds on a Special Distribution Date. "Permitted Investments" will be specified in the related Prospectus Supplement.

     The Basic Agreement provides that the Trustee of each Trust shall, within 90 days after the occurrence of a default (as defined below) in respect of such Trust, give to the Certificateholders of such Trust notice, transmitted by mail, of all uncured or unwaived defaults with respect to such Trust known to it, provided that, except in the case of default in the payment of principal, premium, if any, or interest on any of the Equipment Notes held in such Trust, the Trustee shall be protected in withholding such notice if it in good faith determines that the withholding of such notice is in the interests of such Certificateholders. The term "default" as used in this paragraph only means the occurrence of an Indenture Default with respect to Equipment Notes held in a Trust as described above, except that in determining whether any such Indenture Default has occurred, any grace period or notice in connection therewith shall be disregarded.

     The Basic Agreement contains a provision entitling the Trustee of each Trust, subject to the duty of the Trustee during a default to act with the required standard of care, to be offered

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

reasonable security or indemnity by the Certificateholders of such Trust before proceeding to exercise any right or power under the Basic Agreement at the request of such Certificateholders.

     The Prospectus Supplement for a series of Certificates will specify the percentage of Certificateholders entitled to waive, or to instruct the Trustee to waive, any past Event of Default with respect to such Trust and its consequences. The Prospectus Supplement for a series of Certificates also will specify the percentage of Certificateholders (and whether of such Trust or of any other Trust holding Equipment Notes issued under Related Indentures) entitled to waive, or to instruct the Trustee or the Loan Trustee to waive, any past Indenture Default under any Related Indenture and thereby annul any direction given with respect thereto.

MERGER, CONSOLIDATION AND TRANSFER OF ASSETS

     Atlas will be prohibited from consolidating with or merging into any other corporation or transferring substantially all of its assets as an entirety to any other corporation unless (i) the surviving, successor or transferee corporation shall (a) be organized and validly existing under the laws of the United States or any state thereof or the District of Columbia, (b) be a "citizen of the United States" (as defined in Title 49 of the United States Code relating to aviation (the "Transportation Code")) holding an air carrier operating certificate issued by the Secretary of Transportation pursuant to Chapter 447 of Title 49, United States Code, if, and so long as, such status is a condition of entitlement to the benefits of Section 1110 of the Bankruptcy Code, and (c) expressly assume all of the obligations of Atlas contained in the Basic Agreement and any Trust Supplement, the Note Purchase Agreements, any Owned Aircraft Indentures and, with respect to the Leased Aircraft, the applicable Participation Agreements and Leases, and any other operative documents; and (ii) Atlas shall have delivered a certificate and an opinion or opinions of counsel indicating that such transaction, in effect, complies with such conditions.

     The Pass Through Trust Agreements, the Note Purchase Agreement, the Indentures, the Participation Agreements and the Leases will not contain any covenants or provisions which may afford the applicable Trustee or Certificateholders protection in the event of a highly leveraged transaction, including transactions effected by management or affiliates, which may or may not result in a change in control of Atlas.

MODIFICATIONS OF THE BASIC AGREEMENT

     The Basic Agreement contains provisions permitting Atlas and the Trustee of each Trust to enter into a supplemental trust agreement, without the consent of the holders of any of the Certificates of such Trust, including among other things (i) to provide for the formation of such Trust and the issuance of a series of Certificates, (ii) to evidence the succession of another corporation to Atlas and the assumption by such corporation of Atlas' obligations under the Basic Agreement and the applicable Trust Supplement, (iii) to add to the covenants of Atlas for the benefit of holders of such Certificates, or to surrender any right or power in the Basic Agreement conferred upon Atlas, (iv) to cure any ambiguity or correct or supplement any defective or inconsistent provision of the Basic Agreement or the applicable Trust Supplement or to make any other provisions with respect to matters or questions arising thereunder, provided such action shall not materially adversely affect the interests of the holders of such Certificates, or to cure any ambiguity or correct any mistake or (without limitation of the foregoing), to give effect or provide for replacement liquidity facilities, if applicable to such Certificates, (v) to comply with any requirement of the Commission, any applicable law, rules or regulations of any exchange or quotation system, on which any Certificates may be listed or of any regulatory body, (vi) to modify, eliminate or add to the provisions of the Basic Agreement to the extent as shall be necessary to continue the qualification of the Basic Agreement (including any supplemental agreement) under the Trust Indenture Act of 1939, as amended (the "Trust Indenture Act") and to add to the Basic Agreement such other provisions as may be expressly permitted by the Trust Indenture Act, with certain exceptions, (vii) to provide for a successor Trustee or to add to or change any provision of the Basic Agreement as shall be necessary to facilitate the administration of the Trusts thereunder by more than one Trustee and (viii) to make any other amendments or modifications to the Basic Agreement, provided such amendments or modifications shall only apply to Certificates issued thereafter;provided, in the case of clauses (i) through (viii) above, that no such supplemental trust agreement shall adversely affect the status of any Trust as a grantor trust for U.S. federal income tax purposes.

     The Basic Agreement also contains provisions permitting Atlas and the Trustee of each Trust, with the consent of the Certificateholders of such Trust evidencing fractional undivided interests aggregating not less than a majority in interest of such Trust (and with the consent of any related Owner Trustee), to execute supplemental trust agreements adding any provisions to or changing or eliminating any of the provisions of the Basic Agreement, to the extent relating to such Trust, and the applicable Trust Supplement, or modifying the rights of the Certificateholders, except that no such supplemental trust agreement may, without the consent of each Certificateholder so affected thereby, (a) reduce in any manner the amount of, or delay the timing of, any receipt by the Trustee of payments on the Equipment Notes held in such Trust or distributions in respect of any Certificate related to such Trust, or change the date or place of any payment in respect of any Certificate, or make distributions payable in coin or currency other than that provided for in such Certificates, or impair the right of any Certificateholder of such Trust to institute suit for the enforcement of any such payment when due, (b) permit the disposition of any Equipment Note held in such Trust, except as provided in the Basic Agreement or the applicable Trust Supplement, or otherwise deprive any Certificateholder of the benefit of the ownership of the applicable Equipment Notes, (c) reduce the percentage of the aggregate fractional undivided interests of the Trust provided for in the Basic Agreement or the applicable Trust Supplement, the consent of the holders of which is required for any such supplemental trust agreement or for any waiver provided for in the Basic Agreement or such Trust Supplement, (d) modify any of the provisions relating to the rights of the Certificateholders in respect of the waiver of events of default or supplemental agreements, with certain limited exceptions, (e) alter the priority of distributions specified in any applicable intercreditor agreement in a manner materially adverse to the interests of the Certificateholders of such Trust or (f) adversely affect the status of any Trust as a grantor trust for U.S. federal income tax purposes.

MODIFICATION OF INDENTURE AND RELATED AGREEMENTS

     The Prospectus Supplement will specify the Trustee's obligations in the event that the Trustee, as the holder of any Equipment Notes held in a Trust, receives a request for its consent to any amendment, modification or waiver under the Indenture or other documents relating to such Equipment Notes (including any Lease with respect to Leased Aircraft Notes) or any Liquidity Facility.

CROSS-SUBORDINATION ISSUES

     The Equipment Notes issued under an Indenture may be held in more than one Trust and one Trust may hold Equipment Notes issued under more than one Related Indenture.

Unless otherwise provided in a Prospectus Supplement, only Equipment Notes of the same Class may be held in the same Trust. In such event, payments made on account of a subordinate class of Certificates issued under a Prospectus Supplement may, under circumstances described in such Prospectus Supplement, be subordinated to the prior payment of all amounts owing to Certificateholders of a Trust which holds senior Equipment Notes issued under any Related Indentures. The Prospectus Supplement related to an issuance of Certificates will describe any such "cross-subordination" provisions and any related terms, including the percentage of Certificateholders under any Trust which are permitted to (i) grant waivers of defaults under any Related Indenture, (ii) consent to the amendment or modification of any Related Indenture or (iii) direct the exercise of remedial actions under any Related Indenture. Payments made on account of Certificates may also be subordinated to the rights of the provider of any related Liquidity Facility, as described below.

TERMINATION OF THE TRUSTS

     The obligations of Atlas and the Trustee with respect to a Trust will terminate upon the distribution to Certificateholders of such Trust of all amounts required to be distributed to them pursuant to the Basic Agreement and the applicable Trust Supplement and the disposition of all property held in such Trust. The Trustee will send to each Certificateholder of record of such Trust notice of the termination of such Trust, the amount of the proposed final payment and the proposed date for the distribution of such final payment for such Trust. The final distribution to any Certificateholder of such Trust will be made only upon surrender of such Certificateholder's Certificates at the office or agency of the Trustee specified in such notice of termination.

DELAYED PURCHASE OF EQUIPMENT NOTES

     In the event that, on the issuance date of any Certificates, all of the proceeds from the sale of such Certificates are not used to purchase the Equipment Notes contemplated to be held in the related Trust, such Equipment Notes may be purchased by the Trustee at any time on or prior to the date specified in the applicable Prospectus Supplement. In such event, the proceeds from the sale of such Certificates not used to purchase Equipment Notes will be held under an arrangement described in the applicable Prospectus Supplement pending the purchase of the Equipment Notes not so purchased. The arrangements with respect to the payment of interest on funds so held will be described in the applicable Prospectus Supplement. If any such proceeds are not subsequently utilized to purchase Equipment Notes by the relevant date specified in the applicable Prospectus Supplement, such proceeds will be returned to the holders of such Certificates.

LIQUIDITY FACILITY

     The related Prospectus Supplement may provide that distributions made by the Trustee with respect to the related Certificates will be supported by a Liquidity Facility issued by an institution identified in the related Prospectus Supplement. The provider of such Liquidity Facility may have a claim senior to the Certificateholders' as specified in the related Prospectus Supplement.

THE TRUSTEE

     Unless otherwise provided in the Prospectus Supplement for any series of Certificates, the Trustee for each series of Certificates will be Wilmington Trust Company. With certain exceptions, the Trustee makes no representations as to the validity or sufficiency of the Basic Agreement, the Trust Supplements, the Certificates, the Equipment Notes, the

Indentures, the Leases or other related documents. The Trustee shall not be liable with respect to any series of Certificates for any action taken or omitted to be taken by it in good faith in accordance with the direction of the holders of a majority in principal amount of outstanding Certificates of such series issued under the Basic Agreement. Subject to such provisions, such Trustee shall be under no obligation to exercise any of its rights or powers under the Basic Agreement at the request of any holders of Certificates issued thereunder unless they shall have offered to the Trustee indemnity satisfactory to it. The Basic Agreement provides that the Trustee in its individual or any other capacity may acquire and hold Certificates issued thereunder and, subject to certain conditions, may otherwise deal with Atlas and, with respect to the Leased Aircraft, with any Owner Trustee with the same rights it would have if it were not the Trustee.

     The Trustee may resign with respect to any or all of the Trusts at any time, in which event Atlas will be obligated to appoint a successor trustee. If the Trustee ceases to be eligible to continue as Trustee with respect to a Trust or becomes incapable of acting as Trustee or becomes insolvent, Atlas may remove such Trustee, or any Certificateholder of such Trust for at least six months may, on behalf of himself and all others similarly situated, petition any court of competent jurisdiction for the removal of such Trustee and the appointment of a successor trustee. Any resignation or removal of the Trustee with respect to a Trust and appointment of a successor trustee for such Trust does not become effective until acceptance of the appointment by the successor trustee. Pursuant to such resignation and successor trustee provisions, it is possible that a different trustee could be appointed to act as the successor trustee with respect to each Trust. All references in this Prospectus to the Trustee should be read to take into account the possibility that the Trusts could have different successor trustees in the event of such a resignation or removal.

     The Basic Agreement provides that Atlas will pay the Trustee's fees and expenses and indemnify the Trustee against certain liabilities.

                       DESCRIPTION OF THE EQUIPMENT NOTES

     The statements made under this caption are summaries and reference is made to the entire Prospectus and detailed information appearing in the applicable Prospectus Supplement. Where no distinction is made between the Leased Aircraft Notes and the Owned Aircraft Notes or between their respective Indentures, such statements refer to any Equipment Notes and any Indenture.

     To the extent that any provision in any Prospectus Supplement is inconsistent with any provision in this summary, the provision of such Prospectus Supplement will control.

GENERAL

     Equipment Notes will be issued under Indentures either (a) between the related Owner Trustee of a trust for the benefit of the Owner Participant who is the beneficial owner of the related Aircraft, and the related Loan Trustee, or
(b) between Atlas and the related Loan Trustee. The Equipment Notes issued pursuant to clause (a) of the preceding sentence will be nonrecourse obligations of the applicable Owner Trust. Each Equipment Note will be authenticated under an Indenture by the Loan Trustee. All Equipment Notes issued under the same Indenture will relate to, and be secured by, one or more Aircraft identified and described in the related Prospectus Supplement and which, in the case of the Equipment Notes issued as described in such clause (a), are leased to Atlas pursuant to a Lease between the Owner Trustee under the applicable Owner Trust and Atlas or, in the case of Equipment Notes issued as described in clause (b), owned by Atlas.

     With respect to each Leased Aircraft, the related Owner Trustee has acquired or will acquire such Aircraft, will grant a security interest in such Aircraft to the related Loan Trustee as security for the payments of the related Leased Aircraft Notes, and has leased or will lease such Aircraft to Atlas pursuant to the related Lease which has been or will be assigned to the related Loan Trustee. Pursuant to each such Lease, Atlas will be obligated to make or cause to be made rental and other payments to the related Loan Trustee on behalf of the related Owner Trustee.

PRINCIPAL AND INTEREST PAYMENTS

     Interest received by the Trustee on the Equipment Notes held in each Trust will be passed through to the Certificateholders of such Trust on the dates and at the rate per annum set forth in the applicable Prospectus Supplement until the final distribution for such Trust. Principal payments received by the Trustee on the Equipment Notes held in each Trust will be passed through to the Certificateholders of such Trust in scheduled amounts on the dates set forth in the applicable Prospectus Supplement until the final distribution date for such Trust.

     If any date scheduled for any payment of principal, premium, if any, or interest with respect to Equipment Notes is not a Business Day, such payment will be made on the next succeeding Business Day without any additional interest.

REDEMPTION

     The applicable Prospectus Supplement will describe the circumstances, whether voluntary or involuntary, under which the Equipment Notes may be redeemed or purchased prior to the stated maturity date thereof, in whole or in part, the premium, if any, applicable upon certain redemptions or purchases and other terms applying to the redemptions or purchases of such Equipment Notes.

SECURITY

     The Leased Aircraft Notes will be secured by (i) an assignment by the related Owner Trustee to the related Loan Trustee of such Owner Trustee's rights (except for certain rights, including those described below) under the Lease or Leases with respect to the related Aircraft, including the right to receive payments of rent thereunder, and (ii) a mortgage granted to such Loan Trustee in such Aircraft, subject to the rights of Atlas under such Lease or Leases. Under the terms of each Lease, Atlas' obligations in respect of each Leased Aircraft will be those of a Lessee under a "net lease". Accordingly, Atlas will be obligated, among other things and at its expense, to cause each Leased Aircraft to be duly registered, to pay all costs of operating such Aircraft and to maintain, service, repair and overhaul (or cause to be maintained, serviced, repaired and overhauled) such Aircraft. With respect to the Leased Aircraft, the assignment by the related Owner Trustee to the related Loan Trustee of its rights under the related Lease will exclude, among other things, rights of such Owner Trustee and the related Owner Participant relating to indemnification by Atlas for certain matters, insurance proceeds payable to such Owner Trustee in its individual capacity and to such Owner Participant under liability insurance maintained by Atlas pursuant to such Lease or by such Owner Trustee or such Owner Participant, insurance proceeds payable to such Owner Trustee in its individual capacity or to such Owner Participant under certain casualty insurance maintained by such Owner Trustee or such Owner Participant pursuant to such Lease and any rights of such Owner Participant or such Owner Trustee to enforce payment of the foregoing amounts and their respective rights to the proceeds of the foregoing.

     The Owned Aircraft Notes will be secured by a mortgage granted to the related Loan Trustee of all of Atlas' right, title and interest in and to the Owned Aircraft specified in the related Owned Aircraft Indenture. Under the terms of each Owned Aircraft Indenture, Atlas will be obligated, among other things and at its expense, to cause each Owned Aircraft to be duly registered, to pay all costs of operating such Aircraft and to maintain, service, repair and overhaul (or cause to be maintained, serviced, repaired and overhauled) such Aircraft.

     The Prospectus Supplement will describe the required insurance coverage with respect to the Aircraft.

     Atlas will be required, except under certain circumstances, to keep each Aircraft registered under the Transportation Code, and to record the Indenture and the Lease, if applicable, among other documents, with respect to each Aircraft under the Transportation Code. Such recordation of the Indenture, the Lease, if applicable, and other documents with respect to each Aircraft will give the related Loan Trustee a perfected security interest in the related Aircraft whenever it is located in the United States or any of its territories and possessions; the Convention on the International Recognition of Rights in Aircraft (the "Convention") provides that such security will also be recognized, with certain limited exceptions, in those jurisdictions that have ratified or adhere to the Convention. Atlas will have the right, subject to certain conditions, at its own expense to register each Aircraft in countries other than the United States. Each Aircraft may also be operated by Atlas or under lease, sublease or interchange arrangements in countries that are not parties to the Convention. The extent to which the related Loan Trustee's security interest would be recognized in an Aircraft located in a country that is not a party to the Convention, and the extent to which such security interest would be recognized in a jurisdiction adhering to the Convention if the Aircraft is registered in a jurisdiction not a party to the Convention, is uncertain. Moreover, in the case of an Indenture Default, the ability of the related Loan Trustee to realize upon its security interest in an Aircraft could be adversely affected as a legal or practical matter if such Aircraft were registered or located outside the United States.

     Unless otherwise specified in the applicable Prospectus Supplement, the Equipment Notes will not be cross-collateralized and consequently the Equipment Notes issued in respect of any one Aircraft will not be secured by any other Aircraft or, in the case of Leased Aircraft Notes, the Lease related thereto. Unless and until an Indenture Default with respect to a Leased Aircraft has occurred and is continuing, the related Loan Trustee may exercise only limited rights of the related Owner Trustee under the related Lease.

     Funds, if any, held from time to time by the Loan Trustee with respect to any Aircraft, prior to the distribution thereof, will be invested and reinvested by such Loan Trustee. Such investment and reinvestment will be at the direction of Atlas (except, with respect to a Leased Aircraft, in the case of a Lease Event of Default under the applicable Lease or, with respect to an Owned Aircraft, in the case of an Indenture Default under the applicable Indenture or an incipient payment default or incipient bankruptcy default), in certain investments described in the applicable Indenture. The net amount of any loss resulting from any such investments will be paid by Atlas.

     Section 1110 of the U.S. Bankruptcy Code provides in relevant part that the right of lessors, conditional vendors and holders of security interests with respect to "equipment" (as defined in Section 1110 of the U.S. Bankruptcy Code) to take possession of such equipment in compliance with the provisions of a lease, conditional sale contract or security agreement, as the case may be, is not affected by (a) the automatic stay provision of the U.S. Bankruptcy Code, which provision enjoins repossessions by creditors for the duration of the reorganization period, (b) the provision of the U.S. Bankruptcy Code allowing the trustee in reorganization to use property of the debtor during the reorganization period, (c) Section 1129 of the U.S. Bankruptcy Code (which governs the confirmation of plans of reorganization in Chapter 11 cases) and (d) any power of the bankruptcy court to enjoin a repossession. Section 1110 provides, however, in relevant part that the right of a lessor, conditional vendor or holder of a security interest to take possession of an aircraft in the event of an event of default may not be exercised for 60 days following the date of commencement of the reorganization proceedings (unless specifically permitted by the bankruptcy court) and may not be exercised at all if, within such 60-day period (or such longer period consented to by the lessor, conditional vendor or holder of a security interest), the trustee in reorganization agrees to perform the debtor's obligations that become due on or after such date and cures all existing defaults (other than defaults resulting solely from the financial condition, bankruptcy, insolvency or reorganization of the debtor). "Equipment" is defined in Section 1110 of the U.S. Bankruptcy Code, in part, as an aircraft, aircraft engine, propeller, appliance, or spare part (as defined in Section 40102 of Title 49 of the U.S. Code) that is subject to a security interest granted by, leased to, or conditionally sold to a debtor that is a citizen of the United States (as defined in Section 40102 of Title 49 of the U.S. Code) holding an air carrier operating certificate issued by the Secretary of Transportation pursuant to chapter 447 of Title 49 of the U.S. Code for aircraft capable of carrying 10 or more individuals or 6,000 pounds or more of cargo (subject to certain limitations in the case of equipment first placed in service on or prior to October 22, 1994).

     In connection with any issuance of Certificates under this Prospectus and the applicable Prospectus Supplement, it is a condition to the Trustee's obligation to purchase Equipment Notes with respect to each Aircraft that outside counsel to Atlas provide its opinion to such Trustee that (i) if such Aircraft is a Leased Aircraft, the Owner Trustee, as lessor under the Lease for such Aircraft, and the Loan Trustee, as assignee of such Owner Trustee's rights under such Lease pursuant to the applicable Indenture, will be entitled to the benefits of Section 1110 of the U.S. Bankruptcy Code with respect to the airframe and engines comprising such Aircraft or (ii) if such Aircraft is an Owned Aircraft, the Loan Trustee will be entitled to the benefits of Section 1110 with respect to the airframe and engines comprising such Owned Aircraft, in each case so long as Atlas continues to be a "citizen of the United States" as defined in Section 40102 of Title 49 of the U.S. Code holding an air carrier operating certificate issued by the Secretary of Transportation pursuant to Chapter 447 of Title 49 of the U.S. Code for aircraft capable of carrying 10 or more individuals or 6,000 pounds or more of cargo. Such opinion will not address the possible replacement of an Aircraft after an Event of Loss (as defined in the Indenture) in the future.

RANKING OF EQUIPMENT NOTES

     Some of the Equipment Notes related to one or more Aircraft, as described in the related Prospectus Supplement, may be subordinated and junior in right of payment to other Equipment Notes related to the same Aircraft. The terms of such subordination, if any, will be described in the related Prospectus Supplement.

PAYMENTS AND LIMITATION OF LIABILITY

     Each Leased Aircraft will be leased by the related Owner Trustee to Atlas for a term commencing on the delivery date thereof to such Owner Trustee and expiring on a date not earlier than the latest maturity date of the related Leased Aircraft Notes, unless previously terminated as permitted by the terms of the related Lease. The basic rent and certain other payments under each such Lease will be payable by Atlas and will assigned by the related Owner Trustee under the applicable Indenture to the related Loan Trustee to provide the

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

funds necessary to pay principal of, premium, if any, and interest due from such Owner Trustee on the Leased Aircraft Notes issued under such Indenture. In certain cases, the basic rent payments under a Lease may be adjusted, but each Lease will provide that under no circumstances will rent payments by Atlas be less than the scheduled payments on the related Leased Aircraft Notes. The balance of any basic rent payment under each Lease, after payment of amounts due on the Leased Aircraft Notes issued under the Indenture corresponding to such Lease, will be paid over to the applicable Owner Trustee. Atlas' obligation to pay rent and to cause other payments to be made under each Lease will be general obligations of Atlas.

     With respect to the Leased Aircraft Notes, except in certain circumstances involving Atlas' purchase of a Leased Aircraft and the assumption by Atlas of certain obligations relating thereto, including the obligation to make payments in respect of the related Leased Aircraft Notes, the Leased Aircraft Notes will not be obligations of, or guaranteed by, Atlas. With respect to the Leased Aircraft Notes, none of the Owner Trustees, the Owner Participants or the Loan Trustees shall be personally liable to any holder of such Leased Aircraft Notes for amounts payable under such Leased Aircraft Notes, or, except as provided in the Indentures relating thereto in the case of the Owner Trustees and the Loan Trustees, for any liability under such Indentures. Except in the circumstances referred to above, all amounts payable under any Leased Aircraft Notes (other than payments made in connection with an optional redemption or purchase by the related Owner Trustee or the related Owner Participant) will be made only from
(i) the assets subject to the lien of the applicable Indenture with respect to such Aircraft or the income and proceeds received by the related Loan Trustee therefrom (including rent payable by Atlas under the related Lease) or (ii) if so provided in the related Prospectus Supplement, the applicable Liquidity Facility. With respect to the Leased Aircraft Notes, except as otherwise provided in the applicable Indenture, no Owner Trustee shall be personally liable for any amount payable or for any statements, representations, warranties, agreements or obligations under any such Indenture or under such Leased Aircraft Notes except for its own willful misconduct or gross negligence. None of the Owner Participants shall have any duty or responsibility under the Leased Aircraft Indentures or under such Leased Aircraft Notes to the related Loan Trustee or to any holder of any such Leased Aircraft Note.

     Atlas' obligations under each Owned Aircraft Indenture and under the Owned Aircraft Notes will be general obligations of Atlas.

DEFEASANCE OF THE INDENTURES AND THE EQUIPMENT NOTES IN CERTAIN CIRCUMSTANCES

     Unless otherwise specified in the applicable Prospectus Supplement, each Indenture provides that the obligations of the related Loan Trustee and, with respect to any Leased Aircraft Notes, the related Owner Trustee or, with respect to any Owned Aircraft Notes, Atlas under the applicable Indenture shall be deemed to have been discharged and paid in full (except for certain obligations, including the obligations to register the transfer or exchange of Equipment Notes, to replace stolen, lost, destroyed or mutilated Equipment Notes and to maintain paying agencies and hold money or payment in trust) on the 91st day after the date of irrevocable deposit with the related Loan Trustee of money or certain obligations of the United States or any agency or instrumentality thereof the payment of which is backed by the full faith and credit of the United States which, through the payment of principal and interest in respect thereof in accordance with their terms, will provide money in an aggregate amount sufficient to pay when due (including as a consequence of redemption in respect of which notice is given on or prior to the date of such deposit) principal of, premium, if any, and interest on all Equipment Notes issued thereunder in accordance with the terms of such

Indenture. Such discharge may occur only if, among other things, (a) no event of default or event which with the giving of notice or lapse of time, or both, would become an event of default under such Indenture shall have occurred and be continuing on the date of such deposit and (b) Atlas shall have delivered an opinion of counsel to the effect that holders of such Equipment Notes will not recognize income, gain or loss for federal income tax purposes as a result of such deposit, defeasance and discharge and will be subject to federal income tax on the same amount and in the same manner and at the same time as would have been the case if such deposit, defeasance and discharge had not occurred.

     Upon such defeasance, or upon payment in full of the principal of, premium, if any, and interest on all Equipment Notes issued under any Indenture on the maturity date therefor or deposit with the applicable Loan Trustee of money sufficient therefor no earlier than one year prior to the date of such maturity, the holders of such Equipment Notes will have no beneficial interest in or other rights with respect to the related Aircraft or other assets subject to the lien of such Indenture and such lien shall terminate.

ASSUMPTION OF OBLIGATIONS BY ATLAS

     Unless otherwise specified in the applicable Prospectus Supplement with respect to Leased Aircraft, upon the exercise by Atlas of any purchase options it may have under the related Lease prior to the end of the term of such Lease, Atlas may assume on a full recourse basis all of the obligations of the Owner Trustee (other than its obligations in its individual capacity) under the Indenture with respect to such Aircraft, including the obligations to make payments in respect of the related Leased Aircraft Notes. In such event, certain relevant provisions of the related Lease, including (among others) provisions relating to maintenance, possession and use of the related Aircraft, liens, insurance and events of default will be incorporated into such Indenture, and the Leased Aircraft Notes issued under such Indenture will not be redeemed and will continue to be secured by such Aircraft.

LIQUIDITY FACILITY

     The related Prospectus Supplement may provide that one or more payments of interest on the related Equipment Notes of one or more series will be supported by a Liquidity Facility issued by an institution identified in the related Prospectus Supplement. Unless otherwise provided in the related Prospectus Supplement, the provider of the Liquidity Facility will have a senior claim upon the assets securing the Equipment Notes.

INTERCREDITOR ISSUES

     Equipment Notes may be issued in different Classes, which means that the Equipment Notes may have different payment priorities even though they are issued by the same borrower and relate to the same Aircraft. In such event, the related Prospectus Supplement will describe the priority of distributions among such Equipment Notes (and any Liquidity Facilities therefor), the ability of any Class to exercise and/or enforce any or all remedies with respect to the related Aircraft (and, if the Equipment Notes are Leased Aircraft Notes, the Lease related thereto) and certain other intercreditor terms and provisions.

             CERTAIN UNITED STATES FEDERAL INCOME TAX CONSEQUENCES

GENERAL

     Unless otherwise indicated in the applicable Prospectus Supplement, the following summary describes the material U.S. federal income tax consequences to Certificateholders of

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the purchase, ownership and disposition of the Certificates offered hereby and in the opinion of Cahill Gordon & Reindel, special tax counsel to Atlas ("Tax Counsel"), is accurate in all material respects. Except as otherwise specified, the summary is addressed to beneficial owners of Certificates ("U.S. Certificateholders") that are citizens or residents of the United States, corporations, partnerships or other entities created or organized in or under the laws of the United States or any state therein, estates the income of which is subject to U.S. federal income taxation regardless of its source and trusts that meet the following two tests: (a) a U.S. court is able to exercise primary supervision over the administration of the trust and (b) one or more United States persons have the authority to control all the substantial decisions of such trust ("U.S. Persons") that will hold the Certificates as capital assets. This summary does not address the tax treatment of U.S. Certificateholders that may be subject to special tax rules, such as banks, insurance companies, dealers in securities or commodities, tax-exempt entities, holders that will hold Certificates as part of a straddle or holders that have a "functional currency" other than the U.S. dollar, nor, except as specifically indicated, does it address the tax treatment of U.S. Certificateholders that do not acquire Certificates at the initial offering price as part of the initial offering thereof. The summary does not purport to be a comprehensive description of all of the tax considerations that may be relevant to a decision to purchase Certificates. This summary does not describe any tax consequences arising under the laws of any state, locality or taxing jurisdiction other than the United States.

     The summary is based upon the tax laws of the United States as in effect on the date of this Prospectus, as well as judicial and administrative interpretations thereof available on or before such date. All of the foregoing are subject to change, which change could apply retroactively. Prospective investors should note that no rulings have been sought from the Internal Revenue Service (the "IRS") with respect to the federal income tax consequences discussed below, and no assurances can be given that the IRS will not take contrary positions. The Trusts are not indemnified for any U.S. federal income taxes that may be imposed upon them, and the imposition of any such taxes on a Trust could result in a reduction in the amounts available for distribution to the Certificateholders of such Trust. PROSPECTIVE INVESTORS SHOULD CONSULT THEIR OWN TAX ADVISORS WITH RESPECT TO THE FEDERAL, STATE, LOCAL AND FOREIGN TAX CONSEQUENCES TO THEM OF THE PURCHASE, OWNERSHIP AND DISPOSITION OF THE CERTIFICATES.

TAX STATUS OF THE TRUSTS

     In the opinion of Tax Counsel, each Trust will be classified as a grantor trust for U.S. federal income tax purposes.

TAXATION OF CERTIFICATEHOLDERS GENERALLY

     A U.S. Certificateholder will be treated as owning its pro rata undivided interest in each of the Equipment Notes and any other property held by the related Trust. Accordingly, each U.S. Certificateholder's share of interest paid on the Equipment Notes will be taxable as ordinary income, as it is paid or accrued, in accordance with such U.S. Certificateholder's method of accounting for U.S. federal income tax purposes, and a U.S. Certificateholder's share of premium, if any, paid on redemption of an Equipment Note will be treated as capital gain. In the event that a Trust is supported by a Liquidity Facility, any amounts received by the Trust under the Liquidity Facility with respect to unpaid interest will be treated for U.S. federal income tax purposes as having the same characteristics as the payments they replace. If Atlas were to assume an Owner Trust's obligations under Leased Aircraft Notes, such assumption would be treated for federal income tax purposes as a taxable exchange of such

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

Leased Aircraft Notes, resulting in recognition of taxable gain or loss by the U.S. Certificateholder.

     Each U.S. Certificateholder will be entitled to deduct, consistent with its method of accounting, its pro rata share of fees and expenses paid or incurred by the corresponding Trust as provided in Section 162 or 212 of the Code. Certain fees and expenses, including fees paid to the Trustee and Liquidity Facility providers (if applicable), will be borne by parties other than the Certificateholders. It is possible that such fees and expenses will be treated as constructively received by the Trust, in which event a U.S. Certificateholder will be required to include in income and will be entitled to deduct its pro rata share of such fees and expenses. If a U.S. Certificateholder is an individual, estate or trust, the deduction for such holder's share of such fees or expenses will be allowed only to the extent that all of such holder's miscellaneous itemized deductions, including such holder's share of such fees and expenses, exceed 2% of such holder's adjusted gross income. In addition, in the case of U.S. Certificateholders who are individuals, certain otherwise allowable itemized deductions will be subject generally to additional limitations on itemized deductions under applicable provisions of the Code.

EFFECT OF SUBORDINATION OF SUBORDINATED CERTIFICATEHOLDERS

     In the event that any Trust (such Trust being a "Subordinated Trust" and the related Certificates being "Subordinated Certificates") is subordinated in right of payment to any other Trust and the Subordinated Trust receives less than the full amount of the receipts of interest, principal or premium paid with respect to the Equipment Notes held by it (any shortfall in such receipts being the "Shortfall Amounts") because of the subordination of such Trust, the corresponding owners of beneficial interests in the Subordinated Certificates (the "Subordinated Certificateholders") would probably be treated for federal income tax purposes as if they had (1) received as distributions their full share of such receipts, (2) paid over to the relevant preferred class of Certificateholders an amount equal to their share of such Shortfall Amount, and
(3) retained the right to reimbursement of such amounts to the extent of future amounts payable to such Subordinated Certificateholders with respect to such Shortfall Amount.

     Under this analysis, (1) Subordinated Certificateholders incurring a Shortfall Amount would be required to include as current income any interest or other income of the corresponding Subordinated Trust that was a component of the Shortfall Amount, even though such amount was in fact paid to the relevant preferred class of Certificateholders, (2) a loss would only be allowed to such Subordinated Certificateholders when their right to receive reimbursement of such Shortfall Amount becomes worthless (i.e., when it becomes clear that funds will not be available from any source to reimburse such loss), and (3) reimbursement of such Shortfall Amount prior to such a claim of worthlessness would not be taxable income to Subordinated Certificateholders because such amount was previously included in income. These results should not significantly affect the inclusion of income for Subordinated Certificateholders on the accrual method of accounting, but could accelerate inclusion of income to Subordinated Certificateholders on the cash method of accounting by, in effect, placing them on the accrual method.

ORIGINAL ISSUE DISCOUNT

     The Equipment Notes may be issued with original issue discount ("OID"). The applicable Prospectus Supplement will state whether any Equipment Notes to be held by the related Trust will be issued with OID and, if applicable, will describe the special U.S. federal income tax rules governing debt instruments issued with OID. Generally, a holder of a debt instrument issued with OID that is not de minimis must include such OID in income for federal income tax purposes as it accrues, in advance of the receipt of the cash attributable to such income, under a method that takes into account the compounding of interest.

SALE OR OTHER DISPOSITION OF THE CERTIFICATES

     Upon the sale, exchange or other disposition of a Certificate, a U.S. Certificateholder generally will recognize capital gain or loss (subject to the possible recognition of ordinary income under market discount rules) equal to the difference between the amount realized on the disposition (other than any amount attributable to accrued interest which will be taxable as ordinary income) and the U.S. Certificateholder's adjusted tax basis in the related Note Purchase Agreement, Equipment Notes and any other property held by the corresponding Trust. Any gain or loss will be long-term capital gain or loss to the extent attributable to property held by the Trust for more than one year. In the case of individuals, estates and trusts, long-term capital gains generally are taxable at a lower rate than short-term capital gains. Any gain with respect to an interest in a Deposit likely will be treated as ordinary income.

FOREIGN CERTIFICATEHOLDERS

     Subject to the discussion of backup withholding below, payments of principal and interest on the Equipment Notes to, or on behalf of, any beneficial owner of a Certificate that is not a U.S. Person (a "Non-U.S. Certificateholder") will not be subject to U.S. federal withholding tax; provided, in the case of interest, that (i) such Non-U.S. Certificateholder does not actually or constructively own 10% or more of the total combined voting power of all classes of the stock of Atlas or any Owner Participant or any transferee of such Owner Participant's interest in the relevant Owner Trust,
(ii) such Non-U.S. Certificateholder is not a controlled foreign corporation for U.S. tax purposes that is related to Atlas or any Owner Participant or any transferee of such Owner Participant's interest in the relevant Owner Trust and
(iii) either (A) the Non-U.S. Certificateholder certifies, under penalties of perjury, that it is not a U.S. person and provides its name and address or (B) a securities clearing organization, bank or other financial institution that holds customers' securities in the ordinary course of its trade or business (a "financial institution") and holds the Certificate certifies, under penalties of perjury, that such statement has been received from the Non-U.S. Certificateholder by it or by another financial institution and furnishes the payor with a copy thereof. The IRS issued final regulations on October 6, 1997, which modify the certification requirements described in clause (iii) with respect to certain payments after December 31, 1998.

     Any capital gain realized upon the sale, exchange, retirement or other disposition of a Certificate or upon receipt of premium paid on an Equipment Note by a Non-U.S. Certificateholder will not be subject to U.S. federal income or withholding taxes if (i) such gain is not effectively connected with a U.S. trade or business of the Non-U.S. Certificateholder and (ii) in the case of an individual, such Non-U.S. Certificateholder is not present in the United States for 183 days or more in the taxable year of the sale, exchange, retirement or other disposition or receipt.

BACKUP WITHHOLDING

     Payments made on the Certificates and proceeds from the sale of Certificates will not be subject to a backup withholding tax of 31% unless, in general, the Certificateholder fails to comply with certain reporting procedures or otherwise fails to establish an exemption from such tax under applicable provisions of the Code.

                              ERISA CONSIDERATIONS

     Unless otherwise indicated in the applicable Prospectus Supplement, the Certificates may, subject to certain legal restrictions, be purchased and held by an employee benefit plan (a "Plan") subject to Title I of the Employee Retirement Income Security Act of 1974, as amended ("ERISA"), or an individual retirement account or an employee benefit plan subject to section 4975 of the Code. A fiduciary of a Plan must determine that the purchase and holding of a Certificate is consistent with its fiduciary duties under ERISA and does not result in a non-exempt prohibited transaction as defined in section 406 of ERISA or section 4975 of the Code. Employee benefit plans which are governmental plans (as defined in section 3(32) of ERISA) and certain church plans (as defined in section 3(33) of ERISA) are not subject to Title I of ERISA or section 4975 of the Code. The Certificates may, subject to certain legal restrictions, be purchased and held by such plans.

                              PLAN OF DISTRIBUTION

     Certificates may be sold to one or more underwriters for public offering and sale by them or to investors or other persons directly or through one or more dealers or agents. Any such underwriter, dealer or agent involved in the offer and sale of the Certificates will be named in an applicable Prospectus Supplement.

     The Certificates may be sold at a fixed price or prices, which may be changed, or from time to time at market prices prevailing at the time of sale, at prices related to such prevailing market prices or at negotiated prices. Dealer trading may take place in certain of the Certificates, including Certificates not listed on any securities exchange. Atlas does not intend to apply for listing of the Certificates on a national securities exchange. Atlas also may, from time to time, authorize underwriters acting as Atlas' agents to offer and sell the Certificates upon the terms and conditions as shall be set forth in any Prospectus Supplement. In connection with the sale of Certificates, underwriters may be deemed to have received compensation from Atlas in the form of underwriting discounts or commissions and may also receive commissions from purchasers of Certificates for whom they may act as agent. Underwriters may sell Certificates to or through dealers, and such dealers may receive compensation in the form of discounts, concessions or commissions from the underwriters and/or commissions (which may be changed from time to time) from the purchasers for whom they may act as agent.

     If a dealer is used directly by Atlas in the sale of Certificates in respect of which this Prospectus is delivered, such Certificates will be sold to the dealer, as principal. The dealer may then resell such Certificates to the public at varying prices to be determined by such dealer at the time of resale. Any such dealer and the terms of any such sale will be set forth in the Prospectus Supplement relating thereto.

     Certificates may be offered and sold through agents designated by Atlas from time to time. Any such agent involved in the offer or sale of the Certificates in respect of which this Prospectus is delivered will be named in, and any commission payable by Atlas to such agent will be set forth in, the applicable Prospectus Supplement. Unless otherwise indicated in the applicable Prospectus Supplement, any such agent will be acting on a best efforts basis for the period of its appointment.

     Offers to purchase Certificates may be solicited directly by Atlas and sales thereof may be made by Atlas directly to institutional investors or others who may be deemed to be underwriters within the meaning of the Securities Act with respect to any resale thereof. The terms of any such sales will be described in the Prospectus Supplement relating thereto. Except as set forth in the applicable Prospectus Supplement, no director, officer or employee of Atlas will solicit or receive a commission in connection with direct sales by Atlas of the Certificates, although such persons may respond to inquiries by potential purchasers and perform ministerial and clerical work in connection with any such direct sales.

     Any underwriting compensation paid by Atlas to underwriters, dealers or agents in connection with the offering of Certificates, and any discounts, concessions or commissions allowed by underwriters to participating dealers, will be set forth in an applicable Prospectus Supplement. Underwriters, dealers and agents participating in the distribution of the Certificates may be deemed to be underwriters, and any discounts and commissions received by them and any profit realized by them on resale of the Certificates may be deemed to be underwriting discounts and commissions under the Securities Act. Underwriters, dealers and agents may be entitled, under agreements with Atlas, to indemnification against and contribution toward certain civil liabilities, including liabilities under the Securities Act, and to reimbursement by Atlas for certain expenses.

     Underwriters, dealers and agents may engage in transactions with, or perform services for, Atlas and its subsidiaries in the ordinary course of business.

     If so indicated in an applicable Prospectus Supplement and subject to existing market conditions, Atlas will authorize dealers acting as Atlas' agents to solicit offers by certain institutions to purchase Certificates at the public offering price set forth in such Prospectus Supplement pursuant to Delay Delivery Contracts ("Contracts") providing for payment and delivery on the date or dates stated in such Prospectus Supplement. Each Contract will be for an amount not less than, and the aggregate principal amount of Certificates sold pursuant to Contracts shall not be less nor more than, the respective amounts stated in such Prospectus Supplement. Institutions with whom Contracts, when authorized, may be made include commercial and savings banks, insurance companies, pension funds, investment companies, educational and charitable institutions and other institutions, but will in all cases be subject to the approval of Atlas. Contracts will not be subject to any conditions except the purchase by an institution of the Certificates covered by its Contracts shall not at the time of delivery be prohibited under the laws of any jurisdiction in the United States to which such institution is subject. A commission indicated in the applicable Prospectus Supplement will be granted to underwriters and agents soliciting purchases of Certificates pursuant to Contracts accepted by Atlas. Agents and underwriters will have no responsibility in respect of the delivery or performance of Contracts.

     If an underwriter or underwriters are utilized in the sale of any Certificates, the applicable Prospectus Supplement will contain a statement as to the intention, if any, of such underwriters at the date of such Prospectus Supplement to make a market in the Certificates. No assurances can be given that there will be a market for the Certificates.

     The place and time of delivery for the Certificates in respect of which this Prospectus is delivered will be set forth in the applicable Prospectus Supplement.

                          VALIDITY OF THE CERTIFICATES

     Unless otherwise indicated in the applicable Prospectus Supplement, the validity of the Certificates offered hereby will be passed upon for the Company by Cahill Gordon & Reindel

(a partnership including a professional corporation), New York, New York. Unless otherwise indicated in the applicable Prospectus Supplement Cahill Gordon & Reindel will rely on the opinion of counsel for the Trustee as to certain matters relating to the authorization, execution and delivery of such Certificates by, and the valid and binding effect thereof on, such Trustee.

                                    EXPERTS

     The audited consolidated financial statements and schedule incorporated by reference in this Prospectus and elsewhere in the Registration Statement have been audited by Arthur Andersen LLP, independent public accountants, as indicated in their reports with respect thereto and are incorporated herein in reliance upon the authority of said firm as experts in giving said reports.

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